                                                                    Exhibit 99.2


                                  $800,000,000

                                CREDIT AGREEMENT

                           Dated as of August 20, 2001

                                      Among

                         PACIFICARE HEALTH SYSTEMS, INC.

                                   as Borrower

                                       and

                  THE INITIAL LENDERS, INITIAL ISSUING BANK AND
                          SWING LINE BANK NAMED HEREIN

          as Initial Lenders, Initial Issuing Bank and Swing Line Bank

                                       and

                              BANK OF AMERICA, N.A.

                               as Collateral Agent

                                       and

                              BANK OF AMERICA, N.A.

                             as Administrative Agent

                                       and

                         BANC OF AMERICA SECURITIES LLC

                                       and

                           J.P. MORGAN SECURITIES INC.

                              as Co-Lead Arrangers

                                       and

                         BANC OF AMERICA SECURITIES LLC

                                       and

                           J.P. MORGAN SECURITIES INC.

                                       and

                            SALOMON SMITH BARNEY INC.

                         as Joint Book-Running Managers

                          T A B L E  O F  C O N T E N T S

SECTION                                                                                   PAGE
                                                                                          ----
ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.01. Certain Defined Terms..........................................................1
SECTION 1.02. Computation of Time Periods; Other Definitional Provisions....................27
SECTION 1.03. Accounting Terms..............................................................27

ARTICLE II

AMOUNTS AND TERMS OF THE ADVANCES
AND THE LETTERS OF CREDIT

SECTION 2.01. The Advances and the Letters of Credit........................................27
SECTION 2.02. Making the Advances...........................................................29
SECTION 2.03. Issuance of and Drawings and Reimbursement Under Letters of Credit............32
SECTION 2.04. Repayment of Advances.........................................................34
SECTION 2.05. Termination or Reduction of the Commitments...................................36
SECTION 2.06. Prepayments...................................................................36
SECTION 2.07. Interest......................................................................38
SECTION 2.08. Fees..........................................................................39
SECTION 2.09. Conversion of Advances........................................................40
SECTION 2.10. Increased Costs, Etc. ........................................................40
SECTION 2.11. Payments and Computations.....................................................42
SECTION 2.12. Taxes.........................................................................44
SECTION 2.13. Sharing of Payments, Etc. ....................................................46
SECTION 2.14. Use of Proceeds...............................................................47
SECTION 2.15. Defaulting Lenders............................................................47
SECTION 2.16. Evidence of Debt..............................................................49

ARTICLE III

CONDITIONS OF LENDING AND
ISSUANCES OF LETTERS OF CREDIT

SECTION 3.01. Conditions Precedent to Initial Extension of Credit...........................50
SECTION 3.02. Conditions Precedent to Each Borrowing and Issuance and Renewal...............54
SECTION 3.03. Determinations Under Section 3.01.............................................55

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

SECTION 4.01. Representations and Warranties of the Borrower................................55

ARTICLE V

COVENANTS OF THE BORROWER

SECTION 5.01. Affirmative Covenants.........................................................62
SECTION 5.02. Negative Covenants............................................................70
SECTION 5.03. Reporting Requirements........................................................78
SECTION 5.04. Financial Covenants...........................................................83

ARTICLE VI

EVENTS OF DEFAULT

SECTION 6.01. Events of Default.............................................................84
SECTION 6.02. Actions in Respect of the Letters of Credit upon Default......................87

ARTICLE VII

THE AGENTS

SECTION 7.01. Authorization and Action......................................................87
SECTION 7.02. Agents' Reliance, Etc. .......................................................88
SECTION 7.03. Bank of America and Affiliates................................................89
SECTION 7.04. Lender Party Credit Decision..................................................89
SECTION 7.05. Indemnification...............................................................90
SECTION 7.06. Successor Agents..............................................................91
SECTION 7.07. Co-Lead Arranger and Joint Book-Running Managers..............................92

ARTICLE VIII

SUBSIDIARY GUARANTY

SECTION 8.01. Subsidiary Guaranty; Limitation of Liability..................................92
SECTION 8.02. Guaranty Absolute.............................................................93
SECTION 8.03. Waivers and Acknowledgements..................................................94
SECTION 8.04. Subrogation...................................................................95
SECTION 8.05. Subsidiary Guaranty Supplements...............................................96
SECTION 8.06. Subordination.................................................................96
SECTION 8.07. Continuing Guaranty; Assignments..............................................97
SECTION 8.08. Release of Subsidiary Guarantor...............................................97

ARTICLE IX

MISCELLANEOUS

SECTION 9.01. Amendments, Etc. .............................................................98
SECTION 9.02. Notices, Etc. ................................................................98
SECTION 9.03. No Waiver; Remedies...........................................................99

SECTION 9.04. Costs and Expenses............................................................99
SECTION 9.05. Right of Set-off.............................................................101
SECTION 9.06. Binding Effect...............................................................101
SECTION 9.07. Assignments and Participations...............................................101
SECTION 9.08. Execution in Counterparts....................................................105
SECTION 9.09. No Liability of the Issuing Bank.............................................105
SECTION 9.10. Confidentiality..............................................................105
SECTION 9.11. Release of Collateral........................................................106
SECTION 9.12. Jurisdiction, Etc. ..........................................................106
SECTION 9.13. Governing Law................................................................107
SECTION 9.14. Waiver of Jury Trial.........................................................107

SCHEDULES

Schedule I            -      Commitments and Applicable Lending Offices
Schedule 4.01(b)      -      Subsidiaries
Schedule 4.01(d)      -      Authorizations, Approvals, Actions, Notices and Filings
Schedule 4.01(f)      -      Disclosed Litigation
Schedule 4.01(o)      -      Plans, Multiemployer Plans and Welfare Plans
Schedule 4.01(p)      -      Environmental Disclosure
Schedule 4.01(r)      -      Existing Debt
Schedule 4.01(s)      -      Surviving Debt
Schedule 4.01(t)      -      Liens
Schedule 4.01(u)      -      Owned Real Property
Schedule 4.01(v)      -      Leased Real Property
Schedule 4.01(w)      -      Investments
Schedule 4.01(x)      -      Intellectual Property
Schedule 4.01(y)      -      Existing Letters of Credit
Schedule 4.01(z)      -      Existing Hedge Agreements
Schedule 4.01(aa)     -      Existing Treasury Management Agreements

EXHIBITS

Exhibit A-1    -      Form of Revolving Credit Note
Exhibit A-2    -      Form of Term A Note
Exhibit B      -      Form of Notice of Borrowing
Exhibit C      -      Form of Assignment and Acceptance
Exhibit D-1    -      Form of Security Agreement
Exhibit D-2    -      Form of Shared Collateral Security Agreement
Exhibit D-3    -      Form of Collateral Trust Agreement
Exhibit E             Form of Solvency Certificate
Exhibit F      -      Form of Opinion of Counsel to the Loan Parties
Exhibit G      -      Form of Subsidiary Guaranty Supplement
Exhibit H             Term of High Yield Securities and/or Convertible Debt Securities
Exhibit I             Financial Covenant Calculation Models

                                CREDIT AGREEMENT

            AMENDED AND RESTATED CREDIT AGREEMENT dated as of August 20, 2001 among PacifiCare Health Systems, Inc., a Delaware corporation, formerly known as N-T Holdings, Inc. (the "BORROWER"), the Subsidiary Guarantors (as hereinafter defined), the banks, financial institutions and other institutional lenders listed on the signature pages hereof as the Initial Lenders (the "INITIAL LENDERS"), the bank listed on the signature pages hereof as the Initial Issuing Bank (the "INITIAL ISSUING BANK" and, together with the Initial Lenders, the "INITIAL LENDER PARTIES") and the Swing Line Bank (as hereinafter defined), Banc of America Securities LLC ("BANC OF AMERICA SECURITIES") and J.P. Morgan Securities Inc. as co-lead arrangers (the "CO-LEAD ARRANGERS), Banc of America Securities, J.P. Morgan Securities Inc. and Salomon Smith Barney Inc. as joint book-running managers (the "JOINT BOOK-RUNNING MANAGERS"), Bank of America, N.A. ("BANK OF AMERICA"), as collateral agent (together with any successor collateral agent appointed pursuant to Article VII, the "COLLATERAL AGENT"), and Bank of America, as administrative agent (together with any successor administrative agent appointed pursuant to Article VII, the "ADMINISTRATIVE AGENT" and, together with the Collateral Agent, the "AGENTS") for the Lender Parties (as hereinafter defined).

PRELIMINARY STATEMENTS:

            (1) The Borrower has requested that the Lenders amend and restate the existing senior bank credit agreement, dated as of October 31, 1996, as heretofore amended, modified or supplemented (as so amended, modified or supplemented the "EXISTING SENIOR BANK CREDIT AGREEMENT") relating to the existing senior bank credit facility (the "EXISTING SENIOR BANK CREDIT FACILITY") and lend to the Borrower up to $800,000,000 consisting of $650,000,000 under the Term A Facility (as hereinafter defined) and $150,000,000 under the Revolving Credit Facility (as hereinafter defined) in order to refinance (the "REFINANCING") the Existing Senior Bank Credit Facility, to pay fees and expenses incurred in connection therewith, and to provide working capital to the Borrower and its Subsidiaries and for general corporate purposes as more fully described herein.

            (2) The Lender Parties have indicated their willingness to agree to amend and restate the Existing Credit Agreement and to lend such amounts on the terms and conditions of this Agreement.

            NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

            Section 1.01 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

        "ADMINISTRATIVE AGENT" has the meaning specified in the recital of parties to this Agreement.

        "ADMINISTRATIVE AGENT'S ACCOUNT" means the account of the Administrative Agent as the Administrative Agent shall specify in writing from time to time to the Lender Parties.

        "ADVANCE" means a Term A Advance, a Revolving Credit Advance, a Swing Line Advance or a Letter of Credit Advance.

        "AFFILIATE" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term "control" (including the terms "controlling", "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to vote 10% or more of the Voting Interests of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Interests, by contract or otherwise.

        "AGENT-RELATED PERSONS" means the Administrative Agent (including any successor administrative agent), together with its Affiliates (including, in the case of Bank of America in its capacity as the Administrative Agent, Collateral Agent, the Co-Lead Arranger and Joint Book-Running Manager), and the officers, directors, employees, agents and attorneys-in-fact of such Person and Affiliates.

        "AGENTS" has the meaning specified in the recital of parties to this Agreement.

        "AGREEMENT VALUE" means, for each Hedge Agreement, on any date of determination, an amount determined by the Administrative Agent equal to: (a) in the case of a Hedge Agreement documented pursuant to the Master Agreement (Multicurrency-Cross Border) published by the International Swap and Derivatives Association, Inc. (the "MASTER AGREEMENT"), the amount, if any, that would be payable by any Loan Party or any of its Subsidiaries to its counterparty to such Hedge Agreement, as if (i) such Hedge Agreement was being terminated early on such date of determination, (ii) such Loan Party or Subsidiary was the sole "Affected Party", and (iii) the Administrative Agent was the sole party determining such payment amount (with the Administrative Agent making such determination pursuant to the provisions of the form of Master Agreement), or
(b) in the case of a Hedge Agreement traded on an exchange, the mark-to-market value of such Hedge Agreement, which will be the unrealized loss on such Hedge Agreement to the Loan Party or Subsidiary of a Loan Party party to such Hedge Agreement determined by the Administrative Agent based on the settlement price of such Hedge Agreement on such date of determination, or (c) in all other cases, the mark-to-market value of such Hedge Agreement, which will be the unrealized loss on such Hedge Agreement to the Loan Party or Subsidiary of a Loan Party party to such Hedge Agreement reasonably determined by the Administrative Agent as the amount, if any, by which (i) the present value, using an appropriate discount rate in accordance with customary corporate finance practice, of the future cash flows to be paid by such Loan

Party or Subsidiary exceeds (ii) the present value, using an appropriate discount rate in accordance with customary corporate finance practice, of the future cash flows to be received by such Loan Party or Subsidiary pursuant to such Hedge Agreement; capitalized terms used and not otherwise defined in this definition shall have the respective meanings set forth in the above-described Master Agreement.

        "AMENDMENT FEE" has the meaning provided for such term in Section
2.08(d).

        "APPLICABLE LENDING OFFICE" means, with respect to each Lender Party, such Lender Party's Domestic Lending Office in the case of a Base Rate Advance and such Lender Party's Eurodollar Lending Office in the case of a Eurodollar Rate Advance.

        "APPLICABLE MARGIN" means in respect of the Revolving Credit Facility and the Term A Facility, 2.50% per annum in the case of Base Rate Advances and 3.50% per annum in the case of Eurodollar Rate Advances; provided that if the Facilities have not been permanently paid down by at least $250,000,000 by March 31, 2002, the Applicable Margin will increase to 3.50% per annum in the case of Base Rate Advances and 4.50% per annum in the case of Eurodollar Rate Advances.

        "APPROPRIATE LENDER" means, at any time, with respect to (a) any of the Term A or Revolving Credit Facilities, a Lender that has a Commitment with respect to such Facility at such time, (b) the Letter of Credit Facility, (i) the Issuing Bank and (ii) if the other Revolving Credit Lenders have made Letter of Credit Advances pursuant to Section 2.03(c) that are outstanding at such time, each such other Revolving Credit Lender and (c) the Swing Line Facility,
(i) the Swing Line Bank and (ii) if the other Revolving Credit Lenders have made Swing Line Advances pursuant to Section 2.02(b) that are outstanding at such time, each such other Revolving Credit Lender.

        "APPROVED FUND" means, with respect to any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and is advised or managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

        "ASSIGNMENT AND ACCEPTANCE" means an assignment and acceptance entered into by a Lender Party and an Eligible Assignee, and accepted by the Administrative Agent, in accordance with Section 9.07 and in substantially the form of Exhibit C hereto.

        "AVAILABLE AMOUNT" of any Letter of Credit means, at any time, the maximum amount available to be drawn under such Letter of Credit at such time (assuming compliance at such time with all conditions to drawing).

        "BASE RATE" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the higher of:

               (a) the rate of interest announced publicly by Bank of America, from time to time, as its "prime rate"; and

               (b) 1/2 of 1% per annum above the Federal Funds Rate.

Such rate is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

        "BASE RATE ADVANCE" means an Advance that bears interest as provided in
Section 2.07(a)(i).

        "BORROWER" has the meaning specified in the recital of parties to this Agreement.

        "BORROWER'S ACCOUNT" means the account of the Borrower as the Borrower shall specify in writing from time to time to the Administrative Agent.

        "BORROWING" means a Term A Borrowing, a Revolving Credit Borrowing or a Swing Line Borrowing.

        "BUSINESS DAY" means a day of the year on which banks are not required or authorized by law to close in New York City and San Francisco and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on in the London interbank market.

        "CAPITAL EXPENDITURES" means, for any Person for any period, the sum of, without duplication, (a) all expenditures made, directly or indirectly, by such Person or any of its Subsidiaries during such period for equipment, fixed assets, real property or improvements, or for replacements or substitutions therefor or additions thereto, that have been or should be, in accordance with GAAP, reflected as additions to property, plant or equipment on a Consolidated balance sheet of such Person or have a useful life of more than one year plus
(b) the aggregate principal amount of all Debt (including Obligations under Capitalized Leases) assumed or incurred in connection with any such expenditures. For purposes of this definition, the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment or with insurance proceeds shall be included in Capital Expenditures only to the extent of the gross amount of such purchase price less the credit granted by the seller of such equipment for the equipment being traded in at such time or the amount of such proceeds, as the case may be.

        "CAPITALIZED LEASES" means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.

        "CASH EQUIVALENTS" means any of the following, to the extent owned by the Borrower or any of its Subsidiaries free and clear of all Liens other than Liens created under the Collateral Documents and (unless otherwise specified) having a maturity of not greater than 180 days from the date of acquisition thereof: (a) direct obligations of the United States of America or any agency thereof or obligations fully and unconditionally guaranteed by the United States of America or the federal government of Canada or any agency or instrumentality of either of them; (b) time deposit accounts, certificates of deposit and money market deposits maturing within one year of the date of acquisition thereof and demand accounts or deposits, in each case issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $100 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money market fund sponsored by a registered broker-dealer or mutual fund distributor;
(c) repurchase obligations and reverse repurchase agreements with a term of not more than 30 days for underlying securities of the types described in clause (a) above entered into with a bank or trust company meeting the qualifications described in clause (b) above; (d) commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate of the Borrower) organized and in existence under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. ("MOODY'S") or "A-1" (or higher) according to Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P"); (e) securities with maturities of one year or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth, province or territory of the United States of America or Canada, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or Moody's; (f) any security, maturing not more than 180 days after the date of acquisition, backed by a letter of credit issued by a bank meeting the qualifications described in
(b) above; (g) any other debt security or debt instrument with a rating of "BBB-" or higher by S&P, "Baa3" or higher by Moody's or if neither S&P nor Moody's shall then exist, the equivalent of such rating by another nationally recognized securities rating agency; and (h) any mutual fund that has at least 95% of its assets continuously invested in investments of the types described in clauses (a) through (h) above.

        "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time.

        "CERCLIS" means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.

        "CFC" means an entity that is a controlled foreign corporation under
Section 957 of the Internal Revenue Code.

        "CHANGE OF CONTROL" means the occurrence of any of the following: (a) any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of Voting Interests of the Borrower (or other securities convertible into such Voting Interests) representing 35% or more of the combined voting power of all Voting Interests of the Borrower; or (b) during any period of up to 24 consecutive months, commencing after the date of this Agreement, individuals who at the beginning of such 24-month period were directors of the Borrower, together with such directors as are approved by directors who were directors at the beginning of such period, shall cease for any reason to constitute a majority of the board of directors of the Borrower; or (c) any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of the Borrower.

        "COLLATERAL" means all "Collateral" referred to in the Collateral Documents and all other property that is or is intended to be subject to any Lien in favor of the Collateral Agent for the benefit of the Secured Parties.

        "COLLATERAL AGENT" has the meaning specified in the recital of parties to this Agreement.

        "COLLATERAL DOCUMENTS" means the Security Agreements and the Collateral Trust Agreement and any other agreement that creates or purports to create a Lien in favor of the Collateral Agent for the benefit of the Secured Parties.

        "COLLATERAL TRUST AGREEMENT" has the meaning specified in Section
3.01(a).

        "COMMITMENT" means a Term A Commitment, a Revolving Credit Commitment or a Letter of Credit Commitment.

        "COMPANY CASH FLOW" means, for any period, the sum of the amounts, without duplication, of (i) Net Income of the Covenant Parties for such period,
(ii) royalty cash flows received in cash (either by dividend, intercompany transfer or line of credit transfer) by the Covenant Parties during such period,
(iii) other dividends (non-royalty) or subordinated loan payments received in cash by the Covenant Parties during such period, (iv) depreciation and amortization for the Covenant Parties to the extent deducted from Net Income for such period, (v) for any period during 2001, certain extraordinary non-recurring disposition, restructuring, debt financing or other charges to the extent deducted from Net Income for such period in an aggregate amount not to exceed $8 million, (vi) Consolidated GAAP income taxes expensed during such period, (vii) interest expense expensed in accordance with GAAP by the Covenant Parties in respect of such period, (viii) for any period which includes the third quarter or fourth quarter of 2001, any tax payment relating to audits by the Internal Revenue Service (IRS) for prior years paid during such period in an aggregate amount not to exceed $14 million and (ix) any tax refund received by the Covenant Parties during such period less (i) all capital infusions made during such period by the Covenant Parties into Subsidiaries that are not Loan Parties,
(ii) all Capital Expenditures made by the Covenant Parties in cash for such period and (iii) Consolidated income taxes paid in cash or required to be paid, to taxing authorities by the Covenant Parties, including, without limitation, in accordance with any tax sharing agreement that any Covenant Party may be a party to, during such period.

        "CONFIDENTIAL INFORMATION" means information that any Loan Party furnishes to any Agent or any Lender Party in a writing designated as confidential, but does not include any such information that is or becomes generally available to the public other than as a result of a breach by such Agent or any Lender Party of its obligations hereunder or that is or becomes available to such Agent or such Lender Party from a source other than the Loan Parties that is not, to the best of such Agent's or such Lender Party's knowledge, acting in violation of a confidentiality agreement with a Loan Party.

        "CONSOLIDATED" refers to the consolidation of accounts in accordance with GAAP.

        "CONTINGENT OBLIGATION" means, with respect to any Person, any Obligation or arrangement of such Person to guarantee or intended to guarantee any Debt, leases, dividends or other payment Obligations ("PRIMARY OBLIGATIONS") of any other Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including, without limitation, (a) the direct or indirect guarantee, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the Obligation of a primary obligor, (b) the Obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement or (c) any Obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or
(B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder), as determined by such Person in good faith.

        "CONVERSION", "CONVERT" and "CONVERTED" each refer to a conversion of Advances of one Type into Advances of the other Type pursuant to Section 2.09 or 2.10.

        "COVENANT PARTIES" means PacifiCare Health Systems, Inc., PacifiCare Health Plan Administrators, Inc., PacifiCare eHoldings, Inc., RxSolutions, Inc., SecureHorizons USA, Inc., PacifiCare Behavioral Health Inc., SeniorCo., Inc., RxConnect Acquisition Corporation and PacifiCare Ventures, Inc.

        "DEBT" of any Person means (a) all indebtedness of such Person for borrowed money, (b) all Obligations of such Person for the deferred purchase price of property or services (other than trade payables not overdue by more than 60 days and accrued expenses incurred in the ordinary course of such Person's business), (c) all Obligations of such Person evidenced by notes, bonds, debentures or other similar instruments,
(d) all Obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Obligations of such Person as lessee under Capitalized Leases, (f) all Obligations of such Person under acceptance, letter of credit or similar facilities, (g) all Obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interests in such Person or any other Person or any warrants, rights or options to acquire such capital stock, valued, in the case of Redeemable Preferred Interests, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (h) all Obligations of such Person in respect of Hedge Agreements, valued at the Agreement Value thereof, (i) all Contingent Obligations of such Person and (j) all indebtedness and other payment Obligations referred to in clauses (a) through (i) above of another Person secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness or other payment Obligations (provided that, if such Debt of others is non-recourse to the credit of such Person, then the amount of Debt ascribed to such Person shall not exceed the fair market value of the property securing such Debt of others).

        "DEBT/EBITDA RATIO" means, at any date of determination, the ratio of Consolidated total Debt for Borrowed Money of the Borrower and its Subsidiaries as at the end of the most recently ended fiscal quarter of the Borrower for which financial statements are required to be delivered to the Lender Parties pursuant to Section 5.03(b) or (c), as the case may be, to Consolidated EBITDA for such fiscal quarter and the immediately preceding three fiscal quarters.

        "DEBT FOR BORROWED MONEY" of any Person means all items that, in accordance with GAAP, would be classified as indebtedness on a Consolidated balance sheet of such Person.

        "DEFAULT" means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

        "DEFAULT TERMINATION NOTICE" has the meaning specified in Section
2.01(d).

        "DEFAULTED ADVANCE" means, with respect to any Lender Party at any time, the portion of any Advance required to be made by such Lender Party to the Borrower pursuant to Section 2.01 or 2.02 at or prior to such time that has not been made by such Lender Party or by the Administrative Agent for the account of such Lender Party pursuant to Section 2.02(e) as of such time. In the event that a portion of a Defaulted Advance shall be deemed made pursuant to Section 2.15(a), the remaining portion of such Defaulted Advance shall be considered a Defaulted Advance originally required to be made pursuant to Section 2.01 on the same date as the Defaulted Advance so deemed made in part.

        "DEFAULTED AMOUNT" means, with respect to any Lender Party at any time, any amount required to be paid by such Lender Party to any Agent or any other Lender Party hereunder or under any other Loan Document at or prior to such time that has not been so paid as of such time, including, without limitation, any amount required to be paid by such Lender Party to (a) the Swing Line Bank pursuant to Section 2.02(b) to purchase a portion of a Swing Line Advance made by the Swing Line Bank, (b) the Issuing Bank pursuant to Section 2.03(c) to purchase a portion of a Letter of Credit Advance made by the Issuing Bank, (c) the Administrative Agent pursuant to Section 2.02(e) to reimburse the Administrative Agent for the amount of any Advance made by the Administrative Agent for the account of such Lender Party, (d) any other Lender Party pursuant to Section 2.13 to purchase any participation in Advances owing to such other Lender Party and (e) any Agent or the Issuing Bank pursuant to Section 7.05 to reimburse such Agent or the Issuing Bank for such Lender Party's ratable share of any amount required to be paid by the Lender Parties to such Agent or the Issuing Bank as provided therein. In the event that a portion of a Defaulted Amount shall be deemed paid pursuant to Section 2.15(b), the remaining portion of such Defaulted Amount shall be considered a Defaulted Amount originally required to be paid hereunder or under any other Loan Document on the same date as the Defaulted Amount so deemed paid in part.

        "DEFAULTING LENDER" means, at any time, any Lender Party that, at such time, (a) owes a Defaulted Advance or a Defaulted Amount or (b) shall take any action or be the subject of any action or proceeding of a type described in
Section 6.01(f).

        "DISCLOSED LITIGATION" has the meaning specified in Section 3.01(e).

        "DOMESTIC LENDING OFFICE" means, with respect to any Lender Party, the office of such Lender Party specified as its "Domestic Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender Party, as the case may be, or such other office of such Lender Party as such Lender Party may from time to time specify to the Borrower and the Administrative Agent.

        "DOMESTIC SUBSIDIARY" means any Subsidiary other than a Foreign Subsidiary.

        "EBITDA" means, for any period, the sum, determined on a Consolidated basis, of (a) Net Income (or net loss), (b) interest expense, (c) income tax expense, (d) depreciation expense and (e) amortization expense, in each case of the Borrower and its Subsidiaries, determined in accordance with GAAP for such period.

        "EFFECTIVE DATE" means the first date on which the conditions set forth in Article III shall have been satisfied or waived.

        "ELIGIBLE ASSIGNEE" means any commercial bank or financial institution (including, without limitation, any fund that regularly invests in loans similar to the Advances) as approved by the Administrative Agent and (so long as no Event of Default has occurred and is continuing at the time of such assignment pursuant to Section 9.07) by the Borrower (such approvals not to be unreasonably withheld or delayed); provided, however, that neither any Loan Party nor any Affiliate of a Loan Party shall qualify as an Eligible Assignee under this definition.

        "ENVIRONMENTAL ACTION" means any action, suit, demand, demand letter, claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, any Environmental Permit or Hazardous Material or arising from alleged injury or threat to health, safety or the environment, including, without limitation, (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

        "ENVIRONMENTAL LAW" means any federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, writ, judgment, injunction, decree or judicial or agency interpretation, policy or guidance relating to pollution or protection of the environment, health, safety or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

        "ENVIRONMENTAL PERMIT" means any permit, approval, identification number, license or other authorization required under any Environmental Law.

        "EQUITY INTERESTS" means, with respect to any Person, shares of capital stock of (or other ownership or profit interests in) such Person, warrants, options or other rights for the purchase or other acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or other acquisition from such Person of such shares (or such other interests), and other ownership or profit interests in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

        "ERISA AFFILIATE" means any Person that for purposes of Title IV of ERISA is a member of the controlled group of any Loan Party, or under common control with any Loan Party, within the meaning of Section 414 of the Internal Revenue Code.

        "ERISA EVENT" means (a) (i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC or
(ii) the requirements of Section 4043(b) of ERISA apply with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (b) the application for a minimum funding waiver with respect to a Plan;
(c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of any Loan Party or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by any Loan Party or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in
Section 4001(a)(2) of ERISA; (f) the conditions for imposition of a lien under
Section 302(f) of ERISA shall have been met with respect to any Plan; (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA; or (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, such Plan.

        "EUROCURRENCY LIABILITIES" has the meaning specified in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

        "EURODOLLAR LENDING OFFICE" means, with respect to any Lender Party, the office of such Lender Party specified as its "Eurodollar Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender Party (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender Party as such Lender Party may from time to time specify to the Borrower and the Administrative Agent.

        "EURODOLLAR RATE" means, for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing, an interest rate per annum equal to the rate per annum obtained by dividing (a) (i) the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on the page of the Telerate screen (or any successor thereto) that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 A.M. (London time) two Business Days before the first day of such Interest Period, or (ii) if the rate referenced in the preceding clause (i) does not appear on such page or service or such page or service shall cease to be available, the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period, or (iii) if the rates referenced in the preceding subsections (i) and (ii) are not available, the rate per annum determined by the Administrative Agent as the rate of interest (rounded upward to the next 1/100th of 1%) at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Advance being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America's London Branch to major banks in the offshore Dollar market at their request at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period by (b) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period.

        "EURODOLLAR RATE ADVANCE" means an Advance that bears interest as provided in Section 2.07(a)(ii).

        "EURODOLLAR RATE RESERVE PERCENTAGE" for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing means the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Rate Advances is determined) having a term equal to such Interest Period.

        "EVENTS OF DEFAULT" has the meaning specified in Section 6.01.

        "EVERGREEN LETTER OF CREDIT" has the meaning specified in Section
2.01(d).

        "EXCESS CASH FLOW" means, for any period,

            (a) the sum of:

               (i) Company Cash Flow for such period plus

               (ii) the aggregate amount of all non-cash charges not included in the definition of Company Cash Flow less

            (b) the sum of:

               (i) the aggregate amount of all non-cash credits included in arriving at Company Cash Flow plus

               (ii) the aggregate amount (to the extent not taken into account in determining Company Cash Flow for such period) of Investments made in cash in compliance with Section 5.02(f) (other than clause (iii) thereof) and Capital Expenditures of the Borrower paid in cash during such period to the extent permitted by this Agreement plus

               (iii) the aggregate amount of all regularly scheduled principal payments of Debt for Borrowed Money made during such period plus

               (iv) the aggregate principal amount of all optional prepayments and mandatory prepayments (other than any such mandatory prepayments made in respect of Excess Cash Flow and only to the extent that the source of any such prepayments are taken into account in calculating Company Cash Flow) of Term A Advances made during such period pursuant to Section 2.06(a) plus

               (v) for any period during 2001, certain extraordinary non-recurring disposition, restructuring, debt financing or other charges to the extent deducted from Net Income for such period to the extent, and only to the extent paid in cash up to an aggregate amount not to exceed $8 million plus

               (vi) interest expense expensed in accordance with GAAP by the Covenant Parties during such period plus

               (vii) for any period which includes the third quarter or fourth quarter of 2001, any tax payment paid in cash relating to audits by the Internal Revenue Service for prior years paid during such period in an aggregate amount not to exceed $14 million.

        "EXISTING DEBT" means Debt of each Loan Party and its Subsidiaries outstanding immediately before giving effect to the consummation of the Transaction, including, without limitation, the Existing Senior Bank Credit Facility.

        "EXISTING LETTER OF CREDIT" has the meaning specified in Section
4.01(y).

        "EXISTING SENIOR BANK CREDIT FACILITY" has the meaning specified in the Preliminary Statements.

        "EXTRAORDINARY RECEIPT" means any cash received by or paid to or for the account of any Person not in the ordinary course of business, including, without limitation, tax refunds, pension plan reversions, proceeds of insurance (including, without limitation, any key man life insurance but excluding proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings), condemnation awards (and payments in lieu thereof), indemnity payments and any purchase price adjustment received in connection with any purchase agreement; provided, however, that an Extraordinary Receipt shall not include cash receipts received from proceeds of insurance, condemnation awards (or payments in lieu thereof) or indemnity payments to the extent that such proceeds, awards or payments (A) in respect of loss or damage to equipment, fixed assets or real property are applied (or in respect of which expenditures were previously incurred) to replace or repair the equipment, fixed assets or real property in respect of which such proceeds were received in accordance with the terms of the Loan Documents, so long as such application is made within 6 months after the occurrence of such damage or loss or (B) are received by any Person in respect of any third party claim against such Person and applied to pay (or to reimburse such Person for its prior payment of) such claim and the costs and expenses of such Person with respect thereto.

        "FACILITY" means the Term A Facility, the Revolving Credit Facility, the Swing Line Facility or the Letter of Credit Facility.

        "FEDERAL FUNDS RATE" means, for any day, the rate per annum (rounded upwards to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to Bank of America on such day on such transactions determined by the Administrative Agent.

        "FISCAL YEAR" means a fiscal year of the Borrower and its Consolidated Subsidiaries ending on December 31 in any calendar year.

        "FIXED CHARGE COVERAGE RATIO" means, at any date of determination, the ratio of (a) Consolidated Company Cash Flow to (b) the sum of (i) cash interest payable on all Debt for Borrowed Money plus (ii) all scheduled amortization payments with respect to all Debt for Borrowed Money plus (iii) all amounts payable under Capitalized Leases, in each case, of or by the Borrower and its Subsidiaries during the four consecutive fiscal quarters most recently ended for which financial statements are required to be delivered to the Lender Parties under the Credit Agreement.

        "FOREIGN SUBSIDIARY" means a Subsidiary of the Borrower organized under the laws of a jurisdiction other than the United States or any State thereof or the District of Columbia.

        "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession, that are applicable to the circumstances as of the date of determination, consistently applied.

        "GOVERNMENTAL APPROVALS" means any authorization, consent, approval, license, lease, ruling, permit, waiver, exemption, filing, registration or notice by or with any Governmental Authority.

        "GOVERNMENTAL AUTHORITY" means any federal, state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

        "GOVERNMENTAL RULES" means any law, rule, regulation, ordinance, code, judgment, decree, directive, guideline, policy, or any similar form of decision of, or any interpretation or administration of any of the foregoing by, any Governmental Authority.

        "GRANTING BANK" has the meaning specified in Section 9.07(b).

        "HAZARDOUS MATERIALS" means (a) petroleum or petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas and (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.

        "HEDGE AGREEMENTS" means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other agreements designed to hedge risks.

        "HMO" means any Person that operates as a managed health care organization.

        "HMO EVENT" means the failure by the Borrower or any of its HMO Subsidiaries to comply in any material respect with any of the terms and provisions of any applicable HMO Regulation pertaining to the fiscal soundness, solvency or financial condition of the Borrower or any of its HMO Subsidiaries; or the assertion after the Effective Date, by an HMO Regulator that is taking or has taken administrative action against the Borrower or any of its HMO Subsidiaries to revoke or modify any Governmental Approval of, or enforce the fiscal soundness, solvency or financial provisions or requirements of such HMO Regulations against, the Borrower or any of its HMO Subsidiaries, if such failure, action, modification or enforcement is reasonably likely to have a Material Adverse Effect.

        "HMO REGULATIONS" means all Governmental Rules applicable to any HMO Subsidiary under federal or state law and any regulations, orders and directives promulgated or issued pursuant to the foregoing, including, without limitation, regulations regarding total statutory capital levels.

        "HMO REGULATOR" means any Person charged with the administration, oversight or enforcement of an HMO Regulation, whether primarily, secondarily or jointly.

        "HMO SUBSIDIARY" means any current or future Subsidiary of the Borrower that is either an HMO or a regulated healthcare service contractor.

        "HONOR DATE" has the meaning specified in Section 2.03(c).

        "INDEMNIFIED PARTY" has the meaning specified in Section 9.04(b).

        "INFORMATION MEMORANDUM" means the information memorandum dated June, 2001 furnished to the Lenders prior to the Effective Date.

        "INITIAL EXTENSION OF CREDIT" means the earlier to occur of the initial Borrowing and the initial issuance of a Letter of Credit hereunder.

        "INITIAL ISSUING BANK", "INITIAL LENDER PARTIES" and "INITIAL LENDERS" each has the meaning specified in the recital of parties to this Agreement.

        "INSUFFICIENCY" means, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA.

        "INSURANCE EVENT" means the failure by the Borrower or any of its Insurance Subsidiaries to comply in any material respect with any of the terms and provisions of any applicable Insurance Regulation pertaining to the fiscal soundness, solvency or financial condition of the Borrower or any of its Insurance Subsidiaries; or the assertion after the Effective Date, by an Insurance Regulator that is taking or has taken administrative action against the Borrower or any of its Insurance Subsidiaries to revoke or modify any Governmental Approval of, or enforce the fiscal soundness, solvency or financial provisions or requirements of such Insurance Regulations against, the Borrower or any of its Insurance Subsidiaries, if such failure, action, modification or enforcement is reasonably likely to have a Material Adverse Effect.

        "INSURANCE REGULATIONS" means all Governmental Rules applicable to any Insurance Company Subsidiary under federal or state law and any regulations, orders and directives promulgated or issued pursuant to the foregoing, including, without limitation, regulations regarding total statutory capital levels.

        "INSURANCE REGULATOR" any Person charged with the administration, oversight or enforcement of an Insurance Regulation, whether primarily, secondarily or jointly.

        "INSURANCE SUBSIDIARY" means any current or future Subsidiary of the Borrower that is doing business or is licensed under Insurance Regulations to offer and sell indemnity health and life insurance (or required to so qualify or to be so licensed).

        "INTEREST PERIOD" means, for each Eurodollar Rate Advance comprising part of the same Borrowing, the period commencing on the date of such Eurodollar Rate Advance or the date of the Conversion of any Base Rate Advance into such Eurodollar Rate Advance, and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three or six months, as the Borrower may, upon notice received by the Administrative Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:

               (a) the Borrower may not select any Interest Period with respect to any Eurodollar Rate Advance under a Facility that ends after any principal repayment installment date for such Facility unless, after giving effect to such selection, the aggregate principal amount of Base Rate Advances and of Eurodollar Rate

        Advances having Interest Periods that end on or prior to such principal repayment installment date for such Facility shall be at least equal to the aggregate principal amount of Advances under such Facility due and payable on or prior to such date;

               (b) Interest Periods commencing on the same date for Eurodollar Rate Advances comprising part of the same Borrowing shall be of the same duration;

               (c) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, however, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

               (d) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

        "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

        "INVENTORY" means all Inventory referred to in Section 1(b) of the Security Agreements.

        "INVESTMENT" in any Person means any loan or advance (other than trade receivables) to such Person, any purchase or other acquisition of any Equity Interests or Debt or the assets comprising a division or business unit or a portion of the business of such Person comprising at least 55% of the fair value of the assets of such business, any capital contribution to such Person or any other direct or indirect investment in such Person, including, without limitation, any acquisition by way of a merger or consolidation and any arrangement pursuant to which the investor incurs Debt of the types referred to in clause (i) or (j) of the definition of "DEBT" in respect of such Person.

        "INVESTMENT GRADE" means a credit rating assigned by Moody's or S&P better than or equal to Baa3 or BBB-, respectively.

        "ISSUING BANK" means the Initial Issuing Bank, any issuing bank in respect of the Existing Letters of Credit that is deemed to be an Issuing Bank under Section 2.01(d) and any Eligible Assignee to which a Letter of Credit Commitment hereunder has been assigned pursuant to Section 9.07 so long as each such Eligible Assignee expressly agrees to perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as an Issuing Bank and notifies the Administrative Agent of its Applicable Lending Office and the amount of its Letter of Credit Commitment (which information shall be recorded by the Administrative Agent in the Register), for so long as the Initial Issuing Bank or Eligible Assignee, as the case may be, shall have a Letter of Credit Commitment.

        "L/C CASH COLLATERAL ACCOUNT" has the meaning specified in the non-shared collateral Security Agreement.

        "L/C RELATED DOCUMENTS" has the meaning specified in Section
2.04(d)(ii).

        "LENDER PARTY" means any Lender, the Issuing Bank or the Swing Line
Bank.

        "LENDERS" means the Initial Lenders, the Swing Line Bank and each Person that shall become a Lender hereunder pursuant to Section 9.07 for so long as such Initial Lender or Person, as the case may be, shall be a party to this Agreement.

        "LETTER OF CREDIT ADVANCE" means an advance made by the Issuing Bank or any Revolving Credit Lender pursuant to Section 2.03(c).

        "LETTER OF CREDIT AGREEMENT" has the meaning specified in Section
2.03(a).

        "LETTER OF CREDIT COMMITMENT" means, with respect to the Issuing Bank at any time, $50,000,000 or, if the Issuing Bank has entered into one or more Assignment and Acceptances, set forth for the Issuing Bank in the Register maintained by the Administrative Agent pursuant to Section 9.07(e) as the Issuing Bank's "Letter of Credit Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.05.

        "LETTER OF CREDIT EXPIRATION DATE" has the meaning specified in Section 2.01(d).

        "LETTER OF CREDIT FACILITY" means, at any time, an amount equal to the amount of the Issuing Bank's Letter of Credit Commitment at such time, as such amount may be reduced at or prior to such time pursuant to Section 2.05.

        "LETTERS OF CREDIT" has the meaning specified in Section 2.01(d).

        "LIEN" means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

        "LOAN DOCUMENTS" means (i) this Agreement, (ii) the Notes, (iii) the Subsidiary Guaranty, (iv) the Collateral Documents, (v) any fee letter agreed to among the Borrower, the Administrative Agent and or its Affiliates, (vi) each Letter of Credit Agreement, and (vii) each agreement or document relating to Secured Treasury Management Services in each case as amended.

        "LOAN PARTIES" means the Borrower and the Subsidiary Guarantors.

        "MARGIN STOCK" has the meaning specified in Regulation U.

        "MATERIAL ADVERSE CHANGE" means any material adverse change in the business, financial condition, operations, performance or properties of the Borrower and of its Subsidiaries, taken as a whole.

        "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the business, financial condition, operations, performance or properties of the Borrower and its Subsidiaries, taken as a whole, (b) the rights and remedies of any Agent or any Lender Party under any Transaction Document or (c) the ability of any Loan Party to perform its Obligations under any Transaction Document to which it is or is to be a party.

        "MATERIAL HMO SUBSIDIARY" means any HMO Subsidiary that is also a Material Subsidiary.

        "MATERIAL INSURANCE SUBSIDIARY" means any Insurance Subsidiary that is also a Material Subsidiary.

        "MATERIAL SUBSIDIARY" means, at any time, a Subsidiary of the Borrower having assets in an amount equal to at least 5% of the amount of total Consolidated assets of the Borrower and its Subsidiaries (determined as of the last day of the most recent fiscal quarter of the Borrower) or revenues in an amount equal to at least 5% of the amount of total Consolidated revenues of the Borrower and its Subsidiaries for the 12-month period ending on the last day of the most recent fiscal quarter of the Borrower.

        "MULTIEMPLOYER PLAN" means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

        "MULTIPLE EMPLOYER PLAN" means a single employer plan, as defined in
Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and at least one Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

        "NET CASH PROCEEDS" means, with respect to any sale, lease, transfer or other disposition of any asset or the incurrence or issuance of any Debt or the sale or issuance of any Equity Interests (including, without limitation, any capital contribution) by any Person, or any Extraordinary Receipt received by or paid to or for the account of any Person, the aggregate amount of cash received from time to time (whether as initial consideration or through payment or disposition of deferred consideration) by or on behalf of such Person in connection with such transaction after deducting therefrom only (without duplication) (a) reasonable and customary brokerage commissions, underwriting fees and discounts, legal fees, finder's fees and other similar fees and commissions, (b) the amount of taxes payable in connection with or as a result of such transaction and (c) the amount of any Debt secured by a Lien on such asset that, by the terms of the agreement or instrument governing such Debt, is required to be repaid upon such disposition, in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid or provision for such payment has been made to a Person that is not an Affiliate of such Person or any Loan Party or any Affiliate of any Loan Party and are properly attributable to such transaction or to the asset that is the subject thereof; provided, however, that in the case of taxes that are deductible under clause (b) above but for the fact that, at the time of receipt of such cash, such taxes have not been actually paid or are not then payable, such Loan Party or such Subsidiary may deduct an amount (the "RESERVED AMOUNT") equal to the amount reserved in accordance with GAAP for such Loan Party's or such Subsidiary's reasonable estimate of such taxes, other than taxes for which such Loan Party or such Subsidiary is indemnified, provided further, however, that, at the time such taxes are paid, an amount equal to the amount, if any, by which the Reserved Amount for such taxes exceeds the amount of such taxes actually paid shall constitute "Net Cash Proceeds" of the type for which such taxes were reserved for all purposes hereunder; provided further that for so long as no Event of Default has occurred, Net Cash Proceeds shall not include any such cash receipts from the sale, lease, transfer or other disposition of any assets to the extent such cash receipts are reinvested in the business of the Borrower and its Subsidiaries (in accordance with the terms of this Agreement) within 180 days after the date of such receipt.

        "NET INCOME" means, with respect to any Person for any period, the aggregate of the net income of such Person for such period, determined in accordance with GAAP; provided, however, that (i) any non-cash net after-tax extraordinary gains or losses (less all fees and expenses relating thereto) shall be excluded, (ii) any non-cash net after-tax gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions other than in the ordinary course of business shall be excluded and (iii) any non-cash net after-tax gains or losses (less all fees and expenses relating thereto) attributable to the impairment of long-lived assets shall be excluded.

        "NONRENEWAL NOTICE DATE" has the meaning specified in Section 2.01(d).

        "NOTE" means a Term A Note or a Revolving Credit Note.

        "NOTICE OF BORROWING" has the meaning specified in Section 2.02(a).

        "NOTICE OF ISSUANCE" has the meaning specified in Section 2.03(a).

        "NOTICE OF SWING LINE BORROWING" has the meaning specified in Section 2.02(b).

        "NPL" means the National Priorities List under CERCLA.

        "OBLIGATION" means, with respect to any Person, any payment, performance or other obligation of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 6.01(f). Without limiting the generality of the foregoing, the Obligations of any

Loan Party under the Loan Documents include (a) the obligation to pay principal, interest, Letter of Credit commissions, charges, expenses, fees, attorneys' fees and disbursements, indemnities and other amounts payable by such Loan Party under any Loan Document and (b) the obligation of such Loan Party to reimburse any amount in respect of any of the foregoing that any Lender Party, in its sole discretion, may elect to pay or advance on behalf of such Loan Party.

        "OECD" means the Organization for Economic Cooperation and Development.

        "OTHER TAXES" has the meaning specified in Section 2.12(b).

        "PBGC" means the Pension Benefit Guaranty Corporation (or any successor).

        "PERMITTED BUSINESS" means any business conducted by the Borrower and its Subsidiaries as set forth in the Information Memorandum and any other business related, ancillary or complementary (including any reasonable extension, development or expansion) to any such business, including consumer services.

        "PERMITTED LIENS" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced (other than any such proceedings on or after the Effective Date in respect of assets having a fair market value in the aggregate of less than $15,000,000): (a) Liens for taxes, assessments, governmental charges or claims that are not yet delinquent or are being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP, shall have been made; (b) statutory and common law Liens of landlords, carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other similar Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP, shall have been made; (c) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in and deposits required by insurance companies or health maintenance organizations under contracts entered into in the ordinary course of business; (d) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, warranty requirements, bankers' acceptances, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of a similar nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money), including rights of offset and set-off; (e) easements, rights-of-way, municipal and zoning and building ordinances and similar charges, encumbrances, title defects or other irregularities or other governmental restrictions on the use of property that do not materially interfere with the ordinary course of business of the Borrower or any of its Subsidiaries; (f) licenses, sublicenses, leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Borrower and its Subsidiaries, taken as a whole; (g) any interest or title of a lessor in the property (and the proceeds, accession or products thereof) subject to any operating lease; (h) Liens arising from the rendering of a judgment or order against the Borrower or any Subsidiary that does not give rise to an Event of Default; and (i) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods.

        "PERSON" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

        "PHPA SUBSIDIARY GUARANTOR" means each of RxSolutions, Inc., PacificCare Behavioral Health, Inc. and Secure Horizons USA, Inc.

        "PLAN" means a Single Employer Plan or a Multiple Employer Plan.

        "PLEDGED DEBT" has the meaning specified in the Security Agreements.

        "PREFERRED INTERESTS" means, with respect to any Person, Equity Interests issued by such Person that are entitled to a preference or priority over any other Equity Interests issued by such Person upon any distribution of such Person's property and assets, whether by dividend or upon liquidation.

        "PRO RATA SHARE" of any amount means, with respect to any Revolving Credit Lender at any time, the product of such amount times a fraction the numerator of which is the amount of such Lender's Revolving Credit Commitment at such time (or, if the Commitments shall have been terminated pursuant to Section
2.05 or 6.01, such Lender's Revolving Credit Commitment as in effect immediately prior to such termination) and the denominator of which is the Revolving Credit Facility at such time (or, if the Commitments shall have been terminated pursuant to Section 2.05 or 6.01, the Revolving Credit Facility as in effect immediately prior to such termination).

        "RECEIVABLES" means all Receivables referred to in Section 1(c) of the Security Agreements.

        "REDEEMABLE" means, with respect to any Equity Interest, any Debt or any other right or Obligation, any such Equity Interest, Debt, right or Obligation that (a) the issuer has undertaken to redeem at a fixed or determinable date or dates, whether by operation of a sinking fund or otherwise, or upon the occurrence of a condition not solely within the control of the issuer or (b) is redeemable at the option of the holder.

        "REDUCTION AMOUNT" has the meaning specified in Section 2.06(b)(v).

        "REFINANCING" has the meaning specified in the Preliminary Statements.

        "REGISTER" has the meaning specified in Section 9.07(e).

        "REGULATION U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

        "RELATED DOCUMENTS" means the documents relating to and effecting the Refinancing.

        "REQUIRED LENDERS" means, at any time, Lenders owed or holding at least a majority in interest of the sum of (a) the aggregate principal amount of the Advances outstanding at such time, (b) the aggregate Available Amount of all Letters of Credit outstanding at such time, (c) the aggregate unused Commitments under the Term A Facility at such time and (d) the aggregate Unused Revolving Credit Commitments at such time; provided, however, that if any Lender shall be a Defaulting Lender at such time, there shall be excluded from the determination of Required Lenders at such time (A) the aggregate principal amount of the Advances owing to such Lender (in its capacity as a Lender) and outstanding at such time, (B) such Lender's Pro Rata Share of the aggregate Available Amount of all Letters of Credit outstanding at such time, (C) the aggregate unused Term A Commitment of such Lender at such time and (D) the Unused Revolving Credit Commitment of such Lender at such time. For purposes of this definition, the aggregate principal amount of Swing Line Advances owing to the Swing Line Bank and of Letter of Credit Advances owing to the Issuing Bank and the Available Amount of each Letter of Credit shall be considered to be owed to the Revolving Credit Lenders ratably in accordance with their respective Revolving Credit Commitments.

        "RESPONSIBLE OFFICER" means any officer of any Loan Party or any of its Subsidiaries.

        "REVOLVING CREDIT ADVANCE" has the meaning specified in Section 2.01(b).

        "REVOLVING CREDIT BORROWING" means a borrowing consisting of simultaneous Revolving Credit Advances of the same Type made by the Revolving Credit Lenders.

        "REVOLVING CREDIT COMMITMENT" means, with respect to any Revolving Credit Lender at any time, the amount set forth opposite such Lender's name on
Schedule I hereto under the caption "Revolving Credit Commitment" or, if such Lender has entered into one or more Assignment and Acceptances, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to
Section 9.07(e) as such Lender's "Revolving Credit Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.05.

        "REVOLVING CREDIT FACILITY" means, at any time, the aggregate amount of the Revolving Credit Lenders' Revolving Credit Commitments at such time.

        "REVOLVING CREDIT LENDER" means any Lender that has a Revolving Credit Commitment.

        "REVOLVING CREDIT NOTE" means a promissory note of the Borrower payable to the order of any Revolving Credit Lender, in substantially the form of Exhibit A-1 hereto, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Revolving Credit Advances, Letter of Credit Advances and Swing Line Advances made by such Lender, as amended.

        "SECURED OBLIGATIONS" has the meaning specified in Section 2 of the Security Agreements.

        "SECURED PARTIES" means the Agents and the Lender Parties.

        "SECURED TREASURY MANAGEMENT SERVICE" means any treasury management services provided by any Lender Party or an Affiliate of any Lender Party to the Borrower or any of its Subsidiaries.

        "SECURITY AGREEMENTS" has the meaning specified in Section 3.01(a)(ii).

        "7% SENIOR NOTES" means the 7% Senior Notes issued by FHP International Corporation (and assumed by PacificCare Health Plan Administrators, Inc.) in the aggregate principal amount of $100 million and maturing on September 15, 2003, as amended.

        "SINGLE EMPLOYER PLAN" means a single employer plan, as defined in
Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and no Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

        "SOLVENT" and "SOLVENCY" mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

        "SPC" has the meaning specified in Section 9.07(b).

        "STANDBY LETTER OF CREDIT" means any Letter of Credit issued under the Letter of Credit Facility, other than a Trade Letter of Credit.

        "SUBSIDIARY" of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership, joint venture or limited liability company or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

        "SUBSIDIARY GUARANTORS" means PacifiCare Health Plan Administrators, Inc., RxSolutions, Inc., PacifiCare Behavioral Health Inc., Secure Horizons USA, Inc., PacifiCare eHoldings Inc., SeniorCo, Inc., RxConnect Acquisition Corporation and PacifiCare Ventures, Inc. and each other Subsidiary of the Borrower that shall be required to execute and deliver a guaranty pursuant to
Section 5.01(i).

        "SUBSIDIARY GUARANTY" means the guaranty of the Subsidiary Guarantors set forth in Article VIII.

        "SUBSIDIARY GUARANTY SUPPLEMENT" has the meaning specified in Section 8.05.

        "SURVIVING DEBT" means Debt of each Loan Party and its Subsidiaries outstanding immediately before and after giving effect to the Transaction.

        "SWING LINE ADVANCE" means an advance made by (a) the Swing Line Bank pursuant to Section 2.01(c) or (b) any Revolving Credit Lender pursuant to
Section 2.02(b).

        "SWING LINE BANK" means Bank of America.

        "SWING LINE BORROWING" means a borrowing consisting of a Swing Line Advance made by the Swing Line Bank pursuant to Section 2.01(c) or the Lenders pursuant to Section 2.02(b).

        "SWING LINE FACILITY" has the meaning specified in Section 2.01(c).

        "TAXES" has the meaning specified in Section 2.12(a).

        "TERM A ADVANCE" has the meaning specified in Section 2.01(a).

        "TERM A BORROWING" means a borrowing consisting of simultaneous Term A Advances of the same Type made by the Term A Lenders.

        "TERM A COMMITMENT" means, with respect to any Term A Lender at any time, the amount set forth opposite such Lender's name on Schedule I hereto under the caption "Term A Commitment" or, if such Lender has entered into one or more Assignment and Acceptances, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 9.07(e) as such Lender's "Term A Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.05.

        "TERM A FACILITY" means, at any time, the aggregate amount of the Term A Lenders' Term A Commitments at such time.

        "TERM A LENDER" means any Lender that has a Term A Commitment.

        "TERM A NOTE" means a promissory note of the Borrower payable to the order of any Term A Lender, in substantially the form of Exhibit A-2 hereto, evidencing the indebtedness of the Borrower to such Lender resulting from the Term A Advance made by such Lender, as amended.

        "TERMINATION DATE" means the earlier of (a) the date of termination in whole of the Revolving Credit Commitments, the Letter of Credit Commitments and the Term A Commitments pursuant to Section 2.05 or 6.01 and (b) January 2, 2003.

        "TRADE LETTER OF CREDIT" means any Letter of Credit that is issued under the Letter of Credit Facility for the benefit of a supplier of Inventory to the Borrower or any of its Subsidiaries to effect payment for such Inventory.

        "TRANSACTION" means the Refinancing and the other transactions contemplated by the Transaction Documents.

        "TRANSACTION DOCUMENTS" means, collectively, the Loan Documents and the Related Documents.

        "TYPE" refers to the distinction between Advances bearing interest at the Base Rate and Advances bearing interest at the Eurodollar Rate.

        "UNUSED REVOLVING CREDIT COMMITMENT" means, with respect to any Revolving Credit Lender at any time, (a) such Lender's Revolving Credit Commitment at such time minus (b) the sum of (i) the aggregate principal amount of all Revolving Credit Advances, Swing Line Advances and Letter of Credit Advances made by such Lender (in its capacity as a Lender) and outstanding at such time plus (ii) such Lender's Pro Rata Share of (A) the aggregate Available Amount of all Letters of Credit outstanding at such time, (B) the aggregate principal amount of all Letter of Credit Advances made by the Issuing Bank pursuant to Section 2.03(c) and outstanding at such time and (C) the aggregate principal amount of all Swing Line Advances made by the Swing Line Bank pursuant to Section 2.01(c) and outstanding at such time.

        "VOTING INTERESTS" means shares of capital stock issued by a corporation, or equivalent Equity Interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

        "WELFARE PLAN" means a welfare plan, as defined in Section 3(1) of ERISA, that is maintained for employees of any Loan Party or in respect of which any Loan Party could have liability.

        "WITHDRAWAL LIABILITY" has the meaning specified in Part I of Subtitle E of Title IV of ERISA.

Section 1.02 Computation of Time Periods; Other Definitional Provisions. In this Agreement and the other Loan Documents in the computation of periods of time from a specified date to a later specified date, the word "FROM" means "from and including" and the words "TO" and "UNTIL" each mean "to but excluding". References in the Loan Documents to any agreement or contract "AS AMENDED" shall mean and be a reference to such agreement or contract as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms.

Section 1.03 Accounting Terms. Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Agents hereunder shall be prepared, in accordance with GAAP applied on a consistent basis, and all calculations made for the purposes of determining compliance with this Agreement shall (except as otherwise expressly provided herein) be made by application of GAAP applied on a basis consistent with the most recent audited annual financial statements of the Borrower and its Subsidiaries referred to in Section 4.01(g); provided, however, that if (a) the Borrower shall object to the determination of such compliance on such basis at the time of delivery of such financial statements due to any change in GAAP or the rules promulgated with respect thereto, with such change in GAAP reflected in such financial statements, and the Borrower provides written notice to the Administrative Agent of any such changes in GAAP or (b) the Administrative Agent or the Required Lenders shall so object in writing within 60 days after delivery of such financial statements, then such calculations shall be made on a basis consistent with the most recent financial statements delivered by the Borrower and its Subsidiaries to the Lenders as to which no such objection shall have been made; provided, further, that the Borrower shall be required to notify the Administrative Agent of any change in GAAP from the most recent audited annual financial statements of the Borrower and its Subsidiaries referred to in Section 4.01(g) that materially impacts the financial covenants in Section 5.04 hereof.

                                   ARTICLE II

                        AMOUNTS AND TERMS OF THE ADVANCES
                            AND THE LETTERS OF CREDIT

Section 2.01 The Advances and the Letters of Credit. (a) The Term A Advances. Each Term A Lender severally agrees, on the terms and conditions hereinafter set forth, to make a single advance (a "TERM A ADVANCE") to the Borrower on the Effective Date in an amount not to exceed such Lender's Term A Commitment at such time. The Term A Borrowing shall consist of Term A Advances made simultaneously by the Term A Lenders ratably according to their Term A Commitments. Amounts borrowed under this Section 2.01(a) and repaid or prepaid may not be reborrowed.

(b) The Revolving Credit Advances. Each Revolving Credit Lender severally agrees, on the terms and conditions hereinafter set forth, to make advances (each a "REVOLVING CREDIT ADVANCE") to the Borrower from time to time on any Business Day during the period from the date hereof until the Termination Date in an amount for each such Advance not to exceed such Lender's Unused Revolving Credit Commitment at such time. Each Revolving Credit Borrowing shall be in an aggregate amount of $5,000,000 or an integral multiple of $500,000 in excess thereof (other than a Borrowing the proceeds of which shall be used solely to repay or prepay in full outstanding Swing Line Advances or outstanding Letter of Credit Advances) and shall consist of Revolving Credit Advances made simultaneously by the Revolving Credit Lenders ratably according to their Revolving Credit Commitments. Within the limits of each Revolving Credit Lender's Unused Revolving Credit Commitment in effect from time to time, the Borrower may borrow under this Section 2.01(b), prepay pursuant to Section 2.06(a) and reborrow under this Section 2.01(b).

(c) The Swing Line Advances. The Borrower may request the Swing Line Bank to make, and the Swing Line Bank may, if in its sole discretion it elects to do so, make, on the terms and conditions hereinafter set forth, Swing Line Advances to the Borrower from time to time on any Business Day during the period from the date hereof until the Termination Date (i) in an aggregate amount not to exceed at any time outstanding $20,000,000 (the "SWING LINE FACILITY") and (ii) in an amount for each such Swing Line Borrowing not to exceed the aggregate of the Unused Revolving Credit Commitments of the Revolving Credit Lenders at such time. No Swing Line Advance shall be used for the purpose of funding the payment of principal of any other Swing Line Advance. Each Swing Line Borrowing shall be in an amount of $1,000,000 or an integral multiple of $100,000 in excess thereof and shall be made as a Base Rate Advance. Within the limits of the Swing Line Facility and within the limits referred to in clause (ii) above, so long as the Swing Line Bank, in its sole discretion, elects to make Swing Line Advances, the Borrower may borrow under this Section 2.01(c), repay pursuant to Section 2.04(c) or prepay pursuant to Section 2.06(a) and reborrow under this
     Section 2.01(c).

(d) The Letters of Credit. The Issuing Bank agrees, on the terms and conditions hereinafter set forth and in reliance upon the agreements of the other Lenders set forth in Section 2.03, to issue (or cause its Affiliate that is a commercial bank to issue on its behalf) letters of credit (the "LETTERS OF CREDIT") for the account of the Borrower from time to time on any Business Day during the period from the date hereof until 5 days before the Termination Date in an aggregate Available Amount (i) for all Letters of Credit not to exceed at any time the Letter of Credit Facility at such time and (ii) for each such Letter of Credit not to exceed the Unused Revolving Credit Commitments of the Revolving Credit Lenders at such time. No Letter of Credit shall have an expiration date (including all rights of the Borrower or the beneficiary to require renewal) later than the earlier of 5 days before the Termination Date and in the case of a Standby Letter of Credit, one year after the date of issuance thereof (the "LETTER OF CREDIT EXPIRATION DATE"), but may by its terms if the Borrower so requests in any applicable Letter of Credit Agreement (as defined in Section 2.03(a)), and the Issuing Bank agrees in its sole and absolute discretion, have automatic renewal provisions (each, an "EVERGREEN LETTER OF Credit"); provided that any such Evergreen Letter of Credit must permit the Issuing Bank to prevent any such renewal at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the "NONRENEWAL NOTICE DATE") in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the Issuing Bank, the Borrower shall not be required to make a specific request to the Issuing Bank for any such renewal. Once an Evergreen Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the

     Issuing Bank to permit the renewal of such Letter of Credit at any time to a date not later than the Letter of Credit Expiration Date; provided, however, that the Issuing Bank shall not permit any such renewal if (A) the Issuing Bank would have no obligation at such time to issue such Letter of Credit in its renewed form under the terms hereof, or (B) it has received notice (which may be by telephone or in writing) on or before the day that is two Business Days immediately preceding the Nonrenewal Notice (1) from the Administrative Agent that the Required Lenders have elected not to permit such renewal or (2) from the Administrative Agent, any Lender or the Borrower that one or more of the applicable conditions specified in Section
     3.02 is not then satisfied. Notwithstanding anything to the contrary contained herein, the Issuing Bank shall have no obligation to permit the renewal of any Evergreen Letter of Credit at any time. Each Standby Letter of Credit shall contain a provision authorizing the Issuing Bank to deliver to the beneficiary of such Letter of Credit, upon the occurrence and during the continuance of an Event of Default, a notice (a "DEFAULT TERMINATION NOTICE") terminating such Letter of Credit and giving such beneficiary 15 days to draw such Letter of Credit. Within the limits of the Letter of Credit Facility, and subject to the limits referred to above, the Borrower may request the issuance of Letters of Credit under this Section 2.01(d), repay any Letter of Credit Advances resulting from drawings thereunder pursuant to Section 2.03(c) and request the issuance of additional Letters of Credit under this Section 2.01(d). It is understood and agreed that the Existing Letters of Credit identified on Schedule 4.01 (y) hereto shall be deemed to be Letters of Credit for all purposes under this Agreement and the Loan Documents and any issuing bank in respect of the Existing Letters of Credit shall be deemed to be an Issuing Bank for all purposes under this Agreement and the Loan Documents.

Section 2.02 Making the Advances. (a) Except as otherwise provided in Section 2.02(b) or 2.03, each Borrowing shall be made on notice, given not later than 1:00 P.M. (New York City time) on the third Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of Eurodollar Rate Advances, or the first Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of Base Rate Advances, by the Borrower to the Administrative Agent, which shall give to each Appropriate Lender prompt notice thereof by telex or telecopier. Each such notice of a Borrowing (a "NOTICE OF BORROWING") shall be by telephone, confirmed promptly in writing, or telex or telecopier, in substantially the form of Exhibit B hereto, specifying therein the requested (i) date of such Borrowing, (ii) Facility under which such Borrowing is to be made, (iii) Type of Advances comprising such Borrowing, (iv) aggregate amount of such Borrowing and (v) in the case of a Borrowing consisting of Eurodollar Rate Advances, initial Interest Period for each such Advance. Each Appropriate Lender shall, before 1:00 P.M. (New York City time) on the date of such Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at the Administrative Agent's Account, in same day funds, such Lender's ratable portion of such Borrowing in accordance with the respective Commitments under the applicable Facility of such Lender and the other Appropriate Lenders. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the Borrower by crediting the Borrower's Account; provided, however, that, in the case of any Revolving Credit Borrowing, the Administrative Agent shall first make a portion of such funds equal to the aggregate principal amount of any Swing Line Advances and Letter of Credit Advances made by the Swing Line Bank or the Issuing Bank, as the case may be, and by any other Revolving Credit Lender and outstanding on the date of such Revolving Credit Borrowing, plus interest accrued and unpaid thereon to and as of such date, available to the Swing Line Bank or the Issuing Bank, as the case may be, and such other Revolving Credit Lenders for repayment of such Swing Line Advances and Letter of Credit Advances.

(b) Each Swing Line Borrowing shall be made on notice, given not later than 2:00 P.M. (New York City time) on the date of the proposed Swing Line Borrowing, by the Borrower to the Swing Line Bank and the Administrative Agent. Each such notice of a Swing Line Borrowing (a "NOTICE OF SWING LINE BORROWING") shall be by telephone, confirmed promptly in writing, or telex or telecopier, specifying therein the requested (i) date of such Borrowing,
     (ii) amount of such Borrowing and (iii) maturity of such Borrowing (which maturity shall be no later than the seventh day after the requested date of such Borrowing). If, in its sole discretion, it elects to make the requested Swing Line Advance, the Swing Line Bank will make the amount thereof available to the Administrative Agent at the Administrative Agent's Account, in same day funds. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in
     Article III, the Administrative Agent will make such funds available to the Borrower by crediting the Borrower's Account. Upon written demand by the Swing Line Bank, with a copy of such demand to the Administrative Agent, each other Revolving Credit Lender shall purchase from the Swing Line Bank, and the Swing Line Bank shall sell and assign to each such other Revolving Credit Lender, such other Lender's Pro Rata Share (which amount shall not exceed any such Lender's Unused Revolving Credit Commitment) of such outstanding Swing Line Advance as of the date of such demand, by making available for the account of its Applicable Lending Office to the Administrative Agent for the account of the Swing Line Bank, by deposit to the Administrative Agent's Account, in same day funds, an amount equal to the portion of the outstanding principal amount of such Swing Line Advance to be purchased by such Lender. The Borrower hereby agrees to each such sale and assignment. Each Revolving Credit Lender agrees to purchase its Pro Rata Share of an outstanding Swing Line Advance on (i) the Business Day on which demand therefor is made by the Swing Line Bank, provided that notice of such demand is given not later than 11:00 A.M. (New York City time) on such Business Day or (ii) the first Business Day next succeeding such demand if notice of such demand is given after such time. Upon any such assignment by the Swing Line Bank to any other Revolving Credit Lender of a portion of a Swing Line Advance, the Swing Line Bank represents and warrants to such other Lender that the Swing Line Bank is the legal and beneficial owner of such interest being assigned by it, but makes no other representation or warranty and assumes no responsibility with respect to such Swing Line Advance, the Loan Documents or any Loan Party. If and to the extent that any Revolving Credit Lender shall not have so made the amount of such Swing Line Advance available to the Administrative Agent, such Revolving Credit Lender agrees to pay to the Administrative Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by the Swing Line Bank until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate. If such Lender shall pay to the Administrative Agent such amount for the account of the Swing Line Bank on any Business Day, such amount so paid in respect of principal shall constitute a Swing Line Advance made by such Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Swing Line Advance made by the Swing Line Bank shall be reduced by such amount on such Business Day.

(c) Anything in subsection (a) above to the contrary notwithstanding, (i) the Borrower may not select Eurodollar Rate Advances for any Borrowing if the aggregate amount of such Borrowing is less than $5,000,000 or if the obligation of the Appropriate Lenders to make Eurodollar Rate Advances shall then be suspended pursuant to Section 2.09(b)(iii) or 2.10(c) or (d) and (ii) the Term A Advances may not be outstanding as part of more than 5 separate Borrowings and the Revolving Credit Advances may not be outstanding as part of more than 6 separate Borrowings.

(d) Each Notice of Borrowing and Notice of Swing Line Borrowing shall be irrevocable and binding on the Borrower. In the case of any Borrowing that the related Notice of Borrowing specifies is to be comprised of Eurodollar Rate Advances, the Borrower shall indemnify each Appropriate Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.

(e) Unless the Administrative Agent shall have received notice from an Appropriate Lender prior to the date of any Borrowing under a Facility under which such Lender has a Commitment that such Lender will not make available to the Administrative Agent such Lender's ratable portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with subsection (a) of this Section 2.02 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay or pay to the Administrative Agent forthwith on demand such corresponding amount and to pay interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid or paid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at such time under Section 2.07 to Advances comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall pay to the Administrative Agent such corresponding amount, such amount so paid shall constitute such Lender's Advance as part of such Borrowing for all purposes. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder. A notice of the Administrative Agent to any Lender with respect to any amount owing under this subsection (e) shall be conclusive, absent manifest error.

(f) The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

Section 2.03 Issuance of and Drawings and Reimbursement Under Letters of Credit.
(a) Request for Issuance. Each Letter of Credit shall be issued upon notice, given not later than 2:00 P.M. (New York City time) on the third Business Day prior to the date of the proposed issuance of such Letter of Credit, by the Borrower to the Issuing Bank, which shall give to the Administrative Agent (which will give each Revolving Credit Lender) prompt notice thereof by telex or telecopier. Each such notice of issuance of a Letter of Credit (a "NOTICE OF ISSUANCE") shall be by telephone, confirmed promptly in writing, or telex or telecopier, specifying therein the requested (A) date of such issuance (which shall be a Business Day), (B) Available Amount of such Letter of Credit, (C) expiration date of such Letter of Credit, (D) name and address of the beneficiary of such Letter of Credit and (E) form of such Letter of Credit, and shall be accompanied by such application and agreement for letter of credit as the Issuing Bank may specify to the Borrower for use in connection with such requested Letter of Credit (a "LETTER OF CREDIT AGREEMENT"). If the requested form of such Letter of Credit is acceptable to the Issuing Bank in its sole discretion, the Issuing Bank will, upon fulfillment of the applicable conditions set forth in Article III, make such Letter of Credit available to the Borrower or as otherwise agreed with the Borrower in connection with such issuance. In the event and to the extent that the provisions of any Letter of Credit Agreement shall conflict with this Agreement, the provisions of this Agreement shall govern. The Issuing Bank shall be under no obligation to issue any Letter of Credit if any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Bank from issuing such Letter of Credit, or any Governmental Regulation applicable to the Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Bank is not otherwise compensated hereunder) not in effect on the Effective Date, or shall impose upon the Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Effective Date and which the Issuing Bank in good faith deems material to it.

(b) Letter of Credit Reports. The Issuing Bank shall furnish (A) to the Administrative Agent on the first Business Day of each week a written report summarizing issuance and expiration dates of Letters of Credit issued during the previous week and drawings during such week under all Letters of Credit, (B) to each Revolving Credit Lender on the first Business Day of each month a written report summarizing issuance and expiration dates of Letters of Credit issued during the preceding month and drawings during such month under all Letters of Credit and (C) to the Administrative Agent and each Revolving Credit Lender on the first Business Day of each calendar quarter a written report setting forth the average daily aggregate Available Amount during the preceding calendar quarter of all Letters of Credit.

(c) Drawing and Reimbursement. (i) Upon any drawing under any Letter of Credit, the Issuing Bank shall notify the Borrower and the Administrative Agent thereof. On the date of any payment by the Issuing Bank under a Letter of Credit (each such date, an "HONOR DATE"), the Borrower shall reimburse the Issuing Bank through the Administrative Agent in an amount equal to the amount of such drawing on (A) the Business Day on which demand therefor is made by the Issuing Bank which made such Advance, provided that notice of such demand is given not later than 11:00 A.M. (New York City time) on such Business Day, or (B) the first Business Day next succeeding such demand if notice of such demand is given after such time. If the Borrower fails to so reimburse the Issuing Bank by such time, the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of unreimbursed drawing and such Lender's Pro Rata Share thereof. The payment by the Issuing Bank of a draft drawn under any Letter of Credit shall constitute for all purposes of this Agreement the making by the Issuing Bank of a Letter of Credit Advance, which shall be a Base Rate Advance, in the amount of such draft. Upon demand by the Issuing Bank, which demand may be given by telephone if immediately confirmed in writing (provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice) with a copy of such demand to the Administrative Agent, each Revolving Credit Lender shall purchase from the Issuing Bank, and the Issuing Bank shall sell and assign to each such Revolving Credit Lender, such Lender's Pro Rata Share of such outstanding Letter of Credit Advance as of the date of such purchase, by making available for the account of its Applicable Lending Office to the Administrative Agent for the account of the Issuing Bank, by deposit to the Administrative Agent's Account, in same day funds, an amount equal to the portion of the outstanding principal amount of such Letter of Credit Advance to be purchased by such Lender. Promptly after receipt thereof, the Administrative Agent shall transfer such funds to the Issuing Bank. The Borrower hereby agrees to each such sale and assignment.

        (ii) Each Revolving Credit Lender agrees to purchase its Pro Rata Share (which amount shall not exceed such Lender's Unused Revolving Credit Commitment) of an outstanding Letter of Credit Advance on
              (A) the Business Day on which demand therefor is made pursuant to
              Section 2.03(c)(i) by the Issuing Bank which made such Advance, provided that notice of such demand is given not later than 11:00 A.M. (New York City time) on such Business Day, or (B) the first Business Day next succeeding such demand if notice of such demand is given after such time.

        (iii) Until each Revolving Credit Lender funds its Letter of Credit Advance pursuant to this Section 2.03(c) to reimburse the Issuing Bank for any amount drawn under any Letter of Credit, interest in respect of such Revolving Credit Lender's Pro Rata Share of such amount shall be solely for the account of the Issuing Bank.

        (iv) Each Revolving Credit Lender's obligation to make Letter of Credit Advances to reimburse the Issuing Bank for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Revolving Credit Lender may have against the Issuing Bank, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default or Event of Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing. Any such reimbursement shall not relieve or otherwise impair the obligation of the Borrower to reimburse the Issuing Bank for the amount of any payment made by the Issuing Bank under any Letter of Credit, together with interest as provided herein.

        (v) If and to the extent that any Revolving Credit Lender shall not have so made the amount of such Letter of Credit Advance available to the Administrative Agent, such Revolving Credit Lender agrees to pay to the Administrative Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by the Issuing Bank until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate for its account or the account of the Issuing Bank, as applicable. If such Lender shall pay to the Administrative Agent such amount for the account of the Issuing Bank on any Business Day, such amount so paid in respect of principal shall constitute a Letter of Credit Advance made by such Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Letter of Credit Advance made by the Issuing Bank shall be reduced by such amount on such Business Day.

(d) Failure to Make Letter of Credit Advances. The failure of any Lender to make the Letter of Credit Advance to be made by it on the date specified in
     Section 2.03(c) shall not relieve any other Lender of its obligation hereunder to make its Letter of Credit Advance on such date, but no Lender shall be responsible for the failure of any other Lender to make the Letter of Credit Advance to be made by such other Lender on such date.

(e) Applicability of ISP 98 and UCP. Unless otherwise expressly agreed by the Issuing Bank and the Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the "International Standby Practices 1998" published by the Institute of International Banking Law and Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each Standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce (the "ICC") at the time of issuance (including the ICC decision published by the Commission on Banking Technique and Practice on April 6, 1998 regarding the European single currency (euro)) shall apply to each commercial Letter of Credit.

Section 2.04 Repayment of Advances. (a) Term A Advances. The Borrower shall repay to the Administrative Agent for the ratable account of the Term A Lenders the aggregate principal amount of the Term A Advances outstanding on the Termination Date.

(b) Revolving Credit Advances. The Borrower shall repay to the Administrative Agent for the ratable account of the Revolving Credit Lenders on the Termination Date in respect of the Revolving Credit Facility the aggregate principal amount of the Revolving Credit Advances then outstanding.

(c) Swing Line Advances. The Borrower shall repay to the Administrative Agent for the account of the Swing Line Bank and each other Revolving Credit Lender that has made a

     Swing Line Advance the outstanding principal amount of each Swing Line Advance made by each of them on the earlier of the maturity date specified in the applicable Notice of Swing Line Borrowing (which maturity shall be no later than the seventh day after the requested date of such Borrowing) and the Termination Date in respect of the Revolving Credit Facility.

(d) Letter of Credit Advances. (i) The Borrower shall repay to the Administrative Agent for the account of the Issuing Bank and each other Revolving Credit Lender that has made a Letter of Credit Advance on the earlier of demand and the Termination Date in respect of the Revolving Credit Facility the outstanding principal amount of each Letter of Credit Advance made by each of them.

            (ii) The Obligations of the Borrower under this Agreement, any Letter of Credit Agreement and any other agreement or instrument relating to any Letter of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, such Letter of Credit Agreement and such other agreement or instrument under all circumstances, including, without limitation, the following circumstances (it being understood that any such payment by the Borrower is without prejudice to, and does not constitute a waiver of, any rights the Borrower might have or might acquire as a result of the payment by the Issuing Bank of any draft or the reimbursement by the Borrower thereof):

(A) any lack of validity or enforceability of any Loan Document, any Letter of Credit Agreement, any Letter of Credit or any other agreement or instrument relating thereto (all of the foregoing being, collectively, the "L/C RELATED DOCUMENTS");

(B) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of the Borrower in respect of any L/C Related Document or any other amendment or waiver of or any consent to departure from all or any of the L/C Related Documents;

(C) the existence of any claim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for which any such beneficiary or any such transferee may be acting), the Issuing Bank or any other Person, whether in connection with the transactions contemplated by the L/C Related Documents or any unrelated transaction;

(D) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(E) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit;

(F) any exchange, release or non-perfection of any Collateral or other collateral, or any release or amendment or waiver of or consent to departure from the Subsidiary Guaranty or any other guarantee, for all or any of the Obligations of the Borrower in respect of the L/C Related Documents; or

(G) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including, without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or a guarantor.

Section 2.05 Termination or Reduction of the Commitments. (a) Optional. The Borrower may, upon at least three Business Days' notice to the Administrative Agent, terminate in whole or reduce in part the unused portions of the Term A Commitments and the Letter of Credit Facility and the Unused Revolving Credit Commitments; provided, however, that each partial reduction of a Facility (i) shall be in an aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof and (ii) shall be made ratably among the Appropriate Lenders in accordance with their Commitments with respect to such Facility.

(b) Mandatory. (i) From time to time after the date of the Term A Borrowing, upon each repayment or prepayment of the Term A Advances, the aggregate Term A Commitments of the Term A Lenders shall be automatically and permanently reduced, on a pro rata basis, by an amount equal to the amount by which the aggregate Term A Commitments immediately prior to such repayment or prepayment exceed the aggregate unpaid principal amount of the Term A Advances outstanding immediately after giving effect to such repayment or prepayment.

            (ii) The Letter of Credit Facility shall be permanently reduced from time to time on the date of each reduction in the Revolving Credit Facility by the amount, if any, by which the amount of the Letter of Credit Facility exceeds the Revolving Credit Facility after giving effect to such reduction of the Revolving Credit Facility.

            (iii) The Swing Line Facility shall be permanently reduced from time to time on the date of each reduction in the Revolving Credit Facility by the amount, if any, by which the amount of the Swing Line Facility exceeds the Revolving Credit Facility after giving effect to such reduction of the Revolving Credit Facility.

            (iv) The Revolving Credit Facility shall be automatically and permanently reduced, on a pro rata basis, on each date on which prepayment thereof is required to be made pursuant to Section 2.06(b) in an amount equal to the Reduction Amount, provided that each such reduction of the Revolving Credit Facility shall be made ratably among the Revolving Credit Lenders in accordance with their Revolving Credit Commitments.

Section 2.06 Prepayments. (a) Optional. The Borrower may, upon at least one Business Day's notice in the case of Base Rate Advances and three Business Days' notice in the case of Eurodollar Rate Advances, in each case to the Administrative Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding aggregate principal amount of the Advances comprising part of the same Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the aggregate principal amount prepaid; provided, however, that (x) each partial prepayment shall be in an aggregate principal amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof and
(y) if any prepayment of a Eurodollar Rate Advance is made on a date other than the last day of an Interest Period for such Advance, the Borrower shall also pay any amounts owing pursuant to Section 9.04(c). Each such prepayment of any Advances shall be applied first to the Borrowings thereunder consisting of Base Rate Advances and second, to Borrowings thereunder consisting of Eurodollar Rate Advances, in direct order of interest rate maturity.

(b) Mandatory. (i) The Borrower shall, on the 45th day following December 31, 2001 and June 30, 2002, prepay an aggregate principal amount of the Term A Advances comprising part of the same Borrowings in an amount equal to 75% of the amount of Excess Cash Flow for each such two fiscal quarter period. Each such prepayment shall be applied to the Term A Facility (applying any such prepayments first to Borrowings thereunder consisting of Base Rate Advances and second, to Borrowings thereunder consisting of Eurodollar Rate Advances, in direct order of interest rate maturity).

            (ii) The Borrower shall, on the date of receipt of the Net Cash Proceeds by any Loan Party or any of its Subsidiaries from (A) the sale, lease, transfer or other disposition of any assets of any Loan Party or any of its Subsidiaries (other than (1) any such Net Cash Proceeds less than or equal to $1 million and not exceeding $1 million in the aggregate in any Fiscal Year and (2) any sale, lease, transfer or other disposition of assets pursuant to clause (i) or (ii) of Section 5.02(e)), (B) the incurrence or issuance by any Loan Party or any of its Subsidiaries of any Debt (other than Debt incurred or issued pursuant to clause (ii) or (iv) of Section 5.02(b)), (C) the sale or issuance by any Loan Party or any of its Subsidiaries of any Equity Interests (including, without limitation, receipt of any capital contribution) and (D) any Extraordinary Receipt received by or paid to or for the account of any Loan Party or any of its Subsidiaries and not otherwise included in clause (A), (B) or (C) above, prepay an aggregate principal amount of the Advances comprising part of the same Borrowings in an amount equal to (x) in the case of any event described in clauses (A), (B) or (D) above, 100% and (y) in the case of any event described in clause (C) above, (i) until such time as the Borrower has raised at least $300,000,000 from issuances of Debt or equity of the kind described in clauses
(B) or (C) above, 100% and (ii) thereafter, 75%, in each case of the amount of such Net Cash Proceeds. Each such prepayment pertaining to clauses (A), (B), (C) or (D) above shall be applied first to the Term A Facility and second, to the extent no Term A Advances remain outstanding, to reduce permanently the Revolving Credit Facility as set forth in clause (v) below; provided, however, that upon the occurrence of an Event of Default, any such prepayment pertaining to clause (A) above shall be applied to the pay down the Facilities on a pro rata basis.

            (iii) The Borrower shall, on each Business Day, prepay an aggregate principal amount of the Revolving Credit Advances comprising part of the same Borrowings, the Letter of Credit Advances and the Swing Line Advances and deposit an amount in the L/C Cash Collateral Account in an amount equal to the amount by which (A) the sum of the aggregate principal amount of (x) the Revolving Credit Advances, (y) the Letter of Credit Advances and (z) the Swing Line Advances then outstanding plus the aggregate Available Amount of all Letters of Credit then outstanding exceeds (B) the Revolving Credit Facility on such Business Day.

            (iv) The Borrower shall, on each Business Day, pay to the Administrative Agent for deposit in the L/C Cash Collateral Account an amount sufficient to cause the aggregate amount on deposit in the L/C Cash Collateral Account to equal the amount by which the aggregate Available Amount of all Letters of Credit then outstanding exceeds the Letter of Credit Facility on such Business Day.

            (v) Prepayments of the Revolving Credit Facility made pursuant to clause (ii) or (iii) above shall be first applied to prepay Letter of Credit Advances then outstanding until such Advances are paid in full, second applied to prepay Swing Line Advances then outstanding until such Advances are paid in full, third applied to prepay Revolving Credit Advances then outstanding comprising part of the same Borrowings until such Advances are paid in full, and fourth deposited in the L/C Cash Collateral Account to cash collateralize 100% of the Available Amount of the Letters of Credit then outstanding; and, in the case of prepayments of the Revolving Credit Facility required pursuant to clause
(ii) above, the amount remaining (if any) after the repayment in full of the Revolving Credit Advances then outstanding and the 100% cash collateralization of the aggregate Available Amount of Letters of Credit then outstanding (the sum of such prepayment amounts in respect of the Revolving Credit Facility and remaining amount being referred to herein as the "REDUCTION AMOUNT") may be retained by the Borrower and the Revolving Credit Facility shall be permanently reduced as set forth in Section 2.05(b)(iv). Each such prepayment of the Revolving Credit Facility shall be applied first to the Borrowings thereunder consisting of Base Rate Advances and second, to Borrowings thereunder consisting of Eurodollar Rate Advances, in direct order of interest rate maturity.

            (vi) All prepayments under this subsection (b) shall be made together with accrued interest to the date of such prepayment on the principal amount prepaid.

Section 2.07 Interest. (a) Scheduled Interest. The Borrower shall pay interest on the unpaid principal amount of each Advance owing to each Lender from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

(i) Base Rate Advances. During such periods as such Advance is a Base Rate Advance, a rate per annum equal at all times to the sum of (A) the Base Rate in effect from time to time plus (B) the Applicable Margin in effect from time to time, payable in arrears quarterly on the last day of each March, June, September and December during such periods and on the date such Base Rate Advance shall be Converted or paid in full.

(ii) Eurodollar Rate Advances. During such periods as such Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of (A) the Eurodollar Rate for such Interest Period for such Advance plus (B) the Applicable Margin in effect on the first day of such Interest Period, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such Eurodollar Rate Advance shall be Converted or paid in full.

(b) Default Interest. Upon the occurrence and during the continuance of a Default under Section 6.01(a) or (f), the Borrower shall pay interest on
     (i) the unpaid principal amount of each Advance owing to each Lender, payable in arrears on the dates referred to in clause (a)(i) or (a)(ii) above and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Advance pursuant to clause (a)(i) or (a)(ii) above and (ii) to the fullest extent permitted by law, the amount of any interest, fee or other amount payable under the Loan Documents that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid, in the case of interest, on the Type of Advance on which such interest has accrued pursuant to clause (a)(i) or
     (a)(ii) above and, in all other cases, on Base Rate Advances pursuant to clause (a)(i) above.

(c) Notice of Interest Period and Interest Rate. Promptly after receipt of a Notice of Borrowing pursuant to Section 2.02(a), a notice of Conversion pursuant to Section 2.09 or a notice of selection of an Interest Period pursuant to the terms of the definition of "Interest Period", the Administrative Agent shall give notice to the Borrower and each Appropriate Lender of the applicable Interest Period and the applicable interest rate determined by the Administrative Agent for purposes of clause (a)(i) or
     (a)(ii) above.

Section 2.08 Fees. (a) Commitment Fee. The Borrower shall pay to the Administrative Agent for the account of the Lenders a commitment fee, from the Effective Date in the case of each Initial Lender and from the effective date specified in the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender until the Termination Date, payable in arrears on the date of the initial Borrowing hereunder, thereafter on September 30, 2001, December 31, 2001, March 31, 2002, June 30, 2002, and September 30, 2002,
and on the Termination Date, at the rate of 1/2 of 1% per annum on the average daily unused portion of each Appropriate Lender's Term A Commitment and on the sum of the average daily Unused Revolving Credit Commitment of such Lender plus its Pro Rata Share of the average daily outstanding Swing Line Advances during such quarter; provided, however, that any commitment fee accrued with respect to any of the Commitments of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrower so long as such Lender shall be a Defaulting Lender except to the extent that such commitment fee shall otherwise have been due and payable by the Borrower prior to such time; and provided further that no commitment fee shall accrue on any of the Commitments of a Defaulting Lender so long as such Lender shall be a Defaulting Lender.

(b) Letter of Credit Fees, Etc. (i) The Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender a commission, payable in arrears quarterly on September 30, 2001, December 31, 2001, March 31, 2002, June 30, 2002, and September 30, 2002, and on the
     Termination Date, on such Lender's Pro Rata Share of the average daily aggregate Available Amount during such quarter of all Letters of Credit outstanding from time to time at the rate per annum equal to the Applicable Margin in effect from time to time for Eurodollar Advances.

            (ii) The Borrower shall pay to each Issuing Bank, for its own account, (A) a fronting fee for each Letter of Credit in an amount equal to 0.125% of the Available Amount of such Letter of Credit on the date of issuance of such Letter of Credit, payable on such date and (B) such other commissions, fronting fees, transfer fees and other fees and charges in connection with the issuance of administration of each Letter of Credit as the Borrower and the Issuing Bank shall agree.

(c) Agents' Fees. The Borrower shall pay to each Agent for its own account such fees as may from time to time be agreed between the Borrower and such Agent.

(d) Amendment Fee. The Borrower shall pay to the Administrative Agent for the account of the Lenders an amendment fee, payable on the Closing Date, in an amount equal to 1% of the amount of each Lender's Commitment hereunder (the "AMENDMENT FEE").

Section 2.09 Conversion of Advances. (a) Optional. The Borrower may on any Business Day, upon notice given to the Administrative Agent not later than 1:00 P.M. (New York City time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Sections 2.07 and 2.10, Convert all or any portion of the Advances of one Type comprising the same Borrowing into Advances of the other Type; provided, however, that any Conversion of Eurodollar Rate Advances into Base Rate Advances shall be made only on the last day of an Interest Period for such Eurodollar Rate Advances, any Conversion of Base Rate Advances into Eurodollar Rate Advances shall be in an amount not less than the minimum amount specified in Section 2.02(c), no Conversion of any Advances shall result in more separate Borrowings than permitted under Section 2.02(c) and each Conversion of Advances comprising part of the same Borrowing under any Facility shall be made ratably among the Appropriate Lenders in accordance with their Commitments under such Facility. Each such notice of Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Advances to be Converted and
(iii) if such Conversion is into Eurodollar Rate Advances, the duration of the initial Interest Period for such Advances. Each notice of Conversion shall be irrevocable and binding on the Borrower.

(b) Mandatory. (i) On the date on which the aggregate unpaid principal amount of Eurodollar Rate Advances comprising any Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $5,000,000, such Advances shall automatically Convert into Base Rate Advances.

            (ii) If the Borrower shall fail to select the duration of any Interest Period for any Eurodollar Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01, then the Borrower shall be deemed to have elected an Interest Period of one month.

            (iii) Upon the occurrence and during the continuance of any Default,
(x) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (y) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended.

Section 2.10 Increased Costs, Etc. (a) If, due to either (i) the introduction after the date hereof of or any change after the date hereof in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request made after the date hereof from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Lender Party of agreeing to make or of making, funding or maintaining Eurodollar Rate Advances or of agreeing to issue or of issuing or maintaining or participating in Letters of Credit or of agreeing to make or of making or maintaining Letter of Credit Advances (excluding, for purposes of this Section 2.10, any such increased costs resulting from (x) Taxes or Other Taxes (as to which Section 2.12 shall govern) and (y) changes in the basis of taxation of overall net income or overall gross income by the United States or by the foreign jurisdiction or state under the laws of which such Lender Party is organized or has its

Applicable Lending Office or any political subdivision thereof), then the Borrower shall from time to time, upon demand by such Lender Party (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender Party additional amounts sufficient to compensate such Lender Party for such increased cost; provided, however, that a Lender Party claiming additional amounts under this Section 2.10(a) agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such a designation would avoid the need for, or reduce the amount of, such increased cost that may thereafter accrue and would not, in the reasonable judgment of such Lender Party, be otherwise disadvantageous to such Lender Party. A certificate as to the amount of such increased cost, submitted to the Borrower by such Lender Party, shall be conclusive and binding for all purposes, absent manifest error. No Lender Party shall be entitled to such compensation in connection with matters that arose more than 180 days prior to the date such Lender Party notifies the Borrower of such matters giving rise to such request for compensation.

(b) If, due to either (i) the introduction after the date hereof of or any change after the date hereof in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request made after the date hereof from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the amount of capital required or expected to be maintained by any Lender Party or any corporation controlling such Lender Party as a result of or based upon the existence of such Lender Party's commitment to lend or to issue or participate in Letters of Credit hereunder and other commitments of such type or the issuance or maintenance of or participation in the Letters of Credit (or similar contingent obligations), then, upon demand by such Lender Party or such corporation (with a copy of such demand to the Administrative Agent), the Borrower shall pay to the Administrative Agent for the account of such Lender Party, from time to time as specified by such Lender Party, additional amounts sufficient to compensate such Lender Party in the light of such circumstances, to the extent that such Lender Party reasonably determines such increase in capital to be allocable to the existence of such Lender Party's commitment to lend or to issue or participate in Letters of Credit hereunder or to the issuance or maintenance of or participation in any Letters of Credit. A certificate as to such amounts submitted to the Borrower by such Lender Party shall be conclusive and binding for all purposes, absent manifest error. No Lender Party shall be entitled to such compensation in connection with matters that arose more than 180 days prior to the date such Lender Party notifies the Borrower of such matters giving rise to such request for compensation.

(c) If, with respect to any Eurodollar Rate Advances under any Facility, Lenders owed at least a majority of the then aggregate unpaid principal amount thereof notify the Administrative Agent that the Eurodollar Rate for any Interest Period for such Advances will not adequately reflect the cost to such Lenders of making, funding or maintaining their Eurodollar Rate Advances for such Interest Period, the Administrative Agent shall forthwith so notify the Borrower and the Appropriate Lenders, whereupon (i) each such Eurodollar Rate Advance under such Facility will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (ii) the obligation of the Appropriate Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the

     Borrower that such Lenders have determined that the circumstances causing such suspension no longer exist.

(d) Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation of any law or regulation shall make it unlawful, or any central bank or other governmental authority shall assert that it is unlawful, for any Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances hereunder, then, on notice thereof and demand therefor by such Lender to the Borrower through the Administrative Agent, (i) each Eurodollar Rate Advance under each Facility under which such Lender has a Commitment will automatically, upon such demand, Convert into a Base Rate Advance and (ii) the obligation of the Appropriate Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower that such Lender has determined that the circumstances causing such suspension no longer exist; provided, however, that, before making any such demand, such Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Eurodollar Lending Office if the making of such a designation would allow such Lender or its Eurodollar Lending Office to continue to perform its obligations to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances and would not, in the judgment of such Lender, be otherwise disadvantageous to such Lender.

Section 2.11 Payments and Computations. (a) The Borrower shall make each payment hereunder and under the Notes, irrespective of any right of counterclaim, defense, recoupment or set-off (except as otherwise provided in Section 2.15), not later than 1:00 P.M. (New York City time) on the day when due in U.S. dollars to the Administrative Agent at the Administrative Agent's Account in same day funds, with payments being received by the Administrative Agent after such time being deemed to have been received on the next succeeding Business Day. The Administrative Agent will promptly thereafter cause like funds to be distributed (i) if such payment by the Borrower is in respect of principal, interest, commitment fees or any other Obligation then payable hereunder and under the Notes to more than one Lender Party, to such Lender Parties for the account of their respective Applicable Lending Offices ratably in accordance with the amounts of such respective Obligations then payable to such Lender Parties and (ii) if such payment by the Borrower is in respect of any Obligation then payable hereunder to one Lender Party, to such Lender Party for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to
Section 9.07(e), from and after the effective date of such Assignment and Acceptance, the Administrative Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender Party assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

(b) The Borrower hereby authorizes each Lender Party and each of its Affiliates, if and to the extent payment owed to such Lender Party is not made when due hereunder or, in the case of a Lender, under the Note held by such Lender, to charge from time to time, to the fullest extent permitted by law, against any or all of the Borrower's accounts with such Lender Party or such Affiliate any amount so due.

(c) All computations of interest based on the Base Rate shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Eurodollar Rate or the Federal Funds Rate and of fees and Letter of Credit commissions shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, fees or commissions are payable. Each determination by the Administrative Agent of an interest rate, fee or commission hereunder shall be conclusive and binding for all purposes, absent manifest error.

(d) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or commitment fee, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

(e) If the Administrative Agent receives funds for application to the Obligations under the Loan Documents under circumstances for which the Loan Documents do not specify the Advances or the Facility to which, or the manner in which, such funds are to be applied, the Administrative Agent may, but shall not be obligated to, elect to distribute such funds to each Lender Party ratably in accordance with such Lender Party's proportionate share of the principal amount of all outstanding Advances and the Available Amount of all Letters of Credit then outstanding, in repayment or prepayment of such of the outstanding Advances or other Obligations owed to such Lender Party, and for application to such principal installments, as the Administrative Agent shall direct.

(f) Unless the Borrower has notified the Administrative Agent prior to the date any payment is required to be made by it to the Administrative Agent or any Lender hereunder, that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has timely made such payment and may (but shall not be required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in immediately available funds, then each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in immediately available funds, at the Federal Funds Rate from time to time in effect. A notice of the Administrative Agent to any Lender with respect to any amount owing under this subsection (f) shall be conclusive, absent manifest error.

Section 2.12 Taxes. (a) Any and all payments by or for the account of the Borrower hereunder or under the Notes or other Loan Documents shall be made, in accordance with Section 2.11, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender Party and each Agent, taxes that are imposed on its overall net income by the United States and taxes that are imposed on its overall net income by the state or foreign jurisdiction under the laws of which such Lender Party or such Agent, as the case may be, is organized or any political subdivision thereof and, in the case of each Lender Party, taxes that are imposed on its overall net income by the state or foreign jurisdiction of such Lender Party's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder or under the Notes being hereinafter referred to as "TAXES"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note or other Loan Document to any Lender Party or any Agent, (i) the sum payable by the Borrower shall be increased as may be necessary so that after the Borrower and the Administrative Agent have made all required deductions (including deductions applicable to additional sums payable under this Section 2.12) such Lender Party or such Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make all such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

(b) In addition, the Borrower shall pay any present or future stamp, documentary, excise, property or similar taxes, charges or levies that arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of, performance under, or otherwise with respect to, this Agreement or the Notes, or with respect to the transfer of Notes in accordance with the provisions of Section 9.07 (hereinafter referred to as "OTHER TAXES").

(c) The Borrower shall indemnify each Lender Party and each Agent for and hold them harmless against the full amount of Taxes and Other Taxes, and for the full amount of taxes of any kind imposed by any jurisdiction on amounts payable under this Section 2.12, imposed on or paid by such Lender Party or such Agent (as the case may be) and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Lender Party or such Agent (as the case may be) makes written demand therefor.

(d) Within 30 days after the date of any payment of Taxes, the Borrower shall furnish to the Administrative Agent, at its address referred to in Section 9.02, the original or a certified copy of a receipt evidencing such payment. In the case of any payment hereunder or under the Notes by or on behalf of the Borrower through an account or branch outside the United States or by or on behalf of the Borrower by a payor that is not a United States person, if the Borrower determines that no Taxes are payable in respect thereof, the Borrower shall furnish, or shall cause such payor to furnish, to the Administrative Agent, at such address, an opinion of counsel acceptable to the Administrative Agent stating that such payment is exempt from Taxes. For purposes of subsections (d) and (e) of this

     Section 2.12, the terms "UNITED STATES" and "UNITED STATES PERSON" shall have the meanings specified in Section 7701 of the Internal Revenue Code.

(e) Each Lender Party organized under the laws of a jurisdiction outside the United States shall, on or prior to the date of its execution and delivery of this Agreement in the case of each Initial Lender Party and on the date of the Assignment and Acceptance pursuant to which it becomes a Lender Party in the case of each other Lender Party, and from time to time thereafter as requested in writing by the Borrower (but only so long thereafter as such Lender Party remains lawfully able to do so), provide each of the Administrative Agent and the Borrower with two original Internal Revenue Service forms W-8ECI or W-8BEN (and if such Lender delivers a form W-8BEN, a certificate representing that such Lender Party is not a "bank" for purposes of Section 881(c) of the Internal Revenue Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code) of the Borrower and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Internal Revenue Code)), as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that such Lender Party is exempt from or entitled to a reduced rate of United States withholding tax on payments pursuant to this Agreement or the Notes. If the forms provided by a Lender Party at the time such Lender Party first becomes a party to this Agreement indicate a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Lender Party provides the appropriate forms certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such forms; provided, however, that if, at the effective date of the Assignment and Acceptance pursuant to which a Lender Party becomes a party to this Agreement, the Lender Party assignor was entitled to payments under subsection (a) of this Section 2.12 in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Lender Party assignee on such date. If any form or document referred to in this subsection (e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service form W-8BEN or W-8ECI (or the related certificate described above), that the applicable Lender Party reasonably considers to be confidential, such Lender Party shall give notice thereof to the Borrower and shall not be obligated to include in such form or document such confidential information.

(f) For any period with respect to which a Lender Party has failed to provide the Borrower with the appropriate form described in subsection (e) above (other than if such failure is due to a change in law occurring after the date on which a form originally was required to be provided or if such form otherwise is not required under subsection (e) above), such Lender Party shall not be entitled to indemnification under subsection (a) or (c) of this Section 2.12 with respect to Taxes imposed by the United States by reason of such failure; provided, however, that should a Lender Party become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender Party shall reasonably request to assist such Lender Party to recover such Taxes.

(g)  Any Lender Party claiming any additional amounts payable pursuant to this
     Section 2.12 agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Eurodollar Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Lender Party, be otherwise disadvantageous to such Lender Party.

(h) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section 2.12 shall survive the payment in full of the principal of and interest on all Advances made hereunder.

Section 2.13 Sharing of Payments, Etc. If any Lender Party shall obtain at any time any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise, other than as a result of an assignment pursuant to Section 9.07) (a) on account of Obligations due and payable to such Lender Party hereunder and under the Notes at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender Party at such time to (ii) the aggregate amount of the Obligations due and payable to all Lender Parties hereunder and under the Notes at such time) of payments on account of the Obligations due and payable to all Lender Parties hereunder and under the Notes at such time obtained by all the Lender Parties at such time or (b) on account of Obligations owing (but not due and payable) to such Lender Party hereunder and under the Notes at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing to such Lender Party at such time to (ii) the aggregate amount of the Obligations owing (but not due and payable) to all Lender Parties hereunder and under the Notes at such time) of payments on account of the Obligations owing (but not due and payable) to all Lender Parties hereunder and under the Notes at such time obtained by all of the Lender Parties at such time, such Lender Party shall forthwith purchase from the other Lender Parties such interests or participating interests in the Obligations due and payable or owing to them, as the case may be, as shall be necessary to cause such purchasing Lender Party to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender Party, such purchase from each other Lender Party shall be rescinded and such other Lender Party shall repay to the purchasing Lender Party the purchase price to the extent of such Lender Party's ratable share (according to the proportion of (i) the purchase price paid to such Lender Party to (ii) the aggregate purchase price paid to all Lender Parties) of such recovery together with an amount equal to such Lender Party's ratable share (according to the proportion of (i) the amount of such other Lender Party's required repayment to (ii) the total amount so recovered from the purchasing Lender Party) of any interest or other amount paid or payable by the purchasing Lender Party in respect of the total amount so recovered; provided further that, so long as the Obligations under the Loan Documents shall not have been accelerated, any excess payment received by any Appropriate Lender shall be shared on a pro rata basis only with other Appropriate Lenders. The Borrower agrees that any Lender Party so purchasing an interest or participating interest from another Lender Party pursuant to this Section 2.13 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such interest or participating interest, as the case may be, as fully as if such Lender Party were the direct creditor of the Borrower in the amount of such interest or participating interest, as the case may be.

Section 2.14 Use of Proceeds. The proceeds of the Term A Advances shall be available (and the Borrower agrees that it shall use such proceeds) solely to finance, in part, the Refinancing and to pay fees and expenses incurred in connection with the Transaction. The proceeds of the Revolving Credit Advances and the issuances of Letters of Credit shall be available (and the Borrower agrees that it shall use such proceeds and Letters of Credit) solely to finance, in part, the Refinancing and to provide working capital for the Borrower and its Subsidiaries and other general corporate purposes.

Section 2.15 Defaulting Lenders. (a) In the event that, at any one time, (i) any Lender Party shall be a Defaulting Lender, (ii) such Defaulting Lender shall owe a Defaulted Advance to the Borrower and (iii) the Borrower shall be required to make any payment hereunder or under any other Loan Document to or for the account of such Defaulting Lender, then the Borrower may, so long as no Default shall occur or be continuing at such time and to the fullest extent permitted by applicable law, set off and otherwise apply the Obligation of the Borrower to make such payment to or for the account of such Defaulting Lender against the obligation of such Defaulting Lender to make such Defaulted Advance. In the event that, on any date, the Borrower shall so set off and otherwise apply its obligation to make any such payment against the obligation of such Defaulting Lender to make any such Defaulted Advance on or prior to such date, the amount so set off and otherwise applied by the Borrower shall constitute for all purposes of this Agreement and the other Loan Documents an Advance by such Defaulting Lender made on the date of such setoff under the Facility pursuant to which such Defaulted Advance was originally required to have been made pursuant to Section 2.01. Such Advance shall be considered, for all purposes of this Agreement, to comprise part of the Borrowing in connection with which such Defaulted Advance was originally required to have been made pursuant to Section 2.01, even if the other Advances comprising such Borrowing shall be Eurodollar Rate Advances on the date such Advance is deemed to be made pursuant to this subsection (a). The Borrower shall notify the Administrative Agent at any time the Borrower exercises its right of set-off pursuant to this subsection (a) and shall set forth in such notice (A) the name of the Defaulting Lender and the Defaulted Advance required to be made by such Defaulting Lender and (B) the amount set off and otherwise applied in respect of such Defaulted Advance pursuant to this subsection (a). Any portion of such payment otherwise required to be made by the Borrower to or for the account of such Defaulting Lender which is paid by the Borrower, after giving effect to the amount set off and otherwise applied by the Borrower pursuant to this subsection (a), shall be applied by the Administrative Agent as specified in subsection (b) or (c) of this Section 2.15.

(b) In the event that, at any one time, (i) any Lender Party shall be a Defaulting Lender, (ii) such Defaulting Lender shall owe a Defaulted Amount to any Agent or any of the other Lender Parties and (iii) the Borrower shall make any payment hereunder or under any other Loan Document to the Administrative Agent for the account of such Defaulting Lender, then the Administrative Agent may, on its behalf or on behalf of such other Agents or such other Lender Parties and to the fullest extent permitted by applicable law, apply at such time the amount so paid by the Borrower to or for the account of such Defaulting Lender to the payment of each such Defaulted Amount to the extent required to pay such Defaulted Amount. In the event that the Administrative Agent shall so apply any such amount to the payment of any such Defaulted Amount on any date, the amount so applied by the Administrative Agent shall constitute for all purposes of this Agreement and the other Loan Documents payment, to such extent, of such Defaulted Amount on such date. Any such amount so applied by the Administrative Agent shall be retained by the Administrative Agent or distributed by the Administrative Agent to such other Agents or such other Lender Parties, ratably in accordance with the respective portions of such Defaulted Amounts payable at such time to the Administrative Agent, such other Agents and such other Lender Parties and, if the amount of such payment made by the Borrower shall at such time be insufficient to pay all Defaulted Amounts owing at such time to the Administrative Agent, such other Agents and such other Lender Parties, in the following order of priority:

        (i) first, to the Agents for any Defaulted Amounts then owing to them, in their capacities as such, ratably in accordance with such respective Defaulted Amounts then owing to the Agents;

        (ii) second, to the Issuing Bank and the Swing Line Bank for any Defaulted Amounts then owing to them, in their capacities as such, ratably in accordance with such respective Defaulted Amounts then owing to the Issuing Bank and the Swing Line Bank; and

        (iii) third, to any other Lender Parties for any Defaulted Amounts then owing to such other Lender Parties, ratably in accordance with such respective Defaulted Amounts then owing to such other Lender Parties.

Any portion of such amount paid by the Borrower for the account of such Defaulting Lender remaining, after giving effect to the amount applied by the Administrative Agent pursuant to this subsection (b), shall be applied by the Administrative Agent as specified in subsection (c) of this Section 2.15.

(c) In the event that, at any one time, (i) any Lender Party shall be a Defaulting Lender, (ii) such Defaulting Lender shall not owe a Defaulted Advance or a Defaulted Amount and (iii) the Borrower, any Agent or any other Lender Party shall be required to pay or distribute any amount hereunder or under any other Loan Document to or for the account of such Defaulting Lender, then the Borrower or such Agent or such other Lender Party shall pay such amount to the Administrative Agent to be held by the Administrative Agent, to the fullest extent permitted by applicable law, in escrow or the Administrative Agent shall, to the fullest extent permitted by applicable law, hold in escrow such amount otherwise held by it. Any funds held by the Administrative Agent in escrow under this subsection (c) shall be deposited by the Administrative Agent in an account with Bank of America, in the name and under the control of the Administrative Agent, but subject to the provisions of this subsection (c). The terms applicable to such account, including the rate of interest payable with respect to the credit balance of such account from time to time, shall be Bank of America's standard terms applicable to escrow accounts maintained with it. Any interest credited to such account from time to time shall be held by the Administrative Agent in escrow under, and applied by the Administrative Agent from time to time in accordance with the provisions of, this subsection (c). The

     Administrative Agent shall, to the fullest extent permitted by applicable law, apply all funds so held in escrow from time to time to the extent necessary to make any Advances required to be made by such Defaulting Lender and to pay any amount payable by such Defaulting Lender hereunder and under the other Loan Documents to the Administrative Agent or any other Lender Party, as and when such Advances or amounts are required to be made or paid and, if the amount so held in escrow shall at any time be insufficient to make and pay all such Advances and amounts required to be made or paid at such time, in the following order of priority:

        (i) first, to the Agents for any amounts then due and payable by such Defaulting Lender to them hereunder, in their capacities as such, ratably in accordance with such respective amounts then due and payable to the Agents;

        (ii) second, to the Issuing Bank and the Swing Line Bank for any amounts then due and payable to them hereunder, in their capacities as such, by such Defaulting Lender, ratably in accordance with such respective amounts then due and payable to the Issuing Bank and the Swing Line Bank;

        (iii) third, to any other Lender Parties for any amount then due and payable by such Defaulting Lender to such other Lender Parties hereunder, ratably in accordance with such respective amounts then due and payable to such other Lender Parties; and

        (iv) fourth, to the Borrower for any Advance then required to be made by such Defaulting Lender pursuant to a Commitment of such Defaulting Lender.

In the event that any Lender Party that is a Defaulting Lender shall, at any time, cease to be a Defaulting Lender, any funds held by the Administrative Agent in escrow at such time with respect to such Lender Party shall be distributed by the Administrative Agent to such Lender Party and applied by such Lender Party to the Obligations owing to such Lender Party at such time under this Agreement and the other Loan Documents ratably in accordance with the respective amounts of such Obligations outstanding at such time.

(d) The rights and remedies against a Defaulting Lender under this Section 2.15 are in addition to other rights and remedies that the Borrower may have against such Defaulting Lender with respect to any Defaulted Advance and that any Agent or any Lender Party may have against such Defaulting Lender with respect to any Defaulted Amount.

Section 2.16 Evidence of Debt. (a) Each Lender Party shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Advance owing to such Lender Party from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder. The Borrower agrees that upon notice by any Lender Party to the Borrower (with a copy of such notice to the Administrative Agent) to the effect that a promissory note or other evidence of indebtedness is required or appropriate in order for such Lender Party to evidence (whether for purposes of pledge, enforcement or otherwise) the Advances owing to, or to be made by, such Lender Party, the Borrower shall promptly execute and deliver to such Lender Party, with a copy to the Administrative Agent, a Revolving Credit Note and a Term A Note, as applicable, in substantially the form of Exhibits A-1 and A-2 hereto, respectively, payable to the order of such Lender Party in a principal amount equal to the Revolving Credit Commitment and the Term A Commitment, respectively, of such Lender Party. All references to Notes in the Loan Documents shall mean Notes, if any, to the extent issued hereunder.

(b) The Register maintained by the Administrative Agent pursuant to Section 9.07(e) shall include a control account, and a subsidiary account for each Lender Party, in which accounts (taken together) shall be recorded (i) the date and amount of each Borrowing made hereunder, the Type of Advances comprising such Borrowing and, if appropriate, the Interest Period applicable thereto, (ii) the terms of each Assignment and Acceptance delivered to and accepted by it, (iii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender Party hereunder, and (iv) the amount of any sum received by the Administrative Agent from the Borrower hereunder and each Lender Party's share thereof.

(c) Entries made in good faith by the Administrative Agent in the Register pursuant to subsection (b) above, and by each Lender Party in its account or accounts pursuant to subsection (a) above, shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to, in the case of the Register, each Lender Party and, in the case of such account or accounts, such Lender Party, under this Agreement, absent manifest error; provided, however, that the failure of the Administrative Agent or such Lender Party to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrower under this Agreement.

                                  ARTICLE III

                            CONDITIONS OF LENDING AND
                         ISSUANCES OF LETTERS OF CREDIT

Section 3.01 Conditions Precedent to Initial Extension of Credit. The obligation of each Lender to make an Advance or of the Issuing Bank to issue a Letter of Credit on the occasion of the Initial Extension of Credit hereunder is subject to the satisfaction of the following conditions precedent before or concurrently with the Initial Extension of Credit:

        (a) The Administrative Agent shall have received on or before the day of the Initial Extension of Credit the following, each dated such day (unless otherwise specified), in form and substance satisfactory to the Lenders (unless otherwise specified) and (except for the Notes) in sufficient copies for each Lender Party:

        (i)   The Notes payable to the order of each Lender who requests Notes.

        (ii) Security Agreements in substantially the form of Exhibits D-1 and D-2 hereto (together with each other security agreement and security agreement supplement delivered pursuant to Section 5.01(i), in each case as amended, the "SECURITY AGREEMENTS"), and the collateral trust agreement in substantially the form of Exhibit

              D-3 hereto (the "COLLATERAL TRUST AGREEMENT") duly executed by each Loan Party, together with:

              (A) certificates representing the Pledged Shares referred to therein accompanied by undated stock powers executed in blank and instruments evidencing the Pledged Debt indorsed in blank,

              (B) executed copies of proper financing statements, to be filed under the Uniform Commercial Code of all jurisdictions that the Administrative Agent may deem necessary or desirable in order to perfect and protect the first priority liens and security interests created under the Security Agreements, covering the Collateral described in the Security Agreements,

              (C) completed requests for information, dated on or before the date of the Initial Extension of Credit, listing all effective financing statements filed in the jurisdictions referred to in clause (B) above that name any Loan Party as debtor, together with copies of such other financing statements,

              (D) evidence of the completion of all other recordings and filings of or with respect to the Security Agreements that the Administrative Agent may deem necessary or desirable in order to perfect and protect the Liens created thereby,

              (E) evidence of the insurance required by the terms of the Security Agreements,

              (F) copies of the Assigned Agreements referred to in the Security Agreements, together with a consent to such assignment, in substantially the form of Exhibit B to the Security Agreements, duly executed by each party to such Assigned Agreements other than the Loan Parties,

              (G) evidence that all other action that the Administrative Agent may deem necessary or desirable in order to perfect and protect the first priority liens and security interests created under the Security Agreements has been taken (including, without limitation, receipt of duly executed payoff letters, UCC-3 termination statements and landlords' and bailees' waiver and consent agreements).

        (iii) Certified copies of the resolutions of the Board of Directors of each Loan Party approving the Transaction and each Transaction Document to which it is or is to be a party, and of all documents evidencing other necessary corporate action and governmental and other third party approvals and consents (including, without limitation, approvals and consents of any HMO Regulators and Insurance Regulators), if any, with respect to the Transaction and each Transaction Document to which it is or is to be a party.

        (iv) A copy of a certificate of the Secretary of State of the jurisdiction of incorporation of each Loan Party, dated reasonably near the date of the Initial Extension of Credit, certifying (A) as to a true and correct copy of the charter of such Loan Party and each amendment thereto on file in such Secretary's office and
              (B) that (1) such amendments are the only amendments to such Loan Party's charter on file in such

               Secretary's office, (2) such Loan Party has paid all franchise taxes to the date of such certificate and (C) such Loan Party is duly incorporated and in good standing or presently subsisting under the laws of the State of the jurisdiction of its incorporation.

        (v) A copy of a certificate of the Secretary of State (or equivalent governmental authority) of each jurisdiction in which each Loan Party is qualified or licensed as a foreign corporation, dated reasonably near the date of the Initial Extension of Credit, stating that such Loan Party is duly qualified and in good standing as a foreign corporation in such State and has filed all annual reports required to be filed to the date of such certificate.

        (vi) A certificate of each Loan Party, signed on behalf of such Loan Party by its President or a Vice President and its Secretary or any Assistant Secretary, dated the date of the Initial Extension of Credit (the statements made in which certificate shall be true on and as of the date of the Initial Extension of Credit), certifying as to (A) the absence of any amendments to the charter of such Loan Party since the date of the Secretary of State's certificate referred to in Section 3.01(a)(iv), (B) a true and correct copy of the bylaws of such Loan Party as in effect on the date on which the resolutions referred to in Section 3.01(a)(iii) were adopted and on the date of the Initial Extension of Credit,
               (C) the due incorporation and good standing or valid existence of such Loan Party as a corporation organized under the laws of the jurisdiction of its incorporation, and the absence of any proceeding for the dissolution or liquidation of such Loan Party,
               (D) the truth of the representations and warranties with respect to such Loan Party contained in the Loan Documents as though made on and as of the date of the Initial Extension of Credit and (E) the absence of any event occurring and continuing, or resulting from the Initial Extension of Credit, that constitutes a Default.

        (vii) A certificate of the Secretary or an Assistant Secretary of each Loan Party certifying the names and true signatures of the officers of such Loan Party authorized to sign each Transaction Document to which it is or is to be a party and the other documents to be delivered hereunder and thereunder.

        (viii) Certified copies of each of the Related Documents (if any), duly executed by the parties thereto and in form and substance satisfactory to the Lender Parties, together with all agreements, instruments and other documents delivered in connection therewith as the Administrative Agent shall request.

        (ix) Certificates, in substantially the form of Exhibit E hereto, attesting to the Solvency of each Loan Party (other than PacifiCare eHoldings, Inc., RxConnect Acquisition Corporation and PacifiCare Ventures, Inc.) before and after giving effect to the Transaction, from its Treasurer or Chief Financial Officer.

        (x) Such financial, business and other information regarding each Loan Party and its Subsidiaries as the Lender Parties shall have reasonably requested including, without limitation, a copy of the Borrower's investment guidelines as approved by the board of directors of the Borrower.

        (xi) Evidence of insurance naming the Collateral Agent as additional insured and loss payee with such responsible and reputable insurance companies or associations, and in such amounts and covering such risks, as is satisfactory to the Lender Parties.

        (xii) Evidence in form and substance satisfactory to the Administrative Agent that the Existing Senior Bank Credit Facility of the Borrower shall be simultaneously terminated with the execution and delivery of this Agreement.

        (xiii) A Notice of Borrowing or Notice of Issuance, as applicable, relating to the Initial Extension of Credit.

        (xiv) Favorable opinions of Cooley Godward LLP and Konowiecki and Rank LLP, counsel for the Loan Parties, in substantially the form of Exhibit F hereto and as to such other matters as any Lender Party through the Administrative Agent may reasonably request.

        (xv) To the extent reasonably available, a favorable opinion of each of the regulatory counsel to the Loan Parties set forth on
               Schedule 3.01(a) in the jurisdictions set forth for such regulatory counsel on such Schedule, in form and substance satisfactory to the Lender Parties.

        (b) The Lender Parties shall be satisfied with the corporate and legal structure and capitalization of each Loan Party and each of its Subsidiaries, including the terms and conditions of the charter, bylaws and each class of Equity Interest in each Loan Party and each such Subsidiary and of each agreement or instrument relating to such structure or capitalization.

        (c) The Lender Parties shall be satisfied that all Existing Debt, other than Surviving Debt, has been prepaid, redeemed or defeased in full or otherwise satisfied and extinguished and that all Surviving Debt shall be on terms and conditions satisfactory to the Lender Parties.

        (d) Before giving effect to the Transaction, there shall have occurred no material adverse change in the business, financial condition, operations, performance, properties or prospects of the Borrower and its Subsidiaries, taken as a whole.

        (e) There shall exist no action, suit, investigation, litigation or proceeding affecting any Loan Party or any of its Subsidiaries pending or threatened before any court, governmental agency or arbitrator that (i) could be reasonably likely to have a material adverse effect on the business, financial condition, operations, performance, properties or prospects of the Borrower and its Subsidiaries, taken as a whole, other than the matters described on
                   Schedule 4.01(f) hereto (the "DISCLOSED LITIGATION") or (ii) purports to affect the legality, validity or enforceability of any Transaction Document or the consummation of the Transaction, and there shall have been no adverse change in the status or financial effect on the Borrower and its Subsidiaries of the Disclosed Litigation from that described on Schedule 4.01(f) hereto.

        (f) All governmental and third party consents and approvals (including, without limitation, consents and approvals of any HMO Regulators and Insurance Regulators) necessary in connection with the Transaction (other than approvals required to be sought pursuant to Section 5.01(l)) shall have been obtained (without the imposition of any conditions that are not acceptable to the Lender Parties) (other than any such consents and approvals the absence of which could not, either individually or in the aggregate, be reasonably likely to have a Material Adverse Effect) and shall remain in effect; and no law or regulation (including, without limitation, any HMO Regulation or Insurance Regulation) shall be applicable in the judgment of the Lender Parties, in each case that restrains, prevents or imposes materially adverse conditions upon the Transaction or the rights of the Loan Parties or their Subsidiaries freely to transfer or otherwise dispose of, or to create any Lien on, any properties now owned or hereafter acquired by any of them.

        (g) The Borrower shall have paid all accrued fees of the Agents and the Lender Parties (including, without limitation, the Amendment Fee) and all accrued expenses of the Agents (including the accrued fees and expenses of counsel to the Administrative Agent and local counsel to the Lender Parties).

Section 3.02 Conditions Precedent to Each Borrowing and Issuance and Renewal. The obligation of each Appropriate Lender to make an Advance (other than a Letter of Credit Advance made by an Issuing Bank or a Revolving Credit Lender pursuant to Section 2.03(c) and a Swing Line Advance made by a Revolving Credit Lender pursuant to Section 2.02(b)) on the occasion of each Borrowing (including the initial Borrowing), and the obligation of each Issuing Bank to issue a Letter of Credit (including the initial issuance) or renew a Letter of Credit and the right of the Borrower to request a Swing Line Borrowing, shall be subject to the further conditions precedent that on the date of such Borrowing or issuance or renewal (a) the following statements shall be true and the Administrative Agent shall have received for the account of such Lender or the Issuing Bank a certificate signed by a duly authorized officer of the Borrower, dated the date of such Borrowing or issuance or renewal, stating that:

(i) the representations and warranties contained in each Loan Document are correct on and as of such date, before and after giving effect to such Borrowing or issuance or renewal and to the application of the proceeds therefrom, as though made on and as of such date, other than any such representations or warranties that, by their terms, refer to a specific date other than the date of such Borrowing or issuance or renewal, in which case as of such specific date; and

(ii) no Default has occurred and is continuing, or would result from such Borrowing or issuance or renewal or from the application of the proceeds therefrom;

and (b) the Administrative Agent shall have received such other approvals, opinions or documents as any Appropriate Lender through the Administrative Agent may reasonably request.

'                                       55


Section 3.03 Determinations Under Section 3.01. For purposes of determining compliance with the conditions specified in Section 3.01, each Lender Party shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lender Parties unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender Party prior to the Initial Extension of Credit specifying its objection thereto and, if the Initial Extension of Credit consists of a Borrowing, such Lender Party shall not have made available to the Administrative Agent such Lender Party's ratable portion of such Borrowing.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

Section 4.01 Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:

(a) Each Loan Party and each of the Borrower's Material Subsidiaries (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed could not be reasonably likely to have a Material Adverse Effect, (iii) has all requisite corporate power and authority (including, without limitation, all governmental licenses, permits and other approvals, including all licenses, permits and approvals issued by the HMO Regulators and the Insurance Regulators) to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted and (iv) is in compliance with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to so comply, individually or in the aggregate, could not be reasonably likely to have a Material Adverse Effect. Without limiting the generality of the foregoing, each of the Borrower and its Material Subsidiaries (i) is in compliance with all material terms and provisions of the HMO Regulations and Insurance Regulations pertaining to fiscal soundness, solvency or financial condition and (ii) has not received any assertion in writing by an HMO Regulator or an Insurance Regulator that such regulator is taking administrative action against the Borrower or any Subsidiary to (A) revoke or modify any contract of insurance, license, permit, certification, authorization, accreditation or charter or (B) enforce the fiscal soundness, solvency or financial provisions or requirements of the HMO Regulations or Insurance Regulations against the Borrower or any Material Subsidiary, except where the failure to so comply, individually or in the aggregate, could not be reasonably likely to have a Material Adverse Effect.

(b) Set forth on part 1 of Schedule 4.01(b) hereto is a complete and accurate list of all Subsidiaries of each Loan Party, showing as of the date hereof (as to each such Subsidiary) the jurisdiction of its incorporation, the number of shares of each class of its Equity Interests authorized, and the number outstanding, on the date hereof and the percentage of each such class of its Equity Interests owned (directly or indirectly) by such Loan Party and the number of shares covered by all outstanding options, warrants, rights of conversion or purchase and similar rights at the date hereof and set forth on part 2 of Schedule 4.01(b) hereto is a complete and accurate list of all Material Subsidiaries of each Loan Party. All of the outstanding Equity Interests in each Loan Party's Subsidiaries have been validly issued, are fully paid and non-assessable and are owned by such Loan Party or one or more of its Subsidiaries free and clear of all Liens, except those created under the Collateral Documents.

(c) The execution, delivery and performance by each Loan Party of each Transaction Document to which it is or is to be a party, and the consummation of the Transaction, are within such Loan Party's corporate powers, have been duly authorized by all necessary corporate action, and do not (i) contravene such Loan Party's charter or bylaws, (ii) violate any law, rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System or any HMO Regulation or Insurance Regulation), order, writ, judgment, injunction, decree, determination or award (including, without limitation, any of the foregoing rendered by an HMO Regulator or an Insurance Regulator),
        (iii) except such as would not be reasonably likely to cause a Material Adverse Effect, conflict with or result in the breach of, or constitute a default or require any payment to be made under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting any Loan Party, any of its Subsidiaries or any of their properties or (iv) except for the Liens created under the Loan Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any Loan Party or any of its Subsidiaries. No Loan Party or any of its Subsidiaries is in violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument, the violation or breach of which could be reasonably likely to have a Material Adverse Effect.

(d) No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body (including, without limitation, any HMO Regulator or Insurance Regulator) or any other third party is required for (i) the due execution, delivery, recordation, filing or performance by any Loan Party of any Transaction Document to which it is or is to be a party, or for the consummation of the Transaction, (ii) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (iii) the perfection or maintenance of the Liens created under the Collateral Documents (including the first priority nature thereof, subject to Liens permitted under Section 5.02(a) that have priority by operation of law) or (iv) the exercise by any Agent or any Lender Party of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for (x) the authorizations, approvals, actions, notices and filings listed on Schedule 4.01(d) hereto, all of which have been duly obtained, taken, given or made and are in full force and effect, (y) any authorization, approvals, actions, notices and filings the absence of which could not, either individually or in the aggregate, be reasonably likely to have a Material Adverse Effect and
        (z) filings of UCC financing statements and filings to perfect the security interest in intellectual property.

(e) This Agreement has been, and each other Transaction Document when delivered hereunder will have been, duly executed and delivered by each Loan Party party thereto. This Agreement is, and each other Transaction Document when delivered hereunder will be, the legal, valid and binding obligation of each Loan Party party thereto, enforceable against such Loan Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(f) There is no action, suit, investigation, litigation or proceeding affecting any Loan Party or any of its Subsidiaries, including any Environmental Action, pending or threatened before any court, governmental agency or arbitrator that (i) could be reasonably likely to have a Material Adverse Effect (other than the Disclosed Litigation) or
        (ii) purports to affect the legality, validity or enforceability of any Transaction Document or the consummation of the Transaction, and there has been no adverse change in the status, or financial effect on any Loan Party or any of its Subsidiaries, of the Disclosed Litigation from that described on Schedule 4.01(f) hereto.

(g) The Consolidated balance sheets of the Borrower and its Subsidiaries as at December 31, 2000, and the related Consolidated statements of income and Consolidated statement of cash flows of the Borrower and its Subsidiaries for the fiscal year then ended, accompanied by an unqualified opinion of Ernst & Young LLP, independent public accountants, and the Consolidated balance sheets of the Borrower and its Subsidiaries as at June 30, 2001, and the related Consolidated statements of income and Consolidated statement of cash flows of the Borrower and its Subsidiaries for the six months then ended, duly certified by the Treasurer or Chief Financial Officer of the Borrower, copies of which have been furnished to each Lender Party, fairly present the Consolidated financial condition of the Borrower and its Subsidiaries as at such dates and the Consolidated results of operations of the Borrower and its Subsidiaries for the periods ended on such dates, all in accordance with generally accepted accounting principles applied on a consistent basis, and since December 31, 2000, there has been no Material Adverse Change.

(h) The Consolidated forecasted balance sheets, statements of income and statements of cash flows of the Borrower and its Subsidiaries delivered to the Lender Parties pursuant to Section 3.01(a)(x) or 5.03 were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in light of the conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, the Borrower's best estimate of its future financial performance.

(i) Neither the Information Memorandum nor any other information, exhibit or report furnished by or on behalf of any Loan Party to any Agent or any Lender Party in connection with the negotiation of the Loan Documents or pursuant to the terms of the Loan Documents, taken as a whole, contained at the time of the furnishing thereof any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein not misleading.

(j) The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Advance or drawings under any Letter of Credit will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.

(k) Neither any Loan Party nor any of its Subsidiaries is an "investment company", or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended. Neither any Loan Party nor any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended. Neither the making of any Advances, nor the issuance of any Letters of Credit, nor the application of the proceeds or repayment thereof by the Borrower, nor the consummation of the other transactions contemplated by the Transaction Documents, will violate any provision of any such Act or any rule, regulation or order of the Securities and Exchange Commission thereunder.

(l) Neither any Loan Party nor any of its Subsidiaries is a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter or corporate restriction that could be reasonably likely to have a Material Adverse Effect.

(m) All filings and other actions necessary or desirable to perfect and protect the security interest in the Collateral created under the Collateral Documents have been duly made or taken and are in full force and effect, and the Collateral Documents create in favor of the Collateral Agent for the benefit of the Secured Parties a valid and, together with such filings and other actions, perfected first priority (subject to Liens permitted under Section 5.02(a) that have priority by operation of law) security interest in the Collateral, securing the payment of the Secured Obligations, and all filings and other actions necessary to perfect and protect such security interest have been duly taken. The Loan Parties are the legal and beneficial owners of the Collateral free and clear of any Lien, except for the liens and security interests created or permitted under the Loan Documents.

(n) Each Loan Party (other than PacifiCare eHoldings, Inc., RxConnect Acquisition Corporation and PacifiCare Ventures, Inc.) is, individually and together with its Subsidiaries, Solvent.

(o) (i) Set forth on Schedule 4.01(o) hereto is a complete and accurate list as of the date hereof of all Plans, Multiemployer Plans and Welfare Plans.

        (ii) No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan that has resulted in or is reasonably expected to result in a material liability of any Loan Party or any ERISA Affiliate.

        (iii) Schedule B (Actuarial Information) to the most recent annual report (Form 5500 Series) for each Plan, copies of which have been filed with the Internal Revenue Service and furnished to the Lender Parties, is complete and accurate and fairly presents the funding status of such Plan, and since the date of such Schedule B there has been no material adverse change in such funding status.

        (iv) Neither any Loan Party nor any ERISA Affiliate has incurred or is reasonably expected to incur any Withdrawal Liability exceeding $15,000,000 to any Multiemployer Plan.

        (v) Neither any Loan Party nor any ERISA Affiliate has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and no such Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, within the meaning of Title IV of ERISA.

        (vi) With respect to each scheme or arrangement mandated by a government other than the United States (a "FOREIGN GOVERNMENT SCHEME OR ARRANGEMENT") and with respect to each employee benefit plan maintained or contributed to by any Loan Party or any Subsidiary of any Loan Party that is not subject to United States law (a "FOREIGN PLAN"):

        (i) Any employer and employee contributions required by law or by the terms of any Foreign Government Scheme or Arrangement or any Foreign Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices.

        (ii) The fair market value of the assets of each funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the date hereof, with respect to all current and former participants in such Foreign Plan according to the actuarial assumptions and valuations most recently used to account for such obligations in accordance with applicable generally accepted accounting principles.

        (iii) Each Foreign Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities.

(p) (i) The operations and properties of each Loan Party and each of its Subsidiaries comply in all material respects with all applicable Environmental Laws and Environmental Permits, all past non-compliance with such Environmental Laws and Environmental Permits has been resolved without ongoing obligations or costs, and no circumstances exist that would be reasonably likely to form the basis of an Environmental Action against any Loan Party or any of its Subsidiaries or any of their properties that could be reasonably likely to have a Material Adverse Effect.

        (ii) Except in each case such as would not be reasonably likely to have a Material Adverse Effect: none of the properties currently or formerly owned or operated by any Loan

               Party or any of its Subsidiaries is listed or proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list or is adjacent to any such property; there are no and never have been any underground or aboveground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently owned or operated by any Loan Party or any of its Subsidiaries or, to the best of its knowledge, on any property formerly owned or operated by any Loan Party or any of its Subsidiaries; there is no asbestos or asbestos-containing material on any property currently owned or operated by any Loan Party or any of its Subsidiaries; and Hazardous Materials have not been released, discharged or disposed of on any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries.

        (iii) Neither any Loan Party nor any of its Subsidiaries is undertaking, and has not completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any governmental or regulatory authority or the requirements of any Environmental Law; and all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries have been disposed of in a manner not reasonably expected to result in a Material Adverse Effect.

(q) (i) Except for any matter that could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the business of each Loan Party or each of their respective Affiliates or subsidiaries, each Loan Party, their Subsidiaries and Affiliates have filed or been included in any and all returns, reports, forms, schedules, attachments, statements, and similar declarations and documents ("TAX RETURNS") in respect of the taxes required to be filed by them taking into account all applicable extensions; all taxes shown as due on such Tax Returns have been paid; all such Tax returns are true, correct and complete in all material respects; and no adjustment relating to such Tax returns has been proposed in writing by any tax authority.

        (ii) There are no pending tax audits or examinations, and no deficiencies or other claims for unpaid taxes are proposed in writing in respect of taxes due from, or with respect to, any of the Loan Parties, their Subsidiaries or Affiliates or with respect to any Tax Return filed by, or in respect of, any of them.

        (iii) The Refinancing will not be taxable to the Borrower or any of its Subsidiaries or Affiliates.

(r) Set forth on Schedule 4.01(r) hereto is a complete and accurate list of all Existing Debt (other than Surviving Debt) in an aggregate unpaid principal amount for each item of Debt of $1,000,000 or more, showing as of the date hereof the obligor and the principal amount outstanding thereunder.

(s) Set forth on Schedule 4.01(s) hereto is a complete and accurate list of all Surviving Debt in an aggregate unpaid principal amount for each Item of Debt of $1,000,000 or more, showing as of the date hereof the obligor and the principal amount outstanding thereunder, the maturity date thereof and the amortization schedule therefor.

(t) Set forth on Schedule 4.01(t) hereto is a complete and accurate list of all Liens on the property or assets of any Loan Party or any of its Subsidiaries securing Debt in an aggregate unpaid principal amount of $1,000,000 or more, showing as of the date hereof the lienholder thereof, the principal amount of the obligations secured thereby and the property or assets of such Loan Party or such Subsidiary subject thereto.

(u) Set forth on Schedule 4.01(u) hereto is a complete and accurate list of all parcels of real property owned with a fair market value in excess of $1,000,000 by any Loan Party or any of its Subsidiaries, showing as of the date hereof the street address, county or other relevant jurisdiction, state, record owner and book and fair value thereof. Each Loan Party or such Subsidiary has good, marketable and insurable fee simple title to such real property, free and clear of all Liens, other than Liens created or permitted by the Loan Documents.

(v) Set forth on Schedule 4.01(v) hereto is a complete and accurate list of all leases of real property with annual aggregate lease payments in excess of $2,500,000 under which any Loan Party or any of its Subsidiaries is the lessee, showing as of the date hereof the street address, county or other relevant jurisdiction, state, lessor, lessee, expiration date and annual rental cost thereof. Each such lease is the legal, valid and binding obligation of the lessor thereof, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(w) Set forth on Schedule 4.01(w) hereto is a complete and accurate list of all Investments (other than any Investment consisting of Debt of the type described in clause (i) of the definition thereof in respect of Obligations of third parties in an amount less than $1,000,000) held by any Loan Party or any of its Subsidiaries on the date hereof, showing as of the date hereof the amount, obligor or issuer and maturity, if any, thereof.

(x) Set forth on Schedule 4.01(x) hereto is a complete and accurate list of all registered patents, trademarks, trade names, service marks and copyrights, and all applications therefor and licenses thereof, of each Loan Party or any of its Subsidiaries, showing as of the date hereof the jurisdiction in which registered, the registration number, the date of registration and the expiration date.

(y) Set forth on Schedule 4.01(y) hereto is a complete and accurate list of all letters of credit of the Borrower outstanding as of the date hereof ("EXISTING LETTERS OF CREDIT").

(z) Set forth on Schedule 4.01(z) hereto is a complete and accurate list of all Hedge Agreements of the Borrower existing as of the date hereof ("EXISTING HEDGE AGREEMENTS").

(aa) Set forth on Schedule 4.01(aa) hereto is a complete and accurate list of all treasury management agreements of the Borrower existing as of the date hereof ("EXISTING TREASURY MANAGEMENT AGREEMENTS").

                                   ARTICLE V

                            COVENANTS OF THE BORROWER

Section 5.01 Affirmative Covenants. So long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, the Borrower will:

(a) Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply, with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA and the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970 and all HMO Regulations and Insurance Regulations and Environmental Laws except where any noncompliance would not be reasonably likely to result in a Material Adverse Effect.

(b) Payment of Taxes, Etc. Pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all lawful claims that, if unpaid, might by law become a Lien upon its property; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained, unless and until any Lien resulting therefrom attaches to its property and becomes enforceable against its other creditors.

(c) Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain, (i) insurance with insurance companies or associations rated A- or better by A.M. Best in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower or such Subsidiary operates and (ii) medical benefits reinsurance policies in the form of either individual stop-loss or aggregate policies providing for coverage in such form and in amounts as are consistent with industry practices and generally available on commercially reasonable terms.

(d) Preservation of Corporate Existence, Etc. Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its existence, legal structure, legal name (except where prior written notice of any such name change has been provided), rights (charter and statutory), permits, licenses, approvals, privileges and franchises (except where the failure to preserve and maintain such permits, licenses, approvals, privileges and franchises would not be reasonably likely to result in a Material Adverse Effect), including all licenses and certifications required pursuant to any HMO Regulations and Insurance Regulations, all certification and authorization necessary to ensure that each of the Material Subsidiaries is eligible for all reimbursements available under HMO

        Regulations and Insurance Regulations to the extent applicable to HMOs and insurance companies of their type, and all material licenses, permits, authorization and qualifications required under HMO Regulations and Insurance Regulations in connection with the ownership or operation of HMOs and insurance companies; provided, however, that the Borrower may consummate any merger or consolidation permitted under Section 5.02(d) and provided, further, that (i) neither the Borrower nor any of its Subsidiaries shall be required to preserve any right, permit, license, approval, privilege or franchise if the management of the Borrower or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Borrower or such Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to the Borrower and its Subsidiaries taken as a whole or the Lender Parties and (ii) the Borrower may discontinue any operation (including the dissolution of Subsidiaries) which the management of the Borrower believes to be no longer in the best interest of the Borrower and its Subsidiaries taken as a whole, provided that the Borrower shall not (x) discontinue or dissolve a Material Subsidiary or any Subsidiary if (A) the assets of such Subsidiary when aggregated with the assets of all other Subsidiaries discontinued or dissolved pursuant to this clause (x) would not constitute at least 5% of the amount of total Consolidated assets of the Borrower and its Subsidiaries (determined as of the last day of the most recent fiscal quarter of the Borrower ended prior to the date of the first discontinuation or dissolution) or (B) the revenue of such Subsidiary when aggregated with the revenue of all other Subsidiaries discontinued or dissolved pursuant to this clause (x) would not constitute at least 5% of the amount of total Consolidated revenues of the Borrower and its Subsidiaries for the 12-month period ending on the last day of the most recent fiscal quarter of the Borrower ended prior to the date of the first discontinuation or dissolution or (y) discontinue or dissolve any Subsidiaries the assets of which, when taken together, would constitute a Material Subsidiary.

(e) Visitation Rights. At any reasonable time and from time to time, with prior reasonable notice, permit any of the Agents or any of the Lender Parties, or any agents or representatives thereof, through the coordination of the Administrative Agent, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower and any of its Subsidiaries, and to discuss the affairs, finances and accounts of the Borrower and any of its Subsidiaries with any of the Borrower's officers or directors and with their independent certified public accountants (so long as representatives of the Borrower are present at the meetings with the independent certified public accountants).

(f) Keeping of Books. Keep, and cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Borrower and each such Subsidiary in accordance with generally accepted accounting principles in effect from time to time.

(g) Maintenance of Properties, Etc. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted.

(h) Transactions with Affiliates. Conduct, and cause each of its Subsidiaries to conduct, all transactions otherwise permitted under the Loan Documents with any of their Affiliates on terms that are fair and reasonable and no less favorable to the Borrower or such Subsidiary than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate; provided that the foregoing limitation does not limit, and shall not apply to:

        (i) any transaction solely between the Borrower and any of the Loan Parties or solely between or among the Loan Parties;

        (ii) transactions (A) approved by a majority of the disinterested members of the board of directors of the Borrower or (B) for which the Borrower or a Subsidiary of the Borrower delivers to the Administrative Agent a written opinion of a nationally recognized investment banking, accounting, valuation or appraisal firm stating that the transaction is fair to the Borrower or such Subsidiary from a financial point of view;

        (iii) the payment of reasonable fees and compensation to officers and directors of the Borrower or any of its Subsidiaries and reasonable indemnification arrangements entered into by the Borrower or any of its Subsidiaries, including any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, employee stock options and employee stock ownership plans approved by the board of directors of the Borrower;

        (iv) purchase of services from physicians, hospitals, claims management or processing companies, pharmacy benefit management companies and other health care or service providers in the ordinary course of business on fair and reasonable terms;

        (v) any sale of shares of capital stock of the Borrower or any options, warrants or other rights to acquire such capital stock so long as the Net Cash Proceeds from any such sale are applied in accordance with the terms of the Loan Documents;

        (vi)   any Investments or restricted payments not prohibited under
               Section 5.02(f) or (g); or

        (vii) any payments or other transactions pursuant to any tax sharing agreement in effect on the Closing Date between the Borrower and any other Person with which the Borrower files a Consolidated tax return or with which the Borrower is part of a Consolidated group for tax purposes, copies of which have been provided to the Agents on behalf of the Lenders.

(i) Covenant to Guarantee Obligations and Give Security. Upon (A) the request of the Collateral Agent following the occurrence and during the continuance of a Default, (B) the formation or acquisition of any new direct or indirect Subsidiaries (other than (i) any Subsidiary that is a CFC or (ii) a Subsidiary that is held, directly or indirectly, by a CFC) by any Loan Party, (C) the acquisition of any property by any Loan Party, and such property, in the reasonable judgment of the Collateral Agent, shall not already be subject to a perfected first priority (subject to Liens permitted under Section 5.02(a) that have priority by operation of law) security interest in favor of the Collateral Agent for the benefit of the Secured Parties, or (D) any change in Governmental Rules applicable to any HMO Subsidiary or Insurance Subsidiary that would allow such Subsidiary to execute and deliver a guaranty or grant a security interest in its assets, then the Borrower shall, in each case at the Borrower's expense:

        (i) in connection with the formation or acquisition of a Subsidiary that is not (x) a CFC or (y) a Subsidiary that is held directly or indirectly by a CFC, or a change in law that allows an HMO Subsidiary or an Insurance Subsidiary to grant a guaranty, within 10 days after such formation, acquisition or change in law, cause each such Subsidiary, and cause each direct and indirect parent of such Subsidiary (if it has not already done so), to duly execute and deliver to the Collateral Agent a guaranty supplement, in form and substance reasonably satisfactory to the Collateral Agent, guaranteeing the other Loan Parties' obligations under the Loan Documents; provided that (except as provided above in the event of a change of law) where such Subsidiary is an entity regulated by a Governmental Authority, then such Subsidiary shall only execute a guaranty supplement if in the reasonable judgment of local regulatory counsel, such Subsidiary would be permitted to provide such a guaranty under applicable Governmental Rules without the incurrence of approvals from Governmental Authorities or the incurrence of regulatory restrictions on the operations of such Subsidiary that would be reasonably likely to have a material adverse effect on such Subsidiary; provided further that any such guaranty shall only be executed if permitted by the terms and conditions of the 7% Senior Notes and, if executed, the maximum obligations of each subsidiary thereunder shall be only to the extent permitted by the 7% Senior Notes,

        (ii) within 10 days after (A) such request, furnish to the Collateral Agent a description of the real and personal properties of the Loan Parties and their respective Subsidiaries (other than any HMO Subsidiaries and Insurance Subsidiaries for which the applicable Governmental Rules would not allow such Subsidiary to grant a security interest in or mortgage of its assets under this Agreement) in detail reasonably satisfactory to the Collateral Agent and (B) such formation, acquisition or change in law, furnish to the Collateral Agent a description of the real and personal properties of such Subsidiary in detail reasonably satisfactory to the Collateral Agent,

        (iii) within 15 days after (A) such request, duly execute and deliver, and cause each Subsidiary to duly execute and deliver, to the Collateral Agent mortgages, pledges, assignments, security agreement supplements and other security agreements, as specified by and in form and substance reasonably satisfactory to the Collateral Agent, securing payment of all the Obligations of the applicable Loan Party under the Loan Documents and constituting Liens on all such properties and (B) such formation, acquisition or change in law, duly execute and deliver, and cause each such Subsidiary and the parent of such Subsidiary (if it has not already done so) to duly execute and deliver, to the Collateral Agent pledges, assignments, security agreement supplements and other security agreements, as specified by and in form and substance reasonably satisfactory to the Collateral Agent, securing payment of all of the obligations of such Subsidiary or such parent, as the case may be (provided, in the case of (1) clause (i)(B) above, the stock of any Domestic Subsidiary held by a CFC shall not be pledged and (2) clause
               (i)(C) above, if such new property is Equity Interests in a CFC, only 66% of such Equity Interests shall be pledged in favor of the Secured Parties; provided, that (except as provided above in the event of a change of law) (i) the stock of any HMO Subsidiary or any Insurance Subsidiary will only be pledged if either no approval is required from a Governmental Authority or, if approval is required, if such approval has been obtained, and
               (ii) a security interest in the assets of any HMO Subsidiary or any Insurance Subsidiary will only be granted if in the reasonable judgment of local regulatory counsel, such Subsidiary would be permitted to provide such a security interest under applicable Governmental Rules without the incurrence of approvals from Governmental Authorities or the incurrence of regulatory restrictions on the operations of such Subsidiary that would be reasonably likely to have a material adverse effect on such Subsidiary; provided, further, that any of the foregoing shall only be executed if permitted by the terms and conditions of the 7% Senior Notes and, if executed, the extent of such security interest shall only be as permitted by the 7% Senior Notes,

        (iv) within 30 days after such request, formation, acquisition or change in law, take, and cause such Subsidiary or such parent to take, whatever action (including, without limitation, the recording of mortgages, the filing of Uniform Commercial Code financing statements, the giving of notices and the endorsement of notices on title documents) may be necessary or advisable in the opinion of the Collateral Agent to vest in the Collateral Agent (or in any representative of the Collateral Agent designated by it) valid and subsisting Liens on the properties purported to be subject to the mortgages, pledges, assignments, security agreement supplements, intellectual property security agreement supplements and security agreements delivered pursuant to this Section 5.01(i), enforceable against all third parties in accordance with their terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law; provided, that (except as provided above in the event of a change in law) any such action will be taken with respect to (i) the stock of any HMO Subsidiary or Insurance Subsidiary only if either no approval is required from a Governmental Authority or, if approval is required, if such approval has been obtained and (ii) the assets of any HMO Subsidiary or any Insurance Subsidiary only if in the reasonable judgment of local regulatory counsel, such Subsidiary would be permitted to take such action under applicable Governmental Rules without the incurrence of approvals from Governmental Authorities or the incurrence of regulatory restrictions on the operations of such Subsidiary that would be reasonably likely to have a material adverse effect on such Subsidiary; provided, further, that any such action shall only be taken if, and to the extent, permitted by the terms and conditions of the 7% Senior Notes,

        (v) within 60 days after such request, formation, acquisition or change of law, deliver to the Collateral Agent, upon the reasonable request of the Collateral Agent, a signed copy of a favorable opinion, addressed to the Collateral Agent and the other Secured Parties, of counsel for the Loan Parties acceptable to the Collateral Agent as to the matters contained in clauses (i), (iii) and (iv) above, as to such guaranties, guaranty supplements, mortgages, pledges, assignments, security agreement supplements, intellectual property security agreement supplements and security agreements being legal, valid and binding obligations of each Loan Party party thereto enforceable in accordance with their terms, as to the matters contained in clause (iv) above, as to such recordings, filings, notices, endorsements and other actions being sufficient to create valid perfected Liens on such properties, and as to such other matters as the Collateral Agent may reasonably request,

        (vi) as promptly as practicable after such request, formation, acquisition, or change of law, deliver, upon the request of the Collateral Agent in its sole discretion, to the Collateral Agent with respect to each parcel of real property owned or held by the entity that is the subject of such request, formation or acquisition title reports, surveys and engineering, soils and other reports, and environmental assessment reports, each in scope, form and substance satisfactory to the Collateral Agent, provided, however, that to the extent that any Loan Party or any of its Subsidiaries shall have otherwise received any of the foregoing items with respect to such real property, such items shall, promptly after the receipt thereof, be delivered to the Collateral Agent,

        (vii) upon the occurrence and during the continuance of an Event of Default, promptly cause to be deposited any and all cash dividends paid or payable to it or any of its Subsidiaries from any of its Subsidiaries from time to time into a cash collateral account on terms and conditions satisfactory to the Collateral Agent, and with respect to all other dividends paid or payable to it or any of its Subsidiaries from time to time, promptly execute and deliver, or cause such Subsidiary to promptly execute and deliver, as the case may be, any and all further instruments and take or cause such Subsidiary to take, as the case may be, all such other action as the Collateral Agent may deem necessary or desirable in order to obtain and maintain from and after the time such dividend is paid or payable a perfected, first priority lien on and security interest in such dividends, and

        (viii) at any time and from time to time, promptly execute and deliver any and all further instruments and documents and take all such other action as the Collateral Agent may reasonably deem necessary or desirable in obtaining the full benefits of, or in perfecting and preserving the Liens of, such guaranties, mortgages, pledges, assignments, security agreement supplements, intellectual property security agreement supplements and security agreements.

(j) Further Assurances. (i) Promptly upon the reasonable request by any Agent, or any Lender Party through the Administrative Agent, correct, and cause each of its Subsidiaries promptly to correct, any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and

        (ii) Promptly upon the reasonable request by any Agent, or any Lender Party through the Administrative Agent, do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, conveyances, pledge agreements, mortgages, deeds of trust, trust deeds, assignments, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments as any Agent, or any Lender Party through the Administrative Agent, may reasonably require from time to time in order to (A) carry out more effectively the purposes of the Loan Documents, (B) to the fullest extent permitted by applicable law, subject any Loan Party's or any of its Subsidiaries' properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Collateral Documents, (C) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and (D) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party or any of its Subsidiaries is or is to be a party, and cause each of its Subsidiaries to do so.

(k) Compliance with Terms of Leaseholds. Make all payments and otherwise perform all obligations in respect of all leases of real property to which the Borrower or any of its Subsidiaries is a party, keep such leases in full force and effect and not allow such leases to lapse or be terminated (except in accordance with their respective terms) or any rights to renew such leases to be forfeited or cancelled, notify the Administrative Agent of any default by any party with respect to such leases and cooperate with the Administrative Agent in all respects to cure any such default, and cause each of its Subsidiaries to do so, except, in any case, where the failure to do so, either individually or in the aggregate, could not be reasonably likely to have a Material Adverse Effect.

(l) Requests for Governmental Approvals. File, or cause each Subsidiary that is regulated by a Governmental Authority to file, within 30 days after the Effective Date, a request with the applicable Governmental Authority for approval of, or provide notice of (as applicable), the pledge of its capital stock to the Collateral Agent, for the benefit of the Lenders. Upon the submission of any such filing to the applicable Governmental Authority, the Borrower and each such Subsidiary shall use commercially reasonable efforts to obtain such approval and shall provide the Collateral Agent, for the benefit of the Lenders, with monthly reports documenting the status of each request for approval; provided that if any such request for approval has neither been granted nor denied by the date that is 180 days from the Closing Date, such request shall be deemed denied, subject to the agreement of the Borrower and the Administrative Agent (any such agreement not to be unreasonably withheld), and the Borrower shall be relieved of its obligations under this Section 5.01(l).

(m) Minimum Surplus /Statutory Surplus. Maintain, and cause each of its HMO Subsidiaries and Insurance Subsidiaries to maintain, at the end of each fiscal quarter of the Borrower "net worth" (as defined by the appropriate state Governmental Authority) at least equal to 100% of the amount thereof required to be maintained by the appropriate state Governmental Authority; provided that the Borrower shall not be deemed to be in violation hereof unless any such non-compliance shall remain unremedied for a period of 5 Business Days after the earlier of the discovery by the Borrower of such non-compliance or notification thereof by the relevant State Governmental Authority (but in no event later than 5 days after the filing of the applicable statutory statements).

(n) 7% Senior Notes. Upon the prepayment, redemption, purchase, defeasance or other satisfaction in full of the 7% Senior Notes or upon any modification or amendment of the documents governing the terms and conditions of the 7% Senior Notes which restrict the ability of the subsidiaries to guarantee or secure the Obligations under the Loan Documents, cause each Subsidiary to execute a Guaranty Supplement and mortgages, pledges, assignments, security agreement supplements and other security agreements as specified by and in form and substance reasonably satisfactory to the Collateral Agent; provided, that where such Subsidiary is an entity regulated by a Governmental Authority, then such Subsidiary shall only execute a Guaranty Supplement if in the reasonable judgment of local regulatory counsel, such Subsidiary would be permitted to provide such a guarantee under applicable Governmental Rules without the incurrence of approvals from Governmental Authorities or the incurrence of regulatory restrictions on the operations of such Subsidiary that would be reasonably likely to have a material adverse effect on such Subsidiary; provided, further, that (i) the stock of any HMO Subsidiary or any Insurance Subsidiary would only be pledged if either no approval is required from a Governmental Authority or, if approval is required, if such approval has been obtained and (ii) a security interest in the assets of any HMO Subsidiary or any Insurance Subsidiary will only be granted if in the reasonable judgment of local regulatory counsel, such Subsidiary would be permitted to provide such a security interest under applicable Governmental Rules without the incurrence of regulatory restrictions on the operations of such Subsidiary that would be reasonably likely to have a material adverse effect on such Subsidiary.

(o) Appointment of Financial Consultant. Upon the earlier to occur of (i) an Event of Default or (ii) the reduction of Consolidated Net Income to less than zero in any 3 month rolling period (excluding the results from certain extraordinary non-recurring disposition, restructuring, debt financing or other charges for any period during 2001, to the extent deducted from Net Income for such period in an amount not to exceed $8,000,000) the Borrower shall appoint a financial consultant satisfactory to the Required Lenders that shall report to the Lenders through the coordination of the Administrative Agent.

(p) Bank Meeting. Within 45 days after the end of each Fiscal Year of the Borrower, the Borrower shall host a meeting of the Lenders to discuss historical results, the annual forecasts required to be prepared pursuant to Section 5.03(f), and any other related business matters.

(q) Consent of Holders of 7% Senior Notes. Upon the request of the Required Lenders, the Borrower shall use its reasonable efforts to obtain the consent of the holders of the 7% Senior Notes to permit the full guarantee of the Obligations hereunder and the full grant of Collateral to secure the Obligations hereunder by PacifiCare Health Plan

        Administrators, Inc. and the PHPA Subsidiary Guarantors, which consent may include a requirement that the 7% Senior Notes are fully secured and guaranteed.

(r) Maintenance of Checking Accounts. The Borrower agrees to maintain all checking accounts in accounts maintained by any of the Initial Lenders, other than checking accounts the value of which, in the aggregate do not exceed $1,000,000; provided that any non-compliance herewith shall not be deemed to be a Default hereunder unless such non-compliance continues for 5 days from the date such non-compliance is discovered.

Section 5.02 Negative Covenants. So long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, the Borrower will not, at any time:

(a) Liens, Etc. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien on or with respect to any of its properties of any character (including, without limitation, accounts) whether now owned or hereafter acquired, or sign or file or suffer to exist, or permit any of its Subsidiaries to sign or file or suffer to exist, under the Uniform Commercial Code of any jurisdiction, a financing statement that names the Borrower or any of its Subsidiaries as debtor, or sign or suffer to exist, or permit any of its Subsidiaries to sign or suffer to exist, any security agreement authorizing any secured party thereunder to file such financing statement, or assign, or permit any of its Subsidiaries to assign, any accounts or other right to receive income, except:

        (i) Liens created under the Loan Documents (and which, to the extent required by the indenture for the 7% Senior Notes, may also secure the 7% Senior Notes);

        (ii)   Permitted Liens;

        (iii) Liens existing on the date hereof and described on Schedule 4.01(t) hereto;

        (iv) purchase money Liens upon or in real or personal property acquired or held by the Borrower or any of its Subsidiaries in the ordinary course of business to secure the purchase price of such property or to secure Debt incurred solely for the purpose of financing the acquisition, construction or improvement of any such property to be subject to such Liens, or Liens existing on any such property at the time of acquisition (other than any such Liens created in contemplation of such acquisition that do not secure the purchase price), or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount; provided, however, that no such Lien shall extend to or cover any property other than the property or equipment being acquired, constructed or improved, and no such extension, renewal or replacement shall extend to or cover any property not theretofore subject to the Lien being extended, renewed or replaced; and provided further, that the aggregate principal amount of the Debt secured by Liens permitted by this clause (iv) shall not exceed the amount permitted under Section 5.02(b)(iii) at any time outstanding;

        (v) Liens arising in connection with Capitalized Leases permitted under Section 5.02(b)(iii); provided that no such Lien shall extend to or cover any Collateral or assets other than the assets subject to such Capitalized Leases;

        (vi) Liens on property of any Person which becomes a Subsidiary of the Borrower after the Effective Date, provided that such Liens are in existence at the time such entity becomes a Subsidiary of the Borrower and were not created in anticipation of such event;

        (vii) Liens existing on property acquired by the Borrower or any of its Subsidiaries at the time such property is so acquired (whether or not the Debt secured thereby shall have been assumed);

        (viii) Liens encumbering property or assets under construction (and proceeds or products thereof) arising from progress or partial payments by a customer of the Borrower or its Subsidiaries relating to such property or assets;

        (ix) banker's Liens and similar Liens in respect of deposit accounts, and Liens in favor of securities intermediaries in respect of securities accounts securing fees and costs owing to such securities intermediaries;

        (x) Liens on insurance proceeds in favor of insurance companies with respect to the financing of premiums;

        (xi)   precautionary filings in respect of true leases;

        (xii) refinancings, renewals and replacements of Liens permitted under clauses (i) through (xi) of this Section 5.02(a) provided that
               (a) the amount of Debt secured thereby is not increased, and (b) such Liens do not extend to any property or assets of the Borrower and its Subsidiaries which immediately prior to such refinancing, renewal or replacement were not subject to a Lien permitted hereunder; and

        (xiii) Liens required by any regulation, or order of or arrangement with any regulatory body or agency in an amount not to exceed $25,000,000 at any time, so long as such Liens do not secure Debt, provided that any failure to comply with this clause (xiii) shall not constitute an Event of Default hereunder unless such non-compliance shall remain unremedied for a period of 45 days following the initial date of non-compliance herewith.

(b) Debt. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Debt, except:

        (i) (A) unsecured Debt of the Borrower in an aggregate principal amount (together with the aggregate principal amount of any Debt permitted under Section 5.02(b)(x) not to exceed $650 million, consisting of high yield debt securities and/or convertible debt securities and containing (1) in respect of the terms and conditions listed in Part I of Exhibit H, no such term or condition that is more adverse to the interests of the Lenders under the Loan Documents than the applicable term or condition set forth in

               Part I of Exhibit H and (2) in respect of the terms and conditions listed in Part II of Exhibit H, all such terms and conditions, taken as a whole, shall not be more adverse to the interests of the Lenders under the Loan Documents than the terms or conditions of the type set forth in Part II of Exhibit H and, to the extent any such terms or conditions do not comply with either of the foregoing clauses (1) or (2), than any such Debt shall be on terms and conditions reasonably satisfactory to the Required Lenders, provided that (x) both before and after giving effect to such issuance, there shall be no Default occurring and continuing and (y) the Net Cash Proceeds from the issuance of such Debt shall be applied in accordance with Section 2.06(b)(ii), and (B) Debt consisting of guaranties by the Subsidiary Guarantors (which are not subject to a limit on their ability to guarantee the Obligations under the Loan Documents pursuant to the terms and conditions of the 7% Senior Notes) of the unsecured Debt described in clause (A),

        (ii)   Debt under the Loan Documents,

        (iii) Debt of the Borrower secured by Liens permitted by Section 5.02(a)(iv) and Capitalized Leases not to exceed in the aggregate $20,000,000 at any time outstanding,

        (iv)   the Surviving Debt,

        (v) (A) Debt of the Borrower to any Loan Party, (B) Debt of Loan Parties to the Borrower or other Loan Parties, (C) Debt of the Borrower or any Loan Party to any Subsidiary of the Borrower which is not a Loan Party so long as (x) such Debt shall be subordinated on terms and conditions satisfactory to the Required Lenders and (y) the other terms and conditions of such Debt are satisfactory to the Administrative Agent, and (D) Debt of any Subsidiary of the Borrower that is not a Loan Party to any Loan Party so long as such Debt shall constitute Pledged Debt, except where such Subsidiary is an HMO Subsidiary or an Insurance Subsidiary and the pledge of such Debt is prohibited by applicable HMO Regulations or Insurance Regulations, as the case may be; provided however, that for purposes of this Section 5.02(b)(v), for so long as the 7% Senior Notes are outstanding, any Debt of the Borrower or any Loan Party to PacifiCare Health Plan Administrators, Inc. or any of its Subsidiaries shall be subordinated to the Obligations under the Loan Documents on customary terms.

        (vi) Debt arising from the endorsement of instruments in the ordinary course of business,

        (vii) Debt of the Borrower under Hedge Agreements designed to hedge against fluctuations in interest rates or foreign exchange rates incurred in the ordinary course of business and consistent with prudent business practice,

        (viii) Debt of the Borrower secured by Liens described in clauses (vi),
               (vii) and (viii) of Section 5.02(a) in an aggregate amount not to exceed $15,000,000,

        (ix) Debt of the Borrower arising in connection with any information technology outsourcing and related sale, transfer or other disposition of assets in connection with such outsourcing in an aggregate principal amount not to exceed $50,000,000, and

        (x) (A) Debt subordinated to the Obligations on customary terms in an aggregate principal amount (together with the aggregate principal amount of any Debt permitted under Section 5.02 (b)(i)) not to exceed $650 million, provided that (a) both before and after giving effect to such issuance, there shall be no Default occurring and continuing and (b) the Net Cash Proceeds of such Debt shall be used to prepay the Advances hereunder as provided in Section 2.06(b)(ii) hereof and (B) Debt consisting of guaranties by the Subsidiary Guarantors (which are not subject to a limit on their ability to guarantee the Obligations under the Loan Documents pursuant to the terms and conditions of the 7% Senior Notes) of the unsecured Debt described in Clause (A).

(c) Change in Nature of Business. Engage, or permit any of its Subsidiaries to engage, in any line or lines of business activity other than the Permitted Business.

(d) Mergers, Etc. Merge into or consolidate with any Person or permit any Person to merge into it, or permit any of its Subsidiaries to do so, except that:

        (i) (A) any Subsidiary of the Borrower may merge into or consolidate with the Borrower and (B) any Subsidiary of the Borrower may merge into or consolidate with any other Subsidiary of the Borrower, provided that, in the case of any such merger or consolidation, the Person formed by such merger or consolidation shall be a wholly owned Subsidiary of the Borrower, provided further that, in the case of any such merger or consolidation to which a Subsidiary Guarantor is a party, the Person formed by such merger or consolidation shall be a Subsidiary Guarantor;

        (ii) in connection with any acquisition permitted under Section 5.02(f), any Subsidiary of the Borrower may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it; provided that the Person surviving such merger shall be a wholly owned Subsidiary of the Borrower; and

        (iii)  in connection with any sale or other disposition permitted under
               Section 5.02(e) (other than clause (ii) thereof), any Subsidiary of the Borrower may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it;

        provided, however, that in each case, immediately after giving effect thereto, no event shall occur and be continuing that constitutes a Default and, in the case of any such merger to which the Borrower is a party, the Borrower is the surviving corporation.

(e) Sales, Etc., of Assets. Sell, lease, transfer or otherwise dispose of, or permit any of its Subsidiaries to sell, lease, transfer or otherwise dispose of, any assets, or grant any option or other right to purchase, lease or otherwise acquire any assets, except:

        (i) sales of Inventory and licenses of intellectual property in the ordinary course of its business;

        (ii) in a transaction authorized by Section 5.02(d) (other than subsection (iii) thereof);

        (iii) sales of assets for at least 75% cash and for fair value in an aggregate amount not to exceed $10,000,000 in any Fiscal Year; and

        (iv) sales in connection with any information technology outsourcing authorized by Section 5.02(b)(ix).

        provided that in the case of sales of assets pursuant to clauses (iii) and (iv) above, the Borrower shall, on the date of receipt by any Loan Party or any of its Subsidiaries of the Net Cash Proceeds from such sale, prepay the Advances pursuant to, and in the amount and order of priority set forth in, Section 2.06(b)(ii), as specified therein.

(f) Investments in Other Persons. Make or hold, or permit any of its Subsidiaries to make or hold, any Investment in any Person, except:

        (i) equity Investments by the Borrower and its Subsidiaries in their Subsidiaries outstanding on the date hereof, additional equity Investments by the Borrower or its Subsidiaries in Loan Parties and additional equity investments in wholly owned Subsidiaries that are not Loan Parties so long as the Borrower is in pro forma compliance with the Fixed Charge Coverage Ratio;

        (ii) loans, guarantees of loans and advances to employees or consultants in the ordinary course of the business of the Borrower and its Subsidiaries as presently conducted in an aggregate principal amount not to exceed $5,000,000 at any time outstanding;

        (iii) Investments by the Borrower and its Subsidiaries in Cash Equivalents;

        (iv) Investments existing on the date hereof and described on Schedule 4.01(w) hereto;

        (v)    Investments by the Borrower in Hedge Agreements permitted under
               Section 5.02(b)(vii);

        (vi)   Investments consisting of intercompany Debt permitted under
               Section 5.02(b)(v);

        (vii) other Investments in an aggregate amount invested not to exceed $15,000,000 (which amount shall increase to $30,000,000 when the Borrower becomes Investment Grade), plus the net reduction in any such Investments resulting from distributions on or repayments of such Investments or from the Net Cash Proceeds or Cash Equivalents from the sale or other disposition of any such Investment; provided that such reduction does not exceed the amount of such Investment, and provided further that, with respect to Investments made under this clause (vii): (1) any newly acquired or organized Subsidiary of the Borrower or any of its Subsidiaries shall be a wholly owned Subsidiary thereof; (2) immediately before and after giving effect thereto, no Default shall have occurred and be continuing or would result therefrom;

               (3) any company or business acquired or invested in pursuant to this clause (vii) shall be a Permitted Business; and (4) immediately after giving effect to the acquisition of a company or business pursuant to this clause (vii), the Borrower shall be in pro forma compliance with the covenants contained in Section 5.04, calculated based on the financial statements most recently delivered to the Lender Parties pursuant to Section 5.03 and as though such acquisition had occurred at the beginning of the four-quarter period covered thereby, as evidenced by a certificate of the Chief Financial Officer or Treasurer of the Borrower delivered to the Lender Parties demonstrating such compliance;

        (viii) commission, entertainment, relocation, payroll, travel and similar advances to cover matters in the ordinary course of business that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP in an amount not to exceed $2,500,000 at any time outstanding;

        (ix) loans or advances in the ordinary course of business to physicians, hospitals or other providers of health care services in a gross amount not to exceed $50,000,000 at any time outstanding;

        (x) Investments received as consideration in connection with an asset disposition not prohibited by Section 5.02(e) to the extent not required to mandatorily prepay the Obligations hereunder pursuant to Section 2.06(b)(ii);

        (xi) stock, obligations or securities received in satisfaction of judgments, the fair market value of which shall not exceed, in the aggregate, $10,000,000 in any Fiscal Year;

        (xii) the endorsements of negotiable instruments for collection or deposit in the ordinary course of business;

        (xiii) additional Investments in MedUnite, Inc. in an aggregate amount not to exceed $5,000,000, plus the net reduction in any such Investments resulting from distributions on or repayments of such Investments or from the Net Cash Proceeds or Cash Equivalents from the sale or other disposition of any such Investment; provided that such reduction does not exceed the amount of such Investment;

        (xiv) investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, healthcare providers, customers and suppliers;

        (xv) any security that (a) is of a type traded or quoted on any exchange or recognized financial market, (b) can be readily liquidated or disposed of in such exchanges or markets, (c) other than in the case of an equity security, is rated by, and has no lower than an "investment grade", rating from any nationally recognized rating agency and (d) satisfies the Borrowers investment guidelines as approved by its board of directors, a copy of which (along with any updates thereto) shall be forwarded to the Administrative Agent on behalf of the Lenders.

        (xvi) any Obligations of the Borrower or its Subsidiaries under the Loan Documents; and

        (xvii) any guarantees by the Subsidiary Guarantors of any Debt permitted under Section 5.02(b)(i) or (x) provided, that any guarantees of Debt permitted under Section 5.02(b)(x) shall be subordinated on customary terms.

(g) Restricted Payments. Declare or pay any dividends, purchase, redeem, retire, defease or otherwise acquire for value any of its Equity Interests now or hereafter outstanding, return any capital to its stockholders, partners or members (or the equivalent Persons thereof) as such, make any distribution of assets, Equity Interests, obligations or securities to its stockholders, partners or members (or the equivalent Persons thereof) as such or permit any of its Subsidiaries to do any of the foregoing, or permit any of its Subsidiaries to issue or sell any Equity Interests to any Person other than the Borrower or a wholly owned Subsidiary, or to purchase, redeem, retire, defease or otherwise acquire for value any Equity Interests in the Borrower or to issue or sell any Equity Interests therein, except that, so long as no Default shall have occurred and be continuing at the time of any action described in clauses (i) through (vii) below or would result therefrom:

        (i) the Borrower may declare and pay dividends and distributions payable only in common stock of the Borrower;

        (ii) any Subsidiary of the Borrower may (A) declare and pay cash dividends to the Borrower, (B) declare and pay cash dividends to any other Loan Party of which it is a Subsidiary and (C) accept capital contributions from its parent to the extent permitted under Section 5.02(f)(i);

        (iii) the Borrower may make payments or distributions to dissenting stockholders pursuant to applicable law pursuant to or in connection with a consolidation, merger or transfer of assets of the Borrower that complies with the provisions of Sections 5.02(d) and (e);

        (iv) the Borrower may repurchase Equity Interests deemed to occur upon the exercise of options or warrants if such Equity Interests represent all or a portion of the exercise price thereof;

        (v) the Borrower or any Subsidiary may purchase, repurchase, acquire, cancel or retire for value Equity Interests of the Borrower or such Subsidiary from future, present or former employees, officers, directors or consultants (or their estates or beneficiaries under their estates) of the Borrower or any Subsidiary upon the death, disability, retirement or termination of employment or service of such employees, officers, directors or consultants or to the extent required pursuant to employee benefit plans, employment agreements or other arrangements with such employees, officers, directors or consultants (or their estates or beneficiaries under their estates), in an aggregate amount not to exceed $2,500,000 in any calendar year, with unused amounts in any calendar year being carried over to succeeding years, with an aggregate amount paid in any calendar year not to exceed $5,000,000;

        (vi) the Borrower may make payments of cash in lieu of issuance of fractional shares upon the exercise of warrants or upon the conversion or exchange of, or issuance of Equity Interests in lieu of cash dividends on, any Equity Interests of the Borrower, which in the aggregate do not exceed $3,000,000; and

        (vii) the Borrower may redeem rights issued pursuant to an anti-takeover plan in an aggregate amount not to exceed $1,500,000.

(h) Lease Obligations. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any obligations as lessee (i) for the rental or hire of real or personal property in connection with any sale and leaseback transaction, or (ii) for the rental or hire of other real or personal property of any kind under leases or agreements to lease (excluding Capitalized Leases) having an original term of one year or more that would cause the direct and contingent liabilities of the Borrower and its Subsidiaries, on a Consolidated basis, in respect of all such obligations to exceed in any 12 month period an amount equal to 1% of Consolidated revenues of the Borrower and its Subsidiaries for the four fiscal quarter period ended at the end of the most recent fiscal quarter for which financial statements have been delivered to the Administrative Agent and the Lenders in accordance with the provisions of Section 5.03.

(i) Amendments of Constitutive Documents. Amend, or permit any of its Subsidiaries to amend, its certificate of incorporation or bylaws or other constitutive documents, other than any amendment which could not be reasonably likely to have a Material Adverse Effect.

(j) Accounting Changes. Make or permit, or permit any of its Subsidiaries to make or permit, any change in (i) accounting policies or reporting practices, except as required or permitted by generally accepted accounting principles, or (ii) its Fiscal Year.

(k) Prepayments, Etc., of Debt. Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Debt, except (i) the prepayment of the Advances in accordance with the terms of this Agreement, and (ii) regularly scheduled or required repayments or redemptions of Debt permitted under Section 5.02(b), or amend, modify or change in any manner any term or condition of any Surviving Debt or the 7% Senior Notes, other than any amendment, modification or change which could not be reasonably likely to have a Material Adverse Effect, or permit any of its Subsidiaries to do any of the foregoing other than to prepay any Debt payable to the Borrower.

(l) Negative Pledge. Enter into or suffer to exist, or permit any of its Subsidiaries to enter into or suffer to exist, any agreement prohibiting or conditioning the creation or assumption of any Lien upon any of its property or assets except (i) in favor of the Secured Parties or (ii) in connection with (A) any Surviving Debt or the Senior Notes, or (B) any purchase money Debt permitted by Section 5.02(b)(iii) solely to the extent that the agreement or instrument governing such Debt prohibits a Lien on the property acquired with the proceeds of such Debt, or (C) any Capitalized Lease permitted by

        Section 5.02(b)(iii) solely to the extent that such Capitalized Lease prohibits a Lien on the property subject thereto.

(m) Partnerships, Etc. Become a general partner in any general or limited partnership or joint venture, or permit any of its Subsidiaries to do so, other than any Subsidiary the sole assets of which consist of its interest in such partnership or joint venture.

(n) Speculative Transactions. Engage, or permit any of its Subsidiaries to engage, in any transaction involving commodity options or futures contracts if such transaction is entered into for speculative purposes and not solely to hedge risk.

(o) Formation of Subsidiaries. Organize or invest, or permit any Subsidiary to organize or invest, in any new Subsidiary except as permitted under
        Section 5.02(f)(i) or (vii).

(p) Payment Restrictions Affecting Subsidiaries. Directly or indirectly, enter into or suffer to exist, or permit any of its Subsidiaries to enter into or suffer to exist, any agreement or arrangement limiting the ability of any of its Subsidiaries to declare or pay dividends or other distributions in respect of its Equity Interests or repay or prepay any Debt owed to, make loans or advances to, or otherwise transfer assets to or invest in, the Borrower or any Subsidiary of the Borrower (whether through a covenant restricting dividends, loans, asset transfers or investments, a financial covenant or otherwise), except (i) the Loan Documents, (ii) any agreement or instrument evidencing the Surviving Debt or any Debt permitted under Section 5.02(b)(i) or (x) and (iii) any agreement in effect at the time such Subsidiary becomes a Subsidiary of the Borrower, so long as such agreement was not entered into solely in contemplation of such Person becoming a Subsidiary of the Borrower.

(q) Enter into Certain Letters of Credit. Enter into, or permit any of its Subsidiaries to enter into, any letters of credit other than letters of credit issued by the Issuing Bank or any institution which has issued an Existing Letter of Credit.

Section 5.03 Reporting Requirements. So long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, the Borrower will furnish to the Agents and the Lender
Parties:

(a) Default Notice. As soon as possible and in any event within three Business Days after the occurrence of each Default or any event, development or occurrence reasonably likely to have a Material Adverse Effect continuing on the date of such statement, a statement of the Chief Financial Officer or Treasurer of the Borrower setting forth details of such Default and the action that the Borrower has taken and proposes to take with respect thereto.

(b) Annual Financials. As soon as available and in any event within 90 days after the end of each Fiscal Year, a copy of the annual audit report for such year for the Borrower and its Subsidiaries, including therein Consolidated and consolidating (which consolidating balance will be unaudited) balance sheets of the Borrower and its Subsidiaries as of the end of such Fiscal Year and Consolidated and consolidating (which consolidating statements of income will be unaudited) statements of income and a Consolidated statement of cash flows of the Borrower and its Subsidiaries for such Fiscal Year, in each case accompanied by an opinion acceptable to the Required Lenders of Ernst & Young or other independent public accountants of recognized national standing acceptable to the Required Lenders, together with (i) a certificate of such accounting firm to the Lender Parties stating that in the course of the regular audit of the business of the Borrower and its Subsidiaries, which audit was conducted by such accounting firm in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge that a Default has occurred and is continuing, or if, in the opinion of such accounting firm, a Default has occurred and is continuing, a statement as to the nature thereof, (ii) a schedule in substantially the form set forth as Exhibit I of the computations used by such accountants in determining, as of the end of such Fiscal Year, compliance with the covenants contained in Section 5.04, provided that in the event of any change in GAAP used in the preparation of such financial statements, the Borrower shall also provide, if necessary for the determination of compliance with Section 5.04, a statement of reconciliation conforming such financial statements to GAAP and (iii) a certificate of the Chief Financial Officer or Treasurer of the Borrower stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower has taken and proposes to take with respect thereto.

(c) Quarterly Financials. As soon as available and in any event within 45 days after the end of each of the first three quarters of each Fiscal Year, Consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as of the end of such quarter and Consolidated and consolidating statements of income and a Consolidated statement of cash flows of the Borrower and its Subsidiaries for the period commencing at the end of the previous fiscal quarter and ending with the end of such fiscal quarter and Consolidated and consolidating statements of income and a report or reports showing statutory net worth and statutory capital of each HMO Subsidiary and Insurance Subsidiary as of the end of each fiscal quarter and a Consolidated statement of cash flows of the Borrower and its Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding date or period of the preceding Fiscal Year, all in reasonable detail and duly certified by the Chief Financial Officer or Treasurer of the Borrower as having been prepared in accordance with GAAP (subject to normal year-end audit adjustments and the absence of complete footnote disclosure), together with (i) a certificate of said officer stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower has taken and proposes to take with respect thereto and (ii) a schedule in substantially the form set forth as Exhibit I of the computations used by the Borrower in determining compliance with the covenants contained in Section 5.04, provided that, in the event of any change in GAAP used in the preparation of such financial statements, the Borrower shall also provide, if necessary for the determination of compliance with Section 5.04, a statement of reconciliation conforming such financial statements to GAAP.

(d) Monthly Financials. (i) As soon as available and in any event within 45 days after the end of each month, (A) a Consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such month and Consolidated statement of income of the Borrower and its Subsidiaries for the period commencing at the end of the previous month and ending with the end of such month and Consolidated statement of income of the Borrower and its Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such month all in reasonable detail and duly certified by the Chief Financial Officer or Treasurer of the Borrower and (ii) on or prior to October 15, 2001, monthly financials of the Borrower and its Subsidiaries satisfying the requirements set forth in clause (i) for each month during 2000 and for each month during 2001 ending on or prior to July 31, 2001 and (B) the average daily bank ledger balance for such month of cash and Cash Equivalents for the Covenant Parties.

(e) Statutory Statements. (i) As soon as available and in any event no later than 15 days after the filing with the appropriate Governmental Authority for each fiscal quarter and Fiscal Year, copies of financial reports of the HMO Subsidiaries and Insurance Subsidiaries prepared in accordance with statutory accounting principles and (ii) as soon as available and in any event no later than 15 days after the filing with the appropriate Governmental Authority for each fiscal year, copies of financial reports of the HMO Subsidiaries and Insurance Subsidiaries prepared in accordance with statutory accounting principles.

(f) Annual Forecasts. As soon as available and in any event no later than 15 days before the end of each Fiscal Year, forecasts prepared by management of the Borrower, in form satisfactory to the Administrative Agent, of balance sheets, income statements and cash flow statements on a quarterly basis for the Fiscal Year following such Fiscal Year and on an annual basis for each Fiscal Year thereafter until the Termination Date.

(g) Litigation or Loss of Licensure. (i) Promptly after the commencement thereof, notice of all actions, suits, investigations, litigation and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign (including, without limitation, and HMO Regulator or Insurance Regulator), affecting any Loan Party or any of its Subsidiaries of the type described in Section 4.01(f), (ii) promptly after the occurrence thereof, notice of any adverse change in the status or the financial effect on any Loan Party or any of its Subsidiaries of the Disclosed Litigation from that described on Schedule 4.01(f) hereto, (iii) promptly after receipt thereof by the Borrower, any Material HMO Subsidiary or any Material Insurance Subsidiary, all notices of loss of licensure, loss of participation under any reimbursement program or loss of applicable health care license or certificate of authority, or loss of any permit, authorization, accreditation, or qualification or any notices relating to the threatened loss of any of the foregoing, from any Governmental Authority, HMO Regulator or Insurance Regulator, (iv) promptly after receipt thereof by the Borrower, any Material HMO Subsidiary or any Material Insurance Subsidiary, all other material deficiency notices, compliance orders or adverse reports issued by any Governmental Authority, HMO Regulator, Insurance Regulator or private insurance company pursuant to a provider agreement that, if not promptly complied with or cured, could reasonably be expected to result in the suspension or forfeiture of any license, certification or licensure necessary for such HMO Subsidiary or Insurance Subsidiary to carry on its business as then conducted or the termination of any insurance or reimbursement program available to any HMO Subsidiary or any Insurance Subsidiary, (v) promptly after receipt thereof by the Borrower, any Material HMO Subsidiary or any Material Insurance Subsidiary, all correspondence from any Governmental Authority, HMO Regulator or Insurance Regulator that asserts that the Borrower, any Material HMO Subsidiary or any Material Insurance Subsidiary is not in substantial compliance with any HMO Regulation or Insurance Regulation or that threatens the taking of any material action against the Borrower, any Material HMO Subsidiary or any Material Insurance Subsidiary under any HMO Regulation or any Insurance Regulation and (vi) any other development (including, without limitation, the non-compliance with any contractual obligation) that results in, or could reasonably be expected to result in, a Material Adverse Effect.

(h) Securities Reports. Promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports that any Loan Party or any of its Subsidiaries sends to its stockholders generally, and copies of all regular, periodic and special reports, and all registration statements, that any Loan Party or any of its Subsidiaries files with the Securities and Exchange Commission or any Governmental Authority that may be substituted therefor, with any national securities exchange, HMO Regulators or Insurance Regulators (other than routine, periodic non-material reports filed with such HMO Regulators and Insurance Regulators).

(i) Creditor Reports. Promptly after the furnishing thereof, to the extent not provided pursuant hereto, copies of any statement or report furnished to any holder of Debt securities of any Loan Party or of any of its Subsidiaries pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lender Parties pursuant to any other clause of this Section 5.03.

(j) ERISA. (i) ERISA Events and ERISA Reports. (A) Promptly and in any event within five Business Days after any Loan Party or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred, a statement of the Treasurer or Chief Financial Officer of the Borrower describing such ERISA Event and the action, if any, that such Loan Party or such ERISA Affiliate has taken and proposes to take with respect thereto and (B) on the date any records, documents or other information must be furnished to the PBGC with respect to any Plan pursuant to
        Section 4010 of ERISA, a copy of such records, documents and information.

        (ii) Plan Terminations. Promptly and in any event within five Business Days after receipt thereof by any Loan Party or any ERISA Affiliate, copies of each notice from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan.

        (iii) Plan Annual Reports. Promptly upon the request of the Administrative Agent, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Plan.

        (iv) Multiemployer Plan Notices. Promptly and in any event within five Business Days after receipt thereof by any Loan Party or any ERISA Affiliate from the sponsor of a Multiemployer Plan, copies of each notice concerning (A) the imposition of Withdrawal Liability by any such Multiemployer Plan, (B) the reorganization or termination, within the meaning of Title IV of ERISA, of any such Multiemployer Plan or (C) the amount of liability incurred, or that may be incurred, by such Loan Party or any ERISA Affiliate in connection with any event described in clause (A) or
               (B).

(k) Environmental Conditions. Promptly after the assertion or occurrence thereof, notice of any Environmental Action against or of any noncompliance by any Loan Party or any of its Subsidiaries with any Environmental Law or Environmental Permit that could reasonably be expected to have a Material Adverse Effect.

(l) Real Property. As soon as available and in any event within 30 days after the end of each Fiscal Year, a report supplementing Schedules 4.01(u) and 4.01(v) hereto, including an identification of all owned and leased real property disposed of by the Borrower or any of its Subsidiaries during such Fiscal Year, a list and description (including the street address, county or other relevant jurisdiction, state, record owner, book value thereof and, in the case of leases of property, lessor, lessee, expiration date and annual rental cost thereof) of all real property acquired or leased during such Fiscal Year and a description of such other changes in the information included in such Schedules as may be necessary for such Schedules to be accurate and complete.

(m) Insurance. As soon as available and in any event within 30 days after the end of each Fiscal Year, a report summarizing the insurance coverage (specifying type, amount and carrier) in effect for each Loan Party and its Subsidiaries and containing such additional information as any Agent, or the Required Lenders through the Administrative Agent, may reasonably specify.

(n) Investment Guidelines. Promptly upon any material change or modification to the investment guidelines of the Borrower, forward copies of such modified investment guidelines to the Administrative Agent on behalf of the Lenders.

(o) Other Information. Such other information respecting the business, condition (financial or otherwise), operations, performance, properties or prospects of any Loan Party or any of its Subsidiaries as any Agent, or any Lender Party through the Administrative Agent, may from time to time reasonably request.

Section 5.04 Financial Covenants. So long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, the Borrower will:

(a) Debt to EBITDA Ratio. Maintain at all times a Debt/EBITDA Ratio of not more than the amount set forth below for each period set forth below:

         =====================================  =========================
                     QUARTER ENDING                       RATIO
         =====================================  =========================
         =====================================  =========================
         September 30, 2001                               3.00:1
         =====================================  =========================
         December 31, 2001                                3.00:1
         =====================================  =========================
         March 31, 2002                                   2.75:1
         =====================================  =========================
         June 30, 2002                                    2.75:1
         =====================================  =========================
         September 30, 2002                               2.75:1
         =====================================  =========================
         December 31, 2002                                2.75:1
         =====================================  =========================


(b) Fixed Charge Coverage Ratio. Maintain at all times a Fixed Charge Coverage Ratio of not less than the amount set forth below for each period set forth below:

         =====================================  =========================
                     QUARTER ENDING                       RATIO
         =====================================  =========================
         =====================================  =========================
         September 30, 2001                               1.70:1
         =====================================  =========================
         December 31, 2001                                1.10:1
         =====================================  =========================
         March 31, 2002                                   0.90:1
         =====================================  =========================
         June 30, 2002                                    0.70:1
         =====================================  =========================
         September 30, 2002                               1.30:1
         =====================================  =========================
         December 31, 2002                                1.30:1
         =====================================  =========================

(c) Minimum Net Worth. Maintain at all times stockholders' equity of the Borrower and its Subsidiaries (excluding cumulative long-lived asset impairment charges incurred after June 30, 2001) of not less than 90% of stockholders' equity of the Borrower and its Subsidiaries at June 30, 2001 plus 50% of positive Net Income of the Borrower and its Subsidiaries for each fiscal quarter after June 30, 2001 plus 100% of the Net Cash Proceeds from the issuance of any Equity Interests occurring after the Effective Date.

(d) Liquidity Covenant. Not permit or allow the amount of liquidity of the Covenant Parties (in the aggregate) consisting of cash, Cash Equivalents and availability under the Revolving Credit Facility to fall below $100,000,000 for more than 30 consecutive days.

                                   ARTICLE VI

                                EVENTS OF DEFAULT

Section 6.01 Events of Default. If any of the following events ("EVENTS OF DEFAULT") shall occur and be continuing:

(a) (i) the Borrower shall fail to pay any principal of any Advance when the same shall become due and payable or (ii) the Borrower shall fail to pay any interest on any Advance, or any Loan Party shall fail to make any other payment under any Loan Document, in each case under this clause
        (ii) within three Business Days after the same becomes due and payable;
        or

(b) any representation or warranty made by any Loan Party (or any of its officers) under or in connection with any Loan Document shall prove to have been incorrect in any material respect when made; or

(c) the Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 2.14, 5.01(d), (e), (h) or (i), 5.02(a),
        (b) or (c), 5.03 or 5.04; provided, that any failure to comply with Sections 5.03(d) through (o) shall not give rise to an Event of Default hereunder unless such failure shall remain unremedied for 10 days after the initial date of non-compliance therewith; or

(d) any Loan Party shall fail to perform or observe any other term, covenant or agreement contained in any Loan Document on its part to be performed or observed if such failure shall remain unremedied for 20 days after the earlier of the date on which (i) a Responsible Officer becomes aware of such failure or (ii) written notice thereof shall have been given to the Borrower by any Agent or any Lender Party; or

(e) any Loan Party or any of its Subsidiaries shall fail to pay any principal of, premium or interest on or any other amount payable in respect of any Debt of such Loan Party or such Subsidiary (as the case may be) that is outstanding in a principal amount (or, in the case of any Hedge Agreement, an Agreement Value) of at least $15,000,000 either individually or in the aggregate (but excluding Debt outstanding hereunder), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt or otherwise to cause, or to permit the holder thereof to cause, such Debt to mature; or any such Debt shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

(f) any Loan Party or any of its Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Loan Party or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it) that is being diligently contested by it in good faith, either such proceeding shall remain undismissed or unstayed for a period of 45 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or any substantial part of its property) shall occur; or any Loan Party or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (f); or

(g) any judgments or orders, either individually or in the aggregate, for the payment of money in excess of $15,000,000 shall be rendered against any Loan Party or any of its Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 20 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; provided, however, that any such judgment or order shall not be an Event of Default under this Section 6.01(g) if and for so long as (i) the amount of such judgment or order is covered by a valid and binding policy of insurance between the defendant and the insurer covering payment thereof and (ii) such insurer, which shall be rated at least "A-" by A.M. Best Company, has been notified of, and has not disputed the claim made for payment of, the amount of such judgment or order; or

(h) any non-monetary judgment or order shall be rendered against any Loan Party or any of its Subsidiaries that could be reasonably likely to have a Material Adverse Effect, and there shall be any period of 20 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

(i)     any provision of any Loan Document after delivery thereof pursuant to
        Section 3.01 or 5.01(j) shall for any reason cease to be valid and binding on or enforceable against any Loan Party party to it, or any such Loan Party shall so state in writing; or

(j) any Collateral Document or financing statement after delivery thereof pursuant to Section 3.01 or 5.01(j) shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority (subject to Liens permitted under Section 5.02(a) that have priority by operation of law) lien on and security interest in the Collateral purported to be covered thereby; or

(k)     a Change of Control shall occur; or

(l) any ERISA Event shall have occurred with respect to a Plan and the sum (determined as of the date of occurrence of such ERISA Event) of the Insufficiency of such Plan and the Insufficiency of any and all other Plans with respect to which an ERISA Event shall have occurred and then exist (or the liability of the Loan Parties and the ERISA Affiliates related to such ERISA Event) exceeds $15,000,000; or

(m) any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount that, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Loan Parties and the ERISA Affiliates as Withdrawal Liability (determined as of the date of such notification), exceeds $15,000,000 or requires payments exceeding $3,750,000 per annum; or

(n) any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, and as a result of such reorganization or termination the aggregate annual contributions of the Loan Parties and the ERISA Affiliates to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years of such Multiemployer Plans immediately preceding the plan year in which such reorganization or termination occurs by an amount exceeding $3,750,000; or

(o) an HMO Event or Insurance Event shall have occurred and remain unremedied beyond the applicable statutory grace period as the HMO Regulator or Insurance Regulator, as the case may be, administering the HMO Regulations or Insurance Regulations shall have imposed for the cure of such HMO Event or Insurance Event, or if there is no such statutory grace period, if an HMO Event or Insurance Event shall have occurred and remain unremedied for 20 days after the occurrence thereof;

then, and in any such event, the Administrative Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the Commitments of each Lender Party and the obligation of each Lender Party to make Advances (other than Letter of Credit Advances by an Issuing Bank or a Revolving Credit Lender pursuant to Section 2.03(c) and Swing Line Advances by a Revolving Credit Lender pursuant to Section 2.02(b)) and of each Issuing Bank to issue Letters of Credit to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the Notes, all interest thereon and all other amounts payable under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower under the Federal Bankruptcy Code, (x) the Commitments of each Lender Party and the obligation of each Lender Party to make Advances (other than Letter of Credit Advances by an Issuing Bank or a Revolving Credit Lender pursuant to Section 2.03(c) and Swing Line Advances by a Revolving Credit Lender pursuant to Section 2.02(b)) and of each Issuing Bank to issue Letters of Credit shall automatically be terminated and (y) the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

Section 6.02 Actions in Respect of the Letters of Credit upon Default. If any Event of Default shall have occurred and be continuing, the Administrative Agent may, or shall at the request of the Required Lenders, irrespective of whether it is taking any of the actions described in Section 6.01 or otherwise, make demand upon the Borrower to, and forthwith upon such demand the Borrower will, pay to the Collateral Agent on behalf of the Lender Parties in same day funds at the Collateral Agent's office designated in such demand, for deposit in the L/C Cash Collateral Account, an amount equal to the aggregate Available Amount of all Letters of Credit then outstanding. If at any time the Administrative Agent or the Collateral Agent determines that any funds held in the L/C Cash Collateral Account are subject to any right or claim of any Person other than the Agents and the Lender Parties or that the total amount of such funds is less than the aggregate Available Amount of all Letters of Credit, the Borrower will, forthwith upon demand by the Administrative Agent or the Collateral Agent, pay to the Collateral Agent, as additional funds to be deposited and held in the L/C Cash Collateral Account, an amount equal to the excess of (a) such aggregate Available Amount over (b) the total amount of funds, if any, then held in the L/C Cash Collateral Account that the Administrative Agent or the Collateral Agent, as the case may be, determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds are on deposit in the L/C Cash Collateral Account, such funds shall be applied to reimburse the relevant Issuing Bank or Revolving Credit Lenders, as applicable, to the extent permitted by applicable law.

                                  ARTICLE VII

                                   THE AGENTS

Section 7.01 Authorization and Action. (a) Each Lender Party (in its capacities as a Lender, a Swing Line Bank (if applicable), and the Issuing Bank (if applicable)) hereby appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Loan Documents as are delegated to such Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of the Notes), no Agent shall be required to exercise any discretion or take any action, nor shall any Agent have or be deemed to have any fiduciary relationship with any Lender Party or participant, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lender

Parties and all holders of Notes; provided, however, that no Agent shall be required to take any action that exposes such Agent to personal liability or that is contrary to this Agreement or applicable law. Without limiting the generality of the foregoing sentence, the use of the term "agent" herein and in the other Loan Documents with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. Each Agent agrees to give to each Lender Party prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.

            (b) The Issuing Bank shall act on behalf of the Lender Parties with respect to any Letters of Credit issued by it and the documents associated therewith until such time (and except for so long) as the Administrative Agent may agree at the request of the Required Lenders to act for the Issuing Bank with respect thereto; provided, however, that the Issuing Bank shall have all of the benefits and immunities (i) provided to the Agents in this Article VII with respect to any acts taken or omissions suffered by the Issuing Bank in connection with Letters of Credit issued by it or proposed to be issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term "Agent" as used in this Article VII included the Issuing Bank with respect to such acts or omissions, and (ii) as additionally provided herein with respect to the Issuing Bank.

            (c) The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lender Parties, unless the Administrative Agent shall have received written notice from a Lender Party or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default or Event of Default as may be directed by the Required Lenders in accordance with
Article VI; provided, however, that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Lender Parties.

Section 7.02 Agents' Reliance, Etc. Neither any Agent nor any Agent-Related Person nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Loan Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, each Agent and Agent-Related Person: (a) may treat the payee of any Note as the holder thereof until, in the case of the Administrative Agent, the Administrative Agent receives and accepts an Assignment and Acceptance entered into by the Lender that is the payee of such Note, as assignor, and an Eligible Assignee, as assignee, or, in the case of any other Agent, such Agent has received notice from the Administrative Agent that it has received and accepted such Assignment and Acceptance, in each case as provided in Section 9.07; (b) may consult with legal counsel (including counsel for any Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender Party and shall not be responsible to any Lender Party for any statements, warranties or representations (whether written or oral) made in or in connection with the Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Loan Document on the part of any Loan Party or to inspect the property (including the books and records) of any Loan Party; (e) shall not be responsible to any Lender Party for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; and (f) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopy or telex) believed by it to be genuine and signed or sent by the proper party or parties.

Section 7.03 Bank of America and Affiliates. With respect to its Commitments, the Advances made by it and the Notes issued to it, Bank of America shall have the same rights and powers under the Loan Documents as any other Lender Party and may exercise the same as though it were not an Agent; and the term "Lender Party" or "Lender Parties" shall, unless otherwise expressly indicated, include Bank of America in its individual capacity. Bank of America and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, any Loan Party, any of its Subsidiaries and any Person that may do business with or own securities of any Loan Party or any such Subsidiary, all as if Bank of America were not an Agent and without any duty to account therefor to the Lender Parties. The Lender Parties acknowledge that, pursuant to such activities, Bank of America or its Affiliates, when acting in a capacity other than Administrative Agent, may receive information regarding any Loan Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that the Administrative Agent, when acting in such capacity, shall be under no obligation to provide such information to them.

Section 7.04 Lender Party Credit Decision. Each Lender Party acknowledges that it has, independently and without reliance upon any Agent or Agent-Related Person or any other Lender Party and based on the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender Party acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by the Administrative Agent hereinafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender Party as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender Party also acknowledges that it will, independently and without reliance upon any Agent or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement. Except for notices, reports and other documents expressly required to be furnished to the Lender Parties by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide any Lender Party with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person when such information was received by Bank of America or its Affiliates in a capacity other than Administrative Agent. Each Lender Party acknowledges and agrees to comply with the provisions of Section
9.10 applicable to the Lender Parties hereunder.

Section 7.05 Indemnification. (a) Each Lender Party severally agrees to indemnify each Agent and each Agent-Related Person (to the extent not promptly reimbursed by the Borrower) from and against such Lender Party's ratable share (determined as provided below) of any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) or that may be incurred by, or asserted or awarded against such Agent or Agent-Related Person in any way relating to or arising out of the Loan Documents or any action taken or omitted by such Agent or Agent-Related Person under the Loan Documents (collectively, the "INDEMNIFIED COSTS"); provided, however, that no Lender Party shall be liable for any portion of such claims, damages, losses, liabilities or expenses resulting from such Agent's or Agent-Related Person's gross negligence or willful misconduct as found in a final, non-appealable judgment by a court of competent jurisdiction; provided, however, that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Lender Party agrees to reimburse each Agent and each Agent-Related Person promptly upon demand for its ratable share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by the Borrower under Section 9.04, to the extent that such Agent or Agent-Related Person is not promptly reimbursed for such costs and expenses by the Borrower. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Costs, this Section 7.05 applies whether any such investigation, litigation or proceeding is brought by any Lender Party or any other Person.

        (b) Each Lender Party severally agrees to indemnify the Issuing Bank (to the extent not promptly reimbursed by the Borrower) from and against such Lender Party's ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Issuing Bank in any way relating to or arising out of the Loan Documents or any action taken or omitted by the Issuing Bank under the Loan Documents; provided, however, that no Lender Party shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Issuing Bank's gross negligence or willful misconduct as found in a final, non-appealable judgment by a court of competent jurisdiction. Without limitation of the foregoing, each Lender Party agrees to reimburse the Issuing Bank promptly upon demand for its ratable share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by the Borrower under Section 9.04, to the extent that the Issuing Bank is not promptly reimbursed for such costs and expenses by the Borrower.

        (c) For purposes of this Section 7.05, the Lender Parties' respective ratable shares of any amount shall be determined, at any time, according to the sum of (i) the aggregate principal amount of the Advances outstanding at such time and owing to the respective Lender Parties, (ii) their respective Pro Rata Shares of the aggregate Available Amount of all Letters of Credit outstanding at such time, (iii) the aggregate unused portions of their respective Term A Commitments at such time and (iv) their respective Unused Revolving Credit Commitments at such time; provided that the aggregate principal amount of Swing Line Advances owing to the Swing Line Bank and of Letter of Credit Advances owing to the Issuing Bank shall be considered to be owed to the Revolving Credit Lenders ratably in accordance with their respective Revolving Credit Commitments. The failure of any Lender Party to reimburse any Agent, Agent-Related Person or the Issuing Bank, as the case may be, promptly upon demand for its ratable share of any amount required to be paid by the Lender Parties to such Agent, Agent-Related Person or the Issuing Bank, as the case may be, as provided herein shall not relieve any other Lender Party of its obligation hereunder to reimburse such Agent, Agent-Related Person or the Issuing Bank, as the case may be, for its ratable share of such amount, but no Lender Party shall be responsible for the failure of any other Lender Party to reimburse such Agent, Agent-Related Person or the Issuing Bank, as the case may be, for such other Lender Party's ratable share of such amount. Without prejudice to the survival of any other agreement of any Lender Party hereunder, the agreement and obligations of each Lender Party contained in this Section 7.05 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the other Loan Documents.

Section 7.06 Successor Agents. Any Agent may resign as to any or all of the Facilities at any time by giving written notice thereof to the Lender Parties and the Borrower and may be removed as to all of the Facilities at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent as to such of the Facilities as to which such Agent has resigned or been removed. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lender Parties, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States or of any State thereof and having a combined capital and surplus of at least $250,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent as to all of the Facilities and, in the case of a successor Collateral Agent, upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to the Mortgages, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Collateral Documents, such successor Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Loan Documents. Upon the acceptance of any appointment as Agent hereunder by a successor Agent as to less than all of the Facilities and, in the case of a successor Collateral Agent, upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to the Mortgages, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Collateral Documents, such successor Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Agent as to such Facilities, other than with respect to funds transfers and other similar aspects of the administration of Borrowings under such Facilities, issuances of Letters of Credit

(notwithstanding any resignation as Agent with respect to the Letter of Credit Facility) and payments by the Borrower in respect of such Facilities, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement as to such Facilities, other than as aforesaid. In no event shall the resignation or removal of the Administrative Agent be effective unless and until a replacement Administrative Agent shall have accepted its appointment in accordance with the provisions of Article VII. After any retiring Agent's resignation or removal hereunder as Agent as to any of the Facilities shall have become effective, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent as to such Facilities under this Agreement.

Section 7.07 Co-Lead Arranger and Joint Book-Running Managers. J.P. Morgan Securities Inc., as Co-Lead Arranger and Joint Book-Running Manager and Salomon Smith Barney Inc., as Joint Book-Running Manager, shall not have any duties in connection with this Agreement and the other Loan Documents.

                                  ARTICLE VIII

                               SUBSIDIARY GUARANTY

Section 8.01 Subsidiary Guaranty; Limitation of Liability. (a) Each Subsidiary Guarantor, jointly and severally, hereby absolutely, unconditionally and irrevocably guarantees the punctual payment when due, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise, of all Obligations of each other Loan Party now or hereafter existing under or in respect of the Loan Documents (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing Obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, premiums, fees, indemnities, contract causes of action, costs, expenses or otherwise (such Obligations being the "GUARANTEED OBLIGATIONS"), and agrees to pay any and all expenses (including, without limitation, fees and expenses of counsel) incurred by the Administrative Agent or any other Secured Party in enforcing any rights under this Subsidiary Guaranty or any other Loan Document. Without limiting the generality of the foregoing, each Subsidiary Guarantor's liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any other Loan Party to any Secured Party under or in respect of the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such other Loan Party.

        (b) Each Subsidiary Guarantor, and by its acceptance of this Subsidiary Guaranty, the Administrative Agent and each other Secured Party, hereby confirms that it is the intention of all such Persons that this Subsidiary Guaranty and the Obligations of each Subsidiary Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Subsidiary Guaranty and the Obligations of each Subsidiary Guarantor hereunder. To effectuate the foregoing intention, the Administrative Agent, the other Secured Parties and the Subsidiary Guarantors hereby irrevocably agree that the Obligations of each Subsidiary Guarantor under this Subsidiary Guaranty at any time shall be limited to the maximum amount as will result in the Obligations of such

            Subsidiary Guarantor under this Subsidiary Guaranty not constituting a fraudulent transfer or conveyance. In addition, at any time that there is any Debt outstanding in respect of the 7% Senior Notes, the Obligations of the PHPA Subsidiary Guarantors, taken as a whole, under this Subsidiary Guaranty at any time shall be limited to the maximum amount from time to time permitted by the terms and conditions of the 7% Senior Notes.

        (c) Each Subsidiary Guarantor hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to any Secured Party under this Subsidiary Guaranty or any other guaranty, such Subsidiary Guarantor will contribute, to the maximum extent permitted by law, such amounts to each other Subsidiary Guarantor and each other guarantor so as to maximize the aggregate amount paid to the Secured Parties under or in respect of the Loan Documents.

Section 8.02 Guaranty Absolute. Each Subsidiary Guarantor guarantees that the Guaranteed Obligations will, to the fullest extent permitted by law, be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Secured Party with respect thereto. The Obligations of each Subsidiary Guarantor under or in respect of this Subsidiary Guaranty are independent of the Guaranteed Obligations or any other Obligations of any other Loan Party under or in respect of the Loan Documents, and a separate action or actions may be brought and prosecuted against each Subsidiary Guarantor to enforce this Subsidiary Guaranty, irrespective of whether any action is brought against the Borrower or any other Loan Party or whether the Borrower or any other Loan Party is joined in any such action or actions. The liability of each Subsidiary Guarantor under this Subsidiary Guaranty shall be irrevocable, absolute and unconditional irrespective of, and each Subsidiary Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to, any or all of the following, in each case to the fullest extent permitted by law:

               (a) any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;

               (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other Obligations of any other Loan Party under or in respect of the Loan Documents, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Loan Party or any of its Subsidiaries or otherwise;

               (c) any taking, exchange, release or non-perfection of any Collateral or any other collateral, or any taking, release or amendment or waiver of, or consent to departure from, any other guaranty, for all or any of the Guaranteed Obligations;

               (d) any manner of application of Collateral or any other collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any Collateral or any other collateral for all or any of the Guaranteed

        Obligations or any other Obligations of any Loan Party under the Loan Documents or any other assets of any Loan Party or any of its Subsidiaries;

               (e) any change, restructuring or termination of the corporate structure or existence of any Loan Party or any of its Subsidiaries;

               (f) any failure of any Secured Party to disclose to any Loan Party any information relating to the business, condition (financial or otherwise), operations, performance or properties of any other Loan Party now or hereafter known to such Secured Party (each Subsidiary Guarantor waiving any duty on the part of the Secured Parties to disclose such information);

               (g) the failure of any other Person to execute or deliver this Subsidiary Guaranty, any Subsidiary Guaranty Supplement or any other guaranty or agreement or the release or reduction of liability of any Subsidiary Guarantor or other guarantor or surety with respect to the Guaranteed Obligations; or

               (h) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by any Secured Party that might otherwise constitute a defense available to, or a discharge of, any Loan Party or any other guarantor or surety.

            This Subsidiary Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by any Secured Party or any other Person upon the insolvency, bankruptcy or reorganization of the Borrower or any other Loan Party or otherwise, all as though such payment had not been made.

Section 8.03 Waivers and Acknowledgements. (a) Each Subsidiary Guarantor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, acceleration, protest or dishonor and any other notice with respect to any of the Guaranteed Obligations and this Subsidiary Guaranty and, to the fullest extent permitted by law, any requirement that any Secured Party protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Loan Party or any other Person or any Collateral.

        (b) Each Subsidiary Guarantor hereby unconditionally and irrevocably waives any right to revoke this Subsidiary Guaranty and acknowledges that this Subsidiary Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

        (c) Each Subsidiary Guarantor hereby unconditionally and irrevocably waives, to the fullest extent permitted by law, (i) any defense arising by reason of any claim or defense based upon an election of remedies by any Secured Party that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of such Subsidiary Guarantor or other rights of such Subsidiary Guarantor to proceed against any of the other Loan Parties, any other guarantor or any other Person or any Collateral and (ii) any defense based on any right of set-off or counterclaim against or in respect of the Obligations of such Subsidiary Guarantor hereunder.

        (d) Each Subsidiary Guarantor acknowledges that the Collateral Agent may, to the fullest extent permitted by law and without notice to or demand upon such Subsidiary Guarantor and without affecting the liability of such Subsidiary Guarantor under this Subsidiary Guaranty, foreclose under any mortgage by nonjudicial sale, and each Subsidiary Guarantor hereby waives any defense to the recovery by the Collateral Agent and the other Secured Parties against such Subsidiary Guarantor of any deficiency after such nonjudicial sale and any defense or benefits that may be afforded by applicable law.

        (e) Each Subsidiary Guarantor hereby unconditionally and irrevocably waives any duty on the part of any Secured Party to disclose to such Subsidiary Guarantor any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party or any of its Subsidiaries now or hereafter known by such Secured Party.

        (f) Each Subsidiary Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Loan Documents and that the waivers set forth in Section 8.02 and this Section 8.03 are knowingly made in contemplation of such benefits.

Section 8.04 Subrogation. Each Subsidiary Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against the Borrower, any other Loan Party or any other insider guarantor that arise from the existence, payment, performance or enforcement of such Subsidiary Guarantor's Obligations under or in respect of this Subsidiary Guaranty or any other Loan Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Secured Party against the Borrower, any other Loan Party or any other insider guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Borrower, any other Loan Party or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Subsidiary Guaranty shall have been paid in full in cash, all Letters of Credit shall have expired or been terminated and the Commitments shall have expired or been terminated. If any amount shall be paid to any Guarantor in violation of the immediately preceding sentence at any time prior to the latest of (a) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Subsidiary Guaranty, (b) the Termination Date and (c) the latest date of expiration or termination of all Letters of Credit, such amount shall be received and held in trust for the benefit of the Secured Parties, shall be segregated from other property and funds of such Subsidiary Guarantor and shall forthwith be paid or delivered to the Administrative Agent in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Subsidiary Guaranty, whether matured or unmatured, in accordance with the terms of the Loan Documents, or to be held as Collateral for any Guaranteed Obligations or other amounts payable under this Subsidiary Guaranty thereafter arising. If (i) any Subsidiary Guarantor shall make payment to any Secured Party of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this Subsidiary Guaranty shall have been paid in full in cash, (iii) the Termination Date shall have occurred and (iv) all Letters of Credit shall have expired or been terminated, the Secured Parties will, at such Subsidiary Guarantor's request and expense, promptly execute and deliver to such Subsidiary Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Subsidiary Guarantor of an interest in the Guaranteed Obligations resulting from such payment made by such Subsidiary Guarantor pursuant to this Subsidiary Guaranty.

Section 8.05 Subsidiary Guaranty Supplements. Upon the execution and delivery by any Person of a guaranty supplement in substantially the form of Exhibit G hereto (each, a "SUBSIDIARY GUARANTY SUPPLEMENT"), (a) such Person shall be referred to as an "ADDITIONAL SUBSIDIARY GUARANTOR" and shall become and be a Subsidiary Guarantor hereunder, and each reference in this Subsidiary Guaranty to a "SUBSIDIARY GUARANTOR" shall also mean and be a reference to such Additional Subsidiary Guarantor, and each reference in any other Loan Document to a "SUBSIDIARY GUARANTOR" shall also mean and be a reference to such Additional Subsidiary Guarantor, and (b) each reference herein to "THIS SUBSIDIARY GUARANTY", "hereunder", "HEREOF" or words of like import referring to this Subsidiary Guaranty, and each reference in any other Loan Document to the "SUBSIDIARY GUARANTY", "THEREUNDER", "THERETO" or words of like import referring to this Subsidiary Guaranty, shall mean and be a reference to this Subsidiary Guaranty as supplemented by such Subsidiary Guaranty Supplement.

Section 8.06 Subordination. Each Subsidiary Guarantor hereby subordinates any and all debts, liabilities and other Obligations owed to such Subsidiary Guarantor by each other Loan Party (the "SUBORDINATED OBLIGATIONS") to the Guaranteed Obligations to the extent and in the manner hereinafter set forth in this Section 8.06:

               (a) Prohibited Payments, Etc. Except during the continuance of an Event of Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Loan Party), each Subsidiary Guarantor may receive regularly scheduled payments from any other Loan Party on account of the Subordinated Obligations. After the occurrence and during the continuance of any Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Loan Party), however, unless the Required Lenders otherwise agree, no Subsidiary Guarantor shall, if required by the Required Lenders, demand, accept or take any action to collect any payment on account of the Subordinated Obligations.

               (b) Prior Payment of Guaranteed Obligations. In any proceeding under any Bankruptcy Law relating to any other Loan Party, each Subsidiary Guarantor agrees that the Secured Parties shall be entitled to receive payment in full in cash of all Guaranteed Obligations (including all interest and expenses accruing after the commencement of a proceeding under any Bankruptcy Law, whether or not constituting an allowed claim in such proceeding ("POST PETITION INTEREST") before such Subsidiary Guarantor receives payment of any Subordinated Obligations.

               (c) Turn-Over. After the occurrence and during the continuance of any Event of Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Loan Party), each Subsidiary Guarantor shall, if the Administrative Agent so requests, collect, enforce and receive payments on account of the Subordinated Obligations as trustee for the Secured Parties and deliver such payments to the Administrative Agent on account of the Guaranteed Obligations (including all Post Petition Interest), together with any necessary endorsements or other instruments of transfer, but without reducing or affecting in any manner the liability of such Subsidiary Guarantor under the other provisions of this Subsidiary Guaranty.

               (d) Administrative Agent Authorization. After the occurrence and during the continuance of any Event of Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Loan Party), the Administrative Agent is authorized and empowered (but without any obligation to so do), in its discretion, (i) in the name of each Subsidiary Guarantor, to collect and enforce, and to submit claims in respect of, Subordinated Obligations and to apply any amounts received thereon to the Guaranteed Obligations (including any and all Post Petition Interest), and (ii) to require each Subsidiary Guarantor (A) to collect and enforce, and to submit claims in respect of, Subordinated Obligations and (B) to pay any amounts received on such obligations to the Administrative Agent for application to the Guaranteed Obligations (including any and all Post Petition Interest).

Section 8.07 Continuing Guaranty; Assignments. This Subsidiary Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the latest of (i) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Subsidiary Guaranty, (ii) the Termination Date and (iii) the latest date of expiration or termination of all Letters of Credit,
(b) be binding upon each Subsidiary Guarantor, its successors and assigns and
(c) inure to the benefit of and be enforceable by the Secured Parties and their successors, transferees and assigns. Without limiting the generality of clause
(c) of the immediately preceding sentence, any Secured Party may assign or otherwise transfer all or any portion of its rights and obligations under this Agreement (including, without limitation, all or any portion of its Commitments, the Advances owing to it and the Note or Notes held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party herein or otherwise, in each case as and to the extent provided in Section 9.07. No Subsidiary Guarantor shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Secured Parties.

Section 8.08 Release of Subsidiary Guarantor. In the event that all of the Equity Interests held by the Borrower or its Subsidiaries in one or more Subsidiary Guarantors is sold or otherwise disposed of (except to the Borrower or any of the Loan Parties) or liquidated in compliance with the requirements of this Agreement (or such sale or other disposition or liquidation has been approved in writing by the Required Lenders) and the proceeds of such sale, disposition or liquidation have been applied as permitted or required by this Agreement, each such Subsidiary Guarantor or Subsidiary Guarantors shall, without further action, automatically be released from this Subsidiary Guaranty and this Subsidiary Guaranty shall, as to each such Subsidiary Guarantor or Subsidiary Guarantors, terminate and have no further force or effect (it being understood and agreed that the sale of Equity Interests in one or more persons that own, directly or indirectly, all of such Equity Interests in any Subsidiary Guarantor shall be deemed to be a sale of such Equity Interests in such Subsidiary Guarantor for the purposes of this Section 8.08).

                                   ARTICLE IX

                                  MISCELLANEOUS

Section 9.01 Amendments, Etc. No amendment or waiver of any provision of this Agreement or the Notes or any other Loan Document, nor consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed (or, in the case of the Collateral Documents, consented to) by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that (a) no amendment, waiver or consent shall, unless in writing and signed by all of the Lenders (other than any Lender Party that is, at such time, a Defaulting Lender), do any of the following at any time: (i) waive any of the conditions specified in Section 3.01 or, in the case of the Initial Extension of Credit, Section 3.02, (ii) change the number of Lenders or the percentage of (x) the Commitments, (y) the aggregate unpaid principal amount of the Advances or (z) the aggregate Available Amount of outstanding Letters of Credit that, in each case, shall be required for the Lenders or any of them to take any action hereunder, (iii) reduce or limit the obligations of any Subsidiary Guarantor under Section 8.01 or release such Subsidiary Guarantor or otherwise limit such Subsidiary Guarantor's liability with respect to the Obligations owing to the Agents and the Lender Parties other than in connection with the sale or other disposition of any Subsidiary Guarantor permitted by the Loan Documents, (iv) release all or substantially all of Collateral in any transaction or series of related transactions or permit the creation, incurrence, assumption or existence of any Lien on all or substantially all of Collateral in any transaction or series of related transactions to secure any Obligations other than Obligations owing to the Secured Parties under the Loan Documents, (v) amend Section 2.13 or this Section 9.01 and (b) no amendment, waiver or consent shall, unless in writing and signed by the Required Lenders and each Lender (other than any Lender that is, at such time, a Defaulting Lender) that has a Commitment under the Term A Facility or Revolving Credit Facility if such Lender is directly affected by such amendment, waiver or consent, (i) increase the Commitments of such Lender, (ii) reduce the principal of, or interest on, the Notes held by such Lender or any fees or other amounts payable hereunder to such Lender, (iii) postpone any date fixed for any payment of principal of, or interest on, the Notes held by such Lender or any fees or other amounts payable hereunder to such Lender, (iv) change the order of application of any prepayment set forth in Section 2.06 in any manner that materially affects such Lender; provided further that no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Bank or the Issuing Bank, as the case may be, in addition to the Lenders required above to take such action, affect the rights or obligations of the Swing Line Bank or of the Issuing Bank, as the case may be, under this Agreement; and provided further that no amendment, waiver or consent shall, unless in writing and signed by an Agent in addition to the Lenders required above to take such action, affect the rights or duties of such Agent under this Agreement or the other Loan Documents.

Section 9.02 Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telecopy or telex communication) and telegraphed, telecopied, telexed or delivered, if to the Borrower, at its address at 3120 West Lake Center Drive, Santa Ana, CA 92704, facsimile number (714) 825-5749
Attention: Vice President, Treasurer; if to any Initial Lender Party, at its Domestic Lending Office specified opposite its name on Schedule I hereto; if to any other Lender Party, at its Domestic Lending Office specified in the Assignment and Acceptance pursuant to which it became a Lender Party; if to the Collateral Agent, at its address at 100 North Tryon Street, NC1-007-17-11 Charlotte, North Carolina 28255, facsimile number (704) 388-6002, Attention: Joe Corah with a copy to 555 South Flower Street, 11th Floor, CA 9-706-11-03, Los Angeles, California 90071, facsimile number (415) 503-5011, Attention: David Price; and if to the Administrative Agent, at its address at 100 North Tryon Street, NC1-007-17-11 Charlotte, North Carolina 28255, facsimile number (704) 388-6002, Attention: Joe Corah with a copy to 555 South Flower Street, 11th Floor, CA 9-706-11-03, Los Angeles, California 90071, facsimile number (415) 503-5011, Attention: David Price; or, as to the Borrower or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Administrative Agent. All such notices and other communications shall, when telegraphed, telecopied or telexed, be effective when delivered to the telegraph company, transmitted by telecopier or confirmed by telex answerback, respectively, except that notices and communications to any Agent pursuant to
Article II, III or VII shall not be effective until received by such Agent. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or the Notes or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of an original executed counterpart thereof.

Section 9.03 No Waiver; Remedies. No failure on the part of any Lender Party or any Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Section 9.04 Costs and Expenses. (a) The Borrower agrees to pay on demand (i) all reasonable out-of-pocket costs and expenses of each Agent in connection with the preparation, execution, delivery, administration, modification and amendment of the Loan Documents (including, without limitation, (A) all due diligence, collateral review, syndication, transportation, computer, duplication, appraisal, audit, insurance, consultant (including, without limitation, in connection with the appointment of a financial consultant pursuant to Section 5.01(o) hereof), search, filing and recording fees and expenses and (B) the reasonable fees and expenses of counsel for each Agent with respect thereto, with respect to advising such Agent as to its rights and responsibilities, or the perfection, protection or preservation of rights or interests, under the Loan Documents, with respect to negotiations with any Loan Party or with other creditors of any Loan Party or any of its Subsidiaries arising out of any Default or any events or circumstances that may give rise to a Default and with respect to presenting claims in or otherwise participating in or monitoring any bankruptcy, insolvency or other similar proceeding involving creditors' rights generally and any proceeding ancillary thereto) and (ii) all reasonable out-of-pocket costs and expenses of each Agent and each Lender Party in connection with the enforcement of the Loan Documents, whether in any action, suit or litigation, or any bankruptcy, insolvency or other similar proceeding affecting creditors' rights generally (including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent and each Lender Party with respect thereto).

        (b) The Borrower agrees to indemnify, defend and save and hold harmless each Agent, each Lender Party and each of their Affiliates and their respective officers, directors, employees, agents and advisors (each, an "INDEMNIFIED PARTY") from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) (i) the Facilities, the actual or proposed use of the proceeds of the Advances or the Letters of Credit, the Transaction Documents or any of the transactions contemplated thereby, or (ii) the actual or alleged presence of Hazardous Materials on any property of any Loan Party or any of its Subsidiaries or any Environmental Action relating in any way to any Loan Party or any of its Subsidiaries, except to the extent such claim, damage, loss, liability or expense resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 9.04(b) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, shareholders or creditors or an Indemnified Party, whether or not any Indemnified Party is otherwise a party thereto and whether or not the Transaction is consummated. The Borrower also agrees not to assert any claim against any Agent, any Lender Party or any of their Affiliates, or any of their respective officers, directors, employees, agents and advisors, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Facilities, the actual or proposed use of the proceeds of the Advances or the Letters of Credit, the Transaction Documents or any of the transactions contemplated by the Transaction Documents. The agreements in this Section shall survive the termination of the Commitments and repayment of all the other Obligations.

        (c) If any payment of principal of, or Conversion of, any Eurodollar Rate Advance is made by the Borrower to or for the account of a Lender Party other than on the last day of the Interest Period for such Advance, as a result of a payment or Conversion pursuant to
            Section 2.06, 2.09(b)(i) or 2.10(d), acceleration of the maturity of the Notes pursuant to Section 6.01 or for any other reason, or if the Borrower fails to make any payment or prepayment of an Advance for which a notice of prepayment has been given or that is otherwise required to be made, whether pursuant to Section 2.04, 2.06 or 6.01 or otherwise, the Borrower shall, upon demand by such Lender Party (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender Party any amounts required to compensate such Lender Party for any additional losses, costs or expenses that it may reasonably incur as a result of such payment or Conversion or such failure to pay or prepay, as the case may be, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender Party to fund or maintain such Advance and the Borrower agrees that the computation of any such losses, costs or expenses by any Lender shall be conclusive in the absence of manifest error.

        (d) If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it under any Loan Document, including, without limitation, fees and expenses of counsel and indemnities, such amount may be paid on behalf of such Loan Party by the Administrative Agent or any Lender Party, in its sole discretion.

        (e) Without prejudice to the survival of any other agreement of any Loan Party hereunder or under any other Loan Document, the agreements and obligations of the Borrower contained in Sections 2.10 and 2.12 and this Section 9.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under any of the other Loan Documents.

Section 9.05 Right of Set-off. Upon (a) the occurrence and during the continuance of any Event of Default and (b) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Administrative Agent to declare the Notes and all other amounts payable under this Agreement and the other Loan Documents to be due and payable pursuant to the provisions of Section 6.01, each Agent and each Lender Party and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and otherwise apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Agent, such Lender Party or such Affiliate to or for the credit or the account of the Borrower against any and all of the Obligations of the Borrower now or hereafter existing under the Loan Documents, irrespective of whether such Agent or such Lender Party shall have made any demand under this Agreement or such Note or Notes and although such Obligations may be unmatured. Each Agent and each Lender Party agrees promptly to notify the Borrower after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Agent and each Lender Party and their respective Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Agent, such Lender Party and their respective Affiliates may have.

Section 9.06 Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower, the Subsidiary Guarantors and each Agent and the Administrative Agent shall have been notified by each Initial Lender Party that such Initial Lender Party has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, each Agent and each Lender Party and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lender Parties.

Section 9.07 Assignments and Participations. (a) Each Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment or Commitments, the Advances owing to it and the Note or Notes held by it); provided, however, that (i) each such assignment shall be of a uniform, and not a varying, percentage of all rights and obligations under and in respect of one or more Facilities, (ii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender, an Affiliate of any Lender or an Approved Fund of any Lender or an assignment of all of a Lender's rights and obligations under this Agreement, the aggregate amount of the Commitments being assigned to such Eligible Assignee pursuant to such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $1 million for the Term A Facility and $5 million for the Revolving Credit Facility under each Facility for which a Commitment is being assigned,
(iii) each such assignment shall be to an Eligible Assignee, and (iv) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with a processing and recordation fee of $3,500.

        (b) Notwithstanding anything to the contrary contained herein, any Bank (a "GRANTING Bank") may grant to a special purpose funding vehicle (a "SPC"), identified as such in writing from time to time by the Granting Bank to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Advance that such Granting Bank would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Advance,
            (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Advance, the Granting Bank shall be obligated to make such Advance pursuant to the terms hereof. The making of an Advance by an SPC hereunder shall utilize the Commitment of the Granting Bank to the same extent, and as if, such Advance were made by such Granting Bank. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Bank). No SPC, whether or not such SPC shall have funded any portion of any Advance hereunder, shall be deemed a Lender for any purpose, including but not limited to, the granting of any amendment or waiver of any provision of this Agreement or the Notes, or the taking of any action pursuant to
            Article VI of this Agreement, and shall not be entitled to direct its Granting Lender with respect to any such consent, waiver, or action, and its Granting Lender shall be deemed the Lender hereunder for all such purposes.

        (c) Upon such execution, delivery, acceptance, consent (if necessary) and recording, from and after the effective date specified in such Assignment and Acceptance, (i) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender or Issuing Bank, as the case may be, hereunder and (ii) the Lender or Issuing Bank assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (other than its rights under Sections 2.10, 2.12 and 9.04 to the extent any claim thereunder relates to an event arising prior to such assignment) and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the remaining portion of an assigning Lender's or Issuing Bank's rights and obligations under this Agreement, such Lender or Issuing Bank shall cease to be a party hereto).

        (d) By executing and delivering an Assignment and Acceptance, each Lender Party assignor thereunder and each assignee thereunder confirm to and agree with each other and the other parties thereto and hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender Party makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; (ii) such assigning Lender Party makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon any Agent, such assigning Lender Party or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to such Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender or Issuing Bank, as the case may be.

        (e) The Administrative Agent, acting for this purpose (but only for this purpose) as the agent of the Borrower, shall maintain at its address referred to in Section 9.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lender Parties and the Commitment under each Facility of, and principal amount of the Advances owing under each Facility to, each Lender Party from time to time (the "REGISTER"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agents and the Lender Parties may treat each Person whose name is recorded in the Register as a Lender Party hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Agent or any Lender Party at any reasonable time and from time to time upon reasonable prior notice.

        (f) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender Party and an assignee, consented to in writing by the Borrower, together with any Note or Notes subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower and each other Agent. In the case of any assignment by a Lender, within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered Note or Notes a new Note to the order of such Eligible Assignee (upon its request therefor) in an amount equal to the Commitment assumed by it under each Facility pursuant to such Assignment and Acceptance and, if any assigning Lender has retained a Commitment hereunder under such Facility, a new Note (if requested by such Lender) to the order of such assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A-1 or A-2 hereto, as the case may be.

        (g) The Issuing Bank may assign to an Eligible Assignee all of its rights and obligations under the undrawn portion of its Letter of Credit Commitment at any time; provided, however, that (i) each such assignment shall be to an Eligible Assignee and (ii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance consented to by the Borrower, together with a processing and recordation fee of $3,500.

        (h) Each Lender Party may sell participations to one or more Persons (other than any Loan Party or any of its Affiliates) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments, the Advances owing to it and the Note or Notes (if any) held by it); provided, however, that (i) such Lender Party's obligations under this Agreement (including, without limitation, its Commitments) shall remain unchanged, (ii) such Lender Party shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender Party shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrower, the Agents and the other Lender Parties shall continue to deal solely and directly with such Lender Party in connection with such Lender Party's rights and obligations under this Agreement and (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or release all or substantially all of the Collateral.

        (i) Any Lender Party may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.07, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower furnished to such Lender Party by or on behalf of the Borrower; provided, however, that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any Confidential Information received by it from such Lender Party.

        (j) Notwithstanding any other provision set forth in this Agreement, any Lender Party may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and the Note or Notes held by
            it)
            in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

Section 9.08 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of an original executed counterpart of this Agreement.

Section 9.09 No Liability of the Issuing Bank. The Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither the Issuing Bank nor any of its officers or directors shall be liable or responsible for: (a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by the Issuing Bank against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except that the Borrower shall have a claim against the Issuing Bank, and the Issuing Bank shall be liable to the Borrower, to the extent of any direct, but not consequential, damages suffered by the Borrower that the Borrower proves were caused by (i) the Issuing Bank's willful misconduct or gross negligence in determining whether documents presented under any Letter of Credit comply with the terms of the Letter of Credit or (ii) the Issuing Bank's willful failure to make lawful payment under a Letter of Credit after the presentation to it of a draft and certificates strictly complying with the terms and conditions of the Letter of Credit. In furtherance and not in limitation of the foregoing, the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

Section 9.10 Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any regulatory authority; (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; (d) to any other party to this Agreement; (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any Eligible Assignee of or participant in, or any prospective Eligible Assignee of or participant in, any or its rights or obligations under this Agreement or (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty's or prospective counterparty's professional advisor) to any credit derivative transaction relating to obligations of the Borrower;
(g) with the consent of the Borrower; (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrower; or (i) to the National Association of Insurance Commissioners or any other similar organization or any nationally recognized rating agency that requires access to information about a Lender's or its Affiliates' investment portfolio in connection with ratings issued with respect to such Lender or its Affiliates. For the purposes of this Section, "Information" means all information received from the Borrower relating to the Borrower, its Subsidiaries or their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis to disclosure by the Borrower; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified in writing at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Section 9.11 Release of Collateral. Upon the sale, lease, transfer or other disposition of any item of Collateral of any Loan Party (including, without limitation, as a result of the sale, in accordance with the terms of the Loan Documents, of the Loan Party that owns such Collateral) in accordance with the terms of the Loan Documents, the Collateral Agent will, at the Borrower's expense, promptly execute and deliver to such Loan Party such documents as such Loan Party may reasonably request to effect the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents in accordance with the terms of the Loan Documents, all as more fully set forth in the Security Agreements.

Section 9.12 Jurisdiction, Etc. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the fullest extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any of the other Loan Documents in the courts of any jurisdiction.

(b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

Section 9.13 Governing Law. This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 9.14 Waiver of Jury Trial. Each of the Borrower, the Agents and the Lender Parties irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to any of the Loan Documents, the Advances, the Letters of Credit or the actions of any Agent or any Lender Party in the negotiation, administration, performance or enforcement thereof.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                          PACIFICARE HEALTH SYSTEMS, INC.,
                                          as Borrower


                                          By /s/ Coy F. Baugh
                                             -----------------------------------
                                             Title:  Vice President/Treasurer


                                          PACIFICARE HEALTH PLAN
                                          ADMINISTRATORS, INC.,
                                          as Subsidiary Guarantor


                                          By /s/ Coy F. Baugh
                                             -----------------------------------
                                             Title:  Treasurer


                                          PACIFICARE eHOLDINGS, INC.,
                                          as Subsidiary Guarantor


                                          By /s/ Coy F. Baugh
                                             -----------------------------------
                                             Title:  Treasurer


                                          SENIORCO, INC.,
                                          as Subsidiary Guarantor


                                          By /s/ Coy F. Baugh
                                             -----------------------------------
                                             Title:  Treasurer


                                          RxCONNECT ACQUISITION CORPORATION,
                                          as Subsidiary Guarantor


                                          By /s/ Coy F. Baugh
                                             -----------------------------------
                                             Title:  Treasurer

                                          Rx SOLUTIONS, INC.,
                                          as Subsidiary Guarantor


                                          By /s/ Coy F. Baugh
                                             -----------------------------------
                                             Title:  Treasurer


                                          PACIFICARE BEHAVIORAL
                                          HEALTH, INC.,
                                          as Subsidiary Guarantor


                                          By /s/ Coy F. Baugh
                                             -----------------------------------
                                             Title:  Treasurer


                                          SECUREHORIZONS USA, INC.,
                                          as Subsidiary Guarantor


                                          By /s/ Coy F. Baugh
                                             -----------------------------------
                                             Title:  Treasurer


                                          PACIFICARE VENTURES, INC.,
                                          as Subsidiary Guarantor


                                          By /s/ Coy F. Baugh
                                             -----------------------------------
                                             Title:  Treasurer


                                          BANK OF AMERICA, N.A.,
                                             as Administrative Agent


                                          By /s/ Joseph L. Corah
                                             -----------------------------------
                                             Title:  Principal

                                          BANK OF AMERICA, N.A.,
                                             as Collateral Agent


                                          By /s/ Joseph L. Corah
                                             -----------------------------------
                                             Title:  Principal


                                          BANK OF AMERICA SECURITIES LLC


                                          By /s/ Scott Singhoff
                                             -----------------------------------
                                             Title:  Managing Director



                                          INITIAL LENDERS

                                          AIB INTERNATIONAL FINANCE


                                          By /s/ Ronan G. O'Neill
                                             -----------------------------------
                                             Title:  Director


                                          BANK HAPOALIM BM


                                          By /s/ Laura Anne Raffa
                                             -----------------------------------
                                             Title: Senior Vice President


                                          By /s/ Shaun Breidbart
                                             -----------------------------------
                                             Title: Vice President


                                          BANK OF AMERICA, N.A.


                                          By /s/ Joseph L. Corah
                                             -----------------------------------
                                             Title:  Principal


                                          THE BANK OF NEW YORK


                                          By /s/ Rebecca K. Levine
                                             -----------------------------------
                                             Title:  Vice President

                                          THE BANK OF NOVA SCOTIA


                                          By /s/ R. P. Reynolds
                                             -----------------------------------
                                             Title: Director


                                          BANK ONE NA


                                          By /s/ Dennis Warren
                                             -----------------------------------
                                             Title: First Vice President


                                          BNP PARIBAS


                                          By /s/ Brock Harris
                                             -----------------------------------
                                             Title:  Director


                                          By /s/ Brett Mehlmon
                                             -----------------------------------
                                             Title:  Director


                                          THE CHASE MANHATTAN BANK


                                          By /s/ Dawn Lee Lum
                                             -----------------------------------
                                             Title:  Vice President


                                          CIBC INC.


                                          By /s/ Terence Moore
                                             -----------------------------------
                                             Title:  Executive Director


                                          CITIBANK DELAWARE


                                          By /s/ Dennis Bermack
                                             -----------------------------------
                                             Title: Managing Director

                                          CITIBANK, N.A.


                                          By /s/ Dennis Bermack
                                             -----------------------------------
                                             Title: Managing Director


                                          COMMERZBANK AG, NEW YORK AND
                                          GRAND CAYMAN BRANCHES


                                          By /s/ Christian Jagenberg
                                             -----------------------------------
                                             Title:  SVP and Manager


                                          By /s/ Yangling J. Si
                                             -----------------------------------
                                             Title:  Assistant Vice President


                                          CREDIT LYONNAIS


                                          By /s/ Monique Benhamou
                                             -----------------------------------
                                             Title:  Vice President


                                          CREDIT SUISSE FIRST BOSTON


                                          By /s/ William S. Lutkins
                                             -----------------------------------
                                             Title:  Vice President


                                          THE DAI-ICHI KANGYO BANK, LTD.


                                          By /s/ Nobuyasu Fukatsu
                                             -----------------------------------
                                             Title:  General Manager


                                          THE INDUSTRIAL BANK OF JAPAN, LIMITED


                                          By /s/ Vicente Timiraos
                                             -----------------------------------
                                             Title:  Joint General Manager

                                          INTESABCI-NEW YORK BRANCH


                                          By /s/ C. Dougherty
                                             -----------------------------------
                                             Title:  Vice President


                                          By /s/ Frank Maffei
                                             -----------------------------------
                                             Title:  Vice President


                                          MELLON BANK, NA


                                          By /s/ Don A. Langford
                                             -----------------------------------
                                             Title: Senior Vice President


                                          MORGAN GUARANTY TRUST COMPANY


                                          By /s/ William Ingrassia
                                             -----------------------------------
                                             Title: Vice President


                                          PNC BANK, NA


                                          By /s/ Arthur F. Rodman
                                             -----------------------------------
                                             Title: Senior Vice President


                                          RABOBANK NEDERLAND, NEW YORK BRANCH


                                          By /s/ James S. Cunningham
                                             -----------------------------------
                                             Title:  Managing Director,
                                                     Chief Risk Officer


                                          By /s/ Richard A. Mattner
                                             -----------------------------------
                                             Title:  Special Asset Manager, VP


                                          UNITED CALIFORNIA BANK


                                          By /s/ D. Thomas Herrman
                                             -----------------------------------
                                             Title:  Vice President

                                          SANWA BANK LIMITED


                                          By /s/ Patrick Mansoorian
                                             -----------------------------------
                                             Title: Vice President


                                          SOCIETE GENERALE


                                          By /s/ G. Wayne Hosang
                                             -----------------------------------
                                             Title:  Vice President


                                          SUMITOMO MITSUI BANKING CORP.


                                          By /s/ Al Galluzzo
                                             -----------------------------------
                                             Title: Senior Vice President


                                          SUNTRUST BANK


                                          By /s/ Mark Mattson
                                             -----------------------------------
                                             Title: Director


                                          THE TOKAI BANK, LIMITED


                                          By /s/ Shinichi Nakatani
                                             -----------------------------------
                                             Title:  Deputy General Manager


                                          UNION BANK OF CALIFORNIA, N.A.


                                          By /s/  Anne Shortall
                                             -----------------------------------
                                             Title: Senior Vice President


                                          WELLS FARGO BANK, NATIONAL ASSOCIATION


                                          By /s/ Paul K. Stimpfl
                                             -----------------------------------
                                             Title:  Senior Vice President

                                                              EXHIBIT A-1 TO THE
                                                            AMENDED AND RESTATED
                                                                CREDIT AGREEMENT


                          FORM OF REVOLVING CREDIT NOTE


$_______________                                      Dated:  _________ __, 2001


            FOR VALUE RECEIVED, the undersigned, PacifiCare Health Systems, Inc., a Delaware corporation (the "BORROWER"), HEREBY PROMISES TO PAY to the order of _________________________ (the "LENDER") for the account of its Applicable Lending Office (as defined in the Amended and Restated Credit Agreement referred to below) the aggregate principal amount of the Revolving Credit Advances, the Letter of Credit Advances and the Swing Line Advances (each as defined below) owing to the Lender by the Borrower pursuant to the Amended and Restated Credit Agreement dated as of __________ __, 2001 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"; terms defined therein, unless otherwise defined herein, being used herein as therein defined) among the Borrower, the Lender and certain other lender parties party thereto, Bank of America, N.A., as Collateral Agent and as Administrative Agent for the Lender and such other lender parties on the Termination Date.

            The Borrower promises to pay interest on the unpaid principal amount of each Revolving Credit Advance, Letter of Credit Advance and Swing Line Advance from the date of such Revolving Credit Advance, Letter of Credit Advance or Swing Line Advance, as the case may be, until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

            Both principal and interest are payable in lawful money of the United States of America to the Administrative Agent, at _______________, _______________ __________ in same day funds. Each Revolving Credit Advance, Letter of Credit Advance and Swing Line Advance owing to the Lender by the Borrower and the maturity thereof, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto, which is part of this Promissory Note; provided, however, that the failure of the Lender to make any such recordation or endorsement shall not affect the Obligations of the Borrower under this Promissory Note.

            This Promissory Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, (i) provides for the making of advances (variously, the "REVOLVING CREDIT ADVANCES", the "LETTER OF CREDIT ADVANCES" or the "SWING LINE ADVANCES") by the Lender to or for the benefit of the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Revolving Credit Advance, Letter of Credit Advance and Swing Line Advance being evidenced by this Promissory Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified. The obligations of the Borrower under this Promissory Note and the other Loan Documents, and the obligations of the other Loan Parties under the Loan Documents, are secured by the Collateral as provided in the Loan Documents.

            This Promissory Note shall be governed by, and construed in accordance with, the laws of the State of New York.

                                          PACIFICARE HEALTH SYSTEMS, INC.


                                          By
                                             -----------------------------------
                                             Title:




                                     A-1-2

                                                              EXHIBIT A-2 TO THE
                                                            AMENDED AND RESTATED
                                                                CREDIT AGREEMENT


                               FORM OF TERM A NOTE

$_______________                                      Dated:  _________ __, 2001



            FOR VALUE RECEIVED, the undersigned, PacifiCare Health Systems, Inc., a Delaware corporation (the "BORROWER"), HEREBY PROMISES TO PAY to the order of _________________________ (the "LENDER") for the account of its Applicable Lending Office (as defined in the Amended and Restated Credit Agreement referred to below) the principal amount of the Term A Advance (each as defined below) owing to the Lender by the Borrower pursuant to the Amended and Restated Credit Agreement dated as of __________ __, 2001 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"; terms defined therein, unless otherwise defined herein, being used herein as therein defined) among the Borrower, the Lender and certain other lender parties party thereto, Bank of America, N.A., as Collateral Agent and as Administrative Agent for the Lender and such other lender parties on the dates and in the amounts specified in the Credit Agreement.

            The Borrower promises to pay interest on the unpaid principal amount of the Term A Advance from the date of such Term A Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

            Both principal and interest are payable in lawful money of the United States of America to the Administrative Agent, at _______________, _______________ __________ in same day funds. The Term A Advance owing to the Lender by the Borrower and the maturity thereof, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto, which is part of this Promissory Note; provided, however, that the failure of the Lender to make any such recordation or endorsement shall not affect the Obligations of the Borrower under this Promissory Note.

            This Promissory Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, (i) provides for the making of a single advance (the "TERM A ADVANCE") by the Lender to the Borrower in an amount not to exceed the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from such Term A Advance being evidenced by this Promissory Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified. The obligations of the Borrower under this Promissory Note and the other Loan Documents, and the obligations of the other Loan Parties under the Loan Documents, are secured by the Collateral as provided in the Loan Documents.


                                     A-2-1

            This Promissory Note shall be governed by, and construed in accordance with, the laws of the State of New York.


                                                PACIFICARE HEALTH SYSTEMS, INC.


                                                By
                                                   -----------------------------
                                                   Title:


                                     A-2-2

                                                                EXHIBIT B TO THE
                                                            AMENDED AND RESTATED
                                                                CREDIT AGREEMENT


                           FORM OF NOTICE OF BORROWING



Bank of America, N.A.,
    as Administrative Agent
    under the Amended and Restated
    Credit Agreement
    referred to below

                                     [Date]


            Attention: _______________


Ladies and Gentlemen:

            The undersigned, PacifiCare Health Systems, Inc., refers to the Amended and Restated Credit Agreement dated as of _________ __, 2001 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"; the terms defined therein being used herein as therein defined), among the undersigned, the Lender Parties party thereto, Bank of America, N.A., as Collateral Agent and as Administrative Agent for the Lender Parties, and hereby gives you notice, irrevocably, pursuant to Section 2.02 of the Credit Agreement that the undersigned hereby requests a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the "PROPOSED BORROWING") as required by Section 2.02(a) of the Credit Agreement:

               (i) The Business Day of the Proposed Borrowing is _________ __,
        ____.

               (ii) The Facility under which the Proposed Borrowing is requested is the _______________ Facility.

               (iii) The Type of Advances comprising the Proposed Borrowing is [Base Rate Advances] [Eurodollar Rate Advances].

               (iv) The aggregate amount of the Proposed Borrowing is $__________.

               (v) [The initial Interest Period for each Eurodollar Rate Advance made as part of the Proposed Borrowing is __________ month[s].]

            The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

               (A) The representations and warranties contained in each Loan Document are correct on and as of the date of the Proposed Borrowing, before and after giving effect to the Proposed Borrowing and to the application of the proceeds therefrom, as though made on and as of such date, other than any such representations or warranties that, by their terms, refer to a specific date other than the date of the Proposed Borrowing, in which case, as of such specific date.

               (B) No Default has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds therefrom.

               Delivery of an executed counterpart of this Notice of Borrowing by telecopier shall be effective as delivery of an original executed counterpart of this Notice of Borrowing.


                                                Very truly yours,

                                                PACIFICARE HEALTH SYSTEMS, INC.


                                                By _____________________________
                                                   Title:

                                                                EXHIBIT C TO THE
                                                            AMENDED AND RESTATED
                                                                CREDIT AGREEMENT


                              FORM OF ASSIGNMENT AND ACCEPTANCE


            Reference is made to the Amended and Restated Credit Agreement dated as of _________ __, 2001 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"; the terms defined therein, unless otherwise defined herein, being used herein as therein defined) among PacifiCare Health Systems, Inc., a Delaware corporation (the "BORROWER"), the Lender Parties party thereto, Bank of America, N.A., as Collateral Agent and as Administrative Agent for the Lender Parties.

            Each "Assignor" referred to on Schedule 1 hereto (each, an "ASSIGNOR") and each "Assignee" referred to on Schedule 1 hereto (each, an "ASSIGNEE") agrees severally with respect to all information relating to it and its assignment hereunder and on Schedule 1 hereto as follows:

            (1) Such Assignor hereby sells and assigns, without recourse except as to the representations and warranties made by it herein, to such Assignee, and such Assignee hereby purchases and assumes from such Assignor, an interest in and to such Assignor's rights and obligations under the Credit Agreement as of the date hereof equal to the percentage interest specified on Schedule 1 hereto of all outstanding rights and obligations under the Facilities specified on Schedule 1 hereto. After giving effect to such sale and assignment, such Assignee's Commitments and the amount of the Advances owing to such Assignee will be as set forth on Schedule 1 hereto.

            (2) Such Assignor (i) represents and warrants that its name set forth on Schedule 1 hereto is its legal name, that it is the legal and beneficial owner of the interest or interests being assigned by it hereunder and that such interest or interests are free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto; and (iv) attaches the Note or Notes held by such Assignor and requests that the Administrative Agent exchange such Note or Notes for a new Note or Notes payable to the order of such Assignee in an amount equal to the Commitments assumed by such Assignee pursuant hereto or new Notes payable to the order of such Assignee in an amount equal to the Commitments assumed by such Assignee pursuant hereto and such Assignor in an amount equal to the Commitments retained by such Assignor under the Credit Agreement, respectively, as specified on Schedule 1 hereto.

            (3) Such Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 4.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon any Agent, any Assignor or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) represents and warrants that its name set forth on Schedule 1 hereto is its legal name; (iv) confirms that it is an Eligible Assignee; (v) appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to such Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (vi) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender Party; and (vii) attaches any U.S. Internal Revenue Service forms required under Section 2.12 of the Credit Agreement.

            (4) Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent. The effective date for this Assignment and Acceptance (the "EFFECTIVE DATE") shall be the date of acceptance hereof by the Administrative Agent, unless otherwise specified on Schedule 1 hereto.

            (5) Upon such acceptance and recording by the Administrative Agent, as of the Effective Date, (i) such Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender Party thereunder and (ii) such Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement (other than its rights and obligations under the Loan Documents that are specified under the terms of such Loan Documents to survive the payment in full of the Obligations of the Loan Parties under the Loan Documents to the extent any claim thereunder relates to an event arising prior to the Effective Date of this Assignment and Acceptance) and, if this Assignment and Acceptance covers all of the remaining portion of the rights and obligations of such Assignor under the Credit Agreement, such Assignor shall cease to be a party thereto.

            (6) Upon such acceptance and recording by the Administrative Agent, from and after the Effective Date, the Administrative Agent shall make all payments under the Credit Agreement and the Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to such Assignee. Such Assignor and such Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Notes for periods prior to the Effective Date directly between themselves.

            (7) This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

            (8) This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule 1 to this Assignment and Acceptance by telecopier shall be effective as delivery of an original executed counterpart of this Assignment and Acceptance.

            IN WITNESS WHEREOF, each Assignor and each Assignee have caused
Schedule 1 to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.

                                                              EXHIBIT D-1 TO THE
                                                            AMENDED AND RESTATED
                                                                CREDIT AGREEMENT





                FORM OF NON-SHARED COLLATERAL SECURITY AGREEMENT


                           Dated as of August 20, 2001

                                      From

                         The Grantors referred to herein

                                   as Grantors

                                       to

                              BANK OF AMERICA, N.A.

                               as Collateral Agent

                          T A B L E  O F  C O N T E N T S


SECTION                                                                         PAGE
                                                                                ----
Section 1.   Grant of Security                                                  2


Section 2.   Security for Obligations                                           6


Section 3.   Grantors Remain Liable                                             6


Section 4.   Delivery and Control of Security Collateral                        7


Section 5.   Maintaining the L/C Cash Collateral Account                        8


Section 6.   Investing of Amounts in the L/C Cash Collateral Account            8


Section 7.   Release of Amounts                                                 9


Section 8.   Representations and Warranties                                     9


Section 9.   Further Assurances                                                 13


Section 10.   As to Equipment and Inventory                                     14


Section 11.   Insurance                                                         14


Section 12.   Place of Perfection; Records; Collection of Receivables           15


Section 13.   As to Intellectual Property Collateral                            16


Section 14.   Voting Rights; Dividends; Etc                                     18


Section 15.   As to the Assigned Agreements                                     19


                                     D-1-i

Section 16.   Payments Under the Assigned Agreements                            20


Section 17.   Transfers and Other Liens; Additional Shares                      20


Section 18.   Collateral Agent Appointed Attorney-in-Fact                       20


Section 19.   Collateral Agent May Perform                                      21


Section 20.   The Collateral Agent's Duties                                     21


Section 21.   Remedies                                                          21


Section 22.   Indemnity and Expenses                                            24


Section 23.   Amendments; Waivers; Additional Grantors; Etc                     25


Section 24.   Notices; Etc                                                      25


Section 25.   Continuing Security Interest; Assignments under the Credit
              Agreement                                                         26


Section 26.   Release; Termination                                              26


Section 27.   Security Interest Absolute                                        27


Section 28.   Execution in Counterparts                                         28


Section 29.   The Mortgages                                                     28


Section 30.   Governing Law                                                     28

Schedules

Schedule I       -    Pledged Shares and Pledged Debt
Schedule II      -    Assigned Agreements
Schedule III     -    Locations of Equipment and Inventory
Schedule IV      -    Chief Executive Office and Federal Tax Identification Number
Schedule V       -    Patents, Trademarks and Trade Names, Copyrights and Licenses


                                     D-1-ii

Exhibits

Exhibit A       -    Form of Security Agreement Supplement
Exhibit B       -    Form of Consent and Agreement
Exhibit C       -    Form of Intellectual Property Security Agreement
Exhibit D       -    Form of Intellectual Property Security Agreement Supplement



                                     D-1-iii

                    NON-SHARED COLLATERAL SECURITY AGREEMENT


            NON-SHARED COLLATERAL SECURITY AGREEMENT dated as of August 20, 2001 made by PACIFICARE HEALTH SYSTEMS, INC., a Delaware corporation (the "BORROWER"), the other Persons listed on the signature pages hereof and the Additional Grantors (as defined in Section 23) (the Borrower, the Persons so listed and the Additional Grantors being, collectively, the "GRANTORS"), to Bank of America, N.A., as collateral agent (together with any successor collateral agent appointed pursuant to Article VII of the Credit Agreement (as hereinafter defined), the "COLLATERAL AGENT") for the Secured Parties (as defined in the Credit Agreement).

            PRELIMINARY STATEMENTS.

            (1) The Borrower has entered into an Amended and Restated Credit Agreement dated as of August 20, 2001 (said Agreement, as it may hereafter be amended, amended and restated, supplemented or otherwise modified from time to time, being the "CREDIT AGREEMENT") with the Lender Parties and the Agents (each as defined therein).

            (2) Pursuant to the Credit Agreement, the Grantors are entering into this Agreement in order to grant to the Collateral Agent for the ratable benefit of the Secured Parties a security interest in all of their right, title and interest in and to the Collateral (as herein defined) now owned or hereafter acquired.

            (3) Each Grantor is the owner of the shares (the "INITIAL PLEDGED SHARES") of stock set forth opposite such Grantor's name on and as otherwise described in Part I of Schedule I hereto and issued by the corporations named therein and of the indebtedness (the "INITIAL PLEDGED DEBT") set forth opposite such Grantor's name on and as otherwise described in Part II of Schedule I hereto and issued by the obligors named therein.

            (4) The Borrower has authorized the Collateral Agent to open a cash collateral account (the "L/C CASH COLLATERAL ACCOUNT"), with the Collateral Agent at its office at 100 North Tryon Street, Charlotte, North Carolina 28255, in the name of the Collateral Agent and under the sole control and dominion of the Collateral Agent and subject to the terms of this Agreement.

            (5) It is a condition precedent to the making of Advances by the Lender Parties and the issuance of Letters of Credit by the Issuing Bank under the Credit Agreement that the Grantors shall have granted the assignment and security interest and made the pledge and assignment contemplated by this Agreement.

            (6) Each Grantor will derive substantial direct and indirect benefit from the transactions contemplated by the Loan Documents.

            (7) Terms used herein and not otherwise defined herein are used in this Agreement as defined in the Credit Agreement. Further, unless otherwise defined in this Agreement or in the Credit Agreement, terms defined in Article 8 or Revised Article 9 of the Uniform Commercial Code in effect in the State of New York ("N.Y. UNIFORM COMMERCIAL


                                     D-1-1

CODE") and/or in the Federal Book Entry Regulations (as defined below) are used in this Agreement as such terms are defined in such Article 8 or 9 and/or the Federal Book Entry Regulations. "UCC" means the Uniform Commercial Code as in effect, from time to time, in the state of New York, provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, "UCC" means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority. The term "FEDERAL BOOK ENTRY REGULATIONS" means (a) the federal regulations contained in Subpart B ("TREASURY/RESERVE AUTOMATED DEBT ENTRY SYSTEM (TRADES)") governing book-entry securities consisting of U.S. Treasury bonds, notes and bills and Subpart D ("ADDITIONAL PROVISIONS") of 31 C.F.R. Part 357, 31 C.F.R. Section 357.2,
Section 357.10 through Section 357.14 and Section 357.41 through Section 357.44 and (b) to the extent substantially identical to the federal regulations referred to in clause (a) above (as in effect from time to time), the federal regulations governing other book-entry securities.

            NOW, THEREFORE, in consideration of the premises and in order to induce the Lender Parties to make Advances and issue Letters of Credit under the Credit Agreement, each Grantor hereby agrees with the Collateral Agent for the ratable benefit of the Secured Parties as follows:

            Section 1. Grant of Security. Each Grantor hereby assigns and pledges to the Collateral Agent for the ratable benefit of the Secured Parties, and hereby grants to the Collateral Agent for the ratable benefit of the Secured Parties a security interest in, such Grantor's right, title and interest in and to the following, in each case, as to each type of property described below, whether now owned or hereafter acquired by such Grantor, wherever located, and whether now or hereafter existing or arising (collectively, the "COLLATERAL"):

        (a) all equipment in all of its forms, all fixtures and all parts thereof and all accessions thereto (any and all such equipment, fixtures, parts and accessions being the "EQUIPMENT");

        (b) all inventory in all of its forms (including, but not limited to raw materials and work in process therefor, finished goods thereof and materials used or consumed in the manufacture, production, preparation or shipping thereof, goods in which such Grantor has an interest in mass or a joint or other interest or right of any kind (including, without limitation, goods in which such Grantor has an interest or right as consignee) and goods that are returned to or repossessed or stopped in transit by such Grantor), and all accessions thereto and products thereof and documents therefor (any and all such inventory, accessions, products and documents being the "INVENTORY");

        (c) all accounts, chattel paper, instruments, deposit accounts, general intangibles and other obligations of any kind, whether or not arising out of or in connection with the sale or lease of goods or the rendering of services and whether or not earned by performance, and all rights now or hereafter existing in and to all security agreements, leases and other contracts securing or otherwise relating to any such accounts, chattel paper, instruments, deposit accounts, general intangibles or obligations (any and all such accounts, chattel


                                     D-1-2
               paper, instruments, deposit accounts, general intangibles and obligations, to the extent not referred to in clause (d), (e) or
               (f) below, being the "RECEIVABLES", and any and all such security agreements, leases and other contracts being the "RELATED CONTRACTS");

        (d) the following (the "SECURITY COLLATERAL"):

        (i) the Initial Pledged Shares and the certificates, if any, representing the Initial Pledged Shares, and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Initial Pledged Shares;

        (ii) the Initial Pledged Debt and the instruments, if any, evidencing the Initial Pledged Debt, and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Initial Pledged Debt;

        (iii) all additional shares of stock from time to time acquired by such Grantor in any manner (other than any shares held by such Grantor in any HMO Subsidiary or Insurance Subsidiary for which approval for the pledge of such shares has not been granted as set forth in Section 5.01(i) of the Credit Agreement) (such shares, together with the Initial Pledged Shares, being the "PLEDGED SHARES"), and the certificates, if any, representing such additional shares, and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares;

        (iv) all additional indebtedness from time to time owed to such Grantor (such indebtedness, together with the Initial Pledged Debt, being the "PLEDGED DEBT") and the instruments, if any, evidencing such indebtedness, and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness; and

        (v) all other investment property (including, without limitation, all (A) securities, whether certificated or uncertificated, (B) security entitlements, (C) securities accounts, (D) commodity contracts and (E) commodity accounts) in which such Grantor has now, or acquires from time to time hereafter, any right, title or interest in any manner, and the certificates or instruments, if any, representing or evidencing such investment property, and all dividends, interest, distributions, value, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such investment property;

        (e) each of the agreements listed on Schedule II hereto, as such agreements may be amended, amended and restated, supplemented or otherwise modified from time to time (collectively, the "ASSIGNED AGREEMENTS"), including, without limitation, (i) all rights of such Grantor to receive moneys due and to become due under or pursuant to the Assigned Agreements, (ii) all rights of such Grantor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Assigned Agreements, (iii) claims of such Grantor for damages arising out of or for breach of or default under the Assigned


                                     D-1-3

            Agreements and (iv) the right of such Grantor to terminate the Assigned Agreements, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder (all such Collateral being the "AGREEMENT COLLATERAL");

        (f) the following (collectively, the "ACCOUNT COLLATERAL"):

        (i) the L/C Cash Collateral Account, all financial assets from time to time credited to the L/C Cash Collateral Account (including, without limitation, all Cash Equivalents from time to time credited to the L/C Cash Collateral Account), and all dividends, interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such financial assets;

        (ii) all deposit accounts of such Grantor from time to time, all funds held therein and all certificates and instruments, if any, from time to time representing or evidencing such deposit accounts;

        (iii) all notes, certificates of deposit, checks and other instruments from time to time delivered to or otherwise possessed by the Collateral Agent for or on behalf of such Grantor, including, without limitation, those delivered or possessed in substitution for or in addition to any or all of the then existing Account Collateral; and

        (iv) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing Account Collateral;

        (g) the following (collectively, the "INTELLECTUAL PROPERTY
            COLLATERAL"):

        (i) all United States, international and foreign patents, patent applications and statutory invention registrations, including, without limitation, the patents and patent applications set forth in Schedule V hereto (as such Schedule V may be supplemented from time to time by supplements to this Agreement, each such supplement being in substantially the form of Exhibit D hereto (an "IP SECURITY AGREEMENT SUPPLEMENT"), executed and delivered by such Grantor to the Collateral Agent from time to time), together with all reissues, divisions, continuations, continuations-in-part, extensions and reexaminations thereof, all inventions therein, all rights therein provided by international treaties or conventions and all improvements thereto, and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto (the "PATENTS");

        (ii) all trademarks (including, without limitation, service marks), certification marks, collective marks, trade dress, logos, domain names, product configurations, trade names, business names, corporate names and other source identifiers, whether or not registered, whether currently in use or not, including, without limitation, all common law rights and registrations and applications for registration thereof, including, without limitation, the trademark registrations and trademark applications set forth in Schedule V hereto (as such Schedule V may be supplemented from time to time by IP Security Agreement Supplements executed and delivered by such Grantor to the


                                     D-1-4

               Collateral Agent from time to time), and all other marks registered in the U.S. Patent and Trademark Office or in any office or agency of any State or Territory of the United States or any foreign country (but excluding any United States intent-to-use trademark application prior to the filing and acceptance of a Statement of Use or an Amendment to allege use in connection therewith to the extent that a valid security interest may not be taken in such an intent-to-use trademark application under applicable law), and all rights therein provided by international treaties or conventions, all reissues, extensions and renewals of any of the foregoing, together in each case with the goodwill of the business connected therewith and symbolized thereby, and all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto (the "TRADEMARKS");

        (iii) all copyrights, copyright applications, copyright registrations and like protections in each work of authorship, whether statutory or common law, whether published or unpublished, any renewals or extensions thereof, all copyrights of works based on, incorporated in, derived from, or relating to works covered by such copyrights, including, without limitation, the copyright registrations and copyright applications set forth in Schedule V hereto (as such Schedule V may be supplemented from time to time by IP Security Agreement Supplements executed and delivered by such Grantor to the Collateral Agent from time to time), together with all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto (the "COPYRIGHTS");

        (iv) all confidential and proprietary information, including, without limitation, know-how, trade secrets, manufacturing and production processes and techniques, inventions, research and development information, technical data, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information (the "TRADE SECRETS");

        (v) all computer software programs and databases (including, without limitation, source code, object code and all related applications and data files), firmware, and documentation and materials relating thereto, and all rights with respect to the foregoing, together with any and all options, warranties, service contracts, program services, test rights, maintenance rights, improvement rights, renewal rights and indemnifications and any substitutions, replacements, additions or model conversions of any of the foregoing (the "COMPUTER SOFTWARE");

        (vi) all license agreements, permits, authorizations and franchises, whether with respect to the Patents, Trademarks, Copyrights, Trade Secrets or Computer Software, or with respect to the patents, trademarks, copyrights, trade secrets, computer software or other proprietary right of any other Person, including, without limitation, the material license agreements set forth in
               Schedule V hereto (as such Schedule V may be supplemented from time to time by IP Security Agreement Supplements executed and delivered by such Grantor to the Collateral Agent from time to time), and all income, royalties and other payments now or hereafter due and/or payable with respect thereto,


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               subject, in each case, to the terms of such license agreements, permits, authorizations and franchises, (the "LICENSES"); and

        (vii) any and all claims for damages for past, present and future infringement, misappropriation or breach with respect to the Patents, Trademarks, Copyrights, Trade Secrets, Computer Software or Licenses, with the right, but not the obligation, to sue for and collect, or otherwise recover, such damages;

        (h) all proceeds of, collateral for and supporting obligations relating to, any and all of the Collateral (including, without limitation, proceeds, collateral and supporting obligations that constitute property of the types described in clauses (a) through (g) of this
            Section 1 and this clause (h)) and, to the extent not otherwise included, all (i) payments under insurance (whether or not the Collateral Agent is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral and (ii) cash.

Notwithstanding the foregoing provisions of this Section 1, the grant of a security interest as provided herein shall not extend to, and the term "Collateral" shall not include, as to any Grantor: (1) any accounts, contracts, licenses or other general intangibles of such Grantor, or any permits, instruments, or chattel paper of such Grantor, if and to the extent such account, contract, license, general intangible, permit, instrument or chattel paper contains restrictions on assignments and the creation of Liens, or under which such an assignment or Lien would cause a default to occur under such account, contract, license, general intangible, permit, instrument or chattel paper (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-407 or 9-408 of Revised Article 9 of the New York Uniform Commercial Code); provided that immediately upon the ineffectiveness, lapse or termination of any such provision, the Collateral shall include, and such Grantor shall be deemed to have granted a security interest in, all such right, title and interests as if such provision had never been in effect; (2) any intent to use application at the U.S. Patent and Trademark Office with respect to intellectual property to the extent an assignment for security purposes would void the same; (3) more than 66% of the outstanding voting stock of any CFC; and
(4) any governmental permit or franchise that prohibits Liens on or collateral assignments of such permit or franchise.

            Section 2. Security for Obligations. This Agreement secures, in the case of each Grantor, the payment of all Obligations of such Grantor now or hereafter existing under the Loan Documents, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, fees, premiums, penalties, indemnifications, contract causes of action, costs, expenses or otherwise (all such Obligations being the "SECURED OBLIGATIONS"), it being understood that for so long as the 7% Senior Notes (as defined in the Credit Agreement) are outstanding, the Secured Obligations of any of Rx Solutions, Inc., PacifiCare Behavioral Health, Inc., and SecureHorizons USA Inc. shall be limited to the maximum amount permitted under the indenture relating to the 7% Senior Notes issued by PacifiCare Health Plan Administrators, Inc.

            Section 3. Grantors Remain Liable. Anything herein to the contrary notwithstanding, (a) each Grantor shall remain liable under the contracts and agreements included in such Grantor's Collateral to the extent set forth therein to perform all of its duties and


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obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Collateral Agent of any of the rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral and (c) no Secured Party shall have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement or any other Loan Document, nor shall any Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

            Section 4. Delivery and Control of Security Collateral. (a) All certificates or instruments representing or evidencing Security Collateral shall be delivered to and held by or on behalf of the Collateral Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Collateral Agent. The Collateral Agent shall have the right, upon the occurrence and during the continuance of a Default, to transfer to or to register in the name of the Collateral Agent or any of its nominees any or all of the Security Collateral, subject only to the revocable rights specified in Section 14(a); provided, however that the exercise of any such rights by the Collateral Agent with respect to Pledged Shares or Pledged Debt issued by any HMO Subsidiary or Insurance Subsidiary shall be subject to obtaining the prior written approval of the applicable HMO Regulator or Insurance Regulator where such approval is required for the Collateral Agent to exercise such rights under the applicable Governmental Rules. In addition, the Collateral Agent shall have the right at any time to exchange certificates or instruments representing or evidencing Security Collateral for certificates or instruments of smaller or larger denominations.

            (b) With respect to any Security Collateral in which any Grantor has any right, title or interest and that constitutes an uncertificated security, such Grantor will cause the issuer thereof either (i) to register the Collateral Agent as the registered owner, for the purpose of security, of such security or
(ii) to agree in an authenticated record with such Grantor and the Collateral Agent that such issuer will comply with instructions with respect to such security originated by the Collateral Agent without further consent of such Grantor, such authenticated record to be in form and substance reasonably satisfactory to the Collateral Agent.

            (c) With respect to any Security Collateral in which any Grantor has any right, title or interest and that constitutes a security entitlement, such Grantor will cause the securities intermediary with respect to such security entitlement either (i) to identify in its records the Collateral Agent as the entitlement holder of such security entitlement against such securities intermediary or (ii) to agree in an authenticated record with such Grantor and the Collateral Agent that such securities intermediary will comply with entitlement orders (that is, notifications communicated to such securities intermediary directing transfer or redemption of the financial asset to which such Grantor has a security entitlement) originated by the Collateral Agent without further consent of such Grantor, such authenticated record to be in form and substance reasonably satisfactory to the Collateral Agent (such agreement being a "SECURITIES ACCOUNT CONTROL AGREEMENT").

            (d) With respect to any Security Collateral in which any Grantor has any right, title or interest and that constitutes a commodity contract, such Grantor shall cause the commodity intermediary with respect to such commodity contract to agree in an authenticated


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

record with such Grantor and the Collateral Agent that such commodity intermediary will apply any value distributed on account of such commodity contract as directed by the Collateral Agent without further consent of such Grantor, such authenticated record to be in form and substance reasonably satisfactory to the Collateral Agent (such agreement being a "COMMODITY ACCOUNT CONTROL AGREEMENT", and all such authenticated records, together with all Securities Account Control Agreements being, collectively, "CONTROL AGREEMENTS").

            (e) No Grantor will change or add any securities intermediary or commodity intermediary that maintains any securities account or commodity account in which any of the Collateral is credited or carried, or change or add any such securities account or commodity account, in each case without first complying with the above provisions of this Section 4 in order to perfect the security interest granted hereunder in such Collateral.

The Collateral Agent shall not provide any directions to, or deliver any instructions or entitlement orders to any issuer, securities intermediary or commodity intermediary pursuant to this Section 4 unless an Event of Default has occurred and is continuing. Furthermore, the Collateral Agent shall promptly rescind such direction, instruction or entitlement order and notify such parties at any time when no Default has occurred and is continuing.

            Section 5. Maintaining the L/C Cash Collateral Account. So long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding or any Lender shall have any Commitment under the Credit Agreement:

        (a) The Borrower will maintain the L/C Cash Collateral Account with the Collateral Agent or another commercial bank acceptable to the Collateral Agent (the Collateral Agent or any bank with which the L/C Cash Collateral Account is being maintained being a "COLLATERAL BANK").

        (b) It shall be a term and condition of the L/C Cash Collateral Account, notwithstanding any term or condition to the contrary in any other agreement relating to the L/C Cash Collateral Account, and except as otherwise provided by the provisions of Sections 7 and 21, that no amount (including interest on Cash Equivalents credited thereto) will be paid or released to or for the account of, or withdrawn by or for the account of, the Borrower or any other Person from the L/C Cash Collateral Account.

            Section 6. Investing of Amounts in the L/C Cash Collateral Account. The Collateral Agent will, subject to the provisions of Sections 7 and 21, from time to time direct the applicable Collateral Bank to (a) invest amounts received with respect to the L/C Cash Collateral Account in such Cash Equivalents credited the L/C Cash Collateral Account, as the Borrower may select and the Collateral Agent may approve and (b) invest interest paid on the Cash Equivalents referred to in clause (a) above, and reinvest other proceeds of any such Cash Equivalents that may mature or be sold, in each case in such Cash Equivalents credited to the L/C Cash Collateral Account, as the Borrower may select and the Collateral Agent may approve. Interest and proceeds that are not invested or reinvested in Cash Equivalents as provided above shall be deposited and held in a deposit account with the applicable Collateral Bank in the name of the Collateral Agent and under the sole control and dominion of the Collateral Agent, such

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


deposit account to be deemed to constitute part of the L/C Cash Collateral Account. In addition, the Collateral Agent shall have the right at any time to direct the applicable Collateral Bank to exchange such Cash Equivalents for similar Cash Equivalents of smaller or larger determinations, or for other Cash Equivalents, credited to the L/C Cash Collateral Account.

            Section 7. Release of Amounts. So long as no Event of Default shall have occurred and be continuing, the Collateral Agent will direct the applicable Collateral Bank to pay and release to the Borrower or at its order or, at the request of the Borrower, to the Administrative Agent to be applied to the Obligations of the Borrower under the Loan Documents, such amount, if any, as is then on deposit in the L/C Cash Collateral Account, to the extent permitted to be released under the terms of the Credit Agreement and the other Loan Documents.

            Section 8. Representations and Warranties. Each Grantor represents and warrants as follows:

(a) Such Grantor's exact legal name, as defined in Section 9-503(a) of the UCC, is correctly set forth on the signature pages of this Agreement. Such Grantor is an organization of the type specified on the signature pages of this Agreement and is organized under the laws of the jurisdiction specified on the signature pages of this Agreement.

(b) All of the Equipment and Inventory (other than Equipment and Inventory constituting mobile goods and Equipment and Inventory in transit in the ordinary course of business) of such Grantor are located at the places specified therefor in Schedule III hereto, as such Schedule III may be amended from time to time pursuant to Section 10(a). The chief executive office of such Grantor and the original copies of each Assigned Agreement and Related Contract to which such Grantor is a party and all originals of all chattel paper that evidence Receivables of such Grantor, are located at the address specified therefor in Schedule IV hereto, as such Schedule IV may be amended from time to time pursuant to Section 12(a). The Grantor is located (within the meaning of Section 9-307 of the UCC) in the state or jurisdiction set forth in Schedule IV hereto. Such Grantor's federal tax identification number is set forth opposite such Grantor's name in Schedule IV hereto. All Security Collateral consisting of certificated securities and instruments have been delivered to the Collateral Agent. Original copies of each Assigned Agreement and all originals of all chattel paper that evidence Receivables have been delivered to the Collateral Agent, in each case to the extent that delivery thereof to the Collateral Agent is required under Section 4. None of the Receivables or Agreement Collateral is evidenced by a promissory note or other instrument that has not been delivered to the Collateral Agent.

(c) Such Grantor is the legal and beneficial owner of the Collateral of such Grantor free and clear of any Lien, claim, option or right of others, except for the security interest created under this Agreement or permitted under the Credit Agreement. No effective financing statement or other instrument similar in effect covering all or any part of such Collateral or listing such Grantor or any trade name of such Grantor as debtor is on file in any recording office, except such as may have been filed in favor of the Collateral Agent


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     relating to the Loan Documents or as otherwise permitted under the Credit
     Agreement. Such Grantor has the trade names listed on Schedule V hereto.

(d) Such Grantor has exclusive possession and control of the Equipment and Inventory other than Inventory or Equipment stored at any leased premises or warehouse (which leased premises or warehouse is so indicated by an asterisk on Schedule III hereto, as such Schedule III may be amended from time to time pursuant to Section 10(a)).

(e) The Pledged Shares pledged by such Grantor hereunder have been duly authorized and validly issued and are fully paid and non-assessable. The Pledged Debt issued by any Grantor and pledged by such Grantor hereunder, and, to the best of such Grantor's knowledge, any Pledged Debt issued by a third party and pledged hereunder, has been duly authorized, authenticated or issued and delivered, is the legal, valid and binding obligation of the issuers thereof, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law is evidenced by one or more promissory notes (which notes have been delivered to the Collateral Agent) and is not in default.

(f) The Initial Pledged Shares constitute the percentage of the issued and outstanding shares of stock of the issuers thereof indicated on Schedule I hereto as of the date hereof. The Initial Pledged Debt constitutes all of the outstanding indebtedness owed to such Grantor by the issuers thereof and is outstanding, as of the date hereof, in the principal amount indicated on Schedule I hereto as of the date hereof.

(g) All of the investment property owned by such Grantor as of the date hereof is listed on Schedule I hereto.

(h) The Assigned Agreements to which such Grantor is a party, true and complete copies of which have been furnished to each Secured Party, have been duly authorized, executed and delivered by all parties thereto, have not been amended, amended and restated, supplemented or otherwise modified, are in full force and effect and are binding upon and enforceable against such Grantor, and to the Grantor's knowledge all parties thereto in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. There exists no default under any Assigned Agreement to which such Grantor is a party by any party thereto. Other than the Grantors, each party to the Assigned Agreements listed on Schedule II hereto which requires such parties' consent for assignment and to which such Grantor is a party has executed and delivered to such Grantor a consent, in substantially the form of Exhibit B hereto or otherwise in form and substance satisfactory to the Collateral Agent, to the assignment of the Agreement Collateral to the Collateral Agent pursuant to this Agreement.

(i) All filings and other actions necessary other than the delivery of the original title certificates to motor vehicles or reasonably desirable to perfect and protect the security interest in the Collateral of such Grantor created under this Agreement have been or are


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


     concurrently herewith being duly made or taken and are in full force and effect, and this Agreement creates in favor of the Collateral Agent for the benefit of the Secured Parties a valid and, together with such filings and other actions, perfected first priority security interest in the Collateral of such Grantor, securing the payment of the Secured Obligations.

(j) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for (i) the grant by such Grantor of the assignment, pledge and security interest granted hereunder or for the execution, delivery or performance of this Agreement by such Grantor, except for the pledge of any stock held in any HMO Subsidiary or Insurance Subsidiary pledged pursuant to Section 5.01(i) of the Credit Agreement, for which approval has been obtained, (ii) the perfection or maintenance of the assignment, pledge and security interest created hereunder (including the first priority nature of such assignment, pledge or security interest), except for the filing of financing and continuation statements under the Uniform Commercial Code, which financing statements upon due filing will be in full force and effect, the recordation of the Intellectual Property Security Agreements referred to in Section 13(f) with the U.S. Patent and Trademark Office and the U.S. Copyright Office, and the actions described in Section 4 with respect to the Security Collateral, and the delivery of the original title certificates to motor vehicles or (iii) for the exercise by the Collateral Agent of its voting or other rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement, except as may be required in connection with the disposition of any portion of the Security Collateral by laws affecting the offering and sale of securities generally and except as may be required in connection with the exercise of any foreclosure, voting, assignment or other rights or remedies in respect of the stock of any HMO Subsidiary or Insurance Subsidiary, including, but not limited to, obtaining the written approval of the applicable HMO Regulator or Insurance Regulator prior to the exercise by the Collateral Agent of its foreclosure, voting, assignment or other rights with respect to any Pledged Shares or Pledged Debt issued by any HMO Subsidiary or Insurance Subsidiary or any Assigned Agreement to which any HMO Subsidiary or Insurance Subsidiary is a party.

(k) The Inventory that has been produced or distributed by such Grantor has been produced in compliance with all material requirements of applicable law, including, without limitation, the Fair Labor Standards Act.

(l)  As to itself and its Intellectual Property Collateral:

(i) To the best of such Grantor's knowledge, the rights of such Grantor in or to the Intellectual Property Collateral do not conflict with, misappropriate or infringe upon the intellectual property rights of any third party, and no written claim has been asserted that the use of such Intellectual Property Collateral does or may infringe upon the intellectual property rights of any third party.

(ii) Such Grantor is the exclusive owner or non-exclusive licensee of the entire and unencumbered right, title and interest in and to the Intellectual Property Collateral and


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

        is entitled to use all such Intellectual Property Collateral without limitation, subject only to the license terms of the Licenses.

(iii) The Intellectual Property Collateral set forth on Schedule V hereto includes all of the patents, patent registrations, patent applications, trademark registrations and applications, copyright registrations and applications and Licenses owned by such Grantor.

(iv) The Intellectual Property Collateral is subsisting and has not been adjudged invalid or unenforceable in whole or part, and to the best of such Grantor's knowledge, is valid and enforceable. Such Grantor is not aware of any uses of any item of Intellectual Property Collateral that would reasonably be expected to lead to such item becoming invalid or unenforceable.

(v) Such Grantor has made or performed all filings, recordings and other acts and has paid all required fees and taxes to maintain and protect its interest in each and every item of Intellectual Property Collateral in full force and effect, and to protect and maintain its interest therein including, without limitation, recordations of any of its interests in the Patents and Trademarks with the U.S. Patent and Trademark Office, except with respect to any items of Intellectual Property Collateral which such Grantor, in the reasonable exercise of its business judgment, deems not be material to the ongoing business of such Grantor. Such Grantor has used proper statutory notice in connection with its use of each patent, trademark and copyright of the Intellectual Property Collateral.

(vi) No action, suit, investigation, litigation or proceeding has been asserted or is pending or threatened against such Grantor (i) based upon or challenging or seeking to deny or restrict the use of any of the Intellectual Property Collateral, or (ii) alleging that any services provided by, processes used by, or products manufactured or sold by, such Grantor infringe upon or misappropriate any material item of patent, trademark, copyright or any other proprietary right of any third party. To the best of such Grantor's knowledge, no Person is engaging in any activity that infringes upon or misappropriates the Intellectual Property Collateral or upon the rights of such Grantor therein. Except as set forth on Schedule V hereto, such Grantor has not granted any license, release, covenant not to sue, non-assertion assurance, or other right to any Person with respect to any material part of the Intellectual Property Collateral. The consummation of the transactions contemplated by the Transaction Documents will not result in the termination or material impairment of any material item of the Intellectual Property Collateral.

(vii)   With respect to each License material to the business of such Grantor:
        (A) such License is valid and binding and in full force and effect against such Grantor and, to the best of such Grantor's knowledge, each other Person party thereto and represents the entire agreement between the respective licensor and licensee with respect to the subject matter of such License; (B) such License will not cease to be valid and binding and in full force and effect on terms identical to those currently in effect as a result of the rights and interest granted herein, nor will the grant of such rights and interest


                                     D-1-12
     constitute a breach or default under such License or otherwise give the licensor or licensee a right to terminate such License; (C) such Grantor has not received any notice of termination or cancellation under such License; (D) such Grantor has not received any notice of a breach or default under such License, which breach or default has not been cured; (E) such Grantor has not granted to any other third party any rights, adverse or otherwise, under such License, other than pursuant to a License set forth in Schedule V hereto; and (F) neither such Grantor nor to the best of such Grantor's knowledge, any other party to such License is in breach or default of such License in any material respect, and no event has occurred that, with notice or lapse of time or both, would constitute such a breach or default or permit termination, modification or acceleration under such License.

            Section 9. Further Assurances. (a) Each Grantor agrees that from time to time, at the expense of such Grantor, such Grantor will promptly execute and deliver, or otherwise authenticate, all further instruments and documents, and take all further action, that may be necessary or reasonably desirable, or that the Collateral Agent may request, in order to perfect and protect any pledge, assignment or security interest granted or purported to be granted by such Grantor hereunder or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral of such Grantor. Without limiting the generality of the foregoing, each Grantor will promptly with respect to Collateral of such Grantor: (i) at the reasonable request of the Collateral Agent, mark conspicuously each chattel paper included in Receivables, each Assigned Agreement and each of its records pertaining to such Collateral with a legend, in form and substance reasonably satisfactory to the Collateral Agent, indicating that such chattel paper, Assigned Agreement or Collateral is subject to the security interest granted hereby; provided, however, that no such legend shall be required if such Collateral is delivered to the Collateral Agent pursuant to clause (ii) below; (ii) if any such Collateral shall be evidenced by a promissory note or other instrument or chattel paper, deliver and pledge to the Collateral Agent hereunder such note or instrument or chattel paper duly indorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance reasonably satisfactory to the Collateral Agent; (iii) execute or authenticate and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or reasonably desirable, or as the Collateral Agent may reasonably request, in order to perfect and preserve the security interest granted or purported to be granted by such Grantor hereunder;
(iv) deliver and pledge to the Collateral Agent for benefit of the Secured Parties certificates representing Security Collateral that constitutes certificated securities, accompanied by undated stock or bond powers executed in blank; and (v) deliver to the Collateral Agent evidence that all other action that the Collateral Agent may deem reasonably necessary or reasonably desirable in order to perfect and protect the security interest created by such Grantor under this Agreement has been taken.

            (b) Each Grantor hereby authorizes the Collateral Agent to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral of such Grantor without the signature of such Grantor where permitted by law. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.


                                     D-1-13

            (c) Each Grantor will furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral of such Grantor and such other reports in connection with such Collateral as the Collateral Agent may reasonably request, all in reasonable detail.

            Section 10. As to Equipment and Inventory. (a) Each Grantor will keep the Equipment and Inventory of such Grantor (other than Inventory sold in the ordinary course of business, Equipment and Inventory constituting mobile goods or Equipment and Inventory in transit in the ordinary course of such Grantor's business) at the places therefor specified in Section 8(a) or, upon 30 days' prior written notice to the Collateral Agent, at such other places in a jurisdiction where all action required by Section 9 shall have been taken with respect to such Equipment and Inventory (and, upon the taking of such action in such jurisdiction, Schedule III hereto shall be automatically amended to include such other places).

            (b) Each Grantor will cause the Equipment of such Grantor to be maintained and preserved in the same condition, repair and working order as when new, ordinary wear and tear excepted, and in accordance with any manufacturer's manual, and will forthwith, or in the case of any loss or damage to any of such Equipment as soon as practicable after the occurrence thereof, make or cause to be made all repairs, replacements and other improvements in connection therewith that are necessary or reasonably desirable to such end.

            (a) Each Grantor will pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including, without limitation, claims for labor, materials and supplies) against, the Equipment and Inventory of such Grantor, except to the extent payment thereof is not required by Section 5.01(b) of the Credit Agreement. In producing its Inventory, each Grantor will comply with all requirements of applicable law, including, without limitation, the Fair Labor Standards Act, except where any such noncompliance would not be reasonably likely to result in a Material Adverse Effect.

            Section 11. Insurance. (a) Each Grantor will, at its own expense, maintain insurance with respect to the Equipment and Inventory of such Grantor in such amounts, against such risks, in such form and with such insurers, as is customary with companies of a similar size and line of business and shall otherwise be reasonably satisfactory to the Collateral Agent. Each policy of each Grantor for general liability insurance shall provide for the Collateral Agent as additional insured, and each policy for property damage insurance shall provide for all losses (except for losses of less than $1,000,000 per occurrence) to be paid directly to the Collateral Agent. Each such policy shall in addition (i) name such Grantor and the Collateral Agent as insured parties thereunder (without any representation or warranty by or obligation upon the Collateral Agent) as their interests may appear, (ii) contain the agreement by the insurer that any loss thereunder shall be payable to the Collateral Agent,
(iii) provide that there shall be no recourse against the Collateral Agent for payment of premiums or other amounts with respect thereto and (iv) provide that at least 10 days' prior written notice of cancellation or of lapse shall be given to the Collateral Agent by the insurer. Each Grantor will, if so requested by the Collateral Agent, deliver to the Collateral Agent original or duplicate policies or certificates of such insurance provided by the insurance companies and, as often as the Collateral Agent may reasonably request, a report of a reputable insurance broker with respect to such insurance.


                                     D-1-14

Further, each Grantor will, at the request of the Collateral Agent, duly execute and deliver instruments of assignment of such insurance policies to comply with the requirements of Section 9 and use reasonable efforts to cause the insurers to acknowledge notice of such assignment.

            (b) Reimbursement under any liability insurance maintained by any Grantor pursuant to this Section 11 may be paid directly to the Person who shall have incurred liability covered by such insurance. In case of any loss involving damage to Equipment or Inventory when subsection (c) of this Section 11 is not applicable, the applicable Grantor will make or cause to be made the necessary repairs to or replacements of such Equipment or Inventory, and any proceeds of insurance properly received by or released to such Grantor shall be used by such Grantor, except as otherwise required hereunder or by the Credit Agreement, to pay or as reimbursement for the costs of such repairs or replacements.

            (c) So long as no Event of Default shall have occurred and be continuing, all insurance payments received by the Collateral Agent in connection with any loss, damage or destruction of any Inventory or Equipment will be released by the Collateral Agent to the applicable Grantor for the repair, replacement or restoration thereof, subject to such terms and conditions with respect to the release thereof as the Collateral Agent may reasonably require. To the extent that (i) the amount of any such insurance payments exceeds the cost of any such repair, replacement or restoration, or (ii) such insurance payments are not otherwise required by the applicable Grantor to complete any such repair, replacement or restoration required hereunder, the Collateral Agent will not be required to release the amount thereof to such Grantor and may hold or continue to hold such amount as additional security for the Secured Obligations of such Grantor (except that the Collateral Agent will direct the applicable Collateral Bank to release to such Grantor any such amount if and to the extent that any prepayment of Obligations is required under the Credit Agreement in connection with the receipt of such amount and such prepayment has been made). Upon the occurrence and during the continuance of any Event of Default or the actual or constructive total loss (in excess of $1,000,000 per occurrence) of any Equipment or Inventory, all insurance payments in respect of such Equipment or Inventory shall be paid to the Collateral Agent and shall, in the Collateral Agent's sole discretion, (i) be released to the applicable Grantor to be applied as set forth in the first sentence of this subsection (c) or (ii) be held as additional Collateral hereunder or applied as specified in Section 21(b).

            Section 12. Place of Perfection; Records; Collection of Receivables.
(a) Each Grantor will not change its name, type of legal entity, federal tax identification number, organizational identification number or location from those set forth in Section 8(a) and (b) of this Agreement without first giving at least 30-days advance written notice to the Collateral Agent and taking all action required by the Collateral Agent for the purpose of perfecting or protecting the liens granted by this Agreement. Each Grantor will also keep the originals of the Assigned Agreements, and Related Contracts to which such Grantor is a party and all originals of all chattel paper that evidence Receivables of such Grantor, at the location therefor specified in Section 8(a) or, upon 30 days' prior written notice to the Collateral Agent, at such other location in a jurisdiction where all actions required by Section 9 shall have been taken with respect to the Collateral of such Grantor (and, upon the taking of such action in such jurisdiction, Schedule IV hereto shall be automatically amended to include such other location). Each Grantor will hold

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

and preserve its records relating to the Collateral, the Assigned Agreements, the Related Contracts and chattel paper and will permit representatives of the Collateral Agent at any time during normal business hours and with reasonable prior notice to inspect and make abstracts from such records and other documents.

            (b) Except as otherwise provided in this subsection (b), each Grantor will continue to collect, at its own expense, all amounts due or to become due to such Grantor under the Receivables and the Related Contracts. In connection with such collections, such Grantor may take (and, at the Collateral Agent's direction, will take) such action as such Grantor or the Collateral Agent may deem reasonably necessary or advisable to enforce collection of the Receivables and the Related Contracts; provided, however, that the Collateral Agent shall have the right at any time, upon the occurrence and during the continuance of an Event of Default and upon written notice to such Grantor of its intention to do so, to notify the obligors (each individually, an "OBLIGOR" and collectively, the "OBLIGORS") under any Receivables or Related Contracts of the assignment of such Receivables or Related Contracts to the Collateral Agent and to direct such Obligors to make payment of all amounts due or to become due to such Grantor thereunder directly to the Collateral Agent and, upon such notification and at the expense of such Grantor, to enforce collection of any such Receivables or Related Contracts, and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done. After receipt by any Grantor of the notice from the Collateral Agent referred to in the proviso to the preceding sentence, (i) all amounts and proceeds (including instruments) received by such Grantor in respect of the Receivables and the Related Contracts of such Grantor shall be received in trust for the benefit of the Collateral Agent hereunder, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Collateral Agent in the same form as so received (with any necessary indorsement) to be held as cash collateral and shall be either (A) released to such Grantor so long as no Event of Default shall have occurred and be continuing or (B) if any Event of Default shall have occurred and be continuing, applied as provided in Section 21(b) and (ii) such Grantor will not adjust, settle or compromise the amount or payment of any Receivable, release wholly or partly any Obligor thereof, or allow any credit or discount thereon. No Grantor will permit or consent to the subordination of its right to payment under any of the Receivables or the Related Contracts to any other indebtedness or obligations of the Obligor thereof.

            Section 13. As to Intellectual Property Collateral. (a) With respect to each item of its Intellectual Property Collateral (except with respect to any items of Intellectual Property Collateral which such Grantor, in its reasonable business judgment, deems not to be material to the ongoing business of such Grantor), each Grantor agrees to take, at its expense, all necessary steps, including, without limitation, in the U.S. Patent and Trademark Office, the U.S. Copyright Office and any other governmental authority, to (i) maintain the validity and enforceability of each such item of Intellectual Property Collateral and maintain each such item of Intellectual Property Collateral in full force and effect, and (ii) pursue the registration and maintenance of each patent, trademark, or copyright registration or application, now or hereafter included in the Intellectual Property Collateral of such Grantor, including, without limitation, the payment of required fees and taxes, the filing of responses to office actions issued by the U.S. Patent and Trademark Office, the U.S. Copyright Office or other governmental authorities, the filing of applications for renewal or extension, the filing of affidavits under Sections 8 and 15 of the U.S. Trademark Act, the filing of divisional, continuation, continuation-in-part, reissue and


                                     D-1-16
renewal applications or extensions, the payment of maintenance fees and the participation in interference, reexamination, opposition, cancellation, infringement and misappropriation proceedings. No Grantor shall, without the written consent of the Collateral Agent, discontinue use of or otherwise abandon any Intellectual Property Collateral, or abandon any right to file an application for letters patent, trademark, or copyright, unless such Grantor shall have previously determined that such use or the pursuit or maintenance of such Intellectual Property Collateral is no longer desirable in the conduct of such Grantor's business and that the loss thereof would not be reasonably likely to have a Material Adverse Effect, in which case, such Grantor will give prompt notice of any such abandonment to the Collateral Agent.

            (b) Except as provided in this Section regarding the discontinuation of use or abandonment of any Intellectual Property Collateral, each Grantor agrees promptly to notify the Collateral Agent if such Grantor learns (i) that any item of the Intellectual Property Collateral may have become abandoned, placed in the public domain, invalid or unenforceable, or of any adverse determination or development regarding such Grantor's ownership of any of the Intellectual Property Collateral or its right to register the same or to keep and maintain and enforce the same, or (ii) of any adverse determination or the institution of any proceeding (including, without limitation, the institution of any proceeding in the U.S. Patent and Trademark Office or any court) regarding any item of the Intellectual Property Collateral.

            (c) In the event that any Grantor becomes aware that any item of the Intellectual Property Collateral material to the business of such Grantor is being infringed or misappropriated by a third party, such Grantor shall promptly notify the Collateral Agent and shall take such actions, at its expense, as such Grantor or the Collateral Agent deems reasonable and appropriate under the circumstances to protect such Intellectual Property Collateral, including, without limitation, suing for infringement or misappropriation and for an injunction against such infringement or misappropriation.

            (d) Each Grantor shall use proper statutory notice in connection with its use of each item of its Intellectual Property Collateral. Except with respect of any item of Intellectual Property Collateral, which such Grantor, in the reasonable exercise of its business judgment, deems not to be material to the ongoing business of such Grantor, no Grantor shall do or permit any act or knowingly omit to do any act whereby any of its Intellectual Property Collateral may lapse or become invalid or unenforceable or placed in the public domain.

            (e) Except with respect of any item of Intellectual Property Collateral, which such Grantor, in the reasonable exercise of its business judgment, deems not to be material to the ongoing business of such Grantor, each Grantor shall take all steps which it or the Collateral Agent deems reasonable and appropriate under the circumstances to preserve and protect each item of its Intellectual Property Collateral, including, without limitation, maintaining the quality of any and all products or services used or provided in connection with any of the Trademarks, consistent with the quality of the products and services as of the date hereof, and taking all steps necessary to ensure that all licensed users of any of the Trademarks use such consistent standards of quality.

            (f) With respect to its Intellectual Property Collateral, each Grantor agrees to execute an agreement, in substantially the form set forth in Exhibit C hereto (an "INTELLECTUAL


                                     D-1-17

PROPERTY SECURITY AGREEMENT"), for recording the security interest granted hereunder to the Collateral Agent in such Intellectual Property Collateral with the U.S. Patent and Trademark Office, the U.S. Copyright Office and any other governmental authorities necessary to perfect the security interest hereunder in such Intellectual Property Collateral.

            (g) Each Grantor agrees that, should it obtain an ownership interest in any item of the type set forth in Section 1(g) which is not on the date hereof a part of the Intellectual Property Collateral (the "AFTER-ACQUIRED INTELLECTUAL PROPERTY"), (i) the provisions of Section 1 shall automatically apply thereto, (ii) any such After-Acquired Intellectual Property and, in the case of trademarks, the goodwill of the business connected therewith or symbolized thereby, shall automatically become part of the Intellectual Property Collateral subject to the terms and conditions of this Agreement with respect thereto, (iii) such Grantor shall give prompt written notice thereof to the Collateral Agent in accordance herewith and (iv) such Grantor shall execute and deliver to the Collateral Agent an IP Security Agreement Supplement covering such After-Acquired Intellectual Property as "Additional Collateral" thereunder and as defined therein, and shall record such IP Security Agreement Supplement with the U.S. Patent and Trademark Office, the U.S. Copyright Office and any other governmental authorities necessary to perfect the security interest hereunder in such After-Acquired Intellectual Property.

            Section 14. Voting Rights; Dividends; Etc. (a) So long as no Event of Default shall have occurred and be continuing:

               (i) Each Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Security Collateral of such Grantor or any part thereof for any purpose; provided however, that such Grantor will not exercise or refrain from exercising any such right if such action would have a material adverse effect on the value of the Security Collateral or any part thereof.

               (ii) Each Grantor shall be entitled to receive and retain any and all dividends, interest and other distributions paid in respect of the Security Collateral of such Grantor if and to the extent that the payment thereof is not otherwise prohibited by the terms of the Loan Documents; provided, however, that any and all

                   (A) dividends, interest and other distributions paid or
            payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Security Collateral,

                   (B) dividends and other distributions paid or payable in cash in respect of any Security Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus and

                   (C) cash paid, payable or otherwise distributed in respect of principal of, or in redemption of, or in exchange for, any Security Collateral in each case, received after the date of the Initial Extension of Credit, shall be, and shall be forthwith delivered to the Collateral Agent to hold as, Security Collateral and shall, if received by such Grantor, be received in trust for the benefit of the Collateral Agent, be


                                     D-1-18
        segregated from the other property or funds of such Grantor and be forthwith delivered to the Collateral Agent as Security Collateral in the same form as so received (with any necessary indorsement).

               (iii) The Collateral Agent will execute and deliver (or cause to be executed and delivered) to each Grantor all such proxies and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and other rights that it is entitled to exercise pursuant to paragraph (i) above and to receive the dividends or interest payments that it is authorized to receive and retain pursuant to paragraph (ii) above.

               (b) Upon the occurrence and during the continuance of an Event of
        Default:

               (i) All rights of each Grantor (x) to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 14(a)(i) shall, upon notice to such Grantor by the Collateral Agent, cease and (y) to receive the dividends, interest and other distributions that it would otherwise be authorized to receive and retain pursuant to Section 14(a)(ii) shall automatically cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights and to receive and hold as Security Collateral such dividends, interest and other distributions, subject to obtaining the approval of the applicable HMO Regulator or Insurance Regulator prior to the exercise by the Collateral Agent of its foreclosure, voting, assignment or other rights with respect to any Pledged Shares issued by any HMO Subsidiary or Insurance Subsidiary where such approval is required for the Collateral Agent to exercise such rights under the applicable Governmental Rules.

               (ii) All dividends, interest and other distributions that are received by any Grantor contrary to the provisions of paragraph (i) of this Section 14(b) shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Collateral Agent as Security Collateral in the same form as so received (with any necessary indorsement).

            Section 15. As to the Assigned Agreements. (a) Each Grantor will at its expense:

               (i) perform and observe in all material respects, all terms and provisions of the Assigned Agreements to be performed or observed by it, maintain the Assigned Agreements to which it is a party in full force and effect, enforce the Assigned Agreements to which it is a party in accordance with the terms thereof and take all such action to such end as may be requested from time to time by the Collateral Agent; and

               (ii) furnish to the Collateral Agent promptly upon receipt thereof copies of all written notices, requests and other documents received by such Grantor under or pursuant to the Assigned Agreements to which it is a party, and from time to time (A) furnish to the Collateral Agent such information and reports regarding the Assigned Agreements and such other Collateral of such Grantor as the Collateral Agent may reasonably request


                                     D-1-19
        and (B) upon reasonable request of the Collateral Agent make to each other party to any Assigned Agreement to which it is a party such demands and requests for information and reports or for action as such Grantor is entitled to make thereunder.

            (g) Each Grantor hereby consents on its behalf and on behalf of its Subsidiaries to the assignment and pledge, for security purposes, to the Collateral Agent for benefit of the Secured Parties of each Assigned Agreement to which it is a party.

            Section 16. Payments Under the Assigned Agreements. All moneys received or collected pursuant to any Assigned Agreement shall be (i) released to the applicable Grantor so long as no Event of Default shall have occurred and be continuing or (ii) if any Event of Default shall have occurred and be continuing, applied as provided in Section 21(b), subject to obtaining the approval of the applicable HMO Regulator or Insurance Regulator prior to the exercise by the Collateral Agent of its foreclosure, voting, assignment or other rights with respect to any Assigned Agreements to which any HMO Subsidiary or Insurance Subsidiary is a party where such approval is required for the Collateral Agent to exercise such rights under the applicable Governmental Rules.

            Section 17. Transfers and Other Liens; Additional Shares. (a) Each Grantor agrees that it will not (i) sell, assign or otherwise dispose of, or grant any option with respect to, any of the Collateral, other than sales, assignments and other dispositions of Collateral, and options relating to Collateral, permitted under the terms of the Credit Agreement, or (ii) create or suffer to exist any Lien upon or with respect to any of the Collateral of such Grantor except for the pledge, assignment and security interest created under this Agreement and permitted under the terms of the Credit Agreement.

            (b) Each Grantor agrees that it will (i) cause each issuer of the Pledged Shares pledged by such Grantor not to issue any stock or other securities in addition to or in substitution for the Pledged Shares issued by such issuer, except to such Grantor, and (ii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional shares of stock or other securities.

            Section 18. Collateral Agent Appointed Attorney-in-Fact. Each Grantor hereby irrevocably appoints the Collateral Agent such Grantor's attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time, upon the occurrence and during the continuance of an Event of Default, in the Collateral Agent's discretion, to take any action and to execute any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

               (a) to obtain and adjust insurance required to be paid to the Collateral Agent pursuant to Section 11,

               (b) to ask for, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral,


                                     D-1-20

               (c) to receive, endorse and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) or (b) above, and

               (d) to file any claims or take any action or institute any proceedings that the Collateral Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce compliance with the terms and conditions of any Assigned Agreement or the rights of the Collateral Agent with respect to any of the Collateral.

            Section 19. Collateral Agent May Perform. If any Grantor fails to perform any agreement contained herein, the Collateral Agent may, as the Collateral Agent deems necessary to protect the security interest granted hereunder in the Collateral or to protect the value thereof, but without any obligation to do so and without notice, itself perform, or cause performance of, such agreement, and the expenses of the Collateral Agent incurred in connection therewith shall be payable by such Grantor under Section 22(b).

            Section 20. The Collateral Agent's Duties. (a) The powers conferred on the Collateral Agent hereunder are solely to protect the Secured Parties' interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not any Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which it accords its own property.

            (b) Anything contained herein to the contrary notwithstanding, the Collateral Agent may from time to time, when the Collateral Agent deems it to be necessary, appoint one or more subagents (each a "SUBAGENT") for the Collateral Agent hereunder with respect to all or any part of the Collateral. In the event that the Collateral Agent so appoints any Subagent with respect to any Collateral, (i) the assignment and pledge of such Collateral and the security interest granted in such Collateral by each Grantor hereunder shall be deemed for purposes of this Security Agreement to have been made to such Subagent, in addition to the Collateral Agent, for the ratable benefit of the Secured Parties, as security for the Secured Obligations of such Grantor, (ii) such Subagent shall automatically be vested, in addition to the Collateral Agent, with all rights, powers, privileges, interests and remedies of the Collateral Agent hereunder with respect to such Collateral, and (iii) the term "Collateral Agent," when used herein in relation to any rights, powers, privileges, interests and remedies of the Collateral Agent with respect to such Collateral, shall include such Subagent; provided, however, that no such Subagent shall be authorized to take any action with respect to any such Collateral unless and except to the extent expressly authorized in writing by the Collateral Agent.

            Section 21. Remedies. If any Event of Default shall have occurred and be continuing:


                                     D-1-21

            (a) Subject to obtaining the approval of the applicable HMO Regulator or Insurance Regulator prior to the exercise by the Collateral Agent of its foreclosure, voting, assignment or other rights with respect to any of the Pledged Shares or the Pledged Debt issued by any HMO Subsidiary or Insurance Subsidiary or any Assigned Agreement to which any HMO Subsidiary or Insurance Subsidiary is a party where such approval is required under the applicable Governmental Rules, the Collateral Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the N.Y. Uniform Commercial Code (whether or not the N.Y. Uniform Commercial Code applies to the affected Collateral) and also may: (i) require each Grantor to, and each Grantor hereby agrees that it will at its expense and upon request of the Collateral Agent forthwith, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place and time to be designated by the Collateral Agent that is reasonably convenient to both parties; (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Collateral Agent may deem commercially reasonable; (iii) occupy any premises owned or leased by any of the Grantors where the Collateral or any part thereof is assembled or located for a reasonable period in order to effectuate its rights and remedies hereunder or under law, without obligation to such Grantor in respect of such occupation; and (iv) exercise any and all rights and remedies of any of the Grantors under or in connection with the Assigned Agreements, the Receivables and the Related Contracts or otherwise in respect of the Collateral, including, without limitation, any and all rights of such Grantor to demand or otherwise require payment of any amount under, or performance of any provision of, the Assigned Agreements, the Receivables and the Related Contracts. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

            (b) Any cash held by or on behalf of the Collateral Agent and all cash proceeds received by or on behalf of the Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Collateral Agent, be held by the Collateral Agent as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Collateral Agent pursuant to Section 22) in whole or in part by the Collateral Agent for the ratable benefit of the Secured Parties against, all or any part of the Secured Obligations, in the following manner:

               (i) first, to the Agents for any amounts owing to the Agents pursuant to Section 9.04 of the Credit Agreement or otherwise under the Loan Documents, ratably in accordance with such respective amounts then owing to the Agents;

               (ii) second, deposited as Collateral in the L/C Cash Collateral Account up to an amount equal to 100% of the aggregate Available Amount of all outstanding Letters of Credit, provided that in the event that any such Letter of Credit is drawn, the Collateral


                                     D-1-22

        Agent shall pay to the Issuing Bank that issued such Letter of Credit the amount held in the L/C Cash Collateral Account in respect of such Letter of Credit, provided further that, to the extent that any such Letter of Credit shall expire or terminate undrawn and as a result thereof the amount of the such Collateral in the L/C Cash Collateral Account shall exceed the aggregate Available Amount of all then outstanding Letters of Credit, such excess amount of such Collateral shall be applied in accordance with the order of priority set out in this Section 21(b);

               (iii) third, to the Issuing Bank and the Swing Line Bank for any amounts then owing to them, in their capacities as such, under the Loan Documents ratably in accordance with such respective amounts then owing to the Issuing Bank and the Swing Line Bank; and

               (iv) fourth, to the Lender Parties, for any amount then owing to them, in their capacities as such, under the Loan Documents ratably in accordance with such respective amounts then owing to the Lender Parties.

Any surplus of such cash or cash proceeds held by or on the behalf of the Collateral Agent and remaining after payment in full of all the Secured Obligations shall be paid over to the applicable Grantor or to whomsoever may be lawfully entitled to receive such surplus.

            (c) Subject to obtaining the approval of the applicable HMO Regulator or Insurance Regulator prior to the exercise by the Collateral Agent of its foreclosure, assignment or other rights with respect to any Assigned Agreement to which any HMO Subsidiary or Insurance Subsidiary is a party where such approval is required under the applicable Governmental Rules, all payments received by any Grantor under or in connection with any Assigned Agreement or otherwise in respect of the Collateral shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Collateral Agent in the same form as so received (with any necessary indorsement).

            (d) The Collateral Agent may, without notice to any Grantor except as required by law and at any time or from time to time, charge, set-off and otherwise apply all or any part of the Secured Obligations against any funds held in the L/C Cash Collateral Account or in any deposit account of such Grantor.

            (e) In the event of any sale or other disposition of any of the Intellectual Property Collateral of any Grantor, the goodwill of the business connected with and symbolized by any Trademarks subject to such sale or other disposition shall be included therein, and such Grantor shall supply to the Collateral Agent or its designee such Grantor's know-how and expertise, and documents and things relating to any Intellectual Property Collateral subject to such sale or other disposition, and such Grantor's customer lists and other records and documents relating to such Intellectual Property Collateral and to the manufacture, distribution, advertising and sale of products and services of such Grantor.


                                     D-1-23

            (f) If the Collateral Agent shall determine to exercise its right to sell all or any of the Security Collateral of any Grantor pursuant to this
Section 21, each Grantor agrees that, upon request of the Collateral Agent, such Grantor will, at its own expense:

               (i) execute and deliver, and cause each issuer of such Security Collateral contemplated to be sold and the directors and officers thereof to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts and things, as may be necessary or, in the opinion of the Collateral Agent, reasonably advisable to register such Security Collateral under the provisions of the Securities Act of 1933 (as amended from time to time, the "SECURITIES ACT"), to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished and to make all amendments and supplements thereto and to the related prospectus that, in the opinion of the Collateral Agent, are necessary or reasonably advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto;

               (ii) use commercially reasonable efforts to qualify the Security Collateral under the state securities or "Blue Sky" laws and to obtain all necessary governmental approvals for the sale of such Security Collateral, as requested by the Collateral Agent;

               (iii) cause each such issuer of such Security Collateral, other than a third party issuer of Pledged Debt, to make available to its security holders, as soon as practicable, an earnings statement that will satisfy the provisions of Section 11(a) of the Securities Act;

               (iv) provide the Collateral Agent with such other information and projections as may be necessary or, in the opinion of the Collateral Agent, reasonably advisable to enable the Collateral Agent to effect the sale of such Security Collateral; and

               (v) do or cause to be done all such other acts and things as may be necessary to make such sale of such Security Collateral or any part thereof valid and binding and in compliance with applicable law.

            (g) The Collateral Agent is authorized, in connection with any sale of the Security Collateral pursuant to this Section 21, to deliver or otherwise disclose to any prospective purchaser of the Security Collateral: (i) any registration statement or prospectus, and all supplements and amendments thereto, prepared pursuant to subsection (f)(i) above; (ii) any information and projections provided to it pursuant to subsection (f)(iv) above; and (iii) any other information in its possession relating to such Security Collateral.

            Section 22. Indemnity and Expenses. (a) Each Grantor agrees to indemnify, defend and save and hold harmless each Secured Party and each of their Affiliates and their respective officers, directors, employees, agents and advisors (each, an "INDEMNIFIED PARTY") from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or


                                     D-1-24
in connection with or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except to the extent such claim, damage, loss, liability or expense resulted from such Indemnified Party's gross negligence or willful misconduct.

            (b) Each Grantor will upon demand pay to the Collateral Agent the amount of any and all reasonable expenses, including, without limitation, the reasonable fees and expenses of its counsel and of any experts and agents, that the Collateral Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from or other realization upon, any of the Collateral of such Grantor, (iii) the exercise or enforcement of any of the rights of the Collateral Agent or the other Secured Parties hereunder or (iv) the failure by such Grantor to perform or observe any of the provisions hereof.

            Section 23. Amendments; Waivers; Additional Grantors; Etc. (a) No amendment or waiver of any provision of this Agreement, and no consent to any departure by any Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Collateral Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Collateral Agent or any other Secured Party to exercise, and no delay in exercising any right hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

            (b) Upon the execution and delivery by any Person of a security agreement supplement in substantially the form of Exhibit A hereto (each a "SECURITY AGREEMENT SUPPLEMENT"), (i) such Person shall be referred to as an "ADDITIONAL GRANTOR" and shall be and become a Grantor hereunder and each reference in this Agreement and the other Loan Documents to "Grantor" shall also mean and be a reference to such Additional Grantor, and (ii) the supplemental schedules I, II, III, IV and V attached to each Security Agreement Supplement shall be incorporated into and become a part of and supplement Schedules I, II, III, IV and V, respectively, hereto, and the Collateral Agent may attach such supplemental schedules to such Schedules; and each reference to such Schedules shall mean and be a reference to such Schedules as supplemented pursuant to each Security Agreement Supplement.

            Section 24. Notices; Etc. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telecopier or telex communication) and mailed, telegraphed, telecopied, telexed or delivered to, in the case of the Borrower or the Collateral Agent, addressed to it at its address specified in the Credit Agreement and, in the case of each Grantor other than the Borrower, addressed to it at its address set forth opposite such Grantor's name on the signature pages hereto or on the signature page to the Security Agreement Supplement pursuant to which it became a party hereto; or, as to any party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and other communications shall, when mailed, telegraphed, telecopied or telexed, be effective when deposited in the mails, delivered to the telegraph company, telecopied or confirmed by telex answerback, respectively, addressed as aforesaid; except that notices and other communications to the Collateral Agent shall not be effective until received by the Collateral Agent. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this


                                     D-1-25

Agreement or of any Security Agreement Supplement or Schedule hereto shall be effective as delivery of an original executed counterpart thereof.

            Section 25. Continuing Security Interest; Assignments under the Credit Agreement. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the latest of
(i) the payment in full in cash of the Secured Obligations, (ii) the Termination Date and (iii) the termination or expiration of all Letters of Credit, (b) be binding upon each Grantor, its successors and assigns and (c) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Secured Parties and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), any Lender Party may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement as permitted by Section 9.07 thereunder (including, without limitation, all or any portion of its Commitments, the Advances owing to it and the Note or Notes, if any, held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender Party herein or otherwise, in each case as provided in Section 8.07 of the Credit Agreement.

            Section 26. Release; Termination. (a) Upon any sale, lease, transfer or other disposition of any item of Collateral of any Grantor in accordance with the terms of the Loan Documents (other than sales of Inventory in the ordinary course of business), the security interest in such Collateral shall, without further action, automatically be released and the Collateral Agent will, at such Grantor's expense, promptly execute and deliver to such Grantor such UCC termination statements or partial releases, as applicable, and similar documents that are necessary to remove notice of such liens from public records and return to such Grantor any Collateral, including any Pledged Shares, that it has pledged to the Collateral Agent, all of the foregoing as such Grantor shall reasonably request; provided, however, that at the time of such request and such release (i) no Default shall have occurred and be continuing, (ii) such Grantor shall have delivered to the Collateral Agent, at least ten Business Days (or such shorter time as the Collateral Agent shall agree to) prior to the date of the proposed release, a written request for release describing the item of Collateral and the material terms of the sale, lease, transfer or other disposition in reasonable detail, including, without limitation, the price thereof and any expenses in connection therewith, together with a form of release for execution by the Collateral Agent and a certificate of such Grantor to the effect that the transaction is in compliance with the Loan Documents and as to such other matters as the Collateral Agent may reasonably request and
(iii) the proceeds of any such sale, lease, transfer or other disposition required to be applied, or any payment to be made in connection therewith, in accordance with Section 2.06 of the Credit Agreement shall, to the extent so required, be paid or made to, or in accordance with the instructions of, the Collateral Agent when and as required under Section 2.06 of the Credit Agreement.

            (b) Upon the latest of (i) the payment in full in cash of the Secured Obligations, (ii) the Termination Date and (iii) the termination or expiration of all Letters of Credit (or the full cash collateralization of any such Letters of Credit in a manner satisfactory to the Issuing Bank, provided that the security interest of the Collateral Agent in the L/C Cash Collateral Account shall survive until the termination or expiration of all Letters of Credit), pledge, assignment and security interest granted hereby shall terminate and all rights to the Collateral shall revert to the applicable Grantor. Upon any such termination, the Collateral


                                     D-1-26

Agent will, at the applicable Grantor's expense, execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

            Section 27. Security Interest Absolute. The obligations of each Grantor under this Agreement are independent of the Secured Obligations or any other Obligations of any other Loan Party under or in respect of the Loan Documents, and a separate action or actions may be brought and prosecuted against each Grantor to enforce this Agreement, irrespective of whether any action is brought against such Grantor or any other Loan Party or whether such Grantor or any other Loan Party is joined in any such action or actions. All rights of the Collateral Agent and the other Secured Parties and the pledge, assignment and security interest hereunder, and all obligations of each Grantor hereunder, shall be irrevocable, absolute and unconditional irrespective of, and each Grantor hereby irrevocably waives (to the maximum extent permitted by applicable law) any defenses it may now have or may hereafter acquire in any way relating to, any or all of the following:

            (a) any lack of validity or enforceability of any Loan Document or any other agreement or instrument relating thereto;

            (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations or any other Obligations of any other Loan Party under or in respect of the Loan Documents or any other amendment or waiver of or any consent to any departure from any Loan Document, including, without limitation, any increase in the Secured Obligations resulting from the extension of additional credit to any Loan Party or any of its Subsidiaries or otherwise;

            (c) any taking, exchange, release or non-perfection of any Collateral or any other collateral, or any taking, release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured Obligations;

            (d) any manner of application of any Collateral or any other collateral, or proceeds thereof, to all or any of the Secured Obligations, or any manner of sale or other disposition of any Collateral or any other collateral for all or any of the Secured Obligations or any other Obligations of any other Loan Party under or in respect of the Loan Documents or any other assets of any Loan Party or any of its Subsidiaries;

            (e) any change, restructuring or termination of the corporate structure or existence of any Loan Party or any of its Subsidiaries;

            (f) any failure of any Secured Party to disclose to any Loan Party any information relating to the business, condition (financial or otherwise), operations, performance, assets, nature of assets, liabilities or prospects of any other Loan Party now or hereafter known to such Secured Party (each Grantor waiving any duty on the part of the Secured Parties to disclose such information);

            (g) the failure of any other Person to execute this Agreement or any other Collateral Document, guaranty or agreement or the release or reduction of liability of any Grantor or other grantor or surety with respect to the Secured Obligations; or


                                     D-1-27

            (h) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by any Secured Party that might otherwise constitute a defense available to, or a discharge of, such Grantor or any other Grantor or a third party grantor of a security interest.

This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Secured Obligations is rescinded or must otherwise be returned by any Secured Party or by any other Person upon the insolvency, bankruptcy or reorganization of any Loan Party or otherwise, all as though such payment had not been made.

            Section 28. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of an original executed counterpart of this Agreement.

            Section 29. The Mortgages. In the event that any of the Collateral hereunder is also subject to a valid and enforceable Lien under the terms of any Mortgage and the terms of such Mortgage are inconsistent with the terms of this Agreement, then with respect to such Collateral, the terms of such Mortgage shall be controlling in the case of fixtures and real estate leases, letting and licenses of, and contracts and agreements relating to the lease of, real property, and the terms of this Agreement shall be controlling in the case of all other Collateral.

            Section 30. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.


                                     D-1-28

            IN WITNESS WHEREOF, each Grantor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.



                                               PACIFICARE HEALTH SYSTEMS, INC.
                                                  a Delaware corporation
                                               By
                                                  ------------------------------
                                                  Title:
Address for Notices:


3120 Lake Center Drive
Santa Ana, CA 92704




                                               PACIFICARE eHOLDINGS, INC.
                                               a California corporation

                                               By
                                                  ------------------------------
                                                  Title:
Address for Notices:

3120 Lake Center Drive
Santa Ana, CA 92704





                                     D-1-29

                                               SENIORCO, INC.
                                               a Delaware corporation

                                               By
                                                  ------------------------------
                                                  Title:
Address for Notices:

3120 Lake Center Drive
Santa Ana, CA 92704

                                               RxCONNECT ACQUISITION CORPORATION
                                               a California corporation

                                               By
                                                  ------------------------------
                                                  Title:

Address for Notices:

3120 Lake Center Drive
Santa Ana, CA 92704

                                               Rx SOLUTIONS, INC.
                                               a California corporation

                                               By
                                                  ------------------------------
                                                  Title:
Address for Notices:

3515 Harbor Boulevard
Costa Mesa, CA 92626



                                               PACIFICARE BEHAVIORAL
                                               HEALTH, INC.
                                               a Delaware corporation

                                               By
                                                  ------------------------------
                                                  Title:
Address for Notices:

23046 Avenida de la Carlotta #700
Laguna Hills, CA 92653



                                     D-1-30

                                               SECUREHORIZONS USA, INC.
                                               a California corporation

                                               By
                                                  ------------------------------
                                                  Title:
Address for Notices:

3120 Lake Center Drive
Santa Ana, CA 92704

                                               PACIFICARE VENTURES, INC.
                                               a California corporation

                                               By
                                                  ------------------------------
                                                  Title:
Address for Notices:

5995 Plaza Drive
Cypress, CA 90630


                                     D-1-31

                                                              EXHIBIT D-2 TO THE
                                                            AMENDED AND RESTATED
                                                                CREDIT AGREEMENT






                  FORM OF SHARED COLLATERAL SECURITY AGREEMENT


                              Dated August 20, 2001

                                      From

                         The Grantor referred to herein

                                   as Grantor

                                       to

                            WILMINGTON TRUST COMPANY

                              as Corporate Trustee

                                       and

                                DAVID A. VANASKEY

                              as Individual Trustee

                        T A B L E   O F   C O N T E N T S


SECTION                                                                                  PAGE
Section 1.   Grant of Security                                                            2

Section 2.   Security for Obligations                                                     7

Section 3.   Grantor Remains Liable                                                       7

Section 4.   Delivery and Control of Security Collateral                                  7

Section 5.   Maintaining the Grantor Shared Collateral Account                            9

Section 6.   Investing of Amounts in the Grantor Shared Collateral Account                9

Section 7.   Release of Amounts                                                           9

Section 8.   Representations and Warranties                                               9

Section 9.   Further Assurances                                                           13

Section 10.   As to Equipment and Inventory                                               14

Section 11.   Insurance                                                                   15

Section 12.   Place of Perfection; Records; Collection of Receivables                     16

Section 13.   As to Intellectual Property Collateral                                      17

Section 14.   Voting Rights; Dividends; Etc                                               18

Section 15.   As to the Assigned Agreements                                               20



                                     D-2-i

Section 16.   Payments Under the Assigned Agreements                                      20

Section 17.   Transfers and Other Liens; Additional Shares                                20

Section 18.   Collateral Trustees May Perform                                             21

Section 19.   Remedies                                                                    21

Section 20.   Indemnity and Expenses                                                      23

Section 21.   Amendments; Waivers; Etc                                                    24

Section 22.   Notices; Etc                                                                24

Section 23.   Continuing Security Interest; Assignments of Secured Indebtedness           24

Section 24.   Release; Termination                                                        25

Section 25.   Security Interest Absolute                                                  25

Section 26.   Execution in Counterparts                                                   25

Section 27.   Governing Law                                                               25


Schedules

Schedule I     -   Pledged Shares and Pledged Debt
Schedule II    -   Assigned Agreements
Schedule III   -   Locations of Equipment and Inventory
Schedule IV    -   Chief Executive Office and Federal Tax Identification Number
Schedule V     -   Patents, Trademarks and Trade Names, Copyrights and Licenses


Exhibits

Exhibit A      -   Form of Consent and Agreement
Exhibit B      -   Form of Intellectual Property Security Agreement
Exhibit C      -   Form of Intellectual Property Security Agreement Supplement


                                     D-2-ii

                      SHARED COLLATERAL SECURITY AGREEMENT


           SHARED COLLATERAL SECURITY AGREEMENT dated August 20, 2001 made by PACIFICARE HEALTH PLAN ADMINISTRATORS, INC., an Indiana corporation (the "GRANTOR"), to WILMINGTON TRUST COMPANY, a Delaware banking corporation, not in its individual capacity but solely as corporate trustee (together with any successor corporate trustee appointed pursuant to Article VII of the Collateral Trust Agreement (as hereinafter defined), the "CORPORATE TRUSTEE") , and DAVID
A. VANASKEY, an individual residing in the State of Delaware not in his individual capacity but solely as individual trustee (together with any successor individual trustee appointed pursuant to Article VII of the Collateral Trust Agreement, the "INDIVIDUAL TRUSTEE"; and, together with the Corporate Trustee, the "COLLATERAL TRUSTEES"), as trustees under the Collateral Trust Agreement dated August 20, 2001 (as such agreement may be amended, supplemented or otherwise modified hereafter from time to time, the "COLLATERAL TRUST AGREEMENT") among the Grantor and the Collateral Trustees.

           PRELIMINARY STATEMENTS.

           (1) PacifiCare Health Systems, Inc., a Delaware corporation (the "BORROWER") has entered into an Amended and Restated Credit Agreement dated as of August 20, 2001 (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"; terms defined therein and not otherwise defined herein shall have the meanings specified therein) with the banks and other financial institutions party thereto (the "LENDERS"), Banc of America Securities LLC ("BANC OF AMERICA SECURITIES"), as co-lead arranger, and Bank of America, N.A., as Administrative Agent (together with any successor administrative agent appointed pursuant to Article VII of the Credit Agreement, the "ADMINISTRATIVE AGENT") for the Lenders thereunder. It is a condition precedent to the effectiveness of the Credit Agreement that the Grantor shall have granted to the Collateral Trustees the pledge and assignment of, and the lien and security interest in, certain property and assets of the Grantor pursuant to the Shared Collateral Documents.

           (2) The Grantor has issued 7% Senior Notes due 2003 (as amended, supplemented or otherwise modified and in effect on the date hereof and as the same may hereafter be further amended, modified, extended, renewed, replaced, restated or supplemented from time to time pursuant to the terms thereof, the "7% NOTES") pursuant to that certain Indenture dated as of September 22, 1993 (as amended, supplemented or otherwise modified and in effect on the date hereof and as the same may be further amended, modified, extended, renewed, replaced, restated or supplemented from time to time pursuant to the terms thereof, the "7% NOTES INDENTURE", together with the 7% Notes, the "EXISTING INDEBTEDNESS AGREEMENTS").

           (3) Pursuant to the 7% Notes Indenture, the Grantor has agreed not to incur, and not to permit certain of its Subsidiaries to incur, certain Liens (as therein defined) upon any of its property or assets to secure certain Indebtedness (as therein defined) without making effective provision whereby the obligations under the Existing Indebtedness Agreements shall be secured equally and ratably with the Indebtedness secured by such Liens for so long as such Indebtedness shall be so secured.


                                     D-2-1

           (4) The Collateral Trustees have agreed, pursuant to the terms of the Collateral Trust Agreement, to accept the pledge and assignment, and the grant of a security interest, under this Agreement as security for the Secured Obligations.

           (5) It is a condition precedent to the making of Advances by the Lenders under the Credit Agreement that the Grantor shall have granted the assignment and security interest and made the pledge and assignment contemplated by this Agreement.

           (6) Capitalized terms not otherwise defined in this Agreement have the same meanings as specified in the Collateral Trust Agreement. Further, unless otherwise defined in this Agreement or in the Collateral Trust Agreement, terms defined in Article 8 or Revised Article 9 of the Uniform Commercial Code in effect in the State of New York ("N.Y. UNIFORM COMMERCIAL CODE") and/or in the Federal Book Entry Regulations (as defined below) are used in this Agreement as such terms are defined in such Article 8 or 9 and/or the Federal Book Entry Regulations. "UCC" means the Uniform Commercial Code as in effect, from time to time, in the state of New York, provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, "UCC" means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority. The term "FEDERAL BOOK ENTRY REGULATIONS" means (a) the federal regulations contained in Subpart B ("TREASURY/RESERVE AUTOMATED DEBT ENTRY SYSTEM (TRADES)") governing book-entry securities consisting of U.S. Treasury bonds, notes and bills and Subpart D ("ADDITIONAL PROVISIONS") of 31 C.F.R. Part 357, 31 C.F.R. Section 357.2, Section 357.10 through Section 357.14 and Section 357.41 through Section 357.44 and (b) to the extent substantially identical to the federal regulations referred to in clause (a) above (as in effect from time to time), the federal regulations governing other book-entry securities.

           NOW, THEREFORE, in consideration of the premises and in order to induce the Lenders to make Advances and issue Letters of Credit under the Credit Agreement from time to time, the Grantor hereby agrees with the Collateral Trustees for their benefit and in trust for the ratable benefit of the Representatives and the Secured Holders as follows:

           Section 1. Grant of Security. The Grantor hereby assigns and pledges to the Collateral Trustees for their benefit and in trust for the equitable and ratable benefit of the Representatives and the Secured Holders, and hereby grants to the Collateral Trustees for their benefit and in trust for the equitable and ratable benefit of the Representatives and the Secured Holders a lien on and security interest in, the Grantor's right, title and interest in and to the following, in each case, as to each type of property described below, whether now owned or hereafter acquired by the Grantor, wherever located, and whether now or hereafter existing or arising (collectively, the "COLLATERAL"):

                (a) all equipment in all of its forms, all fixtures and all parts thereof and all accessions thereto (any and all such equipment, fixtures, parts and accessions being the "EQUIPMENT");



                                     D-2-2

                (b) all inventory in all of its forms (including, but not limited to raw materials and work in process therefor, finished goods thereof and materials used or consumed in the manufacture, production, preparation or shipping thereof, goods in which the Grantor has an interest in mass or a joint or other interest or right of any kind (including, without limitation, goods in which the Grantor has an interest or right as consignee) and goods that are returned to or repossessed or stopped in transit by the Grantor), and all accessions thereto and products thereof and documents therefor (any and all such inventory, accessions, products and documents being the "INVENTORY");

                (c) all accounts, chattel paper, instruments, deposit accounts, general intangibles and other obligations of any kind, whether or not arising out of or in connection with the sale or lease of goods or the rendering of services and whether or not earned by performance, and all rights now or hereafter existing in and to all security agreements, leases and other contracts securing or otherwise relating to any such accounts, chattel paper, instruments, deposit accounts, general intangibles or obligations (any and all such accounts, chattel paper, instruments, deposit accounts, general intangibles and obligations, to the extent not referred to in clause (d), (e) or (f) below, being the "RECEIVABLES", and any and all such security agreements, leases and other contracts being the "RELATED CONTRACTS");

                (d) the following (the "SECURITY COLLATERAL"):

                        (i) the shares of stock set forth opposite the Grantor's
                name on and as otherwise described in Part I of Schedule I hereto and issued by the corporations named therein (the "INITIAL PLEDGED SHARES") and the certificates, if any, representing the Initial Pledged Shares, and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Initial Pledged Shares;

                        (ii) the indebtedness set forth opposite the Grantor's
                name on and as otherwise described in Part II of Schedule I hereto and issued by the obligors named therein (the "INITIAL PLEDGED DEBT") and the instruments, if any, evidencing the Initial Pledged Debt, and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Initial Pledged Debt;

                        (iii) all additional shares of stock from time to time
                acquired by the Grantor in any manner (other than any shares held by the Grantor in any HMO Subsidiary or Insurance Subsidiary for which approval for the pledge of such shares has not been granted as set forth in Section 5.01(i) of the Credit Agreement) (such shares, together with the Initial Pledged Shares, being the "PLEDGED SHARES"), and the certificates, if any, representing such additional shares, and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares;



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

                        (iv) all additional indebtedness from time to time owed
                to the Grantor (such indebtedness, together with the Initial Pledged Debt, being the "PLEDGED DEBT") and the instruments, if any, evidencing such indebtedness, and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness; and

                        (v) all other investment property (including, without
                limitation, all (A) securities, whether certificated or uncertificated, (B) security entitlements, (C) securities accounts, (D) commodity contracts and (E) commodity accounts) in which the Grantor has now, or acquires from time to time hereafter, any right, title or interest in any manner, and the certificates or instruments, if any, representing or evidencing such investment property, and all dividends, interest, distributions, value, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such investment property;

                (e) each of the agreements listed on Schedule II hereto, as such agreements may be amended, amended and restated, supplemented or otherwise modified from time to time (collectively, the "ASSIGNED AGREEMENTS"), including, without limitation, (i) all rights of the Grantor to receive moneys due and to become due under or pursuant to the Assigned Agreements, (ii) all rights of the Grantor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Assigned Agreements, (iii) claims of the Grantor for damages arising out of or for breach of or default under the Assigned Agreements and (iv) the right of the Grantor to terminate the Assigned Agreements, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder (all such Collateral being the "AGREEMENT COLLATERAL");

                (f) the following (collectively, the "ACCOUNT COLLATERAL"):

                        (i) the non-interest bearing cash collateral account
                entitled "No. 55859-0" (the "GRANTOR SHARED COLLATERAL ACCOUNT") that has been established with the Corporate Trustee at its offices at its corporate trust department in the State of Delaware and is, and shall at all times remain, under the sole dominion and control of the Corporate Trustee, all funds held therein and all certificates and instruments, if any, from time to time representing or evidencing the Grantor Shared Collateral Account;

                        (ii) all deposit accounts of the Grantor from time to
                time, all funds held therein and all certificates and instruments, if any, from time to time representing or evidencing such deposit accounts;

                        (iii) all notes, certificates of deposit, checks and
                other instruments from time to time delivered to or otherwise possessed by the Collateral Trustees for or on behalf of the Grantor, including, without limitation, those delivered or possessed in substitution for or in addition to any or all of the then existing Account Collateral; and



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

                        (iv) all interest, dividends, cash, instruments and
                other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing Account Collateral;

                (g) the following (collectively, the "INTELLECTUAL PROPERTY COLLATERAL"):

                        (i) all United States, international and foreign
                patents, patent applications and statutory invention registrations, including, without limitation, the patents and patent applications set forth in Schedule V hereto (as such Schedule V may be supplemented from time to time by supplements to this Agreement, each such supplement being in substantially the form of Exhibit C hereto (an "IP SECURITY AGREEMENT SUPPLEMENT"), executed and delivered by the Grantor to the Collateral Trustees from time to time), together with all reissues, divisions, continuations, continuations-in-part, extensions and reexaminations thereof, all inventions therein, all rights therein provided by international treaties or conventions and all improvements thereto, and all other rights of any kind whatsoever of the Grantor accruing thereunder or pertaining thereto (the "PATENTS");

                        (ii) all trademarks (including, without limitation,
                service marks), certification marks, collective marks, trade dress, logos, domain names, product configurations, trade names, business names, corporate names and other source identifiers, whether or not registered, whether currently in use or not, including, without limitation, all common law rights and registrations and applications for registration thereof, including, without limitation, the trademark registrations and trademark applications set forth in Schedule V hereto (as such Schedule V may be supplemented from time to time by IP Security Agreement Supplements executed and delivered by the Grantor to the Collateral Trustees from time to time), and all other marks registered in the U.S. Patent and Trademark Office or in any office or agency of any State or Territory of the United States or any foreign country (but excluding any United States intent-to-use trademark application prior to the filing and acceptance of a Statement of Use or an Amendment to allege use in connection therewith to the extent that a valid security interest may not be taken in such an intent-to-use trademark application under applicable law), and all rights therein provided by international treaties or conventions, all reissues, extensions and renewals of any of the foregoing, together in each case with the goodwill of the business connected therewith and symbolized thereby, and all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of the Grantor accruing thereunder or pertaining thereto (the "TRADEMARKS");

                        (iii) all copyrights, copyright applications, copyright
                registrations and like protections in each work of authorship, whether statutory or common law, whether published or unpublished, any renewals or extensions thereof, all copyrights of works based on, incorporated in, derived from, or relating to works covered by such copyrights, including, without limitation, the copyright registrations and copyright applications set forth in Schedule V hereto (as such



                                     D-2-5

                Schedule V may be supplemented from time to time by IP Security Agreement Supplements executed and delivered by the Grantor to the Collateral Trustees from time to time), together with all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of the Grantor accruing thereunder or pertaining thereto (the "COPYRIGHTS");

                        (iv) all confidential and proprietary information,
                including, without limitation, know-how, trade secrets, manufacturing and production processes and techniques, inventions, research and development information, technical data, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information (the "TRADE SECRETS");

                        (v) all computer software programs and databases
                (including, without limitation, source code, object code and all related applications and data files), firmware, and documentation and materials relating thereto, and all rights with respect to the foregoing, together with any and all options, warranties, service contracts, program services, test rights, maintenance rights, improvement rights, renewal rights and indemnifications and any substitutions, replacements, additions or model conversions of any of the foregoing (the "COMPUTER SOFTWARE");

                        (vi) all license agreements, permits, authorizations and
                franchises, whether with respect to the Patents, Trademarks, Copyrights, Trade Secrets or Computer Software, or with respect to the patents, trademarks, copyrights, trade secrets, computer software or other proprietary right of any other Person, including, without limitation, the material license agreements set forth in Schedule V hereto (as such Schedule V may be supplemented from time to time by IP Security Agreement Supplements executed and delivered by the Grantor to the Collateral Trustees from time to time), and all income, royalties and other payments now or hereafter due and/or payable with respect thereto, subject, in each case, to the terms of such license agreements, permits, authorizations and franchises, (the "LICENSES"); and

                        (vii) any and all claims for damages for past, present
                and future infringement, misappropriation or breach with respect to the Patents, Trademarks, Copyrights, Trade Secrets, Computer Software or Licenses, with the right, but not the obligation, to sue for and collect, or otherwise recover, such damages;

                (h) all proceeds of, collateral for and supporting obligations relating to, any and all of the Collateral (including, without limitation, proceeds, collateral and supporting obligations that constitute property of the types described in clauses (a) through (g) of this Section 1 and this clause (h)) and, to the extent not otherwise included, all (i) payments under insurance (whether or not the Collateral Trustees are the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral and (ii) cash.



                                     D-2-6

Notwithstanding the foregoing provisions of this Section 1, the grant of a security interest as provided herein shall not extend to, and the term "Collateral" shall not include, as to the Grantor: (1) any accounts, contracts, licenses or other general intangibles of the Grantor, or any permits, instruments, or chattel paper of the Grantor, if and to the extent such account, contract, license, general intangible, permit, instrument or chattel paper contains restrictions on assignments and the creation of Liens (as defined in the Credit Agreement), or under which such an assignment or Lien would cause a default to occur under such account, contract, license, general intangible, permit, instrument or chattel paper (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-407 or 9-408 of Revised
Article 9 of the New York Uniform Commercial Code); provided that immediately upon the ineffectiveness, lapse or termination of any such provision, the Collateral shall include, and the Grantor shall be deemed to have granted a security interest in, all such right, title and interests as if such provision had never been in effect; (2) any intent to use application at the U.S. Patent and Trademark Office with respect to intellectual property to the extent an assignment for security purposes would void the same ; (3) more than 66% of the outstanding voting stock of any CFC (as defined in the Credit Agreement); and
(4) any governmental permit or franchise that prohibits Liens on or collateral assignments of such permit or franchise.

           Section 2. Security for Obligations. This Agreement secures the payment of all of the Secured Obligations of the Grantor, as such term is defined in the Collateral Trust Agreement.

           Section 3. Grantor Remains Liable. Anything herein to the contrary notwithstanding, (a) the Grantor shall remain liable under the contracts and agreements included in the Grantor's Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Collateral Trustees of any of the rights hereunder shall not release the Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral and (c) none of the Collateral Trustees, any Representative or any Secured Holder shall have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement or any of the other Shared Collateral Documents, nor shall any of the Collateral Trustees, any Representative or any Secured Holder be obligated to perform any of the obligations or duties of the Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder or thereunder.

           Section 4. Delivery and Control of Security Collateral. (a) All certificates or instruments representing or evidencing Security Collateral shall be delivered to and held by or on behalf of the Collateral Trustees pursuant to this Agreement and the other Shared Collateral Documents and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Collateral Trustees. The Collateral Trustees shall have the right, upon the occurrence and during the continuance of an Actionable Default, to transfer to or to register in the name of the Collateral Trustees or any of their nominees any or all of the Security Collateral, subject only to the revocable rights specified in Section 14(a) hereof; provided, however, that the exercise of any such rights by the Collateral Trustees with respect to Pledged Shares or Pledged Debt issued by any HMO Subsidiary or Insurance Subsidiary shall be subject to obtaining the prior written approval of the applicable HMO Regulator or Insurance Regulator where such



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

approval is required for the Collateral Trustees to exercise such rights under the applicable Governmental Rules. In addition, the Collateral Trustees shall have the right at any time to exchange certificates or instruments representing or evidencing Security Collateral for certificates or instruments of smaller or larger denominations.

           (b) With respect to any Security Collateral in which the Grantor has any right, title or interest and that constitutes an uncertificated security, the Grantor will cause the issuer thereof either (i) to register the Collateral Trustees as the registered owner, for the purpose of security, of such security or (ii) to agree in an authenticated record with the Grantor and the Collateral Trustees that such issuer will comply with instructions with respect to such security originated by the Collateral Trustees without further consent of the Grantor, such authenticated record to be in form and substance reasonably satisfactory to the Collateral Trustees.

           (c) With respect to any Security Collateral in which the Grantor has any right, title or interest and that constitutes a security entitlement, the Grantor will cause the securities intermediary with respect to such security entitlement either (i) to identify in its records the Collateral Trustees as the entitlement holder of such security entitlement against such securities intermediary or (ii) to agree in an authenticated record with the Grantor and the Collateral Trustees that such securities intermediary will comply with entitlement orders (that is, notifications communicated to such securities intermediary directing transfer or redemption of the financial asset to which the Grantor has a security entitlement) originated by the Collateral Trustees without further consent of the Grantor, such authenticated record to be in form and substance reasonably satisfactory to the Collateral Trustees (such agreement being a "SECURITIES ACCOUNT CONTROL AGREEMENT").

           (d) With respect to any Security Collateral in which the Grantor has any right, title or interest and that constitutes a commodity contract, the Grantor shall cause the commodity intermediary with respect to such commodity contract to agree in an authenticated record with the Grantor and the Collateral Trustees that such commodity intermediary will apply any value distributed on account of such commodity contract as directed by the Collateral Trustees without further consent of the Grantor, such authenticated record to be in form and substance reasonably satisfactory to the Collateral Trustees (such agreement being a "COMMODITY ACCOUNT CONTROL AGREEMENT", and all such authenticated records, together with all Securities Account Control Agreements being, collectively, "CONTROL AGREEMENTS").

           (e) The Grantor will not change or add any securities intermediary or commodity intermediary that maintains any securities account or commodity account in which any of the Collateral is credited or carried, or change or add any such securities account or commodity account, in each case without first complying with the above provisions of this Section 4 in order to perfect the security interest granted hereunder in such Collateral.

The Collateral Trustees shall not provide any directions to, or deliver any instructions or entitlement orders to any issuer, securities intermediary or commodity intermediary pursuant to this Section 4 unless an Actionable Default has occurred and is continuing. Furthermore, the Collateral Trustees shall promptly rescind such direction, instruction or entitlement order and notify such parties at any time when no Actionable Default has occurred and is continuing.



                                     D-2-8

           Section 5. Maintaining the Grantor Shared Collateral Account. So long as any Advance or any other Obligation (as defined in the Credit Agreement) of any Loan Party (as defined in the Credit Agreement) under any Loan Document (as defined in the Credit Agreement) shall remain unpaid, any Letter of Credit (as defined in the Credit Agreement) shall be outstanding, any Lender shall have any commitment under the Credit Agreement or any 7% Notes shall be outstanding:

           (a) The Grantor will maintain the Grantor Shared Collateral Account with the Corporate Trustee at its offices at its corporate trust department in the State of Delaware in accordance with the terms of this Agreement.

           (b) It shall be a term and condition of the Grantor Shared Collateral Account, notwithstanding any term or condition to the contrary in any other agreement relating to the Grantor Shared Collateral Account, and except as otherwise provided by the provisions of Sections 7 and 19, that no amount (including interest on Cash Equivalents credited thereto) will be paid or released to or for the account of, or withdrawn by or for the account of, the Grantor or any other Person from the Grantor Shared Collateral Account.

           Section 6. Investing of Amounts in the Grantor Shared Collateral Account. The Corporate Trustee will, subject to the provisions of Sections 7 and 19, from time to time (a) invest amounts received with respect to the Grantor Shared Collateral Account in such Cash Equivalents credited to the Grantor Shared Collateral Account, as the Grantor may select and the Corporate Trustee may approve and (b) invest interest paid on the Cash Equivalents referred to in clause (a) above, and reinvest other proceeds of any such Cash Equivalents that may mature or be sold, in each case in such Cash Equivalents credited to the Grantor Shared Collateral Account, as the Grantor may select and the Corporate Trustee may approve. Interest and proceeds that are not invested or reinvested in Cash Equivalents as provided above shall be deposited and held in the Grantor Shared Collateral Account. In addition, the Corporate Trustee shall have the right at any time to exchange such Cash Equivalents for similar Cash Equivalents of smaller or larger denominations, or for other Cash Equivalents, credited to the Grantor Shared Collateral Account.

           Section 7. Release of Amounts. So long as no Actionable Default shall have occurred and be continuing, the Corporate Trustee will from time to time pay and release to the Grantor or at its order or, at the request of the Grantor, to the Administrative Agent to be applied to the Obligations of the Grantor under the Loan Documents, such amount, if any, as is then on deposit in the Grantor Shared Collateral Account, to the extent permitted to be released under the terms of the Credit Agreement and the other Secured Agreements.

           Section 8. Representations and Warranties. The Grantor represents and warrants as follows:

           (a) The Grantor's exact legal name, as defined in Section 9-503(a) of the UCC, is correctly set forth on the signature pages of this Agreement. The Grantor is an organization of the type specified on the signature pages of this Agreement and is organized under the laws of the jurisdiction specified on the signature pages of this Agreement.



                                     D-2-9

           (b) All of the Equipment and Inventory (other than Equipment and Inventory constituting mobile goods and Equipment and Inventory in transit in the ordinary course of business) of the Grantor are located at the places specified therefor in Schedule III hereto, as such Schedule III may be amended from time to time pursuant to Section 10(a). The chief executive office of the Grantor and the original copies of each Assigned Agreement and Related Contract to which the Grantor is a party and all originals of all chattel paper that evidence Receivables of the Grantor, are located at the address specified therefor in Schedule IV hereto, as such Schedule IV may be amended from time to time pursuant to Section 12(a). The Grantor is located (within the meaning of Section 9-307 of the UCC) in the state or jurisdiction set forth in Schedule IV hereto. The Grantor's federal tax identification number is set forth opposite the Grantor's name in Schedule IV hereto. All Security Collateral consisting of certificated securities and instruments have been delivered to the Collateral Trustees. Original copies of each Assigned Agreement and all originals of all chattel paper that evidence Receivables have been delivered to the Collateral Trustees, in each case to the extent that delivery thereof to the Collateral Trustees is required under Section 4. None of the Receivables or Agreement Collateral is evidenced by a promissory note or other instrument that has not been delivered to the Collateral Trustees.

           (c) The Grantor is the legal and beneficial owner of the Collateral of the Grantor free and clear of any Lien, claim, option or right of others, except for the security interest created under this Agreement or permitted under the Credit Agreement. No effective financing statement or other instrument similar in effect covering all or any part of such Collateral or listing the Grantor or any trade name of the Grantor as debtor is on file in any recording office, except such as may have been filed in favor of the Collateral Trustees relating to the Loan Documents or as otherwise permitted under the Credit Agreement. The Grantor has the trade names listed on Schedule V hereto.

           (d) The Grantor has exclusive possession and control of the Equipment and Inventory other than Inventory or Equipment stored at any leased premises or warehouse (which leased premises or warehouse is so indicated by an asterisk on Schedule III hereto, as such Schedule III may be amended from time to time pursuant to Section 10(a)).

           (e) The Pledged Shares pledged by the Grantor hereunder have been duly authorized and validly issued and are fully paid and non-assessable. The Pledged Debt issued by the Grantor and pledged by the Grantor hereunder, and, to the best of the Grantor's knowledge, any Pledged Debt issued by a third party and pledged hereunder, has been duly authorized, authenticated or issued and delivered, is the legal, valid and binding obligation of the issuers thereof, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law is evidenced by one or more promissory notes (which notes have been delivered to the Collateral Trustees) and is not in default.

           (f) The Initial Pledged Shares constitute the percentage of the issued and outstanding shares of stock of the issuers thereof indicated on
Schedule I hereto as of the date hereof. The Initial Pledged Debt constitutes all of the outstanding indebtedness owed to the Grantor by the issuers thereof and is outstanding, as of the date hereof, in the principal amount indicated on
Schedule I hereto as of the date hereof.



                                     D-2-10

           (g) All of the investment property owned by the Grantor as of the date hereof is listed on Schedule I hereto.

           (h) The Assigned Agreements to which the Grantor is a party, true and complete copies of which have been furnished to the Collateral Trustees, have been duly authorized, executed and delivered by all parties thereto, have not been amended, amended and restated, supplemented or otherwise modified, are in full force and effect and are binding upon and enforceable against the Grantor, and to the Grantor's knowledge all parties thereto in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. There exists no default under any Assigned Agreement to which the Grantor is a party by any party thereto. Other than the Grantor, each party to the Assigned Agreements listed on Schedule II hereto which requires such parties' consent for assignment and to which the Grantor is a party has executed and delivered to the Grantor a consent, in substantially the form of Exhibit A hereto or otherwise in form and substance satisfactory to the Collateral Trustees, to the assignment of the Agreement Collateral to the Collateral Trustees pursuant to this Agreement.

           (i) All filings and other actions necessary other than the delivery of the original title certificates to motor vehicles or reasonably desirable to perfect and protect the security interest in the Collateral of the Grantor created under this Agreement have been or are concurrently herewith being duly made or taken and are in full force and effect, and this Agreement creates in favor of the Collateral Trustees for the benefit of the Collateral Trustees a valid and, together with such filings and other actions, perfected first priority security interest in the Collateral of the Grantor, securing the payment of the Secured Obligations.

           (j) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for (i) the grant by the Grantor of the assignment, pledge and security interest granted hereunder or for the execution, delivery or performance of this Agreement and the other Shared Collateral Documents by the Grantor, except for the pledge of any stock held in any HMO Subsidiary or Insurance Subsidiary pledged pursuant to Section 5.01(i) of the Credit Agreement, for which approval has been obtained, (ii) the perfection or maintenance of the assignment, pledge and security interest created hereunder and under the other Shared Collateral Documents (including the first priority nature of such assignment, pledge or security interest), except for the filing of financing and continuation statements under the Uniform Commercial Code, which financing statements upon due filing will be in full force and effect, the recordation of the Intellectual Property Security Agreements referred to in
Section 13(f) with the U.S. Patent and Trademark Office and the U.S. Copyright Office, and the actions described in Section 4 with respect to the Security Collateral, and the delivery of the original title certificates to motor vehicles or (iii) for the exercise by the Collateral Trustees of their voting or other rights provided for in this Agreement and the other Shared Collateral Documents or the remedies in respect of the Collateral pursuant to this Agreement and the other Shared Collateral Documents, except as may be required in connection with the disposition of any portion of the Security Collateral by laws affecting the offering and sale of securities generally and except as may be required in connection with the exercise of any foreclosure, voting, assignment or other rights or remedies in respect of the stock of any HMO Subsidiary or Insurance Subsidiary, including, but not limited



                                     D-2-11
to, obtaining the written approval of the applicable HMO Regulator or Insurance Regulator prior to the exercise by the Collateral Trustees of their foreclosure, voting, assignment or other rights with respect to any Pledged Shares or Pledged Debt issued by any HMO Subsidiary or Insurance Subsidiary or any Assigned Agreement to which any HMO Subsidiary or Insurance Subsidiary is a party.

           (k) The Inventory that has been produced or distributed by the Grantor has been produced in compliance with all material requirements of applicable law, including, without limitation, the Fair Labor Standards Act.

           (l) As to itself and its Intellectual Property Collateral:

           (i) To the best of the Grantor's knowledge, the rights of the Grantor in or to the Intellectual Property Collateral do not conflict with, misappropriate or infringe upon the intellectual property rights of any third party, and no written claim has been asserted that the use of such Intellectual Property Collateral does or may infringe upon the intellectual property rights of any third party.

           (ii) The Grantor is the exclusive owner or non-exclusive licensee of the entire and unencumbered right, title and interest in and to the Intellectual Property Collateral and is entitled to use all such Intellectual Property Collateral without limitation, subject only to the license terms of the Licenses.

           (iii) The Intellectual Property Collateral set forth on Schedule V hereto includes all of the patents, patent registrations, patent applications, trademark registrations and applications, copyright registrations and applications and Licenses owned by the Grantor.

           (iv) The Intellectual Property Collateral is subsisting and has not been adjudged invalid or unenforceable in whole or part, and to the best of the Grantor's knowledge, is valid and enforceable. The Grantor is not aware of any uses of any item of Intellectual Property Collateral that would reasonably be expected to lead to such item becoming invalid or unenforceable.

           (v) The Grantor has made or performed all filings, recordings and other acts and has paid all required fees and taxes to maintain and protect its interest in each and every item of Intellectual Property Collateral in full force and effect, and to protect and maintain its interest therein including, without limitation, recordations of any of its interests in the Patents and Trademarks with the U.S. Patent and Trademark Office, except with respect to any items of Intellectual Property Collateral which the Grantor, in the reasonable exercise of its business judgment, deems not be material to the ongoing business of the Grantor. The Grantor has used proper statutory notice in connection with its use of each patent, trademark and copyright of the Intellectual Property Collateral.

           (vi) No action, suit, investigation, litigation or proceeding has been asserted or is pending or threatened against the Grantor (i) based upon or challenging or seeking to deny or restrict the use of any of the Intellectual Property Collateral, or (ii) alleging that any services provided by, processes used by, or products manufactured or sold by, the



                                     D-2-12

     Grantor infringe upon or misappropriate any material item of patent, trademark, copyright or any other proprietary right of any third party. To the best of the Grantor's knowledge, no Person is engaging in any activity that infringes upon or misappropriates the Intellectual Property Collateral or upon the rights of the Grantor therein. Except as set forth on Schedule V hereto, the Grantor has not granted any license, release, covenant not to sue, non-assertion assurance, or other right to any Person with respect to any material part of the Intellectual Property Collateral. The consummation of the transactions contemplated by the Transaction Documents will not result in the termination or material impairment of any material item of the Intellectual Property Collateral.

           (vii) With respect to each License material to the business of the
     Grantor: (A) such License is valid and binding and in full force and effect against the Grantor and, to the best of the Grantor's knowledge, each other Person party thereto and represents the entire agreement between the respective licensor and licensee with respect to the subject matter of such License; (B) such License will not cease to be valid and binding and in full force and effect on terms identical to those currently in effect as a result of the rights and interest granted herein, nor will the grant of such rights and interest constitute a breach or default under such License or otherwise give the licensor or licensee a right to terminate such License; (C) the Grantor has not received any notice of termination or cancellation under such License; (D) the Grantor has not received any notice of a breach or default under such License, which breach or default has not been cured; (E) the Grantor has not granted to any other third party any rights, adverse or otherwise, under such License, other than pursuant to a License set forth in Schedule V hereto; and (F) neither the Grantor nor to the best of the Grantor's knowledge, any other party to such License is in breach or default of such License in any material respect, and no event has occurred that, with notice or lapse of time or both, would constitute such a breach or default or permit termination, modification or acceleration under such License.

           Section 9. Further Assurances. (a) The Grantor agrees that from time to time, at the expense of the Grantor, the Grantor will promptly execute and deliver, or otherwise authenticate all further instruments and documents, and take all further action, that may be necessary or reasonably desirable, or that the Collateral Trustees may request, in order to perfect and protect any pledge, assignment or security interest granted or purported to be granted by the Grantor hereunder or to enable the Collateral Trustees to exercise and enforce their rights and remedies hereunder and under the other Shared Collateral Documents with respect to any Collateral of the Grantor. Without limiting the generality of the foregoing, the Grantor will promptly with respect to Collateral of the Grantor: (i) at the reasonable request of the Collateral Trustees, mark conspicuously each chattel paper included in Receivables, each Assigned Agreement and each of its records pertaining to such Collateral with a legend, in form and substance reasonably



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satisfactory to the Collateral Trustees, indicating that such chattel paper,
Assigned Agreement or Collateral is subject to the security interest granted hereby; provided, however, that no such legend shall be required if such Collateral is delivered to the Collateral Trustees pursuant to clause (ii) below; (ii) if any such Collateral shall be evidenced by a promissory note or other instrument or chattel paper, deliver and pledge to the Collateral Trustees hereunder such note or instrument or chattel paper duly indorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance reasonably satisfactory to the Collateral Trustees; (iii) execute or authenticate and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or reasonably desirable, or as the Collateral Trustees may reasonably request, in order to perfect and preserve the security interest granted or purported to be granted by the Grantor hereunder; (iv) deliver and pledge to the Collateral Trustees for the ratable benefit of the Representatives and the Secured Holders certificates representing Security Collateral that constitutes certificated securities, accompanied by undated stock or bond powers executed in blank; and
(v) deliver to the Collateral Trustees evidence that all other action that the Collateral Trustees may deem reasonably necessary or reasonably desirable in order to perfect and protect the security interest created by the Grantor under this Agreement and the other Shared Collateral Documents has been taken.

           (b) The Grantor hereby authorizes the Collateral Trustees to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral of the Grantor without the signature of the Grantor where permitted by law, which shall be filed by the Collateral Trustees upon the receipt of an instruction letter from the Administrative Agent requesting the taking of such action and attaching the form of financing statement. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

           (c) The Grantor will furnish to the Collateral Trustees from time to time statements and schedules further identifying and describing the Collateral of the Grantor and such other reports in connection with such Collateral as the Collateral Trustees may reasonably request, all in reasonable detail.

           Section 10. As to Equipment and Inventory. (a) The Grantor will keep the Equipment and Inventory of the Grantor (other than Inventory sold in the ordinary course of business, Equipment and Inventory constituting mobile goods or Equipment and Inventory in transit in the ordinary course of the Grantor's business) at the places therefor specified in Section 8(a) or, upon 30 days' prior written notice to the Collateral Trustees, at such other places in a jurisdiction where all action required by Section 9 shall have been taken with respect to such Equipment and Inventory (and, upon the taking of such action in such jurisdiction, Schedule III hereto shall be automatically amended to include such other places).

           (b) The Grantor will cause the Equipment of the Grantor to be maintained and preserved in the same condition, repair and working order as when new, ordinary wear and tear excepted, and in accordance with any manufacturer's manual, and will forthwith, or in the case of any loss or damage to any of such Equipment as soon as practicable after the occurrence thereof, make or cause to be made all repairs, replacements and other improvements in connection therewith that are necessary or reasonably desirable to such end.

           (c) The Grantor will pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including, without limitation, claims for labor, materials and supplies) against, the Equipment and Inventory of the Grantor, except to the extent payment thereof is not required by Section 5.01(b) of the Credit Agreement. In producing its Inventory, the Grantor will comply with all



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requirements of applicable law, including, without limitation, the Fair Labor
Standards Act, except where any such noncompliance would not be reasonably likely to result in a Material Adverse Effect.

           Section 11. Insurance. (a) The Grantor will, at its own expense, maintain insurance with respect to the Equipment and Inventory of the Grantor in such amounts, against such risks, in such form and with such insurers, as is customary with companies of a similar size and line of business and shall otherwise be reasonably satisfactory to the Collateral Trustees. Each policy of the Grantor for general liability insurance shall provide for the Collateral Trustees as additional insured, and each policy for property damage insurance shall provide for all losses (except for losses of less than $1,000,000 per occurrence) to be paid directly to the Collateral Trustees. Each such policy shall in addition (i) name the Grantor and the Collateral Trustees as insured parties thereunder (without any representation or warranty by or obligation upon the Collateral Trustees) as their interests may appear, (ii) contain the agreement by the insurer that any loss thereunder shall be payable to the Collateral Trustees, (iii) provide that there shall be no recourse against the Collateral Trustees for payment of premiums or other amounts with respect thereto and (iv) provide that at least 10 days' prior written notice of cancellation or of lapse shall be given to the Collateral Trustees by the insurer. The Grantor will, if so requested by the Collateral Trustees, deliver to the Collateral Trustees original or duplicate policies or certificates of such insurance provided by the insurance companies and, as often as the Collateral Trustees may reasonably request, a report of a reputable insurance broker with respect to such insurance. Further, the Grantor will, at the request of the Collateral Trustees, duly execute and deliver instruments of assignment of such insurance policies to comply with the requirements of Section 9 and use reasonable efforts to cause the insurers to acknowledge notice of such assignment.

           (b) Reimbursement under any liability insurance maintained by the Grantor pursuant to this Section 11 may be paid directly to the Person who shall have incurred liability covered by such insurance. In case of any loss involving damage to Equipment or Inventory when subsection (c) of this Section 11 is not applicable, the Grantor will make or cause to be made the necessary repairs to or replacements of such Equipment or Inventory, and any proceeds of insurance properly received by or released to the Grantor shall be used by the Grantor, except as otherwise required hereunder or by the Credit Agreement, to pay or as reimbursement for the costs of such repairs or replacements.

           (c) So long as no Actionable Default shall have occurred and be continuing, all insurance payments received by the Collateral Trustees in connection with any loss, damage or destruction of any Inventory or Equipment will be released by the Collateral Trustees to the Grantor for the repair, replacement or restoration thereof, subject to such terms and conditions with respect to the release thereof as the Collateral Trustees may reasonably require. To the extent that (i) the amount of any such insurance payments exceeds the cost of any such repair, replacement or restoration, or (ii) such insurance payments are not otherwise required by the Grantor to complete any such repair, replacement or restoration required hereunder, the Collateral Trustees will not be required to release the amount thereof to the Grantor and may hold or continue to hold such amount as additional security for the Secured Obligations of the Grantor (except that the Collateral Trustees will release to the Grantor any such amount if and to the extent that any prepayment of Obligations is required under the Credit Agreement in



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connection with the receipt of such amount and such prepayment has been made).
Upon the occurrence and during the continuance of any Actionable Default or the actual or constructive total loss (in excess of $1,000,000 per occurrence) of any Equipment or Inventory, all insurance payments in respect of such Equipment or Inventory shall be paid to the Collateral Trustees and shall, in the Collateral Trustees' sole discretion, (i) be released to the Grantor to be applied as set forth in the first sentence of this subsection (c) or (ii) be held as additional Collateral hereunder or applied as specified in the Collateral Trust Agreement.

           Section 12. Place of Perfection; Records; Collection of Receivables.
(a) The Grantor will not change its name, type of legal entity, federal tax identification number, organizational identification number or location from those set forth in Section 8(a) and (b) of this Agreement without first giving at least 30 days advance written notice to the Collateral Trustees and taking all action required by the Collateral Trustees for the purpose of perfecting or protecting the liens granted by this Agreement. Each Grantor will also keep the originals of the Assigned Agreements, and Related Contracts to which the Grantor is a party and all originals of all chattel paper that evidence Receivables of the Grantor, at the location therefor specified in Section 8(a) or, upon 30 days' prior written notice to the Collateral Trustees, at such other location in a jurisdiction where all actions required by Section 9 shall have been taken with respect to the Collateral of the Grantor (and, upon the taking of such action in such jurisdiction, Schedule IV hereto shall be automatically amended to include such other location). The Grantor will hold and preserve its records relating to the Collateral, the Assigned Agreements, the Related Contracts and chattel paper and will permit representatives of the Collateral Trustees at any time during normal business hours and with reasonable prior notice to inspect and make abstracts from such records and other documents.

           (b) Except as otherwise provided in this subsection (b), the Grantor will continue to collect, at its own expense, all amounts due or to become due to the Grantor under the Receivables and the Related Contracts. In connection with such collections, the Grantor may take (and, at the Collateral Trustees' direction, will take) such action as the Grantor or the Collateral Trustees may deem reasonably necessary or advisable to enforce collection of the Receivables and the Related Contracts; provided, however, that the Collateral Trustees shall have the right at any time, upon the occurrence and during the continuance of an Actionable Default and upon written notice to the Grantor of its intention to do so, to notify the obligors (each individually, an "OBLIGOR" and collectively, the "OBLIGORS") under any Receivables or Related Contracts of the assignment of such Receivables or Related Contracts to the Collateral Trustees and to direct such Obligors to make payment of all amounts due or to become due to the Grantor thereunder directly to the Collateral Trustees and, upon such notification and at the expense of the Grantor, to enforce collection of any such Receivables or Related Contracts, and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as the Grantor might have done. After receipt by the Grantor of the notice from the Collateral Trustees referred to in the proviso to the preceding sentence, (i) all amounts and proceeds (including instruments) received by the Grantor in respect of the Receivables and the Related Contracts of the Grantor shall be received in trust for the benefit of the Collateral Trustees hereunder, shall be segregated from other funds of the Grantor and shall be forthwith paid over to the Collateral Trustees in the same form as so received (with any necessary indorsement) to be held as cash collateral and shall be either (A) released to the Grantor so long as no Actionable Default shall have occurred and be continuing or (B) if any Actionable Default shall have



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

occurred and be continuing, applied as provided in the Collateral Trust Agreement and (ii) the Grantor will not adjust, settle or compromise the amount or payment of any Receivable, release wholly or partly any Obligor thereof, or allow any credit or discount thereon. The Grantor will not permit or consent to the subordination of its right to payment under any of the Receivables or the Related Contracts to any other indebtedness or obligations of the Obligor thereof.

           Section 13. As to Intellectual Property Collateral. (a) With respect to each item of its Intellectual Property Collateral (except with respect to any items of Intellectual Property Collateral which the Grantor, in its reasonable business judgment, deems not to be material to the ongoing business of the Grantor), the Grantor agrees to take, at its expense, all necessary steps, including, without limitation, in the U.S. Patent and Trademark Office, the U.S. Copyright Office and any other governmental authority, to (i) maintain the validity and enforceability of each such item of Intellectual Property Collateral and maintain each such item of Intellectual Property Collateral in full force and effect, and (ii) pursue the registration and maintenance of each patent, trademark, or copyright registration or application, now or hereafter included in the Intellectual Property Collateral of the Grantor, including, without limitation, the payment of required fees and taxes, the filing of responses to office actions issued by the U.S. Patent and Trademark Office, the U.S. Copyright Office or other governmental authorities, the filing of applications for renewal or extension, the filing of affidavits under Sections 8 and 15 of the U.S. Trademark Act, the filing of divisional, continuation, continuation-in-part, reissue and renewal applications or extensions, the payment of maintenance fees and the participation in interference, reexamination, opposition, cancellation, infringement and misappropriation proceedings. The Grantor shall not, without the written consent of the Collateral Trustees, discontinue use of or otherwise abandon any Intellectual Property Collateral, or abandon any right to file an application for letters patent, trademark, or copyright, unless the Grantor shall have previously determined that such use or the pursuit or maintenance of such Intellectual Property Collateral is no longer desirable in the conduct of the Grantor's business and that the loss thereof would not be reasonably likely to have a Material Adverse Effect, in which case, the Grantor will give prompt notice of any such abandonment to the Collateral Trustees.

           (b) Except as provided in this Section regarding the discontinuation of use or abandonment of any Intellectual Property Collateral, the Grantor agrees promptly to notify the Collateral Trustees if the Grantor learns (i) that any item of the Intellectual Property Collateral may have become abandoned, placed in the public domain, invalid or unenforceable, or of any adverse determination or development regarding the Grantor's ownership of any of the Intellectual Property Collateral or its right to register the same or to keep and maintain and enforce the same, or (ii) of any adverse determination or the institution of any proceeding (including, without limitation, the institution of any proceeding in the U.S. Patent and Trademark Office or any court) regarding any item of the Intellectual Property Collateral.

           (c) In the event that the Grantor becomes aware that any item of the Intellectual Property Collateral material to the business of the Grantor is being infringed or misappropriated by a third party, the Grantor shall promptly notify the Collateral Trustees and shall take such actions, at its expense, as the Grantor or the Collateral Trustees deem reasonable and appropriate under the circumstances to protect such Intellectual Property Collateral, including, without limitation, suing for infringement or misappropriation and for an injunction against such infringement or misappropriation.



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

           (d) The Grantor shall use proper statutory notice in connection with its use of each item of its Intellectual Property Collateral. Except with respect of any item of Intellectual Property Collateral, which the Grantor, in the reasonable exercise of its business judgment, deems not to be material to the ongoing business of the Grantor, the Grantor shall not do or permit any act or knowingly omit to do any act whereby any of its Intellectual Property Collateral may lapse or become invalid or unenforceable or placed in the public domain.

           (e) Except with respect of any item of Intellectual Property Collateral, which the Grantor, in the reasonable exercise of its business judgment, deems not to be material to the ongoing business of the Grantor, the Grantor shall take all steps which it or the Collateral Trustees deem reasonable and appropriate under the circumstances to preserve and protect each item of its Intellectual Property Collateral, including, without limitation, maintaining the quality of any and all products or services used or provided in connection with any of the Trademarks, consistent with the quality of the products and services as of the date hereof, and taking all steps necessary to ensure that all licensed users of any of the Trademarks use such consistent standards of quality.

           (f) With respect to its Intellectual Property Collateral, the Grantor agrees to execute an agreement, in substantially the form set forth in Exhibit B hereto (an "INTELLECTUAL PROPERTY SECURITY AGREEMENT"), for recording the security interest granted hereunder to the Collateral Trustees in such Intellectual Property Collateral with the U.S. Patent and Trademark Office, the U.S. Copyright Office and any other governmental authorities necessary to perfect the security interest hereunder in such Intellectual Property Collateral.

           (g) The Grantor agrees that, should it obtain an ownership interest in any item of the type set forth in Section 1(g) which is not on the date hereof a part of the Intellectual Property Collateral (the "AFTER-ACQUIRED INTELLECTUAL PROPERTY"), (i) the provisions of Section 1 shall automatically apply thereto, (ii) any such After-Acquired Intellectual Property and, in the case of trademarks, the goodwill of the business connected therewith or symbolized thereby, shall automatically become part of the Intellectual Property Collateral subject to the terms and conditions of this Agreement with respect thereto, (iii) the Grantor shall give prompt written notice thereof to the Collateral Trustees in accordance herewith and (iv) the Grantor shall execute and deliver to the Collateral Trustees an IP Security Agreement Supplement covering such After-Acquired Intellectual Property as "Additional Collateral" thereunder and as defined therein, and shall record such IP Security Agreement Supplement with the U.S. Patent and Trademark Office, the U.S. Copyright Office and any other governmental authorities necessary to perfect the security interest hereunder in such After-Acquired Intellectual Property.

           Section 14. Voting Rights; Dividends; Etc. (a) So long as no Actionable Default shall have occurred and be continuing:

           (i) The Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Security Collateral of the Grantor or any part thereof for any purpose; provided however, that the Grantor will not exercise or refrain from exercising any such right if such action would have a material adverse effect on the value of the Security Collateral or any part thereof.



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

           (ii) The Grantor shall be entitled to receive and retain any and all dividends, interest and other distributions paid in respect of the Security Collateral of the Grantor if and to the extent that the payment thereof is not otherwise prohibited by the terms of the Secured Documents or any of the Shared Collateral Documents; provided, however, that any and all

                        (A) dividends, interest and other distributions paid or
                payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Security Collateral,

                        (B) dividends and other distributions paid or payable in
                cash in respect of any Security Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus and

                        (C) cash paid, payable or otherwise distributed in
                respect of principal of, or in redemption of, or in exchange for, any Security Collateral in each case, received after the date of the Initial Extension of Credit (as defined in the Credit Agreement), shall be, and shall be forthwith delivered to the Collateral Trustees to hold as, Security Collateral and shall, if received by the Grantor, be received in trust for the benefit of the Collateral Trustees, be segregated from the other property or funds of the Grantor and be forthwith delivered to the Collateral Trustees as Security Collateral in the same form as so received (with any necessary indorsement).

           (iii) The Collateral Trustees will execute and deliver (or cause to be executed and delivered) to the Grantor all such proxies and other instruments as the Grantor may reasonably request for the purpose of enabling the Grantor to exercise the voting and other rights that it is entitled to exercise pursuant to paragraph (i) above and to receive the dividends or interest payments that it is authorized to receive and retain pursuant to paragraph (ii) above.

           (b) Upon the occurrence and during the continuance of an Actionable
Default:

           (i) All rights of the Grantor (x) to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 14(a)(i) shall, upon notice to the Grantor by the Collateral Trustees, cease and (y) to receive the dividends, interest and other distributions that it would otherwise be authorized to receive and retain pursuant to Section 14(a)(ii) shall automatically cease, and all such rights shall thereupon become vested in the Collateral Trustees, which shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights and to receive and hold as Security Collateral such dividends, interest and other distributions, subject to obtaining the written approval of the applicable HMO Regulator or Insurance Regulator prior to the exercise by the Collateral Trustees of their foreclosure, voting, assignment or other rights with respect to any Pledged Shares issued by any HMO Subsidiary or Insurance Subsidiary where such approval is required for the Collateral Trustees to exercise such rights under the applicable Governmental Rules.



                                     D-2-19

           (ii) All dividends, interest and other distributions that are received by the Grantor contrary to the provisions of paragraph (i) of this
     Section 14(b) shall be received in trust for the benefit of the Collateral Trustees, shall be segregated from other funds of the Grantor and shall be forthwith paid over to the Collateral Trustees as Security Collateral in the same form as so received (with any necessary indorsement).

           Section 15. As to the Assigned Agreements. (a) The Grantor will at its expense:

           (i) perform and observe in all material respects, all terms and provisions of the Assigned Agreements to be performed or observed by it, maintain the Assigned Agreements to which it is a party in full force and effect, enforce the Assigned Agreements to which it is a party in accordance with the terms thereof and take all such action to such end as may be requested from time to time by the Collateral Trustees; and

           (ii) furnish to the Collateral Trustees promptly upon receipt thereof copies of all written notices, requests and other documents received by the Grantor under or pursuant to the Assigned Agreements to which it is a party, and from time to time (A) furnish to the Collateral Trustees such information and reports regarding the Assigned Agreements and such other Collateral of the Grantor as the Collateral Trustees may reasonably request and (B) upon reasonable request of the Collateral Trustees make to each other party to any Assigned Agreement to which it is a party such demands and requests for information and reports or for action as the Grantor is entitled to make thereunder.

           (b) The Grantor hereby consents on its behalf and on behalf of its Subsidiaries to the assignment and pledge, for security purposes, to the Collateral Trustees for the ratable benefit of the Representatives and the Secured Holders of each Assigned Agreement to which it is a party.

           Section 16. Payments Under the Assigned Agreements. All moneys received or collected pursuant to any Assigned Agreement shall be (i) released to the Grantor so long as no Actionable Default shall have occurred and be continuing or (ii) if any Actionable Default shall have occurred and be continuing, applied as provided in the Collateral Trust Agreement, subject to obtaining the approval of the applicable HMO Regulator or Insurance Regulator prior to the exercise by the Collateral Trustees of their foreclosure, voting, assignment or other rights with respect to any Assigned Agreements to which any HMO Subsidiary or Insurance Subsidiary is a party where such approval is required for the Collateral Trustees to exercise such rights under the applicable Governmental Rules.

           Section 17. Transfers and Other Liens; Additional Shares. (a) The Grantor agrees that it will not (i) sell, assign or otherwise dispose of, or grant any option with respect to, any of the Collateral, other than sales, assignments and other dispositions of Collateral, and options relating to Collateral, permitted under the terms of the Credit Agreement, or (ii) create or suffer to exist any Lien upon or with respect to any of the Collateral of the Grantor except for the pledge, assignment and security interest created under this Agreement and permitted under the terms of the Credit Agreement.



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

           (b) The Grantor agrees that it will (i) cause each issuer of the Pledged Shares pledged by the Grantor not to issue any stock or other securities in addition to or in substitution for the Pledged Shares issued by such issuer, except to the Grantor, and (ii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional shares of stock or other securities.

           Section 18. Collateral Trustees May Perform. If the Grantor fails to perform any agreement contained herein, the Collateral Trustees may, as the Collateral Trustees deem necessary to protect the security interest granted hereunder in the Collateral or to protect the value thereof, but without any obligation to do so and without notice, itself perform, or cause performance of, such agreement, and the expenses of the Collateral Trustees incurred in connection therewith shall be payable by the Grantor under Section 20(b).

           Section 19. Remedies. If any Actionable Default shall have occurred and be continuing:

           (a) Subject to obtaining the approval of the applicable HMO Regulator or Insurance Regulator prior to the exercise by the Collateral Trustees of their foreclosure, voting, assignment or other rights with respect to any of the Pledged Shares or the Pledged Debt issued by any HMO Subsidiary or Insurance Subsidiary or any Assigned Agreement to which any HMO Subsidiary or Insurance Subsidiary is a party where such approval is required under the applicable Governmental Rules, the Collateral Trustees may with the consent of the Required Representatives, and shall at the request of the Required Representatives, exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the N.Y. Uniform Commercial Code (whether or not the N.Y. Uniform Commercial Code applies to the affected Collateral) and also may: (i) require the Grantor to, and the Grantor hereby agrees that it will at its expense and upon request of the Collateral Trustees forthwith, assemble all or part of the Collateral as directed by the Collateral Trustees and make it available to the Collateral Trustees at a place and time to be designated by the Collateral Trustees that is reasonably convenient to all parties; (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Trustees' offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Collateral Trustees may deem commercially reasonable; (iii) occupy any premises owned or leased by the Grantor where the Collateral or any part thereof is assembled or located for a reasonable period in order to effectuate its rights and remedies hereunder or under law, without obligation to the Grantor in respect of such occupation; and (iv) exercise any and all rights and remedies of the Grantor under or in connection with the Assigned Agreements, the Receivables and the Related Contracts or otherwise in respect of the Collateral, including, without limitation, any and all rights of the Grantor to demand or otherwise require payment of any amount under, or performance of any provision of, the Assigned Agreements, the Receivables and the Related Contracts. The Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to the Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Trustees shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Trustees may adjourn any public or private sale from time to time by announcement at the time



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

and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

           (b) Any cash held by or on behalf of the Collateral Trustees and all cash proceeds received by or on behalf of the Collateral Trustees in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Collateral Trustees, be held by the Collateral Trustees as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Collateral Trustees pursuant to Section 20) in whole or in part by the Collateral Trustees for the ratable benefit of the Representatives and the Secured Holders against, all or any part of the Secured Obligations, in accordance with the terms of the Collateral Trust Agreement.

           (c) Subject to obtaining the approval of the applicable HMO Regulator or Insurance Regulator prior to the exercise by the Collateral Trustees of their foreclosure, assignment or other rights with respect to any Assigned Agreement to which any HMO Subsidiary or Insurance Subsidiary is a party where such approval is required under the applicable Governmental Rules, all payments received by the Grantor under or in connection with any Assigned Agreement or otherwise in respect of the Collateral shall be received in trust for the benefit of the Collateral Trustees, shall be segregated from other funds of the Grantor and shall be forthwith paid over to the Collateral Trustees in the same form as so received (with any necessary indorsement).

           (d) The Collateral Trustees may, without notice to the Grantor except as required by law and at any time or from time to time, charge, set-off and otherwise apply all or any part of the Secured Obligations against any funds held in the Grantor Shared Collateral Account or in any deposit account of the Grantor.

           (e) In the event of any sale or other disposition of any of the Intellectual Property Collateral of the Grantor, the goodwill of the business connected with and symbolized by any Trademarks subject to such sale or other disposition shall be included therein, and the Grantor shall supply to the Collateral Trustees or their designee the Grantor's know-how and expertise, and documents and things relating to any Intellectual Property Collateral subject to such sale or other disposition, and the Grantor's customer lists and other records and documents relating to such Intellectual Property Collateral and to the manufacture, distribution, advertising and sale of products and services of the Grantor.

           (f) If the Collateral Trustees shall determine to exercise their right to sell all or any of the Security Collateral of the Grantor pursuant to this Section 19, the Grantor agrees that, upon request of the Collateral Trustees, the Grantor will, at its own expense:

           (i) execute and deliver, and cause each issuer of such Security Collateral contemplated to be sold and the directors and officers thereof to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts and things, as may be necessary or, in the opinion of the Collateral Trustees, reasonably advisable to register such Security Collateral under the provisions of the Securities Act of 1933 (as amended from time to time, the "SECURITIES ACT"), to cause the registration statement relating thereto to become effective and to remain effective for such period as



                                     D-2-22
     prospectuses are required by law to be furnished and to make all amendments and supplements thereto and to the related prospectus that, in the opinion of the Collateral Trustees, are necessary or reasonably advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto;

           (ii) use commercially reasonable efforts to qualify the Security Collateral under the state securities or "Blue Sky" laws and to obtain all necessary governmental approvals for the sale of such Security Collateral, as requested by the Collateral Trustees;

           (iii) cause each such issuer of such Security Collateral, other than a third party issuer of Pledged Debt, to make available to its security holders, as soon as practicable, an earnings statement that will satisfy the provisions of Section 11(a) of the Securities Act;

           (iv) provide the Collateral Trustees with such other information and projections as may be necessary or, in the opinion of the Collateral Trustees, reasonably advisable to enable the Collateral Trustees to effect the sale of such Security Collateral; and

           (v) do or cause to be done all such other acts and things as may be necessary to make such sale of such Security Collateral or any part thereof valid and binding and in compliance with applicable law.

           (g) The Collateral Trustees are authorized, in connection with any sale of the Security Collateral pursuant to this Section 19, to deliver or otherwise disclose to any prospective purchaser of the Security Collateral: (i) any registration statement or prospectus, and all supplements and amendments thereto, prepared pursuant to subsection (f)(i) above; (ii) any information and projections provided to it pursuant to subsection (f)(iv) above; and (iii) any other information in its possession relating to such Security Collateral.

           Section 20. Indemnity and Expenses. (a) The Grantor agrees to indemnify, defend and save and hold harmless the Collateral Trustees, each Representative and each Secured Holder and each of their Affiliates and their respective officers, directors, employees, agents and advisors (each, an "INDEMNIFIED PARTY") from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or resulting from this Agreement (including, without limitation, enforcement of this Agreement) or any of the Shared Collateral Documents, except to the extent such claim, damage, loss, liability or expense resulted from such Indemnified Party's gross negligence or willful misconduct.

           (b) The Grantor will upon demand pay to the Collateral Trustees the amount of any and all reasonable expenses, including, without limitation, the reasonable fees and expenses of their counsel and of any experts and agents, that the Collateral Trustees may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from or other realization upon, any of the Collateral of the



                                     D-2-23

Grantor, (iii) the exercise or enforcement of any of the rights of the Collateral Trustees, the Representatives or the other Secured Holders hereunder or (iv) the failure by the Grantor to perform or observe any of the provisions hereof.

           Section 21. Amendments; Waivers; Etc. (a) No amendment or waiver of any provision of this Agreement, and no consent to any departure by the Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Collateral Trustees, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Collateral Trustees, the Representatives or any other Secured Holder to exercise, and no delay in exercising any right hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

           Section 22. Notices; Etc. All notices, demands, requests and other communications provided for hereunder shall be in writing (including telegraphic, telecopier or telex communication) and mailed, telegraphed, telecopied, telexed or delivered to, in the case of any Representative or the Collateral Trustees, addressed to each at their respective address specified in the Collateral Trust Agreement and, in the case of the Grantor, addressed to it at its address set forth opposite the Grantor's name on the signature pages hereto; or, as to any party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and other communications shall, when mailed, telegraphed, telecopied or telexed, be effective when deposited in the mails, delivered to the telegraph company, telecopied or confirmed by telex answerback, respectively, addressed as aforesaid; except that notices and other communications to the Collateral Trustees shall not be effective until received by the Collateral Trustees. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or any Schedule hereto shall be effective as delivery of an original executed counterpart thereof.

           Section 23. Continuing Security Interest; Assignments of Secured Indebtedness. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until all of the Collateral is released, and this Agreement is terminated, in accordance with
Section 8.02 of the Collateral Trust Agreement, (b) be binding upon the Grantor, its successors and assigns and (c) inure, together with the rights and remedies of the Collateral Trustees hereunder, to the benefit of the Collateral Trustees, the Representatives on behalf of themselves and on behalf of the Secured Holders, and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (c):

           (i) any Lender may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement (including, without limitation, all or any portion of the Advances owing to it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender in the Shared Collateral Documents or otherwise, in each case as provided in Section 9.07 of the Credit Agreement; and

           (ii) any Secured Holder of the 7% Notes may assign or otherwise transfer all or any portion of its rights and obligations under any 7% Note held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in



                                     D-2-24
     respect thereof granted to such Secured Holder in the Shared Collateral Documents or otherwise, in each case in accordance with the terms of the applicable 7% Note Agreements.

           Section 24. Release; Termination. All or any portion of the Collateral shall be released by the Collateral Trustees solely on the terms and subject to the conditions set forth in Article VIII of the Collateral Trust Agreement.

           Section 25. Security Interest Absolute. The obligations of the Grantor under this Agreement are independent of the Secured Obligations or any other obligations of any other Loan Party under or in respect of the Secured Agreements, and a separate action or actions may be brought and prosecuted against the Grantor to enforce this Agreement, irrespective of whether any action is brought against the Grantor or any other Loan Party or whether the Grantor or any other Loan Party is joined in any such action or actions. All rights of the Collateral Trustees, the Representatives and the other Secured Holders and the pledge, assignment and security interest hereunder and under the other Shared Collateral Documents, and all obligations of the Grantor hereunder and under the other Shared Collateral Documents, shall be irrevocable, absolute and unconditional irrespective of, and the Grantor hereby irrevocably waives (to the maximum extent permitted by applicable law) any defenses it may now have or may hereafter acquire in any way relating to, any or all of the circumstances described in Section 8.02 of the Credit Agreement or any other circumstance (including, without limitation, any statute of limitations or any existence of or reliance on any representation by the Collateral Trustees, any Representative or any Secured Holder) that might otherwise constitute a defense available to, or a discharge of, the Grantor. This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of the Secured Obligations is rescinded or must otherwise be returned by the Collateral Trustees, any Representative or any Secured Holder upon the insolvency, bankruptcy or reorganization of the Grantor or otherwise, all as though such payment has not been made.

           Section 26. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of an original executed counterpart of this Agreement.

           Section 27. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.



                                     D-2-25

           IN WITNESS WHEREOF, the Grantor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.



                                             PACIFICARE HEALTH PLAN
                                             ADMINISTRATORS, INC.
                                             an Indiana corporation


                                             By
                                               --------------------------------
                                               Title:


Address for Notices:
-------------------

3120 Lake Center Drive
Santa Ana, California 92704




                                     D-2-26

                                                              EXHIBIT D-3 TO THE
                                                            AMENDED AND RESTATED
                                                                CREDIT AGREEMENT




                       FORM OF COLLATERAL TRUST AGREEMENT

                           dated as of August 20, 2001

                                      among

                  PACIFICARE HEALTH PLAN ADMINISTRATORS, INC.,
                                   as Grantor

                                       and

                            WILMINGTON TRUST COMPANY
                              as Corporate Trustee

                                       and

                                DAVID A. VANASKEY
                              as Individual Trustee

                                TABLE OF CONTENTS


ARTICLE I

DEFINITIONS

SECTION 1.01. Certain Defined Terms...................................................................2
SECTION 1.02. Certain References......................................................................5

ARTICLE II

CONFIRMATION AND CREATION OF SECURITY INTERESTS

SECTION 2.01. Collateral Trust Estate.................................................................5
SECTION 2.02. Security for Secured Obligations........................................................6

ARTICLE III

COLLATERAL ACCOUNT

SECTION 3.01. Collateral Account......................................................................6

ARTICLE IV

ACTIONABLE DEFAULTS; REMEDIES

SECTION 4.01. Actionable Default Notice...............................................................7
SECTION 4.02. Direction by Required Representatives...................................................8
SECTION 4.03. Right to Initiate Judicial Proceedings, Etc.............................................8
SECTION 4.04. Remedies Not Exclusive..................................................................9
SECTION 4.05. Waiver of Certain Rights...............................................................10
SECTION 4.06. Limitation on Collateral Trustees' Duties in Respect of Collateral.....................10
SECTION 4.07. Limitation by Law......................................................................10
SECTION 4.08. Absolute Rights of Secured Holders and Representatives.................................10
SECTION 4.09. Equal and Ratable Security.............................................................11

ARTICLE V

APPLICATION OF PROCEEDS

SECTION 5.01. Application of Proceeds................................................................11
SECTION 5.02. Application of Withheld Amounts........................................................13


                                     D-3-i

SECTION 5.03. Release of Amounts in Collateral Account...............................................13
SECTION 5.04. Distribution Date......................................................................13

ARTICLE VI

AGREEMENTS WITH THE COLLATERAL TRUSTEE

SECTION 6.01. Delivery of Agreements.................................................................14
SECTION 6.02. Information as to Representatives......................................................14
SECTION 6.03. Compensation and Expenses..............................................................15
SECTION 6.04. Stamp and Other Similar Taxes..........................................................15
SECTION 6.05. Filing Fees, Excise Taxes, Etc.........................................................15
SECTION 6.06. Indemnification........................................................................15
SECTION 6.07. Further Assurances.....................................................................16

ARTICLE VII

THE COLLATERAL TRUSTEE

SECTION 7.01. Declaration of Trust...................................................................17
SECTION 7.02. Exculpatory Provisions.................................................................17
SECTION 7.03. Delegation of Duties...................................................................18
SECTION 7.04. Reliance by Collateral Trustees........................................................18
SECTION 7.05. Limitations on Duties of the Trustees..................................................19
SECTION 7.06. Moneys to Be Held in Trust.............................................................19
SECTION 7.07. Resignation and Removal of Collateral Trustees.........................................19
SECTION 7.08. Status of Successors to Trustee........................................................21
SECTION 7.09. Merger of the Corporate Trustee........................................................21
SECTION 7.10. Powers of Individual Trustee...........................................................21
SECTION 7.11. Additional Co-Trustees; Separate Trustees..............................................22
SECTION 7.12. Trustees Appointed Attorneys-in-Fact...................................................23
SECTION 7.13. Ordinary Care..........................................................................24

ARTICLE VIII

RELEASE OF COLLATERAL

SECTION 8.01. Partial Release of Collateral..........................................................24
SECTION 8.02. Full Release of Collateral Upon Satisfaction of Certain Secured Obligations............25
SECTION 8.03. Effect of Release of Collateral........................................................26

ARTICLE IX

MISCELLANEOUS



                                     D-3-ii

SECTION 9.01. Amendments, Supplements and Waivers....................................................27
SECTION 9.02. Additional Actions of Representatives..................................................28
SECTION 9.03. Notices................................................................................28
SECTION 9.04. Headings...............................................................................29
SECTION 9.05. Severability...........................................................................29
SECTION 9.06. Treatment of Payee or Indorsee by Trustees.............................................29
SECTION 9.07. Dealings with the Grantor..............................................................29
SECTION 9.08. Claims Against Trustee.................................................................30
SECTION 9.09. Binding Effect.........................................................................30
SECTION 9.10. Governing Law..........................................................................30
SECTION 9.11. Effectiveness..........................................................................30
SECTION 9.12. Reexecution of Agreement...............................................................30
SECTION 9.13. Effect on Credit Agreements............................................................30
SECTION 9.14. Counterparts...........................................................................30



                                     D-3-iii

                           COLLATERAL TRUST AGREEMENT

           COLLATERAL TRUST AGREEMENT, dated as of August 20, 2001 (as amended, amended and restated, supplemented or otherwise modified from time to time, this "AGREEMENT") among PacifiCare Health Plan Administrators, Inc., an Indiana corporation (the "GRANTOR"), WILMINGTON TRUST COMPANY, a Delaware banking corporation, not in its individual capacity but solely as corporate trustee (together with any successor corporate trustee appointed pursuant to Article 7, the "CORPORATE TRUSTEE"), and DAVID A. VANASKEY, an individual residing in the State of Delaware, not in his individual capacity but solely as individual trustee (together with any successor individual trustee appointed pursuant to Article 7, the "INDIVIDUAL TRUSTEE"; and, together with the Corporate Trustee, the "COLLATERAL TRUSTEES"), the foregoing trustees being trustees for the Secured Holders (as hereinafter defined). Certain capitalized terms used herein are defined in Article 1 of this Agreement.

                             PRELIMINARY STATEMENTS:

           (1) PacifiCare Health Systems, Inc., a Delaware corporation (the "BORROWER") has entered into an Amended and Restated Credit Agreement dated as of August 20, 2001 (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"; terms defined therein and not otherwise defined herein shall have the meanings specified therein) with the banks and other financial institutions party thereto (the "LENDERS"), Banc of America Securities LLC ("BANC OF AMERICA SECURITIES"), as co-lead arranger, and Bank of America, N.A., as Administrative Agent (together with any successor administrative agent appointed pursuant to Article VII of the Credit Agreement, the "ADMINISTRATIVE AGENT") for the Lenders thereunder. It is a condition precedent to the effectiveness of the Credit Agreement that the Grantor shall have granted to the Collateral Trustees the pledge and assignment of, and the lien and security interest in, certain property and assets of the Grantor pursuant to the Shared Collateral Documents (as hereinafter defined).

           (2) The Grantor has issued 7% Senior Notes due 2003 (as amended, supplemented or otherwise modified and in effect on the date hereof and as the same may hereafter be further amended, modified, extended, renewed, replaced, restated or supplemented from time to time pursuant to the terms thereof, the "7% NOTES") pursuant to that certain Indenture dated as of September 22, 1993 (as amended, supplemented or otherwise modified and in effect on the date hereof and as the same may be further amended, modified, extended, renewed, replaced, restated or supplemented from time to time pursuant to the terms thereof, the "7% NOTES INDENTURE", together with the 7% Notes, the "EXISTING INDEBTEDNESS AGREEMENTS").

           (3) Pursuant to the 7% Notes Indenture, the Grantor has agreed not to incur, and not to permit certain of its Subsidiaries to incur, certain Liens (as therein defined) upon any of its property or assets to secure certain Indebtedness (as therein defined) without making effective provision whereby the obligations under the Existing Indebtedness Agreements shall be secured equally and ratably with the Indebtedness secured by such Liens for so long as such Indebtedness shall be so secured.

           (4) This Agreement and the other Shared Collateral Documents are intended to secure the Existing Indebtedness Agreements to the extent required to comply with the



                                      D-3-1
provisions of the Existing Indebtedness Agreements and the Collateral Trustees have agreed to undertake the rights, powers, duties and responsibilities set forth in this Agreement and the other Shared Collateral Documents in order to effect such purpose.

           NOW THEREFORE, in consideration of the premises and in order to induce the Lenders to extend credit to the Borrower under the Credit Agreement, the Grantor hereby agrees with the Collateral Trustees for its benefit and the equal and ratable benefit of the Secured Holders (as hereinafter defined) as follows:

                                    ARTICLE I

                                   DEFINITIONS

Section 1.01 Certain Defined Terms. The following terms shall have the following meanings as used herein (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

           "ACTIONABLE DEFAULT" has the meaning specified in Section 4.01.

           "ACTIONABLE DEFAULT NOTICE" has the meaning specified in Section
4.01.

           "ADDITIONAL COLLATERAL" has the meaning specified in Section 2.01.

           "AUTHORIZED OFFICER" means the Chairman, the President, the Chief Executive Officer, the Chief Financial Officer, the Comptroller, any Vice President, the Secretary, Assistant Secretary, Treasurer or the Assistant Treasurer of a Person or any other officer designated as an "Authorized Officer" by the Board of Directors (or equivalent governing body) of such Person.

           "BANKRUPTCY CODE" means Title 11 of the United States Code entitled "Bankruptcy", as amended from time to time.

           "BORROWER" has the meaning specified in the Preliminary Statements to this Agreement.

           "BUSINESS DAY" means a day of the year on which banks are not required or authorized by law to close in New York City or the city in which the Corporate Trustee maintains its corporate trust office.

           "COLLATERAL" means, collectively, all of the "Collateral" (as defined in the Shared Collateral Security Agreement) and all of the Additional Collateral.

           "COLLATERAL ACCOUNT " has the meaning specified in Section 3.01.

           "COLLATERAL TRUST ESTATE" means all of the right, title and interest of the Collateral Trustees, whether now owned or hereafter acquired, in and to the Collateral.



                                     D-3-2

           "COLLATERAL TRUSTEES" has the meaning specified in the recital of parties to this Agreement.

           "COLLATERAL TRUSTEES' FEES" means the fees and other amounts payable to the Collateral Trustees pursuant to Sections 6.03, 6.04 and 6.05 and amounts claimed and unpaid pursuant to Section 6.06.

           "CORPORATE TRUSTEE" has the meaning specified in the recital of parties to this Agreement.

           "CREDIT AGREEMENT" has the meaning specified in the Preliminary Statements.

           "DEFAULTED AGREEMENT PARTY" has the meaning specified in Section
4.01.

           "DISTRIBUTION DATE" means any date on which the Collateral Trustees shall distribute moneys from the Collateral Account pursuant to Section 5.01.

           "EXISTING INDEBTEDNESS AGREEMENTS" has the meaning specified in the Preliminary Statements and each agreement and instrument delivered by the Grantor pursuant thereto, as the same may be supplemented, amended or modified from time to time in accordance with the provisions thereof.

           "GRANTOR" has the meaning specified in the recitals of parties to this Agreement.

           "INDIVIDUAL TRUSTEE" has the meaning specified in the recital of parties to this Agreement.

           "LENDERS" has the meaning specified in the Preliminary Statements to this Agreement.

           "LENDER PARTIES" means the Administrative Agent, the Lenders, the Issuing Bank and the Swing Line Bank.

           "MOODY'S" means Moody's Investor's Service, Inc.

           "PERSON" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

           "REPRESENTATIVES" means at any time, collectively, (a) the Administrative Agent, as the representative hereunder for the Lender Parties at such time and (b) the 7% Notes Trustee, as the representative of the 7% Notes Holders at such time.

           "REQUIRED REPRESENTATIVES" means, (a) at any time that no Actionable Default has occurred or is continuing, the Administrative Agent acting in its own discretion or at the direction of the Required Lenders at such time, or (b) at any time that an Actionable Default has occurred and is continuing, the Representatives, on behalf of themselves and the Secured Holders represented thereby, that own or hold (either by themselves or through their respective


                                     D-3-3

Secured Holders) more than 50% of the aggregate amount of the outstanding Secured Obligations at such time; provided, however, that amounts held at such time by the Collateral Trustees on behalf of a Representative and such Representative's Secured Holders in an account of the Corporate Trustee established at the request of such Representative pursuant to Section 5.02 hereof shall be deemed to have been applied to repay the Secured Obligations of such Secured Holders whether or not such amount has been so applied.

           "SECURED AGREEMENTS" means, collectively, the Credit Agreement, the Existing Indebtedness Agreements, any agreement or document relating to any treasury management services provided by the Lender Parties or their affiliates to the Grantor or any of its Subsidiaries, and each agreement or instrument delivered by the Grantor pursuant thereto (including, without limitation, the Shared Collateral Documents), as the same may be amended from time to time in accordance with the provisions thereof.

           "SECURED HOLDERS" means, at any time, the Lender Parties and the 7% Notes Holders.

           "SECURED OBLIGATIONS" means at any time any obligations, whether matured or unmatured, contingent or liquidated, of the Grantor arising out of or evidenced by the Secured Agreements, whether for principal, interest, expenses, premiums, indemnities, fees or other amounts, whether or not such obligations are due and payable at such time. For purposes of determining the "Required Representatives" on any date, the aggregate amount of outstanding Secured Obligations represented by each Representative on such date shall include:

           (a) in the case of the Secured Obligations of Secured Holders represented by the Administrative Agent under the Credit Agreement, the sum of the aggregate amount of the Advances outstanding at such time, the aggregate Available Amount of all Letters of Credit outstanding at such time and the Unused Revolving Credit Commitments at such time, and

           (b) in the case of Secured Obligations of Secured Holders represented by the 7% Notes Trustee under the 7% Notes Indenture, the 7% Notes then Outstanding (as therein defined).

           "7% NOTES" has the meaning provided in the Preliminary Statements.

           "7% NOTES HOLDERS" means at any time the registered holders of the 7% Notes issued under the 7% Notes Indenture at such time.

           "7% NOTES INDENTURE" has the meaning provided in the Preliminary Statements.

           "7% NOTES TRUSTEE" means The Chase Manhattan Bank, as Trustee for the 7% Notes Holders, and any successor trustee for the 7% Notes Holders appointed under the 7% Notes Indenture.

           "SHARED COLLATERAL DOCUMENTS" means this Agreement, the Shared Collateral Security Agreement and each Successor Collateral Agreement.



                                     D-3-4

           "SHARED COLLATERAL SECURITY AGREEMENT" means the Shared Collateral Security Agreement dated August 20, 2001 by the Grantor in favor of the Collateral Trustees, on behalf of the Representatives and the Secured Holders, in substantially the form of Exhibit D-2 to the Credit Agreement.

           "S&P" means Standard & Poors, a division of The McGraw-Hill Companies, Inc.

           "SUCCESSOR COLLATERAL" means, with respect to the Grantor, any property and assets of the Grantor (or any of its successors and assigns) as the Grantor (or any such successor or any such assign) may, from time to time, upon notice to the Collateral Trustees, pursuant to the Existing Indebtedness Agreements or otherwise, grant to the Collateral Trustees as additional collateral for their benefit and in trust for the equal and ratable benefit of the Representatives, on their behalf and on behalf of the Secured Holders.

           "SUCCESSOR COLLATERAL AGREEMENTS" means all documents creating, evidencing or relating to any of the Successor Collateral.

Section 1.02 Certain References. In this Agreement, the words "hereof," "herein" and "hereunder", and words of similar import, shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All section, schedule and exhibit references set forth in this Agreement are, unless otherwise specified, references to such section in, or schedule or exhibit to, this Agreement.

                                   ARTICLE II

                 CONFIRMATION AND CREATION OF SECURITY INTERESTS

Section 2.01 Collateral Trust Estate. The Grantor hereby confirms that, pursuant to the terms of the Shared Collateral Security Agreement, the Grantor has pledged and assigned to the Collateral Trustees for their benefit and in trust for the equal and ratable benefit of the Representatives and the Secured Holders, and has granted the Collateral Trustees for their benefit and in trust for the equal and ratable benefit of the Representatives and the Secured Holders a lien on, and security interest in, the Collateral described therein. The Grantor hereby further pledges and assigns to the Collateral Trustees for their benefit and in trust for the equal and ratable benefit of the Representatives, on their behalf and on behalf of the Secured Holders, and hereby grants to the Collateral Trustees for their benefit and in trust for the equal and ratable benefit of the Representatives, on their behalf and on behalf of the Secured Holders, a lien on, and security interest in, the following (collectively, together with any Successor Collateral, the "ADDITIONAL COLLATERAL"):

           (i) the Collateral Account established pursuant to Section 3.01(a) with the Corporate Trustee at its offices at its corporate trust department in the State of Delaware and is, and shall at all times remain, under the sole dominion and control of the Corporate Trustee, all funds held therein and all certificates and instruments, if any, from time to time representing each Collateral Account;



                                     D-3-5

           (ii) all Cash Equivalents held in the Collateral Account from time to time and all certificates and instruments, if any, from time to time representing or evidencing such Cash Equivalents;

           (iii) all notes, certificates of deposit, deposit accounts, checks and other instruments from time to time delivered to or otherwise possessed by the Collateral Trustees for or on behalf of the Grantor in substitution for or in addition to any or all of the then existing Additional Collateral;

           (iv) all interest, income, dividends, instruments and other property and assets from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing Additional Collateral referred to in clauses (i) through (iii) of this Section 2.01(a); and

           (v) all proceeds of any and all of the foregoing Additional Collateral (including, without limitation, proceeds that constitute property and assets of the types described in clauses (i) through (iv) of this Section 2.01(a)) and, to the extent not otherwise included, all (A) payments under any indemnity, warranty or guaranty payable with respect to any of the foregoing Additional Collateral, and (B) cash.

           Section 2.02 Security for Secured Obligations. All of the right, title and interest of the Collateral Trustees in and to the Collateral Trust Estate secures the payment of all of the Secured Obligations now or hereafter existing under or in respect of the Secured Agreements and the performance of, and the compliance with, all of the covenants and conditions of this Agreement, the other Shared Collateral Documents and the Secured Agreements. Without limiting the generality of the foregoing, the Collateral Trust Estate secures the payment of all amounts that constitute part of the Secured Obligations and would be owed by the Grantor to the Collateral Trustees, any Representative or any Secured Holder under the Shared Collateral Documents or the Secured Agreements but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Grantor.

                                   ARTICLE III

                               COLLATERAL ACCOUNT

           Section 3.01 Collateral Account. (a) So long as any Secured Obligations remain outstanding under any Secured Agreement, a non-interest bearing cash collateral account (the "COLLATERAL ACCOUNT") for the Representatives and the Secured Holders shall be maintained by the Corporate Trustee at its offices at its corporate trust department in the State of Delaware in accordance with the terms of this Agreement. All moneys that are received by the Collateral Trustees upon the occurrence and during the continuance of an Actionable Default, upon liquidation or otherwise in respect of the Collateral shall be deposited in the Collateral Account and, thereafter, shall be held and applied by the Corporate Trustee all in accordance with the terms of this Agreement.

           (b) The Corporate Trustee shall, subject to the provisions of Article IV and Article VIII, from time to time (i) invest amounts on deposit in the Collateral Account in Cash



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Equivalents and (ii) invest interest paid on such Cash Equivalents, and reinvest other proceeds of any such Cash Equivalents that may mature or be sold, in additional Cash Equivalents, in each case at the direction of the Grantor so long as no Actionable Default shall have occurred and be continuing and at the direction of the Required Representatives if an Actionable Default shall have occurred and be continuing. Interest and proceeds that are not invested or reinvested in Cash Equivalents as provided in the immediately preceding sentence shall be deposited and held in the Collateral Account. Notwithstanding the foregoing, the Corporate Trustee shall, to the extent possible, invest any funds to be distributed on a Distribution Date in Cash Equivalents that shall mature or become liquid on or prior to such Distribution Date. All Cash Equivalents made in respect of the Collateral Account and all interest and income received thereon and therefrom and the net proceeds realized on the maturity or sale thereof shall be held in the Collateral Account as part of the Collateral Trust Estate pursuant to the terms hereof.

           (c) The Collateral Account shall be subject to such applicable laws, and such applicable regulations of the Board of Governors of the Federal Reserve System and of any other appropriate banking or regulatory authority, as are in effect from time to time.

                                   ARTICLE IV

                          ACTIONABLE DEFAULTS; REMEDIES

           Section 4.01 Actionable Default Notice. (a) If, at any time, a default under any Secured Agreement shall have occurred and be continuing and, as a result thereof, any Representative or any Secured Holder under, or the percentage of Secured Holders specified in, such Secured Agreement (any such party or percentage of Secured Holders being a "DEFAULTED AGREEMENT PARTY") has the right thereunder (without the delivery of any further notice or the requirement that any further time elapse) to declare all of the Secured Obligations of the Grantor under such Secured Agreement to be due and payable prior to the stated maturity thereof (any such default being an "ACTIONABLE DEFAULT"), and if such Defaulted Agreement Party gives the Collateral Trustees, with a copy to the Grantor, a written notice (an "ACTIONABLE DEFAULT NOTICE") stating:

           (i) the nature of the Actionable Default;

           (ii) the action requested to be taken by the Collateral Trustees with respect to the Collateral and the Shared Collateral Documents (which action may include, without limitation, the calling of a meeting of the Representatives or the institution of any remedies provided by law or this Agreement or any Shared Collateral Document); and

           (iii) that such Defaulted Agreement Party has polled the Representatives with respect to such action,

then the Collateral Trustees shall forthwith send a copy of the Actionable Default Notice to each Representative. The Representatives shall provide the Collateral Trustee with a certificate that shall state whether or not they favor the Collateral Trustees taking such action. If the Required Representatives shall have directed the Collateral Trustees to commence the action set forth in the Actionable Default Notice (whether or not such poll shall have been taken or completed), then, subject to Section 4.01(b) and the right of the Collateral Trustees to commence such action



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under the Shared Collateral Documents, the Collateral Trustees shall forthwith undertake such action. The Collateral Trustees shall, subject to Sections 4.01(b), 4.08 and 6.06, follow the directions of the Required Representatives with respect to the time, method and place of taking any action requested in an Actionable Default Notice. Each Collateral Trustee shall be entitled to assume conclusively that no Actionable Default has occurred and is continuing until it receives an Actionable Default Notice.

           (b) If the Actionable Default, which was the basis for the giving of an Actionable Default Notice, shall be cured or waived in accordance with the terms of the applicable Secured Agreement, the Defaulted Agreement Party which gave such Actionable Default Notice shall promptly notify the Collateral Trustees in writing of such cure or waiver, upon receipt of such written notice of a cure or waiver (i) such Actionable Default Notice shall be deemed withdrawn, (ii) the Collateral Trustees shall deliver to each Representative such writing evidencing the cure or waiver of a Default Notice as it may have received pursuant to this Section (b) and (iii) any direction to the Collateral Trustees to take any action in connection with such Actionable Default Notice shall be deemed immediately rescinded. If in connection solely with such withdrawn Actionable Default Notice the Collateral Trustees shall have been directed to take, and shall have commenced taking but shall not have completed, any action, the Collateral Trustees shall promptly terminate any such action which they shall not also have been directed to take in connection with an Actionable Default Notice other than that withdrawn.

           Section 4.02 Direction by Required Representatives. As to any matters not expressly provided for under this Agreement or the other Shared Collateral Documents (including, without limitation, matters relating to enforcement and collection of the Secured Obligations), the Collateral Trustees shall not be required to exercise any discretion or to take any action under this Agreement or the other Shared Collateral Documents, or in respect of the Collateral, but shall be required to act or to refrain from acting (and shall be fully protected in acting or refraining from acting) in accordance with the written instructions of the Required Representatives which instructions shall reference Section 6.06 hereof.

           Section 4.03 Right to Initiate Judicial Proceedings, Etc. (a) Upon the occurrence of and during the continuance of any Actionable Default and the receipt by the Collateral Trustees of an Actionable Default Notice that has not been withdrawn pursuant to Section 4.01(b) above, the Corporate Trustee, and if the Corporate Trustee deems necessary or desirable, the Individual Trustee, jointly or individually as the Corporate Trustee may determine, (i) shall have the right and power to institute and maintain such suits and proceedings as it or they, as the case may be, or the Required Representatives may deem appropriate to protect and enforce the rights vested in them by this Agreement and the other Shared Collateral Documents and (ii) may either, after entry or without entry, proceed by suit or suits at law or in equity to enforce such rights and to foreclose upon the Collateral and to dispose of, collect or otherwise realize upon, all or any portion of the Collateral Trust Estate under the judgment or decree of a court of competent jurisdiction.

           (b) If a receiver of the Collateral Trust Estate shall be appointed in judicial proceedings, the Collateral Trustees may be appointed as such receiver. Notwithstanding the appointment of a receiver, the Collateral Trustees shall be entitled to retain possession and



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control of all cash held by or deposited with them or their agents or co-trustees pursuant to any provision of this Agreement or any other Shared Collateral Document.

           Section 4.04 Remedies Not Exclusive. (a) No remedy conferred upon or reserved to the Collateral Trustees herein or in the Shared Collateral Documents is intended to be a limitation exclusive of any other remedy or remedies, but every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or in the Shared Collateral Documents or now or hereafter existing at law or in equity or by statute.

           (b) No delay or omission of either of the Collateral Trustees to exercise any right, remedy or power accruing upon any Actionable Default shall impair any such right, remedy or power or shall be construed to be a waiver of any such Actionable Default or any acquiescence therein; and every right, power and remedy given by this Agreement or any Shared Collateral Document to the Collateral Trustees may be exercised from time to time and as often as may be deemed expedient by the Collateral Trustees.

           (c) In case either of the Collateral Trustees shall have proceeded to enforce any right, remedy or power under this Agreement or any Shared Collateral Document and the proceeding for the enforcement thereof shall have been discontinued or abandoned for any reason or shall have been determined adversely to such Collateral Trustee, then and in every such case the Grantor, the Collateral Trustees, the Representatives and Secured Holders shall, subject to any determination in such proceeding, severally be restored to their former positions and rights hereunder and under such Shared Collateral Document with respect to the Collateral Trust Estate, the Collateral Account and in all other respects, and thereafter all rights, remedies and powers of such Collateral Trustee shall continue as though no such proceeding had been taken.

           (d) The Grantor expressly agrees that all rights of action and rights to assert claims upon or under this Agreement and the Shared Collateral Documents may be enforced by the Collateral Trustees without the possession of any debt instrument or the production thereof in any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Collateral Trustees shall be brought in either of their names as Collateral Trustee and any recovery of judgment shall be held as part of the Collateral Trust Estate; provided that nothing in this Section 4.04(d) shall constitute a waiver of any right that the Grantor may have or may hereafter acquire to challenge the amounts outstanding under the Secured Agreements.

           Section 4.05 Waiver of Certain Rights. The Grantor, on behalf of itself and all who may claim through or under it, including, without limitation, any and all subsequent Affiliates, creditors, vendees, assignees and lienors, expressly waives and releases, to the fullest extent permitted by law, any, every and all rights to demand or to have any marshalling of the Collateral Trust Estate upon any enforcement of any Shared Collateral Document, including, without limitation, upon any sale, whether made under any power of sale herein granted or pursuant to judicial proceedings or upon any foreclosure or any enforcement of any Shared Collateral Document or this Agreement and consents and agrees that all the Collateral Trust Estate and any such sale may be offered and sold as an entirety.

           Section 4.06 Limitation on Collateral Trustees' Duties in Respect of Collateral. Beyond the duties set forth in this Agreement, the Collateral Trustees shall not have any duty to



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the Grantor or the Representatives as to any Collateral in the Collateral
Trustees' possession or control or in the possession or control of any agent or nominee of the Collateral Trustees or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto, except that each Collateral Trustee shall be liable for its failure to exercise ordinary care in the handling of moneys and securities and other property actually received by it.

           Section 4.07 Limitation by Law. All rights, remedies and powers provided by this Article 4 may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Article 4 are intended to be subject to all applicable mandatory provisions of law which may be controlling and to be limited to the extent necessary so that they will not render this Agreement invalid, unenforceable in whole or in part or, if the Representatives elect that this Agreement should be recorded, registered or filed, not entitled to be recorded, registered, or filed under the provisions of any applicable law.

           Section 4.08 Absolute Rights of Secured Holders and Representatives. Notwithstanding any other provision of this Agreement or any of the other Shared Collateral Documents, each of the Representatives and each of the Secured Holders has an absolute and unconditional right to receive payment of all of the Secured Obligations owing to such Representative or such Secured Holder, as the case may be, when the same becomes due and payable and at the time and place and otherwise in the manner set forth in the applicable Secured Agreements, and the right of each such Representative and each such Secured Holder to institute proceedings for the enforcement of such payment on or after the date such payment becomes due and to assert its position as a secured creditor in a proceeding under the Bankruptcy Code in which the Grantor is a debtor, and the obligation of the Grantor to pay all of the Secured Obligations owing to each of the Representatives and each of the Secured Holders at the time and place expressed therein, shall not be impaired or affected without the consent of such Representative or such Secured Holder. In addition, the right of any Secured Holder or any Representative, on behalf of itself or on behalf of any such Secured Holder, to receive payment or security from sources other than the Collateral shall not be, and is not hereby, impaired or affected in any manner. Without limiting the generality of the foregoing provisions of this Section 4.08, no Secured Holder and no Representative, on behalf of itself or on behalf of any Secured Holder, shall be obligated to share with any other Secured Holder or any other Representative any proceeds of any collateral, guaranty or right of setoff other than pursuant to, and to the extent expressly required under, this Agreement and the other Secured Agreements; nor shall any Secured Holder's or any Representative's right to receive its ratable share of any amounts maintained in the Collateral Account, if any, or any proceeds of any of the Collateral, or any part thereof, under the terms of this Agreement and the other Shared Collateral Documents be diminished or affected in any way by its right to receive proceeds of any other collateral or right of setoff, or payment upon a guaranty or from any other source.

           Section 4.09 Equal and Ratable Security. This Agreement is intended solely to comply with the provisions of the Existing Indebtedness Agreements to secure the unpaid Secured Obligations arising thereunder, equally and ratably with the Secured Obligations arising under the Credit Agreement. To the extent that the rights and benefits herein conferred on the Secured Holders or the Representative under any Existing Indebtedness Agreement shall be held to exceed the rights and benefits required so to be conferred by such provisions of such Existing Indebtedness Agreement, such rights and benefits shall be limited so as to provide to such



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Secured Holders and such Representative only those rights and benefits that are required by such provisions of such Existing Indebtedness Agreement. Any and all rights not herein expressly given to the Representatives under any Existing Indebtedness Agreement are expressly reserved to Lender Parties under the Credit Agreement, it being understood that in the absence of a requirement to provide equal and ratable security set forth in the Existing Indebtedness Agreements, this Agreement would not have been accepted by the Lender Parties.

                                    ARTICLE V

                             APPLICATION OF PROCEEDS

           Section 5.01 Application of Proceeds. (a) If, following the acceleration of the principal amount of the Secured Obligations under any Secured Agreement and pursuant to the exercise of any remedy set forth in any Shared Collateral Documents, any Collateral is sold or otherwise realized upon by the Collateral Trustees, the proceeds received by the Collateral Trustees in respect of such Collateral shall be deposited in the Collateral Account, and all moneys held by the Corporate Trustee in the Collateral Account shall, to the extent available for distribution, be distributed by the Corporate Trustee on each date upon which a distribution is made (each, a "DISTRIBUTION DATE") as follows:

           FIRST, to the payment (in such priority as the Corporate Trustee shall elect, but without duplication) of all reasonable legal fees and expenses and other reasonable costs or expenses or other liabilities of any kind incurred by the Collateral Trustees as secured parties under any Shared Collateral Document or otherwise in connection with any Shared Collateral Document or this Agreement (including, without limitation, any reasonable costs or expenses or liabilities incurred in connection with the sale of any assets covered by any Shared Collateral Document, or in the operation or maintenance of any of the assets covered by any Shared Collateral Document), including the reimbursement to any Representative of any amounts theretofore advanced by such Representative for the payment of such fees, costs and expenses, except only for any such fees, expenses, costs or liabilities incurred by any Collateral Trustee as a result of its gross negligence or willful misconduct in performing or failing to perform any of its duties to the parties hereto expressly set forth herein; provided, however, that nothing herein is intended to relieve the Grantor of its duties to pay such costs, fees, expenses and liabilities otherwise payable to the Collateral Trustees from funds outside of the Collateral Account, as required by this Agreement;

           SECOND, to the Collateral Trustees (without duplication) in an amount equal to the Collateral Trustees' Fees which are unpaid as of the Distribution Date and to any Representative which has theretofore advanced or paid any such Collateral Trustees' Fees in an amount equal to the amount thereof so advanced or paid by such Representative prior to such Distribution Date; provided, however, that nothing herein is intended to relieve any Borrower of its duties to pay such fees and claims from funds outside of the Collateral Account, as required by this Agreement;

           THIRD, in accordance with paragraph (b) below, with respect to any proceeds, ratably to the Representatives on behalf of the respective Secured Holders for application



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     to the Secured Obligations of such Secured Holders, or, to be held by such
     Representative (or by the Corporate Trustee on behalf of such Representative pursuant to Section 5.02 or otherwise) pending such application; provided, however, that any proceeds received in respect of the Collateral shall be applied first to the Administrative Agent, on behalf of the Lender Parties, up to the maximum amount permitted by the terms and conditions of the 7% Notes Indenture; and

           FOURTH, any surplus remaining after the payment in full in cash of the Secured Obligations shall, pursuant to the provisions of Section 8.02, be paid to the Grantor, its successors or assigns, or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

           (b) In order to determine the ratable amount to be distributed to each of the Representatives pursuant to clause THIRD above on each Distribution Date, unless otherwise directed in writing by the Representatives, the Corporate Trustee may rely on a certificate of an Authorized Officer of the Grantor setting forth the Secured Obligations (identified by type and amount) outstanding under each Secured Agreement on such Distribution Date. The ratable portion of the aggregate amount available for distribution hereunder on any Distribution Date which shall be distributed to each Representative on such Distribution Date shall be a fraction, (i) the numerator of which shall be the aggregate amount of Secured Obligations of the Secured Holders represented by such Representative, and (ii) the denominator of which shall be the aggregate amount of Secured Obligations of all the Secured Holders represented by all; provided, however, that the aggregate amount distributable to such Representative on such Distribution Date shall not exceed the aggregate amount of Secured Obligations of the Grantor which are then due and payable by the Borrower to the Secured Holders of such Representative; and, provided, further, that, for such purposes, amounts distributable to a Representative on a prior Distribution Date and held on behalf of such Representative and the Secured Holders of such Representative pursuant to Section 5.02 of this Agreement shall be deemed to have been applied to the Secured Obligations of the Secured Holders represented by such Representative, regardless of whether such application has occurred.

           Section 5.02 Application of Withheld Amounts. If on any Distribution Date any amounts on deposit to the Collateral Account are distributable pursuant to Section 5.01 to any Representative, and if such Representative shall have given notice to the Collateral Trustees on or prior to such Distribution Date that all or a portion of such proceeds which are otherwise distributable to such Representative pursuant to Section 5.01 shall be held by the Collateral Trustees on behalf of such Representative for the benefit of the Secured Holders of such Representative, then the Collateral Trustees shall hold such amount in a separate non-interest bearing cash collateral account of the Corporate Trustee for the benefit of such Representative and such Secured Holders, until such time as such Representative shall deliver a written request for the delivery thereof from such account to such Representative or as such Representative may otherwise direct in such notice. If thereafter the Secured Obligations of the Secured Holders represented by any such Representative shall have been repaid in full in cash on any date, then (a) upon the written request of the Grantor (or any other Representative) certifying as to such payment in full, and (b) after delivery of such notice by the Collateral Trustees to such Representative, the Collateral Trustees shall not have received a written notice of objection from such Representative within 30 days such Representative's receipt of such notice, promptly



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following such 30th day (or the earlier receipt by the Collateral Trustees of the written consent of such Representative), any amounts held on account for such Representative pursuant to this Section 5.02 shall be again deposited by the Collateral Trustee to the Collateral Account and thereafter distributed as provided in Section 5.01. The Corporate Trustee shall invest amounts on deposit to any such account in such Cash Equivalents as the applicable Representative may direct from time to time.

           Section 5.03 Release of Amounts in Collateral Account. Amounts distributable to a Representative on any Distribution Date pursuant to Section
5.01 shall either be paid to such Representative for the benefit of such Representative and its Secured Holders by the Corporate Trustee (or deposited to an account for the benefit of such Representative and its Secured Holders pursuant to Section 5.02) upon receipt by the Corporate Trustee of a written certificate of such Representative setting forth appropriate payments instructions for such Representative. If no such notice is delivered by a Representative within 10 Business Days thereafter, the Corporate Trustee shall deposit amounts otherwise distributable to such Representative to an account for the benefit of such Representative and its Secured Holders pursuant to Section
5.02 hereof.

           Section 5.04 Distribution Date. Upon the occurrence and during the continuance of an Actionable Default, any amounts on deposit in the Collateral Account shall, at the written request of a Defaulted Agreement Party (with a copy to the Grantor), and with the written consent of the Required Representatives, be distributed as provided in this Article V.

                                   ARTICLE VI

                     AGREEMENTS WITH THE COLLATERAL TRUSTEE

           Section 6.01 Delivery of Agreements. On the Effective Date, the Grantor will deliver to the Collateral Trustees a true and complete copy of each Secured Agreement, including each Shared Collateral Document, as in effect on the Effective Date. The Grantor agrees that, promptly upon the execution thereof, the Grantor will deliver to the Collateral Trustees a true and complete copy of any and all Shared Collateral Documents entered into subsequent to the date hereof and a true and complete copy of any and all amendments, modifications or supplements to any of the foregoing.

           Section 6.02 Information as to Representatives. The Grantor agrees that it shall deliver to the Collateral Trustees from time to time upon request of the Collateral Trustees a list setting forth, for each Secured Agreement, (a) the aggregate principal amount outstanding thereunder, (b) the accrued and unpaid interest thereunder, (c) the accrued and unpaid fees (if any) thereunder,
(d) the names of the Representatives and of the Secured Holders (to the extent known to the Grantor) thereunder, and all other unpaid amounts thereunder known to the Grantor, owing to each such Representative, for its own account and on behalf of such Secured Holders and (e) such other information regarding the Representatives, such Secured Holders and the Secured Agreements as the Collateral Trustees may reasonably request. In addition, the Grantor shall deliver to the Collateral Trustees, each time a distribution from the Collateral Trust Estate or, the Collateral Account is to be made pursuant to the terms hereof, not later than two Business Days after receipt of a copy of the applicable distribution request delivered by a



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Defaulted Agreement Party pursuant to Section 5.04 hereof, a certificate of an
Authorized Officer, setting forth the amounts to be distributed and the Persons to whom such distributions are to be made, including appropriate payment instructions therefor, provided, that if any distribution is directed to be made to any Representative, if such Representative shall have notified the Collateral Trustees in writing that such Representative is unable to accept such distribution, such distribution shall be made instead to an account established pursuant to Section 5.02 hereof for the benefit of such Representative and its Secured Holders. The Grantor will furnish to the Collateral Trustees, with a copy to each Representative, on the Effective Date a list setting forth the name and address of each Representative and each Person to whom notices must be sent under the Secured Agreements and the Grantor agrees to furnish promptly to the Collateral Trustees any changes or additions to such list of which the Grantor is made aware. Unless otherwise specified herein, the Collateral Trustees may for all purposes hereunder, rely on such information given by the Grantor unless
(i) the Collateral Trustees shall have actual knowledge of an inaccuracy or (ii) any Representative shall provide contrary information in writing with respect to such Representative in which case, unless such Representative and the Grantor can reach an agreement on such issue within a period of 10 days, the Collateral Trustees shall appoint an independent arbitrator (who shall be reasonably acceptable to the Grantor and such Representative) to resolve the dispute (at the expense of the Grantor).

           Section 6.03 Compensation and Expenses. The Grantor agrees to pay to the Collateral Trustees and any co-trustees or successor trustees appointed hereunder, from time to time upon demand, (a) such compensation for their services hereunder and under the Shared Collateral Documents and for administering the Collateral Trust Estate, the Collateral Account and any account or accounts established pursuant to Section 5.02 hereof as set forth on the fee schedule attached hereto as Schedule 1, as such Schedule 1 may be amended, supplemented or otherwise modified by the written agreement of the Grantor and the Collateral Trustees from time to time and (b) all the reasonable fees, costs and expenses incurred by any of them (including, without limitation, the reasonable fees and disbursements of counsel) (i) arising in connection with the preparation, execution, delivery, modification and termination of this Agreement and each Shared Collateral Document or the enforcement of any of the provisions hereof or thereof or (ii) incurred or required to be advanced in connection with the administration of the Collateral Trust Estate, the Collateral Account, any account or accounts established pursuant to Section 5.02 hereof, the sale or other disposition of Collateral pursuant to any Shared Collateral Document and the preservation, protection or defense of their rights under this Agreement and in and to the Collateral, the Collateral Account, any account or accounts established pursuant to Section 5.02 hereof and the Collateral Trust Estate. As security for such payment, the Collateral Trustees shall have a prior lien upon all Collateral and other property and funds held or collected by the Collateral Trustees as part of the Collateral Trust Estate. The Grantor's obligations under this Section 6.03 shall survive the termination of this Agreement.

           Section 6.04 Stamp and Other Similar Taxes. The Grantor agrees to indemnify and hold harmless the Collateral Trustees, each Representative and each Secured Holder from any present or future claim for liability for any stamp or other similar tax and any penalties or interest with respect thereto, which may be assessed, levied or collected by any jurisdiction in connection with this Agreement, any Shared Collateral Document, the Collateral Trust Estate, the Collateral Account, any account or accounts established pursuant to Section 5.02 hereof or



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any Collateral. The obligations of the Grantor under this Section 6.04 shall survive the termination of this Agreement.

           Section 6.05 Filing Fees, Excise Taxes, Etc. The Grantor agrees to pay or to reimburse the Collateral Trustees for any and all amounts in respect of all reasonable search, filing, recording and registration fees, taxes, excise taxes and other similar imposts which may be payable or determined to be payable in respect of the execution, delivery, performance and enforcement of this Agreement and each Shared Collateral Document. The obligations of the Grantor under this Section 6.05 shall survive the termination of this Agreement.

           Section 6.06 Indemnification. (a) The Grantor agrees to pay, indemnify, and hold harmless the Collateral Trustees and each of the agents of either thereof from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, the costs and expenses of defending any claim against any of them) with respect to the execution, delivery, enforcement, performance and administration of this Agreement and the Shared Collateral Documents unless and to the extent arising from the gross negligence or willful misconduct of such of the Collateral Trustees or such of the agents thereof as are seeking indemnification or any failure of any Collateral Trustee or any such agent to exercise ordinary care in the handling of moneys and securities and other property actually received by any such Collateral Trustee or any such agent. As security for such payment, any such Collateral Trustee shall have a prior lien upon all Collateral and other property and funds held or collected by the Collateral Trustees as part of the Collateral Trust Estate.

           (b) In any suit, proceeding or action brought by the Collateral Trustees under or with respect to any Shared Collateral Document or the Collateral for any amount owing thereunder, or to enforce any provisions thereof, the Grantor will save, indemnify and hold harmless the Collateral Trustees, the Representatives and the Secured Holders from and against all expense, loss or damage suffered by reason of any defense, set-off, counterclaim, recoupment or reduction of liability whatsoever of the obligee thereunder (unless and to the extent that such expense, loss or damage is caused by the gross negligence or willful misconduct of the such Collateral Trustee or the failure of any Collateral Trustee to exercise ordinary care in the handling of moneys and securities and other property actually received by such Collateral Trustee), arising out of a breach by the Grantor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such obligee or its successors from the Grantor and all such obligations of the Grantor shall be and remain enforceable against and only against the Grantor and shall not be enforceable against the Collateral Trustees, any Representative or any Secured Holder. The agreements in this
Section 6.06 shall survive the termination of this Agreement.

           Section 6.07 Further Assurances. (a) The Grantor agrees, from time to time, at its own expense to execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, and cause its Subsidiaries, if any, to promptly execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, financing statements and continuations thereof, notices of assignment, transfers, certificates, assurances and other instruments as may be reasonably necessary or desirable, or as any Collateral Trustee, any Representative, any Secured Holder through its Representative, may reasonably request from



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time to time in order (i) to carry out more effectively the purposes or this
Agreement, (ii) to subject to the liens and security interests created by any of the Shared Collateral Documents any of the properties, rights or interests of the Grantor covered or now or hereafter intended to be covered by any of the Shared Collateral Documents, (iii) to perfect and maintain the validity, effectiveness and priority of any of the Shared Collateral Documents and the liens and security interests intended to be created thereby, (iv) to better assure, convey, grant, assign, transfer, preserve, protect and confirm unto the Collateral Trustees, the Representatives and the Secured Holders the rights granted or now or hereafter intended to be granted to the Collateral Trustees, the Representatives and the Secured Holders under any Shared Collateral Document or under any other instrument executed in connection with any Shared Collateral Document to which it is or may become a party, and (v) to enable the Collateral Trustees to exercise and enforce their rights and remedies hereunder and under each Shared Collateral Document with respect to any Collateral; provided, however, that this Section 6.07 shall not be construed to require the Grantor to grant any interest in Collateral other than pursuant to this Agreement, the Credit Agreement or any Shared Collateral Document. Without limiting the generality of the foregoing, the Grantor will take any such action required to be taken by it pursuant to any Shared Collateral Document.

           (b) The Grantor hereby authorizes the Collateral Trustees to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of the Grantor where permitted by law. A photocopy or other reproduction of this Agreement, any Shared Collateral Document or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

           (c) The Grantor will furnish such information about the Collateral as the Collateral Trustees may reasonably request from time to time.

                                   ARTICLE VII

                             THE COLLATERAL TRUSTEE

           Section 7.01 Declaration of Trust. Each of the Corporate Trustee and the Individual Trustee, for itself and its successors, hereby accepts the trusts created by this Agreement upon the terms and conditions hereof, including those contained in this Article VII. Further, each of the Corporate Trustee and the Individual Trustee, for itself and its successors, does hereby declare that it will hold all of the estate, right, title and interest in (a) the Collateral Trust Estate and the Collateral Account for the equal and ratable benefit of the Representatives and the Secured Holders as provided herein, and (b) each account as may be established pursuant to Section 5.02 at the request of a Representative upon the trust herein set forth and for the benefit of such Representative on behalf of its applicable Secured Holders as provided herein.

           Section 7.02 Exculpatory Provisions. (a) The Collateral Trustees shall not be responsible in any manner whatsoever for the correctness of any recitals, statements, representations or warranties contained herein or in the Shared Collateral Documents, all of which are made solely by the Grantor which is a party thereto. The Collateral Trustees make no representations as to the value or condition of the Collateral Trust Estate, the Collateral Account or any part thereof, or as to the title of the Grantor thereto or as to the security afforded by the



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Shared Collateral Documents or this Agreement, or as to the validity, execution
(except its own execution), enforceability, legality or sufficiency of this Agreement, any Shared Collateral Document or any Secured Agreement, and the Collateral Trustees shall incur no liability or responsibility in respect of any such matters. The Collateral Trustees shall not be responsible for insuring the Collateral Trust Estate or for the payment of taxes, charges, assessments or liens upon the Collateral Trust Estate or otherwise as to the maintenance of the Collateral Trust Estate or the Collateral Account, except that in any event that any Collateral Trustee enters into possession of a part or all of the Collateral Trust Estate, the Collateral Account, such Collateral Trustee, shall preserve the part in its possession.

           (b) The Collateral Trustees shall not be required to ascertain or inquire as to the performance by the Grantor of any of the covenants or agreements contained herein, in any other Shared Collateral Document or in any Secured Agreement.

           Section 7.03 Delegation of Duties. The Collateral Trustees may execute any of the trusts or powers hereof and perform any duty hereunder either directly or by or through agents or attorneys-in-fact (which shall not include officers and employees of the Grantor or any Affiliate of the Grantor). The Collateral Trustees shall be entitled to rely upon advice of reasonably selected counsel and other professionals concerning all matters pertaining to such trusts, powers and duties. The Collateral Trustees shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact reasonably selected by them in good faith.

           Section 7.04 Reliance by Collateral Trustees. (a) Whenever in the administration of the trusts of this Agreement or, pursuant to any other Shared Collateral Document, the Collateral Trustees shall deem it necessary or desirable that a matter be proved or established in connection with the taking, suffering or omitting any action hereunder by the Collateral Trustees unless otherwise provided herein, such matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved or established by a certificate of an Authorized Officer of the Grantor delivered to the Collateral Trustees and the Representatives, and such certificate shall constitute a full warranty to the Collateral Trustees for any action taken, suffered or omitted in reliance thereon unless (i) the Collateral Trustees shall have actual knowledge of an inaccuracy therein or (ii) any Representative shall provide contrary information in writing with respect to such matter within 10 days of receipt thereof by such Representative, in which case unless such Representative and the Grantor can reach agreement on such issue within a period of 10 days, the Collateral Trustees shall appoint, at the expense of the Grantor, an independent arbitrator (who shall be reasonably acceptable to the Grantor and such Representative) to resolve the dispute.

           (b) The Collateral Trustees may consult with independent counsel, independent public accountants and other experts selected by it (excluding, counsel to or any employee of the Grantor or any Affiliate of the Grantor) and any opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered by them hereunder in accordance therewith unless such Collateral Trustee has actual knowledge of a reason to question the validity or accuracy of such opinion or of any assumptions expressed therein as the basis for such opinion. The Collateral Trustees shall have the right at any time to seek instructions concerning the administration of the Collateral Trust Estate or the Collateral



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Account or any account established pursuant to Section 5.02 hereof from any court of competent jurisdiction.

           (c) The Collateral Trustees may rely, and shall be fully protected in acting, upon any resolution, statement, certificate, instrument, opinion, report, notice, request, consent, order, bond or other paper or document which they reasonably believe to be genuine and to have been signed or presented by the proper party or parties or, in the case of telecopies and telexes, to have been sent by the proper party or parties. In the absence of its gross negligence or willful misconduct, each Collateral Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any notices, certificates or opinions furnished to such Collateral Trustee that conform to the requirements of this Agreement or any Shared Collateral Document.

           Section 7.05 Limitations on Duties of the Trustees. (a) The Collateral Trustees undertake to perform only the duties expressly set forth herein and no implied covenant or obligation shall be read into this Agreement against the Collateral Trustees.

           (b) The Collateral Trustees may exercise the rights and powers granted to them by this Agreement and the Shared Collateral Documents, but only pursuant to the terms of this Agreement, and the Collateral Trustees shall not be liable with respect to any action taken or omitted by them in accordance with the direction of the Required Representatives.

           (c) Except as herein otherwise expressly provided, the Collateral Trustees shall not be under any obligation to take any action which is discretionary with the Collateral Trustees under the provisions hereof or under any Shared Collateral Document except upon the written request of the Required Representatives. The Collateral Trustees shall make available for inspection and copying by each Representative each certificate or other paper furnished to the Collateral Trustees by the Grantor, by any Representative, or by any other Person, under or in respect of this Agreement, any Shared Collateral Document or any of the Collateral Trust Estate.

           (d) The Collateral Trustees shall be under no obligation to exercise any of the rights or powers vested in them by this Agreement or any other Shared Collateral Document at the request or direction of any Representatives pursuant to this Agreement, unless such Representatives shall have offered to the Collateral Trustees security or indemnity satisfactory to the Collateral Trustees against the costs, expenses and liabilities which might be incurred by them in compliance with such request or direction.

           Section 7.06 Moneys to Be Held in Trust. All moneys received by the Corporate Trustee under or pursuant to any provision of this Agreement or any Shared Collateral Document shall be segregated and held in trust for the purposes for which they were paid or are held and the Corporate Trustee shall exercise ordinary care in the handling of any such moneys actually received by it. The Individual Trustee shall promptly turn over to the Corporate Trustee any Collateral, or any part thereof, delivered to or received by the Individual Trustee.

           Section 7.07 Resignation and Removal of Collateral Trustees. (a) Each or both of the Collateral Trustees may at any time, by giving 30 days' prior written notice to the Grantor and the Representatives, resign and be discharged of their responsibilities hereby created, such



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

resignation to become effective upon the appointment of a successor trustee or trustees by the Required Representatives, the acceptance of such appointment by such successor trustee or trustees and, unless an Actionable Default has occurred and is continuing, the consent to the appointment of such successor trustee or trustees by the Grantor. If an Actionable Default has occurred, the Grantor's consent to any such resignation shall not be required. The Collateral Trustees shall be entitled to their fees and expenses accrued to the date of the resignation becoming effective. Either or both of the Collateral Trustees may be removed at any time (with or without cause) and a successor trustee or trustees appointed by the affirmative vote of the Required Representatives, subject to, unless an Actionable Default has occurred and is continuing, the consent of the Grantor, provided that the Collateral Trustees or either of them shall be entitled to their fees and expenses accrued to the date of removal. If either or both of the Collateral Trustees resigns or is removed as provided in this
Section 7.07 the consent to the appointment of a successor trustee or trustees shall not be unreasonably withheld and shall be deemed to have been given if the Grantor shall not have reasonably objected to any proposed successor trustee or trustees within five Business Days of receipt of notice of the identity thereof from the Representatives. If no successor trustee or trustees shall be appointed and approved within 30 days from the date of the giving of the aforesaid notice of resignation or within 30 days from the date of such vote for removal, the Collateral Trustees, shall, or any Representative may, apply to any court of competent jurisdiction to appoint a successor trustee or trustees to act until such time, if any, as a successor trustee or trustees shall have been appointed as above provided. Any successor trustee or trustees so appointed by such court shall immediately and without further act be superseded by any successor trustee or trustees approved by the Representatives as above provided.

           (b) If at any time either or both of the Collateral Trustees shall become incapable of acting, or if at any time a vacancy shall occur in the office of the Collateral Trustees for any other cause, a successor trustee or trustees shall be promptly appointed by the Required Representatives, subject to, unless an Actionable Default has occurred and is continuing, the consent of the Grantor, which consent shall not be unreasonably withheld, and the powers, duties, authority and title of the predecessor trustee or trustees terminated and cancelled without procuring the resignation of such predecessor trustee or trustees, and without any formality (except as may be required by applicable law) other than appointment and designation of a successor trustee or trustees in writing, duly acknowledged, delivered to the predecessor trustee or trustees and the Grantor and filed for record in each public office, if any, in which this Agreement is required to be filed.

           (c) The appointment and designation referred to in Section 7.07(b) shall, after any required filing, be full evidence of the right and authority to make the same and of all the facts therein recited, and this Agreement shall vest in such successor trustee or trustees, without any further act, deed or conveyance, all of the estate and title of its predecessor, and upon such filing for record the successor trustee or trustees shall become fully vested with all the estates, properties, rights, powers, trusts, duties, authority and title of its predecessor; but such predecessor shall, nevertheless, on the written request of the Required Representatives, the Grantor or its successor trustee or trustees, execute and deliver an instrument transferring to such successor all the estates, properties, rights, powers, trusts, duties, authority and title of such predecessor hereunder and shall deliver all securities and moneys held by it or them to such successor trustee or trustees. Should any deed, conveyance or other instrument in writing from



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the Grantor be required by any successor trustee or trustees for more fully and certainly vesting in such successor trustee or trustees the estates, properties, rights, powers, trusts, duties, authority and title vested or intended to be vested in the predecessor trustee or trustees, any and all such deeds, conveyances and other instruments in writing shall, on request of such successor trustee or trustees, be executed, acknowledged and delivered by the Grantor.

           (d) Any required filing for record of the instrument appointing a successor trustee or trustees as hereinabove provided shall be at the expense of the Grantor. The resignation of any trustee or trustees and the instrument removing any trustee or trustees, together with all other instruments, deeds and conveyances provided for in this Article VII shall, if permitted by law, be forthwith recorded, registered and filed by and at the expense of the Grantor, wherever this Agreement is recorded, registered and filed.

           Section 7.08 Status of Successors to Trustee. Every successor to the Corporate Trustee appointed pursuant to Section 7.07 shall be a bank or trust company in good standing and having power so to act, incorporated under the laws of the United States or any State thereof or the District of Columbia and having its principal corporate trust office within the State of Delaware, or another state acceptable to the Required Representatives, and shall also have capital, surplus and undivided profits of not less than $100,000,000, if there be such an institution with such capital, surplus and undivided profits willing, qualified and able to accept the trust upon reasonable or customary terms. Any successor to the Individual Trustee appointed pursuant to Section 7.07 shall be an individual residing in the State of Delaware, the State of New York or another state of the United States acceptable to the Required Representatives.

           Section 7.09 Merger of the Corporate Trustee. Any corporation into which the Corporate Trustee may be merged, or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Corporate Trustee shall be a party, shall be the Corporate Trustee under this Agreement without the execution or filing of any paper or any further act on the part of the parties hereto.

           Section 7.10 Powers of Individual Trustee. The Individual Trustee has been joined as a party hereunder so that if, by any present or future applicable law in any jurisdiction in which it may be necessary to perform any act in the execution or enforcement of the trusts hereby created, the Corporate Trustee may be incompetent, unqualified or unable to act as a Collateral Trustee, then all of the acts required to be performed in such jurisdiction, in the execution or enforcement of the trusts hereby created, shall and will be performed by the Individual Trustee, acting alone. Notwithstanding any other term or provision of this Agreement to the contrary, the Corporate Trustee alone shall have and exercise the rights and powers granted herein and shall be solely charged with the performance of the duties herein declared on the part of the Collateral Trustees to be had and exercised or to be performed without any action taken by the Individual Trustee; provided, however, that if the Corporate Trustee or the Required Representatives deem it necessary or desirable for the Individual Trustee to act in a particular jurisdiction, the Individual Trustee shall have and exercise the rights and powers granted herein (but no greater powers) and shall be charged with the performance of the duties herein declared on the part of the Collateral Trustees to be had and exercised or to be performed, but only in such particular jurisdiction.



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           Section 7.11 Additional Co-Trustees; Separate Trustees. (a) If at any
time or times it shall be necessary or prudent in order to conform to any law of any jurisdiction in which any of the Collateral shall be located, or the Collateral Trustees shall be advised by counsel satisfactory to them that it is so necessary or prudent in the interest of the Representatives on behalf of the Secured Holders, or the Representatives shall in writing so request by notice to the Collateral Trustees and the Grantor, or the Collateral Trustees shall deem it desirable for their own protection in the performance of their duties hereunder, or the Grantor shall in writing so request by notice to the Collateral Trustees with the consent of the Representatives, the Collateral Trustees and the Grantor shall execute and deliver all instruments and agreements necessary or proper to constitute another bank or trust company, or one or more persons approved by the Collateral Trustees, the Grantor and the Representatives, either to act as co-trustee or co-trustees of all or any of the Collateral, jointly with the Collateral Trustees originally named herein or any successor, or to act as separate trustee of any such property. In the event the Grantor shall not have joined in the execution of such instruments and agreements within 10 days after the receipt of a written request from the Collateral Trustees so to do, or in case an Actionable Default shall have occurred and be continuing, the Collateral Trustees may act under the foregoing provisions of this Section 7.11 without the concurrence of the Grantor (but with the concurrence of the Required Representatives), and the Grantor hereby appoints the Collateral Trustees as its agents and attorneys to act for it under the foregoing provisions of this Section 7.11 in either of such contingencies.

           (b) Any separate trustee and any co-trustee (other than any trustee which may be appointed as successor to the Corporate Trustee or the Individual Trustee pursuant to Section 7.07) shall, to the extent permitted by law, be appointed and act and be such, subject to the following provisions and conditions, namely:

           (i) all rights, powers, duties and obligations conferred upon the trustees in respect of the custody, control and management of moneys, papers or securities shall be exercised solely by the Collateral Trustees originally named herein or their successors appointed pursuant to Section 7.07;

           (ii) all rights, powers, duties and obligations conferred or imposed upon the Collateral Trustees hereunder shall be conferred or imposed and exercised or performed by the Collateral Trustees and such separate trustee or co-trustee, jointly, as shall be provided in the instrument appointing such separate trustee or co-trustee, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Collateral Trustees shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed by such separate trustee or co-trustee;

           (iii) no power given hereby to, or which it is provided hereby may be exercised by, any such co-trustee or separate trustee, shall be exercised hereunder by such co-trustee or separate trustee, except jointly with, or with the consent in writing of, the Collateral Trustees, anything herein contained to the contrary notwithstanding;

           (iv) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and



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           (v) the Grantor and the Collateral Trustees, at any time, by an instrument in writing, executed by them jointly, may accept the resignation of or remove any such separate trustee, and in that case, by an instrument in writing executed by the Grantor and the Collateral Trustees jointly, may appoint a successor (who shall be acceptable to the Required Representatives) to such a separate trustee or co-trustee, as the case may be, anything herein contained to the contrary notwithstanding. In the event that the Grantor shall not have joined in the execution of any such instrument within 10 days after the receipt of a written request from the Collateral Trustees so to do, or in case an Actionable Default shall have occurred and be continuing, the Collateral Trustees shall have the power to accept the resignation of or remove any such separate trustee or co-trustee and to appoint (with the consent of the Required Representatives) a successor without the concurrence of the Grantor and the Grantor hereby appoints the Collateral Trustees its agents and attorneys to act for it in such connection in either of such contingencies. In the event that the Collateral Trustees shall have appointed a separate trustee or co-trustee or as above provided, they may at any time, by an instrument in writing, accept the resignation of or remove any such separate trustee, the successor to any such separate trustee to be appointed by the Grantor and the Collateral Trustees, or by the Collateral Trustees alone, as hereinbefore provided in this Section 7.11.

           Section 7.12 Trustees Appointed Attorneys-in-Fact. The Grantor hereby irrevocably constitutes and appoints the Collateral Trustees and any officer or agent thereof, with full power of substitution, as its true and lawful attorneys-in-fact with full power and authority in the name of the Grantor or their own name and in the place and stead of the Grantor and in the name of the Grantor, from time to time at the direction of the Required Representatives, to take, subject to Section 4.09, any action and to execute any instrument which the same may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to the Grantor representing any dividend, interest payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same in accordance with the terms of the Shared Collateral Documents. The Grantor acknowledges and agrees that the foregoing power of attorney is coupled with an interest and may not be revoked or modified except with the consent of the Collateral Trustees or as otherwise provided herein.

           Section 7.13 Ordinary Care. The Collateral Trustees shall be deemed to have exercised ordinary care in the custody and preservation of the Collateral in their possession if the Collateral is accorded treatment substantially equal to that which the Collateral Trustees accord their own property, it being understood that the Collateral Trustees shall not have any responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Collateral Trustees have or are deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any Collateral.



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                                  ARTICLE VIII

                              RELEASE OF COLLATERAL


           Section 8.01 Partial Release of Collateral. (a) The Grantor may, from time to time so long as no Actionable Default shall have occurred and be continuing, request the release of the lien and security interest of the Shared Collateral Documents in any portion of the Collateral of the Grantor proposed to be sold or otherwise disposed of by the Grantor to any other Person, upon notice to the Collateral Trustees from an Authorized Officer of the Grantor (a "NOTICE OF PARTIAL RELEASE"), which Notice of Partial Release shall be delivered to the Collateral Trustees and the Administrative Agent at least ten Business Days prior to the date of the proposed sale or other disposition of such Collateral (unless a shorter period of time is acceptable to the Collateral Trustees and the Administrative Agent) and shall

           (i) specify the Collateral to be so sold or otherwise disposed of and the proposed date of such sale or other disposition, and

           (ii) certify that the sale of other disposition of such Collateral is in compliance with under the terms of the Secured Agreements, and the Grantor or the Borrower is not, and after giving effect to such release, would not be, in default under any of the Secured Agreements.

If a Notice of Partial Release is delivered to the Collateral Trustees in accordance with the immediately preceding sentence and the Administrative Agent, on behalf of the Lenders, shall not have objected in writing thereto prior to the date of the proposed release, the security interest in such Collateral shall automatically, without further action, be released and the Collateral Trustees shall execute and deliver to the Grantor, on the date of the proposed release (or as promptly thereafter as possible), a release or releases (including, without limitation, Uniform Commercial Code release statements and instruments of satisfaction, discharge and/or reconveyance) in recordable form as to the Collateral specified in such Notice of Partial Release from the liens, security interests, conveyances and assignments evidenced by the Shared Collateral Documents, which release shall state that it is effective as of the date of such disposition; provided, however, that, if prior to the time that the Collateral Trustees deliver a release pursuant to this Section 8.01(a), the Collateral Trustees shall have received either (A) an Actionable Default Notice that shall not have been withdrawn prior to such time and the Required Lenders shall have directed the Collateral Trustees either not to deliver such a release or not to deliver releases generally or (B) a written objection from the Administrative Agent stating that such sale or other disposition is not permitted under the Credit Agreement, then, in either case, the Collateral Trustees shall so notify the Grantor and shall not sign any release or releases in connection with such disposition.

           (b) If, at any time, the Collateral Trustees shall receive a written notice from an Authorized Officer of the Grantor, (i) stating that any promissory note or other similar or related instrument evidencing obligations payable to the Grantor and included in the Collateral has been paid in full in accordance with its terms (or will be so paid concurrently with the surrender thereof), and (ii) identifying such note or other instrument in reasonable detail (including, without limitation, by its date of issuance, the name of its payee and the principal



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

amount thereof), then the Collateral Trustees shall promptly deliver a copy of each such notice to each Representative and, unless any Representative shall have disputed the accuracy of such notice within five Business Days of the delivery of such notice, the Collateral Trustees shall promptly deliver such note or other instrument to the Grantor, and promptly execute and deliver a release or releases (including, without limitation, Uniform Commercial Code release statements) in recordable form as to any such note or other instrument from the liens, security interests, conveyances and assignments evidenced by the Shared Collateral Documents, which release shall state that it is effective as of the date of its delivery.

           Section 8.02 Full Release of Collateral Upon Satisfaction of Certain Secured Obligations. (a) Unless an Actionable Default shall then have occurred and be continuing, the Collateral Trustees shall promptly release in accordance with Section 8.03 all the Collateral upon the cash payment in full of the Secured Obligations arising under the Credit Agreement and the other Loan Documents (as defined in the Credit Agreement).

           (b) In furtherance of the undertaking set forth above in Section 8.02(a), the Collateral Trustees shall, upon the request of the Grantor accompanied by a certificate of an Authorized Officer of the Grantor, upon which the Collateral Trustees may conclusively rely without independent verification, to the effect that all Secured Obligations under the Credit Agreement and the other Loan Documents have been, or will, concurrently with the release of the Collateral be, paid in full in cash and all commitment thereunder terminated (and if such Secured Obligations have not previously been so paid, describing the source(s) of funds for such repayment), deliver a notice by registered mail (and immediately thereafter send via facsimile, a copy of such notice to the Representatives, it being understood that the fax confirmation sheet shall evidence the fulfillment of the Collateral Trustee's obligation in this parenthetical) to the Administrative Agent (with a copy to each other Representative) containing the following:

           (i) a statement as to the total amount of moneys in the Collateral Account and any account which has been established at the request of any Representative pursuant to Section 5.02; and

           (ii) a statement that the Collateral Trustees intend to release all the Collateral unless they receive a written notice from the Administrative Agent within 10 days saying that it has not received cash payment in full of all the Secured Obligations owed to the Lenders under the Credit Agreement and that all commitments of such Lenders thereunder have not been terminated, or, if such Secured Obligations are to be repaid and such commitments terminated concurrently with such release, a statement that the Collateral Trustees will release such Collateral only upon receipt from the Administrative Agent of instructions to do so.

If the Collateral Trustees do not receive a certificate from the Administrative Agent within 10 days after the delivery of such notice stating that such Secured Obligations have not been indefeasibly paid in full in cash (or such commitments have not been terminated), or the Collateral Trustees receive a direction from the Administrative Agent so to release such Collateral, as the case may be (and the Collateral Trustees shall not have received any notice that an Actionable Default has occurred or is continuing), then the Collateral Trustees shall release all the Collateral from the security interest in their favor and deliver to the Grantor all Collateral in



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the possession of the Collateral Trustees promptly after the expiration of such
10 day period or as specified in such instruction, as the case may be; provided, however, that the Grantor shall have made adequate provision for the expenses of the Collateral Trustees associated with such release of Collateral and all other expenses of, or payable to, the Collateral Trustees hereunder; and provided, further, that the failure of the Administrative Agent to provide a certificate to the Collateral Trustees pursuant to this Section 8.02 shall in no way be deemed a waiver of, or otherwise impair in any way, its rights to receive payment in respect of unpaid Secured Obligations. If the Collateral Trustees shall have received such a certificate from the Administrative Agent within such 10 day period, or shall not have received an instruction so to release such Collateral (or shall have received an Actionable Default Notice which has not been withdrawn), as the case may be, the Collateral Trustees shall not release the Collateral unless and until the Administrative Agent or a court of competent jurisdiction so directs the Collateral Trustees pursuant to a final, non-appealable judgment (including a judgment that becomes non-appealable by reason of expiration of any period of time limiting the right to appeal therefrom).

           Section 8.03 Effect of Release of Collateral. Upon the effectiveness of the release of the Collateral pursuant to Section 8.02, all right, title and interest of the Collateral Trustees and the Representatives on behalf of the Secured Holders in, to and under the Collateral Trust Estate, the Collateral and the Shared Collateral Documents shall terminate and shall revert to the Grantor and its successors and assigns, and the estate, right, title and interest of the Collateral Trustees therein shall thereupon cease; and in such case, upon the written request of the Grantor, its successors or assigns, and at the cost and expense of the Grantor, its successors or assigns, the Collateral Trustees shall promptly execute and deliver a satisfaction of the Shared Collateral Documents and such instruments as are necessary or desirable to terminate and remove of record any documents constituting public notice of the Shared Collateral Documents and the security interests granted thereunder and shall transfer, or cause to be transferred, and shall deliver or cause to be delivered to the Grantor, all property, including all moneys, instruments and securities of the Grantor then held by the Collateral Trustees. The cancellation and satisfaction of the Shared Collateral Documents shall be without prejudice to the rights of the Collateral Trustees or any successor trustee or trustees to charge and be reimbursed for any expenditures which they may thereafter incur in connection therewith.

                                   ARTICLE IX

                                  MISCELLANEOUS

           Section 9.01 Amendments, Supplements and Waivers. (a) (i) With the written consent of the Administrative Agent and the Corporate Trustee, the Grantor may, from time to time, enter into written agreements supplemental hereto for the purpose of adding to or waiving any provision of this Agreement or any of the Shared Collateral Documents or changing in any manner the rights of the Collateral Trustees, the Representatives, the Secured Holders and the Grantor hereunder or thereunder.

           (ii) No such amendment, waiver or consent shall, unless in writing and signed by the Individual Trustee, amend, waive or otherwise modify any provision of Section 7.10.



                                     D-3-25

           (iii) Any such supplemental agreement shall be binding upon the Grantor, the Representatives, the Secured Holders and the Collateral Trustees and their respective successors.

           (iv) The Collateral Trustees shall not enter into any such supplemental agreement unless they shall have received a certificate of an Authorized Officer of the Grantor to the effect that such supplemental agreement will not result in a breach of any provision or covenant contained in any of the Secured Agreements.

           (v) The Collateral Trustees shall not enter into any such supplemental agreement unless they shall have received a certificate of the Administrative Agent to the effect that, upon receipt of the Corporate Trustee's written consent, this Section 9.01(a) has been complied with and an instruction letter requesting the Corporate Trustee and Individual Trustee to execute such supplemental agreement.

           (b) Notwithstanding the provisions of paragraph (a), the Collateral Trustees and the Grantor may, at any time and from time to time, without the consent of the Administrative Agent and any other Representative or any Secured Holders, enter into additional Shared Collateral Documents or one or more agreements supplemental hereto or to any Shared Collateral Document, in form satisfactory to the Collateral Trustees,

           (i) to add to the covenants of the Grantor, for the benefit of the Representatives or any Secured Holder, or to surrender any right or power herein conferred upon the Grantor;

           (ii) to mortgage, pledge or grant a security interest in favor of the Collateral Trustees as additional security for the Secured Obligations any property or assets which are required to be mortgaged or pledged, or in which a security interest is required to be granted, to the Collateral Trustees pursuant to any Shared Collateral Document or otherwise; or

           (iii) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement, provided such action shall not adversely affect the interests of the Secured Holders.

           Section 9.02 Additional Actions of Representatives. Whether or not there shall be an Actionable Default, the Collateral Trustees shall comply and shall be fully protected in complying with any reasonable request of (a) the Required Representatives, to take or refrain from taking certain actions with respect to the Collateral or the Representatives, and (b) more than 50% of the Secured Holders represented by any Representative which has requested that an account be opened pursuant to Section 5.02, to take or refrain from taking certain actions with respect to such account, provided, in each case, that the Collateral Trustees shall not take or refrain from taking such actions if to do so would violate applicable law or the terms of this Agreement, the Shared Collateral Documents or the applicable Secured Agreements or if the Collateral Trustees shall not be indemnified as provided in Section 6.06(b).



                                     D-3-26

           Section 9.03 Notices. All notices, requests, demands and other communications provided for or permitted hereunder shall, unless otherwise stated herein, be in writing (including telex and telecopy communications) and shall be sent by mail (by registered or certified mail, return receipt requested), overnight prepaid courier, telex, telecopier or hand delivery:

           (a) If to the Grantor, to its address at 3120 Lake Center Drive Santa Ana, California 92704, Attention: Coy Baugh (telecopy no. 415-503-5081) or at such other address as shall be designated by it in a written notice to the Collateral Trustees;

           (b) If to the Corporate Trustee, at Rodney Square North, 1100 North Market St., Wilmington, DE 19890, Attention: Corporate Trust Division, or at such other address as shall be designated by it in a written notice to the Grantor and each Representative, with a copy to the Individual Trustee, at 1100 North Market St. Rodney Square North Wilmington, DE 19890, Attention: Corporate Trust Division, or at such other address as shall be designated by him in a written notice to the Grantor and each Representative; provided that failure to send a copy of any notice to the Individual Trustee shall not render any notice to the Collateral Trustees ineffective; and

           (c) If to any Representative, to it at the address specified from time to time in the list provided by the Grantor to the Collateral Trustees pursuant to Section 6.02 with copies to whomever (other than the Grantor) is specified by the Grantor pursuant to Section 6.02 as a Person to whom notice must be sent under the Secured Agreements, provided that in the case that no address is known for a Representative, notice shall be given to it in the manner specified by the related Secured Agreement, and, in the absence of any such specified means of giving notice, by such notice in the national edition of The Wall Street Journal or as the Collateral Trustees shall determine to be reasonable. For purposes of notice by publication, one notice is sufficient and shall be deemed made on the date of its publication.

All such notices, requests, demands and communications shall be deemed to have been duly given or made, (i) when delivered by hand, (ii) five Business Days after being deposited in the mail, postage prepaid, (iii) the next Business Day if delivered by an overnight prepaid courier, (iv) when telexed with answerback received, (v) when telecopied or (vi) when published in The Wall Street Journal or such other publication; provided, however, that any notice, request, demand or other communication to the Collateral Trustees shall not be effective until received by the Corporate Trustee and, provided, further, that any notice to the Collateral Trustees from the Grantor shall be signed by an Authorized Officer, unless otherwise specifically set forth herein.

           Section 9.04 Headings. Section, subsection and other headings used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

           Section 9.05 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

           Section 9.06 Treatment of Payee or Indorsee by Trustees. (a) The Collateral Trustees may treat the registered Secured Holder of any registered note, and the payee or



                                     D-3-27
indorsee of any note or debenture which is not registered, as the absolute owner thereof for all purposes hereunder and shall not be affected by any notice to the contrary, whether such promissory note or debenture shall be past due or not.

           (b) Any person, firm, corporation or other entity which shall be designated as the duly authorized representative of one or more Representatives to act as such in connection with any matters pertaining to this Agreement or any Shared Collateral Document or the Collateral shall present to the Collateral Trustees such documents, including, without limitation, opinions of counsel, as the Collateral Trustees may reasonably require, in order to demonstrate to the Collateral Trustees the authority of such person, firm, corporation or other entity to act as the representative of such Representatives.

           Section 9.07 Dealings with the Grantor. Upon any application or demand by the Grantor to the Collateral Trustees to take or permit any action under any of the provisions of this Agreement, the Grantor shall (unless otherwise waived by the Collateral Trustees in writing) furnish to the Collateral Trustees a certificate signed by an Authorized Officer stating that all conditions precedent, if any, provided for in this Agreement relating to the proposed action have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Agreement relating to such particular application or demand, no additional certificate need be furnished.

           Section 9.08 Claims. This Agreement is made for the benefit of the Representatives on behalf of the Secured Holders, and the Representatives may from time to time enforce their rights as explicit beneficiaries hereunder.

           Section 9.09 Binding Effect. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and shall inure to the benefit of the Representatives on behalf of the Secured Holders and their respective successors and assigns and nothing herein or in any Shared Collateral Document is intended or shall be construed to give any other Person any right, remedy or claim under, to or in respect of this Agreement, any Shared Collateral Document, the Collateral, the Collateral Account or the Collateral Trust Estate or any part thereof.

           Section 9.10 Governing Law. The provisions of this Agreement creating a trust for the benefit of the Representatives on behalf of the Secured Holders and setting forth the rights, duties, obligations and responsibilities of the Collateral Trustees hereunder shall be governed by and construed in accordance with the laws of the State of Delaware, so long as Wilmington Trust Company shall serve as Corporate Trustee hereunder. In all other respects, including, without limitation, all matters governed by the Uniform Commercial Code, and if Wilmington Trust Company shall cease to serve as Corporate Trustee hereunder, this Agreement shall be governed by and construed in accordance with the laws of the State of New York, except as otherwise required by mandatory provisions of law.

           Section 9.11 Effectiveness. This Agreement shall become effective on the execution and delivery hereof and shall remain in effect so long as the Collateral Trustees shall have any obligations hereunder.



                                     D-3-28

           Section 9.12 Reexecution of Agreement. This Agreement shall be reexecuted at any time and from time to time, at the request of the Required Representatives, with such changes in the form hereof (including, without limitation, changes on the cover page and adding supplemental signatures and notary statements) as may be necessary to comply with the filing or recording requirements of any jurisdiction where this Agreement is to be filed.

           Section 9.13 Effect on Credit Agreements. Nothing in this Agreement shall operate or be deemed to prevent any amendment, modification or waiver of the Credit Agreement or other Loan Documents (as defined in the Credit Agreement) by the parties thereto in accordance with the terms thereof.

           Section 9.14 Counterparts. This Agreement may be executed in separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.




                                     D-3-29

           IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.



Corporate Trustee:                 WILMINGTON TRUST COMPANY, not in its
                                   individual capacity, but solely as Corporate
                                   Trustee

                                   By:
                                       ----------------------------------------
                                       Title:



Individual Trustee:                --------------------------------------------
                                   David A. Vanaskey, not in his individual capacity, but solely as Individual Trustee



                                   PACIFICARE HEALTH PLAN ADMINISTRATORS, INC., an Indiana corporation, as Grantor

                                   By:
                                       ----------------------------------------
                                       Title:



                                     D-3-31

                                                                EXHIBIT E TO THE
                                                            AMENDED AND RESTATED

                                                                CREDIT AGREEMENT


                          FORM OF SOLVENCY CERTIFICATE


           [Name of Loan Party], a ______________ corporation (the "Company"), hereby certifies that the person executing this Solvency Certificate, ________, is Treasurer or Chief Financial Officer of the Company and that such officer is duly authorized to execute this Solvency Certificate, which is hereby delivered on behalf of the Company pursuant to Section 3.01(a)(ix) of the Amended and Restated Credit Agreement dated as of __________, 2001 (said Agreement, as it may hereafter be amended, amended and restated, supplemented or otherwise modified from time to time, being the "Credit Agreement"; the terms defined therein and not otherwise defined herein being used herein as therein defined), among [the Company] [PacifiCare Health Systems, Inc., a Delaware corporation, as "Borrower"], the Lender Parties thereto and Bank of America, N.A., as Administrative Agent.

           The Company further certifies that such officer is generally familiar with the properties, businesses and assets of the Company and its Subsidiaries and has carefully reviewed the Loan Documents and the contents of this Solvency Certificate and in connection herewith, has reviewed such other documentation and information and has made such investigation and inquiries as the Company and such officer deem necessary and prudent therefor. The Company further certifies that the financial information and assumptions that underlie and form the basis for the representations made in this Solvency Certificate were reasonable when made and were made in good faith and continue to be reasonable as of the date hereof.

           On the date hereof, the [Company][Borrower] intends to borrow up to $800,000,000 under the Credit Agreement. The [Company][Borrower] will apply the proceeds from such Borrowings under the Credit Agreement to finance the Transaction, to pay transaction fees and expenses incurred in connection therewith, to provide funds for general corporate purposes and to provide working capital for the [Company][Borrower] and its Subsidiaries.

           To secure, among other things, the payment of the Obligations of the [Borrower] [Company] under the Loan Documents, each Subsidiary Guarantor is guaranteeing the obligations of the [Borrower] [Company] under the Loan Documents and the Loan Parties are granting a security interest in certain Collateral pursuant to the Collateral Documents.

           The Company understands that the Administrative Agent, the Lender Parties and the Issuing Bank are relying on the truth and accuracy of this Solvency Certificate in connection with the transactions contemplated in the Loan Documents.

           The Company hereby further certifies that:

           1. The Company has reviewed the projected Consolidated balance sheet and the related income statement and statement of cash flows of the [Borrower][Company] and its Subsidiaries prepared by its management, including projected Consolidated financial statements and forecasts relating to income statements of [the Borrower][the Company] on an annual basis for the fiscal years of the [Borrower] [Company] ending on March 31, 2000 through the fiscal year ending _________ (collectively, the "Projected Financial Statements"), which were prepared in good faith on the basis of the assumptions stated therein, which assumptions were and are reasonable in light of conditions existing on the date hereof and represent the Company's reasonable best estimate of its expected future financial performance based upon the assumptions set forth in such forecast. On the date hereof, after giving effect to the consummation of the transactions contemplated by the Credit Agreement and the other Loan Documents, the fair value of the property of the Company is greater than the total amount of liabilities (including contingent, subordinated, absolute, fixed, matured or unmatured and liquidated or unliquidated liabilities) of the Company.

           2. On the date hereof, after giving effect to the consummation of the transactions contemplated by the Credit Agreement and the other Loan Documents, the present fair saleable value of the assets of the Company exceeds the amount that will be required to pay the probable liabilities of the Company on its debts as they become absolute and matured.

           3. On the date hereof, after giving effect to the consummation of the transactions contemplated by the Credit Agreement and the other Loan Documents, the Company does not have an unreasonably small capital with which to engage in its anticipated businesses; in reaching this conclusion, the Company understands that "unreasonably small capital" depends upon the nature of the particular business or businesses conducted or to be conducted, and the Company has reached its conclusions based on the needs and anticipated needs for capital of the business conducted or anticipated to be conducted by the Company.

           4. The Company does not intend or believe that it will incur debts and liabilities that will be beyond its ability to pay or refinance such debts or liabilities as they mature.

           5. The Company does not intend, in consummating the transactions contemplated by the Credit Agreement and the other Loan Documents, to hinder, delay or defraud either present or future creditors or any other Person to which the Company is or will become on or after the date hereof, indebted.

           6. In reaching the conclusions set forth in this Solvency Certificate, the Company has considered, among other things:

           (a) the cash and other current assets of the Borrower reflected in the ______, 2001 Consolidated balance sheet of the Borrower and its Consolidated Subsidiaries;

           (b) all contingent liabilities of the Company, including without limitation, any claims arising out of, pending or, to the best knowledge of the undersigned, threatened litigation against the Company, and in so doing, the Company has computed the amount of each such contingent liability as the amount that, in light of all the facts and circumstances existing on the date hereof, represents the amount that can reasonably be expected to become an actual or matured liability;

           (c) all obligations and liabilities of the Company, whether matured or unmatured, liquidated or unliquidated, disputed or undisputed, secured or unsecured, subordinated, absolute, fixed or contingent, including, among other things, claims arising out of, pending, or to the best knowledge of the undersigned, threatened litigation against the Company, and in so doing, the Company has computed the amount of each such contingent liability as the amount that, in light of all the facts and circumstances existing on the date hereof, represents the amount that can reasonably be expected to become an actual or matured liability;

           (d) historical and anticipated growth in the sales volume of the Company and in the income stream generated by the Company as reflected in, among other things, the cash flow statements delivered as part of the Projected Financial Statements;

           (e) the customary terms of the trade payables of the Company;

           (f) the amount of the credit extended by and to customers of the Company;

           (g) the amortization requirements of the Credit Agreement and the anticipated interest payable on the Advances under the Credit Agreement;

           (h) the level of capital customarily maintained by the Company and other entities engaged in the same or similar business as the business of the Company; and

           (i) the Projected Financial Statements.

           Delivery of an executed counterpart of a signature page to this Solvency Certificate by telecopier shall be effective as delivery of a manually executed counterpart of this Solvency Certificate.

           IN WITNESS WHEREOF, the officer referred to above has executed this Solvency Certificate in his corporate capacity and on behalf of the Company this __ day of _______________.


                                         [NAME OF LOAN PARTY]

                                         By
                                            ------------------------------
                                            Name:
                                            Title:

                                                                EXHIBIT F TO THE
                                           AMENDED AND RESTATED CREDIT AGREEMENT


                                    OPINIONS


        1. Each Loan Party (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed and (c) has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted.

        2. The execution, delivery and performance by each Loan Party of the Credit Agreement, the Notes and each other Loan Document and each Related Document to which it is a party, and the consummation of the Refinancing and the other transactions contemplated by the Credit Agreement are within such Loan Party's corporate or limited liability company powers, have been duly authorized by all necessary corporate or limited liability company action, and do not (a) contravene such Loan Party's charter or bylaws or operating agreement, as applicable, (b) violate any law (including, without limitation, the Securities Exchange Act of 1934 and the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of
                1970), rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System) or any order, writ, judgment, injunction, decree, determination or award listed in the Certificates**, (c) conflict with or result in the breach of, or constitute a default under, any agreement or instrument listed in the Certificates or (d) except for the Liens created by the Collateral Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any Loan Party or any of its Subsidiaries.


-----------------

** The "Certificates" are certificates from the chief financial officer of each Loan Party, dated the date of the opinion, certifying that the documents listed therein are all of the indentures, loan or credit agreements, leases, guarantees, mortgages, security agreements, bonds, notes and other agreements or instruments, and all of the orders, writs, judgments, injunctions, decrees, determinations and awards, that affect or purport to affect the obligations of such Loan Party or any of its Subsidiaries under any Loan Document or any Related Document or the right of such Loan Party or any of its Subsidiaries to borrow money, to guarantee the obligations of other Persons, to create Liens on its property or to consummate the transactions contemplated by the Loan Documents and the Related Documents.

        3. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body, or any third party that is party to any of the agreements and instruments listed in the Certificates, is required for (a) the due execution, delivery, recordation, filing or performance by any Loan Party of the Credit Agreement, the Notes, any other Loan Documents or any Related Document to which it is a party, or for the consummation of the Refinancing or the other transactions contemplated thereby, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (c) the perfection or maintenance of the Liens created by the Collateral Documents (including the first priority nature thereof), or (d) the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for (i) in the case of clause (a) above, the authorizations, approvals, actions, notices and filings listed on Schedule __ to the Credit Agreement, all of which have been duly obtained, taken, given or made and are in full force and effect, (ii) in the case of the Security Collateral, as may be required in connection with any disposition of any portion of the Security Collateral by laws affecting the offering and sale of securities generally and
                (iii) in the case of clauses (b), (c) and (d) above, the matters referred to in paragraph 6 below. All applicable waiting periods in connection with the Refinancing or the other transactions contemplated by the Credit Agreement have expired without any action having been taken by any competent authority restraining, preventing or imposing materially adverse conditions upon the rights of the Loan Parties or their Subsidiaries freely to transfer or otherwise dispose of, or to create any Lien on, any properties now owned or hereafter acquired by any of them.

        4. The Credit Agreement, each of the Notes, each other Loan Document and each Related Document has been duly executed and delivered by each Loan Party party thereto. Each of the Credit Agreement, the Notes, each other Loan Document and each Related Document is the legal, valid and binding obligation of each Loan Party party thereto, enforceable against such Loan Party in accordance with its terms.

        5. To the best of our knowledge, there is no action, suit, investigation, litigation or proceeding affecting any Loan Party or any of its Subsidiaries pending or threatened before any court, governmental agency or arbitrator that (a) would be reasonably likely to have a material adverse effect on the business, condition (financial or otherwise), operations, performance, properties or prospects of any Loan Party or any of its Subsidiaries or (b) purports to affect the legality, validity or enforceability of the Credit Agreement, any Note, any other Loan Documents or any Related Document or the consummation of the Refinancing or the other transactions contemplated by the Credit Agreement.

        6. The Security Agreement creates a valid security interest in the Collateral to the extent the UCC is applicable thereto, securing payment of the Secured Obligations referred to in the Security Agreement. The Financing Statements are in appropriate form and have been duly filed pursuant to the UCC, resulting in the perfection of such security interest in the Equipment and Inventory located in the State of _____ and in the Receivables and Agreement Collateral. The Administrative Agent's having possession of the certificates representing the Pledged Shares (as defined in the Security Agreement) and the instruments representing the Pledged Debt (as defined in the Security Agreement) delivered to the Administrative Agent today results in the perfection of such security interest in such Security Collateral (as defined in the Security Agreement), free of any adverse claim. All of such Pledged Shares have been validly issued and are fully paid and non-assessable.

        7. The security interests referred to in paragraph 6 above are first priority.

        8. Neither any Loan Party nor any of its Subsidiaries is an "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

                                                                EXHIBIT G TO THE
                                                            AMENDED AND RESTATED
                                                                CREDIT AGREEMENT


                     FORM OF SUBSIDIARY GUARANTY SUPPLEMENT

                                                              ____________, ____


Bank of America, N.A., as Administrative Agent
[Address of Administrative Agent]

Attention:  _________

      Amended and Restated Credit Agreement dated as of _________ __, 2001 among PacifiCare Health Systems, Inc., a Delaware corporation (the
       "BORROWER"), the Lender Parties party to the Amended and Restated
      Credit Agreement, Bank of America, N.A., as Collateral Agent, and as
                              Administrative Agent


Ladies and Gentlemen:

           Reference is made to the above-captioned Amended and Restated Credit Agreement and to the Subsidiary Guaranty referred to therein (such Subsidiary Guaranty, as in effect on the date hereof and as it may hereafter be amended, amended and restated, supplemented or otherwise modified from time to time, together with this Subsidiary Guaranty Supplement, being the "SUBSIDIARY GUARANTY"). The capitalized terms defined in the Subsidiary Guaranty or in the Amended and Restated Credit Agreement and not otherwise defined herein are used herein as therein defined.

           Section 1. Guaranty; Limitation of Liability. (a) The undersigned hereby absolutely, unconditionally and irrevocably guarantees the punctual payment when due, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise, of all Obligations of each other Loan Party now or hereafter existing under or in respect of the Loan Documents (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing Obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, premium, fees, indemnities, contract causes of action, costs, expenses or otherwise (such Obligations being the "GUARANTEED OBLIGATIONS"), and agrees to pay any and all expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by the Administrative Agent or any other Secured Party in enforcing any rights under this Subsidiary Guaranty Supplement, the Subsidiary Guaranty or any other Loan Document. Without limiting the generality of the foregoing, the undersigned's liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any other Loan Party to any Secured Party under or in respect of the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such other Loan Party.

           (b) The undersigned, and by its acceptance of this Subsidiary Guaranty Supplement, the Administrative Agent and each other Secured Party, hereby confirms that it is the intention of all such Persons that this Subsidiary Guaranty Supplement, the Subsidiary Guaranty and the Obligations of the undersigned hereunder and thereunder not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Subsidiary Guaranty Supplement, the Subsidiary Guaranty and the Obligations of the undersigned hereunder and thereunder. To effectuate the foregoing intention, the Administrative Agent, the other Secured Parties and the undersigned hereby irrevocably agree that the Obligations of the undersigned under this Subsidiary Guaranty Supplement and the Subsidiary Guaranty at any time shall be limited to the maximum amount as will result in the Obligations of the undersigned under this Subsidiary Guaranty Supplement and the Subsidiary Guaranty not constituting a fraudulent transfer or conveyance. In addition, at any time that there is Debt outstanding in respect of the 7% Senior Notes, the obligations of the PHPA Subsidiary Guarantors, taken as a whole, under this Subsidiary Guaranty Supplement at any time, shall be limited to the maximum amount from time to time permitted by the terms and conditions of the 7% Senior Notes.

           (c) The undersigned hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to any Secured Party under this Subsidiary Guaranty Supplement, the Subsidiary Guaranty or any other guaranty, the undersigned will contribute, to the maximum extent permitted by applicable law, such amounts to each other Subsidiary Guarantor and each other guarantor so as to maximize the aggregate amount paid to the Secured Parties under or in respect of the Loan Documents.

           Section 2. Obligations Under the Guaranty. The undersigned hereby agrees, as of the date first above written, to be bound as a Subsidiary Guarantor by all of the terms and conditions of the Subsidiary Guaranty to the same extent as each of the other Subsidiary Guarantors thereunder. The undersigned further agrees, as of the date first above written, that each reference in the Subsidiary Guaranty to an "ADDITIONAL GUARANTOR", an "ADDITIONAL SUBSIDIARY GUARANTOR" or a "GUARANTOR" shall also mean and be a reference to the undersigned, and each reference in any other Loan Document to a "SUBSIDIARY GUARANTOR" or a "LOAN PARTY" shall also mean and be a reference to the undersigned.

           Section 3. Representations and Warranties. The undersigned hereby makes each representation and warranty made in the Loan Documents by the Borrower with respect to such Subsidiary Guarantor and each Subsidiary Guarantor hereby further represents and warrants as follows:

           (a) There are no conditions precedent to the effectiveness of this Subsidiary Guaranty Supplement that have not been satisfied or waived.

           (b) Such Subsidiary Guarantor has, independently and without reliance upon any Secured Party and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Subsidiary Guaranty Supplement and each other Loan Document to which it is or is to be a party, and such Subsidiary Guarantor has established adequate means of obtaining from each other Loan Party on a continuing basis information pertaining to, and is now and on a continuing basis will be completely familiar with, the business, condition (financial or otherwise), operations, performance, properties and prospects of such other Loan Party.

           Section 4. Delivery by Telecopier. Delivery of an executed counterpart of a signature page to this Subsidiary Guaranty Supplement by telecopier shall be effective as delivery of an original executed counterpart of this Subsidiary Guaranty Supplement.

           Section 5. Governing Law; Jurisdiction; Waiver of Jury Trial, Etc. This Subsidiary Guaranty Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

           (a) The undersigned hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or any federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Subsidiary Guaranty Supplement, the Subsidiary Guaranty or any of the other Loan Documents to which it is or is to be a party, or for recognition or enforcement of any judgment, and the undersigned hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. The undersigned agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Subsidiary Guaranty Supplement or the Subsidiary Guaranty or any other Loan Document shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Subsidiary Guaranty Supplement, the Subsidiary Guaranty or any of the other Loan Documents to which it is or is to be a party in the courts of any other jurisdiction.

           (b) The undersigned irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Subsidiary Guaranty Supplement, the Subsidiary Guaranty or any of the other Loan Documents to which it is or is to be a party in any New York State or federal court. The undersigned hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court.

           (c) THE UNDERSIGNED HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS, THE ADVANCES OR THE ACTIONS OF ANY SECURED PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

                                    Very truly yours,

                                    [NAME OF ADDITIONAL SUBSIDIARY GUARANTOR]

                                    By
                                       ----------------------------------------
                                       Title:

                                                                EXHIBIT H TO THE
                                                            AMENDED AND RESTATED
                                                                CREDIT AGREEMENT


        TERMS AND CONDITIONS FOR HIGH YIELD/ CONVERTIBLE DEBT SECURITIES

                                     PART I

           Terms used herein but not defined herein shall have the meanings provided for such terms in the Credit Agreement.

           1. The high yield or convertible debt securities (the "NOTES") shall mature no earlier than seven years from the date of issuance (the "MATURITY DATE").

           2. There shall be no amortization payments or mandatory sinking fund payments or similar payments with respect to the Notes prior to the Maturity Date.

           3. The rate of interest payable in respect of the Notes shall be a market rate, but in no event shall the stated coupon be greater than 12%.

           4. The Notes shall be unsecured.

           5. None of the basket amounts set forth in the Covenants section of
Part II shall be decreased.

           6. The indenture for the Notes shall not contain any financial maintenance covenants.

           7. A Default or Event of Default under the Credit Agreement shall not be a default or event of default under the indenture for the Notes until such time as all amounts payable under the Credit Agreement shall become immediately due and payable in accordance with Section 6.01.

           8. None of the minimum threshold amounts or cure periods provided for in the Event of Default section of Part II shall be decreased or lowered.



                                     PART II

[Insert Description of Notes]


                                      H-1